      As filed with the Securities and Exchange Commission on May 3, 2002
                                                    Registration No. 333-

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------

                                   FORM SB-2
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                        CRESCENT FINANCIAL CORPORATION
                (Name of small business issuer in its charter)

      North Carolina                 6712                   56-2259050
 (State or Jurisdiction of     (Primary Standard           (IRS Employer
       Organization)           Industrial Code)         Identification No.)

                             1005 High House Road
                          Cary, North Carolina 27513
                                (919) 460-7770
         (Address and telephone number of principal executive offices)

                               -----------------

                         Michael G. Carlton, President
                             1005 High House Road
                          Cary, North Carolina 27513
                                (919) 460-7770
           (Name, address and telephone number of agent for service)

                               -----------------

                                  Copies to:

              Anthony Gaeta, Jr., Esq.   Wayne A. Whitham, Jr.,
                Todd H. Eveson, Esq.              Esq.
               Gaeta & Glesener, P.A.   Williams, Mullen, Clark &
               808 Salem Woods Drive,            Dobbins
                      Suite 201             Two James Center
                  Raleigh, NC 27615      1021 East Cary Street,
                   (919) 845-2558              17th Floor
                                           Richmond, VA 23219
                                             (804) 783-6473
   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               -----------------

                        CALCULATION OF REGISTRATION FEE

================================================================================

                                           Proposed maximum Proposed maximum   Amount of
  Title of each class of     Amount to be   offering price      aggregate     registration
securities to be registered  registered(1)   per share(1)   offering price(1)   fee (2)
------------------------------------------------------------------------------------------
Common Stock $1.00 par value    145,000(3)      $9.25          $1,341,250         $124
------------------------------------------------------------------------------------------
Common Stock $1.00 par value    545,000(4)      $10.25         $5,586,250         $514
------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) For purposes of illustration only.
(2) Calculation based on Rule 457(c) and (e).
(3) These shares are to be registered for issuance to shareholders of record as of the record date who choose to exercise their right to subscribe for one new share of common stock for each ten shares then owned by the shareholder.
(4) These shares will be offered to the public immediately following the expiration of the rights offering.

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               EXPLANATORY NOTE

   THIS REGISTRATION STATEMENT CONTAINS TWO PROSPECTUSES. THE FIRST PROSPECTUS RELATES TO THE REGISTRATION OF 145,000 COMMON SHARES OF THE REGISTRANT THAT MAY BE ISSUED TO SHAREHOLDERS OF RECORD AS OF THE RECORD DATE WHO CHOOSE TO EXERCISE THEIR RIGHT TO PURCHASE ONE NEW SHARE FOR EACH TEN SHARES OF COMMON STOCK THEN OWNED BY THE SHAREHOLDER. THIS RIGHTS OFFERING IS DESCRIBED IN THE FIRST PROSPECTUS UNDER THE CAPTION "THE RIGHTS OFFERING." THE SECOND PROSPECTUS RELATES TO THE REGISTRATION OF 455,000 ADDITIONAL COMMON SHARES OF THE REGISTRANT, TOGETHER WITH ANY PORTION OF THE COMMON SHARES OFFERED PURSUANT TO THE RIGHTS OFFERING FOR WHICH THE REGISTRANT'S SHAREHOLDERS DO NOT SUBSCRIBE, THAT WILL OFFERED TO THE PUBLIC IMMEDIATELY UPON THE COMPLETION OF THE RIGHTS OFFERING.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

        PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED MAY 3, 2002

                                145,000 Shares

[LOGO]
                                    CRESCENT
                             FINANCIAL CORPORATION

                                 Common Stock

                               -----------------

   We are offering 145,000 shares of our common stock to our shareholders in a rights offering. We are the bank holding company for Crescent State Bank, a North Carolina bank headquartered in Cary, North Carolina.

   The shares are being offered to our shareholders of record on the close of business on May 3, 2002. The rights offering price is $9.25 per share. Each shareholder has the right to purchase one share for each ten shares of common stock beneficially owned on May 3, 2002. If our shareholders do not subscribe for all 145,000 shares offered in the rights offering we will permit shareholders to oversubscribe. The rights offering will expire at 5:00 P.M.
local time on       , 2002.

   Any unsubscribed shares, plus an additional 455,000 shares of our common stock, will be offered in a public offering on a best efforts basis by McKinnon & Company, Inc. as our underwriter at a price currently anticipated to be between $9.25 and $10.25 per share. If this price exceeds $9.25 per share, shareholders who are subscribing for shares will not pay more than $9.25 per share. If this price is less than $9.25 per share, shareholders who subscribe in the rights offering will receive a rebate, without interest, within ten days of the closing of the offerings for the difference between $9.25 and the public offering price. Because the public offering is a best efforts offering, our underwriter is not required to sell any specific number or dollar amount of shares, but will use its best efforts to sell all the shares offered. We reserve the right to increase the total number of shares offered in the public offering by not more than 90,000 shares. The offerings are not contingent upon the occurrence of any event or the sale of a minimum or maximum number of
shares. The public offering is expected to terminate on or about       , 2002.

   Certain of our directors and executive officers have indicated that they presently intend to purchase shares of common stock in the offerings, although the exact number of such purchases has not been determined. None of the directors and executive officers have any obligations to purchase shares in the offerings.

   Our common stock is traded on the OTC Bulletin Board under the symbol "CRFN." We intend to apply to have our common stock qualified for listing on the Nasdaq SmallCap market under the symbol "CRFN," and intend to have such listing effective immediately after the closing. The bid price of our shares on
May   , 2002 was $       .

                               -----------------

   Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of the common stock or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

   The shares of common stock offered are not deposit accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

   Investing in our common stock involves risks. You should read the "Risk Factors" section beginning on page before buying shares of our common stock.

                               -----------------

================================================================================

                              Subscription    Proceeds to the
                            Offering Price(1)  Company(2)(3)
                  -------------------------------------------
                  Per Share      $9.25            $8.79
                  -------------------------------------------
                  Total(4).    $1,341,250       $1,274,750
                  -------------------------------------------

--------------------------------------------------------------------------------
(1) We have agreed to indemnify the underwriter against certain civil liabilities.
(2) Before deducting expenses payable by us for the offerings estimated at approximately $53,000.
(3) Assumes the payment of a financial advisory/standby fee of 1% of the aggregate sales price of all 145,000 rights offering shares.
(4) Assumes the sale of 145,000 rights offering shares to the shareholders at $9.25 per share.

   Subscribers' funds will be held by us in a non-interest bearing escrow account until the closing of the offerings. The offerings are not subject to the sale of any minimum number of shares. It is anticipated that delivery of the rights offering shares and the public offering shares will be made on or
about       , 2002.

                           McKinnon & Company, Inc.

                The date of this prospectus is           , 2002

                              [MAP APPEARS HERE]

                               OFFICE LOCATIONS


 Main Office               Cary Branch               Apex Branch
 1005 High House Road      1155 Kildaire Farm Road   303 South Salem Street
 Cary, NC                  Cary, NC                  Apex, NC
 (919) 460-7770            (919) 467-7400            (919) 303-7500

                           Clayton Branch
                           315 East Main Street
                           Clayton, NC
                           (919) 550-2050

                              PROSPECTUS SUMMARY

   You should read the following summary together with the more detailed business information and the financial statements and related notes that appear elsewhere in this prospectus. Market and industry data used in this prospectus are based on independent industry publications and other publicly available information.

   We have adjusted all share amounts and per share data relating to our common stock in this prospectus to reflect the stock splits effected in the form of a 10% stock dividend paid in 2000 and 12.5% dividends paid in both 2001 and 2002.

                        CRESCENT FINANCIAL CORPORATION

Who We Are

   Crescent Financial Corporation is a bank holding company formed in June 2001 to own all of the common stock of Crescent State Bank, a North Carolina-chartered bank that opened for business on December 31, 1998. Our primary market area is Wake and Johnston Counties in the Triangle area of North Carolina. The Research Triangle Park, one of the country's leading technology business centers, borders this market area. We are headquartered in Cary, North Carolina. Cary is the state's seventh largest city and adjoins Raleigh, the state capital.

   At this time, we conduct almost all of our business through Crescent State Bank, which is in the commercial banking business. At March 31, 2002, we had total assets of $127.9 million, total deposits of $111.9 million and stockholders' equity of $10.5 million.

   Since we opened we have accomplished the following:

  . Commenced operations on December 31, 1998 after raising $11.4 million in capital from approximately 1,150 local investors;

  . Began Crescent State Bank with modern, state-of-the-art technology, which allows our customers to bank and pay bills "on-line" as well as other advanced banking conveniences;

  . Opened four full service banking offices by year end 2000--three in Wake County and one in neighboring Johnston County;

  . Became profitable in the second quarter of 2001 and registered four consecutive quarters of increasing profitability since then;

  .   Reorganized into the bank holding company form of organization in June
      2001;

  . Implemented investment brokerage services through an agreement with Capital Investment Group, Raleigh, North Carolina, a licensed broker-dealer;

  . Implemented a strong credit culture, which, as of March 31, 2002, reflected nonperforming assets of $348,000 or 0.27% of total assets. On the same date, our allowance for loan losses was $1.3 million or 1.42% of total loans; and

  . Developed a local identity in the communities we serve by sponsoring a wide variety of civic and charitable events.

   Crescent State Bank is a member of the Federal Home Loan Bank of Atlanta and its deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation. The address of our principal executive office is 1005 High House Road, Cary, North Carolina 27513 and our telephone number is (919) 460-7770. The website for Crescent State Bank is www.crescentstatebank.com.

The Offerings

Securities Offered..........  We will offer 145,000 shares of our $1.00 par value common stock in a rights offering to our shareholders of record as of May 3, 2002, on the basis of one share of common stock for each ten shares of common stock then owned at a subscription price of $9.25. We will offer any of those 145,000 shares not subscribed for in the rights offering, together with 455,000 additional shares, to the public in the public offering. McKinnon & Company, Inc. will act as our underwriter in the public offering on a best efforts basis. To the extent that shares are available in the rights offering, shareholders will be permitted to oversubscribe. We reserve the right to increase by 90,000 shares the total number of shares offered in the public offering.

Shares Outstanding..........  As of March 31, 2002, we had 1,450,718 shares of common stock outstanding. Assuming the sale of all 600,000 shares in the offerings (and excluding the 90,000 additional shares we may offer to the public), we would have 2,050,718 shares of common stock outstanding upon the completion of the offerings. This number excludes 278,434 shares issuable upon exercise of outstanding options granted as of March 31, 2002, under our two option plans.

Record Date for Rights
  Offering..................  May 3, 2002

Transferability.............  The subscription rights are not transferable.

Oversubscription Privilege..  Shareholders who exercise their rights in full may oversubscribe for additional shares, if available. If oversubscriptions exceed the 145,000 shares available in the rights offering, the available shares will be allocated among the oversubscribers. This allocation will be based upon the ratio that the number of shares owned by the oversubscriber on the record date bears to the number of shares owned by all of the oversubscribers on the record date.

Effect of Public Offering     If the price of the shares sold to the public in
  Price on Subscription Price the public offering is less than $9.25 per share, subscribers in the rights offering will have the right to receive a rebate without interest within ten days following the closing of the rights offering equal to the difference between $9.25
                              (the rights offering subscription price) and the price to the public in the public offering.

Rebate of Portion of          If shareholders are entitled to a rebate of a
  Subscription Price........  portion of their subscription price, either because of oversubscription or because the public offering price is lower than the subscription price, rebates will be mailed to subscribers, without interest, within ten business days after the applicable event.

Effect on Rights Offering     We reserve the right not to proceed with the
  Should We Decide Not to     public offering in our sole discretion. If the
  Proceed with a Public       public offering does not proceed for any reason,
  Offering..................  the rights offering will close promptly after the decision not to proceed. Shareholders will not be entitled to cancel their subscription, or receive a rebate, if we elect not to proceed with the public offering.

Use of Proceeds.............  We will use the net proceeds from the offerings to increase our equity and for general corporate purposes, including future growth and expansion (potentially through acquisitions of branches or whole banks).

Nasdaq SmallCap Market......  Our common stock trades on the OTC Bulletin Board under the symbol "CRFN." We intend to apply to have our common stock listed on the Nasdaq SmallCap market under the symbol "CRFN."

Method of Exercising          Subscription rights may be exercised by delivery
  Subscription Rights.......  to us at 1005 High House Road, Cary North
                              Carolina 27513 on or prior to the expiration date
                              (    ), of the subscription agreement
                              accompanying this prospectus properly completed and with full payment for all shares subscribed for (including any oversubscription) by certified check, bank draft or money order payable to the order of Crescent Financial Corporation. We will hold in escrow all subscription payments received until the closing of the rights offering or until subscribers are entitled to a rebate as described above.

Summary Consolidated Financial Data

   You should read the summary consolidated financial and other data presented below in conjunction with our audited financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in this prospectus.

                                                 At or for the                At or for the
                                              Three Months Ended               Years Ended
                                                   March 31,                   December 31,
                                            ----------------------  ---------------------------------
                                               2002        2001        2001       2000        1999
                                            ----------  ----------  ---------- ----------  ----------
                                                  (Dollars in thousands, except per share data)
Summary of Operations
   Interest income......................... $    1,848  $    1,636  $    7,163 $    4,096  $    1,609
   Interest expense........................        674         830       3,401      1,786         573
                                            ----------  ----------  ---------- ----------  ----------
   Net interest income.....................      1,174         806       3,762      2,310       1,036
   Provision for loan losses...............        213         131         502        389         241
                                            ----------  ----------  ---------- ----------  ----------
   Net interest income after the provision
     for loan losses.......................        961         675       3,260      1,921         795
   Non-interest income.....................        160          81         489        164          71
   Non-interest expense....................        935         795       3,442      2,535       1,375
                                            ----------  ----------  ---------- ----------  ----------
   Income (loss) before income taxes.......        186         (39)        307       (450)       (509)
   Income taxes............................        (29)         --          --         --          --
                                            ----------  ----------  ---------- ----------  ----------
   Net income (loss)....................... $      215  $      (39) $      307 $     (450) $     (509)
                                            ==========  ==========  ========== ==========  ==========

Per Share and Shares
  Outstanding (2)(3)
   Net income (loss), basic and diluted.... $      .15  $     (.03) $     0.21 $    (0.31) $    (0.35)
   Cash dividends..........................                                 --         --          --
   Book value at end of period............. $     7.27  $     7.02  $     7.20 $     6.89  $     6.95
   Weighted average shares outstanding:
       basic...............................  1,450,718   1,450,718   1,450,718  1,450,718   1,450,718
       diluted.............................  1,479,638   1,450,718   1,450,718  1,450,718   1,450,718
   Shares outstanding at period end........  1,450,718   1,450,718   1,450,718  1,450,718   1,450,718

Balance Sheet Data
   Total assets............................ $  127,890  $  107,720  $  129,174 $   72,017  $   33,726
   Total investments (4)...................     29,024      43,159      37,991     20,092      13,256
   Total loans, net........................     92,230      57,800      79,458     47,839      18,294
   Total deposits..........................    111,913      97,260     113,155     61,699      23,469
   Borrowings..............................      5,000          --       5,000         --          --
   Stockholders' equity....................     10,549      10,180      10,450      9,994      10,088

                                                  At or for the          At or for the
                                               Three Months Ended         Years Ended
                                                    March 31,            December 31,
                                               -----------------  -----------------------
                                                 2002     2001     2001    2000     1999
                                                -----     -----   ------  ------   ------
                                               (Dollars in thousands, except per share data
Selected Performance Ratios
   Return on average assets (1)...............   .75%      (.18)%   0.31%  (0.91)%  (2.11)%
   Return on average stockholders' equity (1).  8.19%     (1.58)%   2.97%  (4.53)%  (4.86)%
   Net interest spread (1)(5).................  3.45%      3.08%    3.01%   3.46%    2.21%
   Net interest margin (1)(6).................  4.24%      4.12%    3.98%   4.89%    4.46%
   Non-interest income as a
     percentage of total revenue (7).......... 12.03%      9.99%   11.50%   6.63%    6.41%
   Non-interest income as a percentage
     of average assets (1)....................   .56%       .40%    0.50%   0.33%    0.29%
   Non-interest expense to average assets (1).  3.25%      3.90%    3.49%   5.14%    5.69%
   Efficiency ratio (8)....................... 70.09%     89.63%   80.97% 102.47%  124.21%
   Average stockholders' equity to
     average total assets.....................  9.13%     12.08%   10.47%  20.12%   43.33%

Asset Quality Ratios
   Net charge-offs to average
   loans outstanding..........................  0.00%      0.00%    0.03%   0.00%    0.00%
   Allowance for loan losses to
     period-end loans.........................  1.42%      1.30%    1.38%   1.30%    1.30%
   Allowance for loan losses to
     nonperforming loans......................  0.00%      0.00%  260.14%   0.00%    0.00%
   Nonperforming loans to period-end loans....  0.00%      0.00%    0.53%   0.00%    0.00%
   Nonperforming assets to total assets (9)...   .27%      0.00%    0.33%   0.00%    0.00%

Capital Ratios
   Total risk-based capital................... 11.14%     14.19%   10.67%  15.80%   48.09%
   Total tier 1 risk-based capital............  9.89%     13.18%   11.83%  16.80%   49.24%
   Leverage ratio.............................  9.01%     12.01%    8.87%  15.78%   30.39%
   Equity to assets ratio.....................  8.25%      9.45%    8.09%  13.88%   29.91%

--------
   (1) Three month data presented on annualized basis
   (2) Adjusted to reflect the effect of the stock splits effected in the form of a 10% stock dividend in 2000 and the 12.5% stock dividends in 2001 and 2002.
   (3) Computed based on the weighted average number of shares outstanding during each period.
   (4) Consists of interest-earning deposits, federal funds sold, investment securities and FHLB stock.
   (5) Net interest spread is the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities.
   (6) Net interest margin is net interest income divided by average interest earning assets.
   (7) Total revenue consists of net interest income and non-interest income.
   (8) Efficiency ratio is non-interest expense divided by the sum of net interest income and non-interest income.
   (9) Nonperforming assets consist of non-accrual loans, restructured loans, and foreclosed assets, where applicable.

                                 RISK FACTORS

   An investment in our common stock involves a number of risks. We urge you to read all of the information contained in this prospectus. In addition, we urge you to consider carefully the following factors before you purchase any of the shares offered by this prospectus.

We may not be able to maintain and manage our growth, which may adversely affect our results of operations and financial condition and the value of our common stock.

   As a strategy, we have sought to increase our size by aggressively pursuing business development opportunities, and we have grown rapidly since our incorporation. We can provide no assurance that we will continue to be successful in increasing the volume of loans and deposits at acceptable risk levels and upon acceptable terms, expanding our asset base to a targeted size and managing the costs and implementation risks associated with our growth strategy. There can be no assurance that our further expansion will be profitable or that we will continue to be able to sustain our historical rate of growth, either through internal growth or through successful expansion in the Triangle and contiguous markets, or that we will be able to maintain capital sufficient to support our continued growth. If we grow too quickly, however, and are not able to control costs and maintain asset quality, such rapid growth could adversely affect our financial performance.

Changes in interest rates affect our interest margins, which can adversely affect our profitability.

   We may not be able to effectively manage changes in interest rates that affect what we charge as interest on our earning assets and the expense we must pay on interest-bearing liabilities, which may significantly reduce our earnings. For example, the Federal Reserve cut interest rates eleven times during 2001. Since rates charged on our loans often tend to react to market conditions faster than do rates paid on our deposit accounts, these rate cuts have had a negative impact on our earnings until we could make appropriate adjustments in our deposit rates. Our net interest margin was adversely impacted during 2001 by the decrease in rates, decreasing to 3.98% from 4.89% in 2000. Fluctuations in interest rates are not predictable or controllable and, therefore, there can be no assurances of our ability to continue to maintain a consistent positive spread between the interest earned on our earning assets and the interest paid on our interest-bearing liabilities.

Our profitability depends significantly on economic conditions in our market area.

   Our success depends to a large degree on the general economic conditions in Wake County and adjoining markets, including the Research Triangle Park. The local economic conditions in this area have a significant impact on the loans that we make to our borrowers, the ability of our borrowers to repay these loans and the value of the collateral securing these loans. A significant decline in general economic conditions caused by inflation, recession, unemployment or other factors beyond our control would impact these local economic conditions and could negatively affect our financial condition and performance.

   In recent years, there has been a proliferation of technology and communications business in the Research Triangle Park. The current recession in those industries has had a significant adverse impact on a number of those businesses. While we do not have significant credit exposure to these businesses, the recession in these industries could have a negative impact on local economic conditions and real estate collateral values generally, which could negatively affect our profitability.

If we experience greater loan losses than anticipated, it will have an adverse effect on our net income and our ability to fund our growth strategy.

   While the risk of nonpayment of loans is inherent in banking, if we experience greater nonpayment levels than we anticipate, our earnings and overall financial condition, as well as the value of our common stock, could be adversely affected.

   We cannot assure you that our monitoring, procedures and policies will reduce certain lending risks or that our allowance for loan losses will be adequate to cover actual losses. In addition, as a result of the rapid growth in our loan portfolio, loan losses may be greater than management's estimates of the appropriate level for the allowance. Loan losses can cause insolvency and failure of a financial institution and, in such an event, our shareholders could lose their entire investment. In addition, future provisions for loan losses could materially and adversely affect our profitability. Any loan losses will reduce the loan loss allowance. A reduction in the loan loss allowance will be restored by an increase in our provision for loan losses. This would reduce our earnings which could have an adverse effect on our stock price.

New or acquired branch facilities and other facilities may not be profitable.

   We may not be able to correctly identify profitable locations for new branches and the costs to start up new branch facilities or to acquire existing branches, and the additional costs to operate these facilities, may increase our noninterest expense and decrease earnings in the short term. We last opened a new branch facility in 2000, but expect to further expand our branch network by opening additional new branch facilities in the near future. If branches of other banks become available for sale, we may acquire those branches. It may be difficult to adequately and profitably manage our growth through the establishment of these branches. In addition, we can provide no assurance that these branch sites will successfully attract enough deposits to offset the expenses of operating these branch sites. Any new or acquired branches will be subject to regulatory approval, and there can be no assurance that we will succeed in securing such approvals.

We depend on the services of key personnel. We cannot be certain that we will be able to retain such personnel or hire replacements, and a loss of any of those personnel could disrupt our operations and result in reduced earnings.

   We are a customer-focused and relationship-driven organization. We expect our future growth to be driven in a large part on the relationships maintained with our customers by our executive and other officers. We have entered into an employment agreement with Michael G. Carlton, President and Chief Executive Officer and other officers, but the existence of such agreements does not assure that we will be able to retain their services. The unexpected loss of services of Mr. Carlton or other key employees could have a material adverse effect on our operations and possibly result in reduced revenues and earnings.

There is a limited trading market for our common stock, and this may limit resales.

   Our common stock is currently traded on the OTC Bulletin Board under the symbol "CRFN." There is no assurance that you will be able to resell your shares of common stock for an aggregate amount per share that is equal to or more than the price in the offering should you need to liquidate your investment. Before purchasing, you should consider the limited trading market for the shares and be financially prepared and able to hold your shares for an indefinite period. We intend to apply to have the common stock listed for trading on the Nasdaq SmallCap market. There can be no assurance that the common stock will be accepted for trading on the Nasdaq SmallCap market.

   Although under no obligation to do so, McKinnon & Company has advised us that it intends to make a market in the common stock following the completion of the offerings. Making a market involves maintaining bid and ask quotations and being able, as principal, to effect transactions in reasonable quantities at those prices, subject to securities laws and regulatory constraints. Additionally, the development of a liquid public market depends on the existence of willing buyers and sellers, the presence of which is not within our control. The number of active buyers and sellers of our securities at any particular time may be limited. Under such circumstances, you could have difficulty disposing of your shares on short notice. You should not view the common stock as a short term investment. There can be no assurance that an active and liquid trading market will develop for the common stock.

We do not plan to pay cash dividends in the immediate, foreseeable future.

   We do not expect to pay cash dividends on our common stock in the foreseeable future. You should not buy shares in this offering if you need dividend income from this investment. Our ability to declare and pay cash dividends will be dependent upon, among other things, restrictions imposed by the reserve and capital requirements of North Carolina and federal banking regulations, our income and financial condition, tax considerations, and general business conditions. Therefore, investors should not purchase shares with a view for a current return on their investment in the form of cash dividends.

In order to be profitable, we must compete successfully with other financial institutions which have greater resources and capabilities than we do.

   The banking business in North Carolina in general, and in the Triangle in particular, is extremely competitive. Most of our competitors are larger and have greater resources than we do and have been in existence a longer period of time. We will have to overcome historical bank-customer relationships to attract customers away from our competition. We compete with the following types of institutions:

                   .   other                .   securities
                       commercial banks         brokerage firms
                   .   savings banks        .   mortgage brokers
                   .   thrifts              .   insurance companies
                   .   credit unions        .   mutual funds
                   .   consumer             .   trust companies
                       finance
                       companies

   Some of our competitors are not regulated as extensively as we are and, therefore, may have greater flexibility in competing for business. Some of these competitors are subject to similar regulation but have the advantages of larger established customer bases, higher lending limits, extensive branch networks, numerous automated teller machines, greater advertising-marketing budgets or other factors.

   Our legal lending limit is determined by law. The size of the loans which we offer to our customers may be less than the size of the loans that larger competitors are able to offer. This limit may affect to some degree our success in establishing relationships with the larger businesses in our market. We satisfy loan requests in excess of our lending limit ($1.8 million at March 31, 2002) through the sale of participations in such loans to other banks. However, we cannot assure you that we will be able to attract or maintain customers seeking larger loans or that we will be able to sell participations in such loans on terms we consider favorable.

A substantial percentage of the proceeds from the offerings may be used to pay for the offerings' expenses.

   The rights offering and public offering are best efforts offerings. That is, we will use our best efforts to sell the common stock that we are offering in the rights offering, and the underwriter will use its best efforts to sell the common stock that we are offering in the public offering. As a result, there is no condition in either offering to sell any minimum number of shares or dollar amount. To the extent that we sell significantly less than the total number of shares that we are offering, you may be one of only a small number of investors in the offerings and a substantial percentage of the proceeds from the offerings may be used to pay for their expenses, and not for our general corporate purposes. For example, if we sell only 20% of the shares that we are offering in each offering, or 29,000 shares at a price of $9.25 per share in the rights offering and 91,000 shares at an assumed price of $9.75 per share in the public offering, we would have gross offering proceeds of $1,155,500. Under that scenario, we estimate that approximately 23.9% of that amount would be used to pay the underwriter's commission and estimated expenses of both offerings.

                              THE RIGHTS OFFERING

The Subscription Rights

   We are offering 145,000 common shares in a non-preemptive rights offering. Shareholders of record as of 5:00 p.m., local time on May 3, 2002 may buy one additional common share at a price of $9.25 per share for every ten common shares beneficially owned by them on that date. Fractional shares will not be sold, but shareholders may round any such fraction up to a full share. Shareholders also may subscribe for less than the maximum number of shares allocated to them.

The right to subscribe for shares offered in the rights offering will expire at
5:00 p.m. local time on           , 2002.

   Shareholders may oversubscribe for rights offering shares. To the extent that not all of the shares offered in the rights offering are sold through the basic subscription privilege, any excess shares will be allocated to those shareholders who have elected to oversubscribe. To the extent such excess shares are not sufficient to satisfy all oversubscriptions, we will allocate the excess shares among those persons oversubscribing. This allocation will be based upon the ratio that the number of common shares owned by the oversubscriber on the record date bears to the number of common shares owned by all of the oversubscribing shareholders on the record date.

Effect of Price of Shares Offered in the Public Offering on Price of Shares in the Rights Offering

   If the public offering price is less than $9.25 per share, subscribers in the rights offering will have the right to receive a rebate, without interest, within ten days following the closing of the offerings equal to the difference between $9.25 and the public offering price.

Effect of Decision Not to Proceed with Public Offering

   We reserve the right not to proceed with the public offering for any reason in our sole discretion. If the public offering does not proceed for any reason, the rights offering will close promptly after the decision not to proceed. Shareholders who subscribe for rights offering shares will not be entitled to cancel their subscription, or to a rebate, if the public offering does not proceed.

Termination of Rights Offering

   The rights offering to shareholders will terminate at 5:00 p.m. local time
on         , 2002. Neither the rights offering nor the public offering is contingent upon the occurrence of any event, including consummation of the public offering or the sale of a minimum number of shares. Funds received by us from shareholders in the rights offering will be deposited with and held by us in a noninterest bearing escrow account until the simultaneous closing of both the rights offering and the public offering. We do not intend to return the funds of purchasers if fewer than all of the shares offered under the rights offering or the public offering are sold.

   All shares offered in the rights offering that are unsubscribed for at 5:00
p.m. local time on       , plus an additional 455,000 shares, will be offered
for sale to the public in the public offering on a best efforts basis by McKinnon & Company, Inc., as our selling agent. There can be no assurance that any of the shares will be sold in the rights offering or the public offering. See "Plan of Distribution."

Determination of Offering Price

   We determined the subscription price of the shares offered in the rights offering after consultation with McKinnon & Company, Inc. Among the factors we considered in determining the subscription price were our history and prospects, our past and present earnings and trends of such earnings, our prospects for future earnings, our current performance and prospects of our segment of the banking industry, the general condition of the securities market at the time of the rights offering and the prices of equity securities of comparable companies.

Method of Subscribing

   To subscribe for rights offering shares, shareholders should complete and sign the subscription agreement accompanying this prospectus and deliver it, together with payment in full of the entire purchase price (in United States dollars) by certified check, bank draft or money order payable to the order of "Crescent Financial Corporation," to:

                        Crescent Financial Corporation
                             1005 High House Road
                          Cary, North Carolina 27513
                           Attention: Bruce W. Elder
                           Telephone: (919) 460-7770

   SUBSCRIPTION AGREEMENTS AND FULL PAYMENT FOR RIGHTS OFFERING SHARES SUBSCRIBED FOR BY SHAREHOLDERS MUST BE RECEIVED BY US PRIOR TO 5:00 P.M. LOCAL
TIME ON           , 2002 OR SUBSCRIBING SHAREHOLDERS WILL FORFEIT THEIR RIGHT
TO PURCHASE RIGHTS OFFERING SHARES IN THIS RIGHTS OFFERING.

   All issues with respect to the validity, form and eligibility of the exercise of any rights will be resolved solely by us. We, in our sole discretion, may waive any defect or irregularity, permit a defect or irregularity to be corrected within such time as we may determine, or reject the exercise of any rights. We will not deem any subscriptions to have been made until all irregularities have been waived or cured. We will not be under any duty to give notification of defects in any subscription and will not incur any liability for failure to give such notification. The risk of delivery of all documents and payment is on subscribers and not us. The subscription price will be deemed to have been received by us only upon clearance of any uncertified check or receipt of any certified check or bank draft drawn upon a U.S. bank or of any postal, telegraphic or express money order.

   Subscribers will have no rights as our shareholders with respect to the shares purchased in the rights offering until certificates representing the shares are issued to them. Subscribers will have no right to revoke their subscriptions after delivery of their subscription form to us.

                                USE OF PROCEEDS

   The following table sets forth the calculation of our net proceeds from the offerings at a price of $9.25 per share in the rights offering and an assumed price of $9.75 per share in the public offering and the anticipated use of these proceeds. Because we have not conditioned either offering on the sale of a minimum number of shares and since the public offering is a best efforts offering and there is no minimum number of shares to be sold, we are presenting this information assuming that we sell 10%, 50% and 100% of the shares of common stock that we are offering in each offering.

                                                 10%       50%        100%
                                               -------- ---------- ----------
  Gross offering proceeds from rights offering $134,125 $  670,625 $1,341,250
  Gross offering proceeds from public offering  443,625  2,218,125  4,436,250
  Aggregate gross offering proceeds........... $577,750 $2,888,750 $5,777,500
  Underwriter's commission....................   27,959    139,794    279,588
  Estimated expenses of the offering..........  219,763    219,763    219,763
                                               -------- ---------- ----------
  Net proceeds to us.......................... $330,028 $2,529,193 $5,278,150
                                               ======== ========== ==========
  Use of net proceeds:
     General corporate purposes............... $330,028 $2,529,193 $5,278,150
                                               ======== ========== ==========

   We will use the net proceeds from the offerings for general corporate purposes. That is, we will use all of the proceeds to provide additional equity capital to Crescent State Bank to support anticipated increases in our loans and deposits as our business grows. We have not otherwise made a specific allocation for the use of the net proceeds.

                                CAPITALIZATION

   The following table sets forth our consolidated capitalization as of March 31, 2002. You should read this information together with our consolidated financial statements and related notes, which are included elsewhere in this prospectus.

                                                                                         At March 31, 2002
                                                                                         -----------------
Indebtedness:
   Long-term debt (1)...................................................................    $ 5,000,000
Total indebtedness......................................................................      5,000,000
                                                                                            ===========
Stockholders' Equity:
   Preferred stock, 5,000,000 shares authorized, none outstanding.......................             --
   Common stock, $1.00 par value, 20,000,000 shares authorized, 1,450,718 shares issued
     and outstanding....................................................................      1,450,718
   Additional paid-in capital...........................................................      9,464,315
   Accumulated deficit..................................................................       (437,717)
   Accumulated other comprehensive income...............................................         71,404
                                                                                            -----------
       Total stockholders' equity.......................................................     10,548,720
                                                                                            -----------
          Total capitalization..........................................................    $15,548,720
                                                                                            ===========
CAPITAL RATIOS:
   Tier 1 leverage ratio(2).............................................................           9.01%
   Tier 1 risk-based capital ratio......................................................           9.89%
   Total risk-based capital ratio.......................................................          11.14%
   Ratio of equity to total assets......................................................           8.25%

--------
(1) Federal Home Loan Bank advances maturing more than one year from March 31, 2002.
(2) The leverage ratio is Tier 1 capital divided by average assets.

                                   DILUTION

Effect of the Offerings on Book Value

   At March 31, 2002, we had a net tangible book value of approximately $10.5 million, or $7.27 per share of common stock. Net tangible book value per share represents the amount of our stockholders' equity, less intangible assets, divided by the number of shares of common stock that are outstanding. Dilution per share to new investors in both the rights offering and the public offering represents the difference between the amount per share that these investors paid and the pro forma net tangible book value per share of common stock immediately after completion of both offerings.

   After giving effect to the sale by us of all 600,000 shares of common stock in both offerings at a price of $9.25 per share in the rights offering and an assumed price of $9.75 per share in the public offering, deducting estimated offering expenses, and giving effect to the application of the estimated net
proceeds described in the "Use of Proceeds" section on page   , our pro forma
net tangible book value at March 31, 2002 would have been approximately $15.8 million, or $7.72 per share. This represents an immediate increase in net tangible book value of $0.45 per share to existing shareholders, an immediate dilution of $1.53 per share to subscribers in the rights offering and an immediate dilution of $2.03 per share to investors in the public offering.

   The following table illustrates this per share dilution assuming that we sell 10%, 50% and 100%, respectively, of the shares of common stock that we are offering in each of the rights offering and the public offering:

                Sale of 10% of Rights Offering (14,500 Shares)
                  and 10% of Public Offering (45,500 Shares)

Net tangible book value per share at March 31, 2002......................... $7.27
   Decrease per share attributable to subscribers in the rights offering(1).  0.01
   Decrease per share attributable to investors in the public offering(1)...  0.05
Pro forma net tangible book value per share after both offerings............  7.20

Offering price per share in the rights offering............................. $9.25
Dilution per share to subscribers in the rights offering....................  2.05
Dilution as a percentage of offering price in the rights offering...........  22.2%

Assumed offering price per share in the public offering..................... $9.75
Dilution per share to investors in the public offering......................  2.55
Dilution as a percentage of offering price in the public offering...........  26.1%

                Sale of 50% of Rights Offering (72,500 Shares)
                  and 50% of Public Offering (227,500 Shares)

Net tangible book value per share at March 31, 2002...................... $7.27
   Increase per share attributable to subscribers in the rights offering.  0.06
   Increase per share attributable to investors in the public offering...  0.16
Pro forma net tangible book value per share after both offerings.........  7.47

Offering price per share in the rights offering.......................... $9.25
Dilution per share to subscribers in the rights offering.................  1.78
Dilution as a percentage of offering price in the rights offering........  19.2%

Assumed offering price per share in the public offering.................. $9.75
Dilution per share to investors in the public offering...................  2.28
Dilution as a percentage of offering price in the public offering........  23.4%

               Sale of 100% of Rights Offering (145,000 Shares)
                 and 100% of Public Offering (455,000 Shares)

Net tangible book value per share at March 31, 2002...................... $7.27
   Increase per share attributable to subscribers in the rights offering.  0.14
   Increase per share attributable to investors in the public offering...  0.36
Pro forma net tangible book value per share after both offerings (2).....  7.72

Offering price per share in the rights offering.......................... $9.25
Dilution per share to subscribers in the rights offering.................  1.53
Dilution as a percentage of offering price in the rights offering........  16.6%

Assumed offering price per share in the public offering.................. $9.75
Dilution per share to investors in the public offering...................  2.03
Dilution as a percentage of offering price in the public offering........  20.8%

--------
(1) The decrease in net tangible book value upon the sale of 10% of the rights offering and 10% of the public offering assumes that we will use a substantial portion of gross proceeds from the offerings to pay for the total expenses of the offerings.
(2) We have excluded up to 90,000 shares of common stock that we may sell if we exercise our option to increase the size of the public offering. See "Plan
    of Distribution" on page   .

Comparison of Prices Paid for Common Stock

   The following table sets forth on a pro forma basis, as of March 31, 2002:

  . the number of shares of common stock purchased from us prior to both offerings and the number of shares purchased in both offerings, and

  . the total consideration, prior to the deduction of any expenses and/or commission, and average price per share that our existing shareholders have paid to us and that new investors will pay in both offerings at a price of $9.25 per share in the rights offering and an assumed price of $9.75 per share in the public offering.

   Because these are best efforts offerings and there is no minimum number of shares to be sold, we are presenting this information assuming that we sell 10%, 50% and 100%, respectively, of the shares of common stock that we are offering in each of the rights offering and the public offering.

                Sale of 10% of Rights Offering (14,500 Shares)
                  and 10% of Public Offering (45,500 Shares)

                               Shares Purchased  Total Consideration
                               ----------------  ------------------  Average Price
                                Number   Percent   Amount    Percent   Per Share
                               --------- ------- ----------- ------- -------------
Existing shareholders (1)..... 1,450,718   96.0% $11,879,016   95.4%     $8.19
Subscribers in rights offering    14,500    1.0%     134,125    1.1%      9.25
Investors in public offering..    45,500    3.0%     443,625    3.5%      9.75
                               ---------  -----  -----------  -----      -----
   Total...................... 1,510,718  100.0% $12,456,766  100.0%     $8.25
                               =========  =====  ===========  =====      =====

                Sale of 50% of Rights Offering (72,500 Shares)
                  and 50% of Public Offering (227,500 Shares)

                               Shares Purchased  Total Consideration
                               ----------------  ------------------  Average Price
                                Number   Percent   Amount    Percent   Per Share
                               --------- ------- ----------- ------- -------------
Existing shareholders (1)..... 1,450,718   82.9% $11,879,016   80.5%     $8.19
Subscribers in rights offering    72,500    4.1%     670,625    4.5%      9.25
Investors in public offering..   227,500   13.0%   2,218,125   15.0%      9.75
                               ---------  -----  -----------  -----      -----
   Total...................... 1,750,718  100.0% $14,767,766  100.0%     $8.44
                               =========  =====  ===========  =====      =====

               Sale of 100% of Rights Offering (145,000 Shares)
                 and 100% of Public Offering (455,000 Shares)

                                 Shares Purchased  Total Consideration
                                 ----------------  ------------------  Average Price
                                  Number   Percent   Amount    Percent   Per Share
                                 --------- ------- ----------- ------- -------------
Existing shareholders (1)....... 1,450,718   70.7% $11,879,016   67.3%     $8.19
Subscribers in rights offering..   145,000    7.1%   1,341,250    7.6%      9.25
Investors in public offering (2)   445,000   22.2%   4,436,250   25.1%      9.75
                                 ---------  -----  -----------  -----      -----
   Total........................ 2,050,718  100.0% $17,656,516  100.0%     $8.61
                                 =========  =====  ===========  =====      =====

--------
(1) We have excluded outstanding vested options to purchase 228,558 shares of our common stock. The exercise price for each of these options is $ per share.
(2) We have excluded up to 90,000 shares of common stock that we may sell if we exercise our option to increase the size of the public offerings. See "Plan of Distribution" on page 62.

                          MARKET FOR THE COMMON STOCK

   Our common stock is currently being traded on the OTC Bulletin Board, under the symbol "CRFN." The prices reflected below are for Crescent Financial Corporation since June 2001, the date of its organization. For dates prior thereto, the prices reflect the shares of common stock of Crescent State Bank. The following table gives the high and low sales prices for the calendar quarters indicated and are adjusted to reflect the stock splits effected in the form of a 10% stock dividend paid in 2000 and 12.5% stock dividends paid in both 2001 and 2002:

                                                      Sale Price
                                                     -------------
                                                      High   Low
                                                     ------ ------
             2000
             ----
             First Quarter.......................... $ 7.90 $ 4.57
             Second Quarter.........................   7.18   3.60
             Third Quarter..........................   6.91   5.14
             Fourth Quarter.........................   6.62   4.35

             2001
             ----
             First Quarter..........................   5.93   5.33
             Second Quarter.........................   8.89   5.93
             Third Quarter..........................  14.22   7.64
             Fourth Quarter.........................   8.44   7.11

             2002
             ----
             First Quarter..........................  12.00   7.56
             Second Quarter (through April 24, 2002)  12.00   8.40

   There are approximately 1,125 record holders of our common stock.

                                DIVIDEND POLICY

   We anticipate that our future earnings, if any, will be retained to finance our growth and that we will pay no cash dividends for the foreseeable future.

   We are organized under the North Carolina Business Corporation Act, which prohibits the payment of a dividend if, after giving it effect, the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved, to satisfy the preferential rights upon dissolution of any preferred shareholders. In addition, because we are a bank holding company, the Federal Reserve Board may impose restrictions on dividends paid by us.

   Because our assets consist of ownership of Crescent State Bank, we are dependent on its ability to pay dividends to us. Under North Carolina law, a bank may only pay dividends out of retained earnings. As of March 31, 2002, we did not have any retained earnings and had an accumulated deficit of $438,000. We anticipate this deficit will be eliminated and retained earnings are expected to begin accumulating during 2002. However, once we accumulate retained earnings, the declaration of dividends is at the discretion of the Board of Directors, and we cannot assure you that dividends will be declared at any time. If and when dividends are declared, they will be largely dependent upon our earnings.

   As a banking corporation organized under North Carolina law, the amount of dividends Crescent State Bank may pay to us is restricted. North Carolina law prohibits Crescent State Bank from declaring or paying dividends unless its capital surplus is at least 50% of its paid-in capital. In addition, regulatory authorities may limit payment of dividends by any bank when it is determined that such a limitation is in the public interest and is necessary to ensure financial soundness of Crescent State Bank. The North Carolina Commissioner of Banks and the FDIC are also authorized to prohibit the payment of dividends by Crescent State Bank under certain circumstances. See "SUPERVISION AND REGULATION - Regulation of Crescent State Bank - Miscellaneous." Such requirements and policies may limit our ability to obtain dividends from Crescent State Bank for our cash needs, including payment of dividends to our shareholders and the payment of operating expenses.

                                   BUSINESS

Who We Are

   We are a bank holding company that owns all of the common stock of Crescent State Bank, a North Carolina-chartered bank with deposit accounts insured by the Bank Insurance Fund of the FDIC. We were incorporated in 2001 as a North Carolina-chartered corporation and became the holding company for Crescent State Bank in June 2001. To become a bank holding company, we received approval of the Federal Reserve Board as well as Crescent State Bank's shareholders. Upon receiving such approvals, each share of the common stock of Crescent State Bank was exchanged on a one-for-one basis for shares of our common stock.

   We commenced business on December 31, 1998, so our business strategy is continuing to evolve. We intend to be publicly recognized as the full service financial services provider of choice for small to medium sized entrepreneurial driven businesses. We believe we have assembled a management team that is expert at managing the risk inherent in financing such a customer base. Our consumer banking services focus on owners and principals of such companies as well as the citizens of the communities in our market area. While headquartered in Cary, a community adjoining the Research Triangle Park and Raleigh, North Carolina's state capital, we intend to expand throughout the Triangle through de novo banking offices as well as to seize upon other opportunities through branch or whole bank purchases in the future.

   We believe experienced bankers meeting our corporate culture of "high tech and high touch" are important parts of our expansion philosophy. The Triangle is rapidly growing and our business strategy is to capitalize on this growth by developing a branch network in our market. The development of that network is based upon our ability to hire experienced bankers with a loyal following of deposit and loan customers. Our plan is to start new branches only after we have identified an experienced banker who will have responsibility for that segment of the market. Should we not find such a banker but nonetheless believe that an area within our market is underserved, we will nonetheless expand into that area with experienced bankers whose credit culture and community interest is compatible with ours.

   We opened Crescent State Bank with modern, state-of-the-art banking technology. We believe our market area consists of customers who not only demand, but expect high technology products. We did not wait to "grow into" those products but introduced them at the time we opened our doors. Due to the high level of competition in our market and the sophistication of the populace, we believed it essential to begin Crescent State Bank with a broad range of credit and deposit products and banking services and have done so.

   Since opening on December 31, 1998, we have accomplished the following:

  . Commenced operations on December 31, 1998 after raising $11.4 million in capital from approximately 1,150 local investors;

  . Began Crescent State Bank with modern, state-of-the-art technology, which allows our customers to bank and pay bills "on-line" as well as other advanced banking conveniences;

  . Opened four full service banking offices by year end 2000- three in Wake County and one in neighboring Johnston County;

  . Became profitable in the second quarter of 2001 and registered four consecutive quarters of increasing profitability since then;

  .   Reorganized into the bank holding company form of organization in June
      2001;

  . Implemented investment brokerage services through an agreement with Capital Investment Group, Raleigh, North Carolina, a licensed broker-dealer;

  . Implemented a strong credit culture, which, as of March 31, 2002, reflected nonperforming assets of $348,000 or 0.27% of total assets. On the same date, our allowance for loan losses was $1.3 million or 1.42% of total loans; and

  . Developed a local identity in the communities we serve by sponsoring a wide variety of civic and charitable events.

   We operate for the primary purpose of serving the banking needs of small to medium-sized businesses, their owners and operators, and citizens of the communities in our market area. We continue to develop our business focus on the entrepreneurial segment of our market and the individuals who own or operate such businesses. We offer a wide range of banking services including checking, certificates of deposit, savings accounts, commercial, consumer and personal loans, mortgage, leasing and accounts receivable services and other associated financial services.

Our Market Area

   We consider our primary market area to be the Triangle area of North Carolina, primarily Wake County, home of Raleigh, the state capital and Johnston County to the east of Raleigh. The Triangle consists of the counties of Wake, Durham and Orange and includes the cities of Raleigh and Durham and the Village of Chapel Hill. It is an area with a heavy concentration of state government and leading universities including the University of North Carolina at Chapel Hill, North Carolina State University and Duke University. It is also the home of the Research Triangle Park, one of the country's leading technology business centers.

   Our headquarters is in Cary, an affluent town adjoining Raleigh. The Bank's primary focus is expansion in Wake County and adjoining counties. The Triangle has a diverse economic base with the population in the Raleigh-Durham MSA in 2000 exceeding one million making it the fastest growing MSA in North Carolina. According to statistics provided by the 2000 Census and the North Carolina Office of State Budget, Planning & Management, Cary's population has doubled every decade since 1960, increasing from 43,858 in 1990 to 94,536 in 2000, an increase of 115.6%. With a current population of over 101,000, Cary is now North Carolina's seventh largest city (larger than Wilmington or Asheville, North Carolina).

   The population of the Triangle is relatively diverse, young and highly educated. One third of the population 25 years or older in 1990 had a bachelor's degree or higher and 24 of every 1,000 persons 25 years or older had a Ph.D. The number of higher education institutions as well as the Research Triangle Park's high technology employee base is the cause of this educational level.

   The economic strength of the area is also reflected by the per capita income for the Raleigh-Durham MSA of $32,054 compared to $26,417 for North Carolina. The median family income in the Raleigh-Durham MSA is $62,802 compared to $48,000 for the State of North Carolina. Cary boasts of being the home to the world's largest privately held software company, SAS Institute, and it has attracted other world-class businesses including MCI, Siemens, American Airlines, Oxford University Press and Austin Foods. The Research Triangle Park is home to IBM, Glaxo-Smith Kline, Nortel, the U.S. Environmental Protection Agency, Quintiles and numerous other technology and bio-medical firms.

Strategy

   We expanded aggressively in our first two years of operation since our opening on December 31, 1998. Because of the strong capital position created during its incorporation stage, Crescent State Bank had the requisite capital to permit it to immediately establish branch offices. Our branching strategy is to establish offices in growing areas within Wake and surrounding counties. Our strategy is to develop a more extensive branch network in the Triangle and adjoining areas and to take advantage of opportunities that present themselves in both new geographic and new product markets. We reorganized into the holding company form of organization to give the greatest legal flexibility to take advantage of any opportunities that might arise. We will continue to search for opportunities, either for de novo branching, branch purchase or whole bank acquisitions, to complete our penetration of the Triangle market. In addition, we will remain open to opportunistic expansion through acquisition of whole banks in other metropolitan areas of North Carolina if the acquisition enhances shareholder value and there exist synergies of operations and compatible corporate culture (i.e. a community bank serving a community's needs).

Lending Activities

   General. We provide a wide range of short- to medium-term commercial, mortgage, construction and personal loans, both secured and unsecured. We also make real estate mortgage and construction loans and Small Business Administration guaranteed loans. We are heavily collateralized with real estate in our market but such collateral is mainly a secondary, and not primary, source of repayment. We have maintained a balance between variable and fixed rate loans within our portfolio. Variable rate loans accounted for 61% of the loan balances outstanding at March 31, 2002 while fixed rate loans accounted for 39% of the balances.

   Crescent State Bank's loan policies and procedures establish the basic guidelines governing its lending operations. Generally, the guidelines address the types of loans that we seek, target markets, underwriting and collateral requirements, terms, interest rate and yield considerations and compliance with laws and regulations. All loans or credit lines are subject to approval procedures and amount limitations. These limitations apply to the borrower's total outstanding indebtedness to us, including the indebtedness of any guarantor. The policies are reviewed and approved at least annually by the Board of Directors of Crescent State Bank. We supplement our own supervision of the loan underwriting and approval process with periodic loan audits by internal loan examiners and outside professionals experienced in loan review work. We have focused our portfolio lending activities on typically higher yielding commercial and construction loans. Crescent State Bank has a 5.4% ownership interest in Sidus Financial Corporation, a mortgage broker based in Greenville, North Carolina, and thereby is an active originator of one to four family mortgage loans which are sold in the secondary market.

   Real Estate Loans. Real estate loans are made for purchasing, constructing and refinancing one to four family, five or more family and commercial properties. We offer fixed and adjustable rate options, but limit the maximum fixed rate term to five years. We provide customers access to long-term conventional real estate loans through our mortgage loan department, which originates loans for sale by Sidus Financial Corporation in the secondary market. Most of the one to four family residential mortgage loans that Crescent State Bank originates are for the account of Sidus Financial Corporation. Such loans are closed by Sidus Financial Corporation and therefore are not shown in our financial statements. We receive a fee for each such loan originated, with such fees aggregating $164,000 for the year ended December 31, 2001. We anticipate that we will continue to be an active originator of mortgage loans and only hold for our own account well collateralized, non-conforming residential loans.

   We originate and maintain a significant amount of commercial real estate loans. Commercial real estate loans equaled $32.1 million at March 31, 2002. This lending has involved loans secured principally by commercial buildings for office, storage and warehouse space. We require the personal guaranty of borrowers and a demonstrated cash flow capability sufficient to service the debt. The security of the real estate is a secondary source of repayment. Loans secured by commercial real estate may be in greater amount and involve a greater degree of risk than one to four family residential mortgage loans. Payments on such loans are often dependent on successful operation or management of the properties.

   Another of Crescent State Bank's primary lending focuses is construction/development lending with balances outstanding at March 31, 2002 of $27.3 million. We originate one to four family residential construction loans for the construction of custom homes (where the home buyer is the borrower) and provide financing to builders and consumers for the construction of pre-sold homes. We finance "starter" homes as well as "high-end" homes. We generally receive a pre-arranged permanent financing commitment from an outside banking entity prior to financing the construction of pre-sold homes. Crescent State Bank is active in the construction market and makes construction loans to builders of homes that are not presold, but limits the number of such loans to any one builder. This type of lending is only done with local, well-established builders and not with large or national tract builders. We lend to approximately 30 builders in our market who have demonstrated a favorable record of performance and profitable operations. We limit the number of unsold homes for each builder but there is no limit for pre-sold homes. We will also finance tract developments and sub-divisions containing from 20 to 35 lots. However, we seek to be only one of a number of financial institutions making construction loans in any one tract or sub-division. We further endeavor to limit our construction lending risk through adherence to established underwriting procedures and the requirement of documentation of all draw requests. With few exceptions, we require personal guarantees and secondary sources of repayment on construction loans.

   Commercial Loans. Commercial business lending is another focus of our lending activities. At March 31, 2002, our commercial loan portfolio equaled $18.6 million. Commercial loans include secured loans for working capital, expansion, building acquisition and other business purposes. Short-term working capital loans generally are secured by accounts receivable, inventory and/or equipment. We also make loans secured by commercial/investment properties provided the subject property is either pre-leased or pre-sold before Crescent State Bank commits to finance its construction. Lending decisions are based on an evaluation of the financial strength, cash flow, management and credit history of the borrower, and the quality of the collateral securing the loan. With few exceptions, we require personal guaranties and secondary sources of repayment, primarily a deed of trust on local real estate. Commercial loans generally provide greater yields and reprice more frequently than other types of loans, such as residential real estate loans. More frequent repricing means that yields on our commercial loans adjust more quickly with changes in interest rates.

   Loans to Individuals and Home Equity Lines of Credit. Loans to individuals (consumer loans) include automobile loans, boat and recreational vehicle financing, home equity and home improvement loans and miscellaneous secured and unsecured personal loans. At March 31, 2002, our consumer loan portfolio equaled $2.9 million, excluding home equity loans, which totaled $11.1 million. Consumer loans generally can carry significantly greater risks than other loans, even if secured, if the collateral consists of rapidly depreciating assets such as automobiles and equipment. Repossessed collateral securing a defaulted consumer loan may not provide an adequate source of repayment of the loan. Consumer loan collections are sensitive to job loss, illness and other personal factors. We attempt to manage the risks inherent in consumer lending by following established credit guidelines and underwriting practices designed to minimize risk of loss.

   Leasing. We offer lease financing primarily to small businesses in our local market through a relationship with Republic Leasing, a regionally recognized leasing company. The type of lease financing is generally limited to professional office equipment, telecommunication equipment and commercial equipment. We do not incur any risk of loss with lease receivables, which are underwritten and financed by Republic Leasing, a third party. We receive fees from Republic Leasing for such referrals.

   Credit Cards and Accounts Receivable Financing. We offer a credit card on an agency basis as an accommodation to our customers. We assume none of the underwriting risk.

   Accounts Receivable Financing. Crescent State Bank has entered into a contract with eRevenue, Inc., Atlanta, Georgia to utilize its software to provide accounts receivable financing to its customers. The contract is for three years and contains one additional three-year automatic renewal clause. eRevenue receives 30% of all fees collected as compensation for use of their software. Utilization of the eRevenue software aids in the management of credit risk and is less labor intensive than alternative processing methods. Commercial customers are evaluated to determine their qualification for the eRevenue program. Once a customer is approved, invoices the customer wants to borrow against are entered into the eRevenue software program. If desired, we advance money against any invoices that are deemed eligible. This factoring arrangement provides for a 25% holdback of the factored invoice until payment is received reducing our exposure. We may engage in invoice collection efforts. If a customer's invoice is 91 days delinquent, the customer is required to substitute other acceptable invoices as collateral for money advanced. Customers utilizing this product and service are normally small businesses whose accounts receivable are from creditworthy corporations or governmental agencies. This further reduces our credit risk. Personal guaranties are required on all lines. All loan officers have been trained to offer the eRevenue product, which allows Crescent State Bank to earn a fee as well as interest on its factoring portfolio.

   Loan Participations. From time to time we purchase and sell loan participations to or from other banks within and outside our market area. All loan participations purchased have been underwritten using our standard and customary underwriting criteria.

   Investment Services. Crescent State Bank has also entered into a revenue sharing agreement with Capital Investment Group, Raleigh, North Carolina, under which it receives revenue for securities and annuity sales generated by a broker located in our office. Currently, the service is offered in our main office and in each of our branch offices on an appointment basis. We offer this investment service under the name "Crescent Investment Services."

   Loan Approvals. Our loan policies and procedures establish the basic guidelines governing lending operations. Generally, the guidelines address the type of loans that we seek, target markets, underwriting and collateral requirements, terms, interest rate and yield considerations and compliance with laws and regulations. All loans and credit lines are subject to approval procedures and amount limitations. These limitations apply to the borrower's total outstanding indebtedness to us, including the indebtedness of any guarantor. The policies are reviewed and approved at least annually by the Board of Directors.

   Responsibility for loan review, underwriting, compliance and document monitoring resides with the Chief Lending Officer. He is responsible for loan processing and approval. On an annual basis, the Board of Directors of Crescent State Bank determines the President's lending authority, who then delegates lending authorities to the Chief Lending Officer and other lending officers of Crescent State Bank. Delegated authorities may include loans, letters of credit, overdrafts, uncollected funds and such other authorities as determined by the Board of Directors or the President within his delegated authority.

Banking Technology

   Because of the level of sophistication of our market, Crescent State Bank commenced operations with a full array of technology available for our customers. Our customers have the ability to perform on-line banking and bill paying, receive on-line check images, make transfers, submit wire transfer requests and stop payment orders of checks. We provide our customers with state-of-the-art check imaging, thereby eliminating the cost of returning checks to customers and eliminating the clutter of canceled checks for our customers. Our tellers and customer service representatives are able to access our customers' accounts on line as well as to access signature cards and other customer documentation instantaneously.

Competition

   Commercial banking in North Carolina is highly competitive in large part due to early adoption of statewide branching. We compete in our market areas with some of the largest banking organizations in the state and the country and other financial institutions, such as federally and state-chartered savings and loan institutions and credit unions, as well as consumer finance companies, mortgage companies and other lenders engaged in the business of extending credit or taking investment monies such as mutual funds and brokerage firms. Many of our competitors have broader geographic markets and higher lending limits than us and are also able to provide more services and make greater use of media advertising.

   For example, there are 208 offices of 21 different commercial banks in Wake County (including the largest banks in North Carolina), and 38 offices of 11 different commercial banks in Johnston County. According to a market share report prepared by the FDIC, we held 1.12% of deposits in Wake County, North Carolina and 0.90% of deposits in Johnston County, North Carolina as of June 30, 2001, the most recent date for which market share information is available. We held 1.09% of all deposits in Wake and Johnston Counties combined and 0.71% of all deposits in the Raleigh-Durham-Chapel Hill Metropolitan Statistical Area as of June 30, 2001. While we typically do not compete directly for loans with these larger banks, they do influence our deposit products. We do compete more directly with mid-size and small community banks that have offices in our market areas. There are also a number of new community banks in Wake and Durham Counties that have a direct competitive effect as borrowers tend to "shop" the terms of their loans and deposits.

   The enactment of legislation authorizing interstate banking has caused great increases in the size and financial resources of some of our competitors. In addition, as a result of interstate banking, out-of-state commercial banks have acquired North Carolina banks and heightened the competition among banks in North Carolina. For example, SouthTrust Bank, Birmingham, Alabama, a large multi-state financial institution, has branches throughout North Carolina, including Wake County.

   Despite the competition in our market areas, we believe that we have certain competitive advantages that distinguish us from our competition. We offer customers modern banking services without forsaking community values such as prompt, personal service and friendliness. We also have established a local advisory board in one of our communities to help us better understand their needs and to be "ambassadors" of Crescent State Bank in that community. It is our intention to further develop advisory boards as we expand into additional communities in our market area. We offer many personalized services and attract customers by being responsive and sensitive to their individualized needs. We believe our approach to business builds goodwill among our customers, shareholders, and the communities we serve that results in referrals from shareholders and satisfied customers. We also rely on traditional marketing to attract new customers. To enhance a positive image in the community, we support and participate in local events and our officers and directors serve on boards of local civic and charitable organizations.

Properties

   The following table sets forth the location of our main office and branch offices, as well as certain information relating to these offices to date.

                                     Approximate
Office Location         Year Opened Square Footage Owned or Leased     Lease Terms
---------------         ----------- -------------- ---------------     -----------
1005 High House Road...    2000         8,100          Leased       Expires Nov. 2009
Cary, NC 28110                                                     with three (3) five-
                                                                      year renewals
1155 Kildaire Farm Road    1998         2,960          Leased       Expires Oct. 2006
Cary, NC                                                            with two (2) five-
                                                                      year renewals
315 East Main Street...    2000         2,990          Leased       Expires Oct. 2005
Clayton, NC                                                        with two (2) three-
                                                                      year renewals
303 South Salem Street.    1999         3,500          Leased       Expires Aug. 2009
Apex, NC                                                            with two (2) five-
                                                                      year renewals

   We believe that all of our properties are maintained in good operating condition and are suitable and adequate for our operational needs.

Employees

   As of March 31, 2002, we had 30 full-time employees and 6 part-time employees. None of these employees are covered by a collective bargaining agreement. We consider relations with our employees to be good.

Litigation

   There are no pending legal proceedings to which Crescent State Bank or Crescent Financial Corporation is a party, or of which any of their property is the subject.

                     SELECTED CONSOLIDATED FINANCIAL DATA

   The summary consolidated financial and other data presented below should be read in conjunction with, and is qualified in its entirety by our audited financial statements and related notes. Effective June 29, 2001, Crescent State Bank became our wholly-owned subsidiary. We have no material operations other than those of Crescent State Bank. Therefore, the financial statements of Crescent State Bank prior to June 29, 2001 are our historical statements.

                                                               At or for the Three                At or for the
                                                                   Months Ended                    Years Ended
                                                                    March 31,                     December 31,
                                                             ----------------------   -----------------------------------
                                                                2002        2001         2001        2000         1999
                                                             ----------  ----------   ----------  ----------   ----------
                                                                     (Dollars in thousands, except per share data)
Summary of Operations
  Interest income........................................... $    1,848  $    1,636   $    7,163  $    4,096   $    1,609
  Interest expense..........................................        674         830        3,401       1,786          573
                                                             ----------  ----------   ----------  ----------   ----------
  Net interest income.......................................      1,174         806        3,762       2,310        1,036
  Provision for loan losses.................................        213         131          502         389          241
                                                             ----------  ----------   ----------  ----------   ----------
  Net interest income after the provision for loan losses...        961         675        3,260       1,921          795
  Non-interest income.......................................        160          81          489         164           71
  Non-interest expense......................................        935         795        3,442       2,535        1,375
                                                             ----------  ----------   ----------  ----------   ----------
  Income (loss) before income taxes.........................        186         (39)         307        (450)        (509)
  Income taxes..............................................        (29)         --           --          --           --
                                                             ----------  ----------   ----------  ----------   ----------
  Net income (loss)......................................... $      215  $      (39)  $      307  $     (450)  $     (509)
                                                             ==========  ==========   ==========  ==========   ==========
Per Share and Shares Outstanding (2)(3)
  Net income (loss), basic and diluted...................... $      .15  $     (.03)  $     0.21  $    (0.31)  $    (0.35)
  Cash dividends............................................         --          --           --          --           --
  Book value at end of period............................... $     7.27  $     7.02   $     7.20  $     6.89   $     6.95
  Weighted average shares outstanding:
   basic....................................................  1,450,718   1,450,718    1,450,718   1,450,718    1,450,718
   diluted..................................................  1,479,638   1,450,718    1,450,718   1,450,718    1,450,718
  Shares outstanding at period end..........................  1,450,718   1,450,718    1,450,718   1,450,718    1,450,718
Balance Sheet Data
  Total assets.............................................. $  127,890  $  107,720   $  129,174  $   72,017   $   33,726
  Total investments (4).....................................     29,024      43,159       37,991      20,092       13,256
  Total loans, net..........................................     92,230      57,800       79,458      47,839       18,294
  Total deposits............................................    111,913      97,260      113,155      61,699       23,469
  Borrowings................................................      5,000          --        5,000          --           --
  Stockholders' equity......................................     10,549      10,180       10,450       9,994       10,088
Selected Performance Ratios
  Return on average assets (1)..............................        .75%       (.18)%       0.31%      (0.91)%      (2.11)%
  Return on average stockholders' equity (1)................       8.19%      (1.58)%       2.97%      (4.53)%      (4.86)%
  Net interest spread (1)(5)................................       3.45%       3.08%        3.01%       3.46%        2.21%
  Net interest margin (1)(6)................................       4.24%       4.12%        3.98%       4.89%        4.46%
  Non-interest income as a percentage of total revenue (7)..      12.03%       9.99%       11.50%       6.63%        6.41%
  Non-interest income as a percentage of average assets (1).        .56%        .40%        0.50%       0.33%        0.29%
  Non-interest expense to average assets (1)................       3.25%       3.90%        3.49%       5.14%        5.69%
  Efficiency ratio (8)......................................      70.09%      89.63%       80.97%     102.47%      124.21%
  Average stockholders' equity to average total assets......       9.13%      12.08%       10.47%      20.12%       43.33%
Asset Quality Ratios
  Net charge-offs to average loans outstanding..............       0.00%       0.00%        0.03%       0.00%        0.00%
  Allowance for loan losses to period-end loans.............       1.42%       1.30%        1.38%       1.30%        1.30%
  Allowance for loan losses to nonperforming loans..........       0.00%       0.00%      260.14%       0.00%        0.00%
  Nonperforming loans to period-end loans...................       0.00%       0.00%        0.53%       0.00%        0.00%
  Nonperforming assets to total assets (9)..................        .27%       0.00%        0.33%       0.00%        0.00%
Capital Ratios
  Total risk-based capital..................................      11.14%      14.19%       10.67%      15.80%       48.09%
  Total tier 1 risk-based capital...........................       9.89%      13.18%       11.83%      16.80%       49.24%
  Leverage ratio............................................       9.01%      12.01%        8.87%      15.78%       30.39%
  Equity to assets ratio....................................       8.25%       9.45%        8.09%      13.88%       29.91%
Other Data
  Number of banking offices.................................          4           4            4           4            2
  Number of full-time equivalent employees..................         33          19           31          27           15

--------
(1) Three month data is presented on an annualized basis
(2) Adjusted to reflect the effect of the stock splits effected in the form of a 10% stock dividend in 2000 and the 12.5% stock dividends in 2001 and 2002.
(3) Based on the weighted average number of shares outstanding during each period.
(4) Consists of interest-earning deposits, federal funds sold, investment securities and FHLB stock.
(5) Net interest spread is the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities.
(6) Net interest margin is net interest income divided by average interest earning assets.
(7) Total revenue consists of net interest income and non-interest income.
(8) Efficiency ratio is non-interest expense divided by the sum of net interest income and non-interest income.
(9) Nonperforming assets consist of non-accrual loans, restructured loans, and foreclosed assets, where applicable.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

   The following presents management's discussion and analysis of our financial condition and results of operations and should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus. The following discussion is intended to assist in understanding the financial condition and results of operations of Crescent Financial Corporation. Because Crescent Financial Corporation has no material operations and conducts no business on its own other than owning its subsidiary, Crescent State Bank, the discussion contained in Management's Discussion and Analysis concerns primarily the business of the Bank. However, for ease of reading and because the financial statements are presented on a consolidated basis, Crescent Financial Corporation and Crescent State Bank are collectively referred to herein as Crescent Financial Corporation or Crescent State Bank unless otherwise noted.

Corporate Overview

   Crescent State Bank began operations on December 31, 1998. Over the first two years, we experienced rapid growth and opened four full service banking offices. During the year ended December 31, 2001, we concentrated our efforts more on earnings rather than franchise expansion. As a result, we recorded net income for the year of $307,000, or $.21 per share, compared to a net loss of $450,000 or $(.31) per share, for the year ended December 31, 2000. These positive results were achieved despite a 91 basis point decline in our net interest margin in 2001 resulting from eleven rate reductions in the prime lending interest rate. For the quarter ended March 31, 2002, we reported net income of $215,000, or $.15 per share, due to strong growth in earning assets and non interest income. Our net interest margin for the first quarter of 2002 improved to 4.24% as a result of the repricing or maturity of a significant volume of interest-bearing deposits. Crescent State Bank is well positioned to take advantage of a moderately rising interest rate environment and anticipates fully recovering our $438,000 accumulated deficit during the third quarter of 2002. At March 31, 2002, total assets were $127.9 million and total gross loans and total deposits were $93.8 million and $111.9 million, respectively.

Earnings Comparison for the Three Months Ended March 31, 2002 and 2001

   Net Income. Net income for the three-month period ending March 31, 2002 was $215,000 or $.15 per basic and diluted share compared with a net loss of $39,000 or $(.03) per basic and diluted share for the three-month period ended March 31, 2001. The 2001 per share data has been adjusted for a 1.125-to-1 stock split effected as a dividend payable on April 15, 2002 to shareholders of record on March 15, 2002. Annualized return on average assets was .75% and (.18)% for the two periods ended March 31, 2002 and 2001, respectively. Return on average equity for the current period was 8.19% compared to (1.58)% for the prior period.

   Results of operations for the three-month period ended March 31, 2002, when compared with the period ended March 31, 2001, were positively impacted by strong earning asset growth, improved efficiency in the composition and funding of earning assets, and solid improvement in non interest income. Net income was tempered by increases in both the provision for loan losses and non-interest expenses.

   Net Interest Income. Net interest income increased by $368,000 or 46% from $806,000 at March 31, 2001 to $1.2 million for the quarter ended March 31, 2002. Total interest income benefited from strong growth in average earning assets that more than offset the lower asset yields resulting from the significant reductions in short-term interest rates. Despite the lower yields, the net margin improved due to a more favorable mix of average earning assets and lower average funding costs during the three-months ended March 31, 2002 compared to that of the prior year period.

   Total average earning assets increased $33.1 million or 42% from an average of $79.3 million for the quarter ended March 31, 2001 to an average of $112.4 million for the quarter ended March 31, 2002. We experienced strong loan growth during the twelve-month period March 31, 2001 to March 31, 2002 with the average balance of loans outstanding increasing by $33.4 million. Average loans outstanding during the first quarter of 2002 were $85.8 million, compared to $52.4 million for the prior year period. The average balance of the investment securities portfolio for the three-month period ended March 31, 2002 was $22.5 million increasing by $7.8 million or 53% compared to an average of $14.7 million at March 31, 2001. The average balance of federal funds sold and other earning assets declined to $4.0 million for the three-month period ended March 31, 2002 compared to $12.3 million for the prior period. During the first three months of 2002, excess overnight investments were used to fund strong loan demand and satisfy deposit fluctuation. The net growth in total average earning assets accounted for a $710,000 increase in interest income. This increase was somewhat mitigated by a $498,000 decrease in interest income due to significantly lower yields realized on earning assets. Total interest expense experienced a net decrease of $156,000. The net decrease was the result of a decrease of $351,000 from lower rates paid on interest-bearing funds and an increase of $195,000 from an increase in the volume of interest-bearing funds.

   Table 1. Average Balances and Average Rates Earned and Paid. The following table sets forth, for the periods indicated, information with regard to average balances of assets and liabilities, as well as the total dollar amounts of interest income from interest-earning assets and interest expense on interest-bearing liabilities, resultant yields or costs, net interest income, net interest spread, net interest margin and ratio of average interest-earning assets to average interest-bearing liabilities.

                                                            For the Three Months Ended March 31,
                                                 -----------------------------------------------
                                                             2002                          2001
                                                 ----------------------------  -----------------
                                                                     Average
                                                 Average            yield/cost Average
                                                 balance   Interest    (1)     balance  Interest
                                                 --------  -------- ---------- -------  --------

Interest-earning assets:
   Loans........................................ $ 85,833   $1,476     6.97%   $52,357   $1,233
   Investment securities........................   22,534      340     6.04%    14,668      230
   Federal funds sold and other interest-
    earning assets..............................    3,990       32     3.25%    12,305      173
                                                 --------                      -------   ------
      Total interest-earning assets.............  112,357    1,848     6.67%    79,330    1,636
                                                            ------     ----              ------
Non-interest-bearing assets.....................    4,321                        3,244
                                                 --------                      -------
      Total assets.............................. $116,678                      $82,574
                                                 ========                      =======
Interest-bearing liabilities:
   Deposits..................................... $ 79,731      617     3.14%   $63,755      830
   Borrowings...................................    5,307       57     4.30%        --       --
                                                 --------   ------             -------   ------
      Total interest-bearing liabilities........   85,038      674     3.22%    63,755      830
                                                                       ----              ------
   Non interest-bearing deposits................   20,507                        8,534
   Other liabilities............................      478                          310
                                                 --------                      -------
      Total liabilities.........................  106,023                       72,599
   Stockholders' equity.........................   10,655                        9,975
                                                 --------                      -------
      Total liabilities and stockholders'
       equity................................... $116,678                      $82,574
                                                 ========                      =======
Net interest income and net interest spread.....            $1,174     3.45%             $  806
                                                            ======     ====              ======
Net interest margin.............................                       4.24%
                                                                       ====
Percentage of average interest-earning assets to
 average interest-bearing liabilities...........   132.13%                      124.43%
                                                 ========                      =======

                                                             For the Years Ended December 31,
                                                 --------------------------------------------------------
                                                             2001                         2000
                                                 ---------------------------  ---------------------------
                                                  Average
                                                 yield/cost Average            Average   Average            Average
                                                    (1)     balance  Interest yield/cost balance  Interest yield/cost
                                                 ---------- -------  -------- ---------- -------  -------- ----------

Interest-earning assets:
   Loans........................................    9.55%   $65,906   $5,548     8.42%   $31,693   $3,130     9.88%
   Investment securities........................    6.27%    18,245    1,140     6.25%    13,526      834     6.17%
   Federal funds sold and other interest-
    earning assets..............................    5.70%    10,389      475     4.57%     1,998      132     6.61%
                                                            -------   ------             -------   ------
      Total interest-earning assets.............    8.36%    94,540    7,163     7.58%    47,217    4,096     8.67%
                                                    ----              ------     ----              ------     ----
Non-interest-bearing assets.....................              4,186                        2,138
                                                            -------                      -------
      Total assets..............................            $98,726                      $49,355
                                                            =======                      =======
Interest-bearing liabilities:
   Deposits.....................................    5.28%   $71,743    3,285     4.58%   $33,962    1,766     5.20%
   Borrowings...................................     -- %     2,607      116     4.45%       315       20     6.35%
                                                            -------   ------             -------   ------
      Total interest-bearing liabilities........    5.28%    74,350    3,401     4.57%    34,277    1,786     5.21%
                                                    ----              ------     ----              ------     ----
   Non interest-bearing deposits................             13,704                        4,715
   Other liabilities............................                338                          435
                                                            -------                      -------
      Total liabilities.........................             88,392                       39,427
   Stockholders' equity.........................             10,335                        9,928
                                                            -------                      -------
      Total liabilities and stockholders'
       equity...................................            $98,726                      $49,355
                                                            =======                      =======
Net interest income and net interest spread.....    3.08%             $3,762     3.01%             $2,310     3.46%
                                                    ====              ======     ====              ======     ====
Net interest margin.............................    4.12%                        3.98%                        4.89%
                                                    ====                         ====                         ====
Percentage of average interest-earning assets to
 average interest-bearing liabilities...........             127.16%                      137.75%
                                                            =======                      =======

--------
(1) Three month data are presented on an annualized basis.

   Table 2. Rate/Volume Analysis. The following table analyzes the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities. The table distinguishes between (i) changes attributable to volume (changes in volume multiplied by the prior period's rate), (ii) changes attributable to rate (changes in rate multiplied by the prior period's volume), and (iii) net change (the sum of the previous columns). The change attributable to both rate and volume (changes in rate multiplied by changes in volume) has been allocated equally to both the changes attributable to volume and the changes attributable to rate.

                                       Three Months Ended            Years Ended
                                    March 31, 2002 vs. 2001   December 31, 2001 vs. 200
                                   ------------------------- --------------------------
                                   Increase (Decrease) Due to Increase (Decrease) Due t
                                   ------------------------- --------------------------
                                   Volume     Rate    Total   Volume    Rate    Total
                                   ------     -----  -----   ------     -----   ------
                                                  (Dollars in thousands)
Interest income:
   Loans..........................  $682     $(439)  $ 243   $2,802    $(384)  $2,418
   Investment securities..........   120       (10)    110      295       11      306
Federal funds sold and other
  interest-earning assets.........   (92)      (49)   (141)     370      (27)     343
                                    ----      -----   -----   ------    -----   ------
       Total interest income......   710      (498)    212    3,467     (400)   3,067
                                    ----      -----   -----   ------    -----   ------

Interest expense:
   Deposits.......................   166      (379)   (213)   1,702     (183)   1,519
   Borrowings.....................    29        28      57      100       (4)      96
                                    ----      -----   -----   ------    -----   ------
       Total interest expense.....   195      (351)   (156)   1,802     (187)   1,615
                                    ----      -----   -----   ------    -----   ------
Net interest income...............  $515     $(147)  $ 368   $1,665    $(213)  $1,452
                                    ====      =====   =====   ======    =====   ======

   Net interest margin is interest income earned on loans, securities and other earning assets, less interest expense paid on deposits and borrowings, expressed as a percentage of total average earning assets. The net interest margin for the three-month period ended March 31, 2002 was 4.24% compared to 4.12% for the three-month period ended March 31, 2001. Despite lower yields on earning assets, the net margin improved due to a more efficient mix of average earning assets during the first quarter of 2002 compared to the first quarter of the prior year. The Federal Reserve Open Market Committee reduced short-term interest rates eleven times during 2001 for a total of 475 basis points. The average yield on earning assets for the current three-month period declined 169 basis points to 6.67% compared with 8.36% for the prior year period, while the average cost of interest-bearing funds decreased by 206 basis points to 3.22% from 5.28%. The decrease in the average yield was less pronounced than the decrease in the average cost of funds due to the shifting of short-term investments into higher yielding asset types. The percentage of average short-term investments to total average earning assets for the three-months ended March 31, 2002 was 4% compared to 16% for the comparative period ended March 31, 2001. The interest rate spread, which is the difference between the average yield on earning assets and the cost of interest-bearing funds, increased by 37 basis points from 3.08% for the first quarter of 2001 to 3.45% for the first quarter of 2002. The percentage of average interest earning assets to average interest-bearing liabilities increased to 132% for the current period from 124% for the prior period. This is due to an increase in the percentage of average non interest-bearing deposits to average total deposits to 19% for the three-month period ended March 31, 2002 from 12% for the comparative prior year period.

   Tables 1 and 2 contain more detailed information concerning average balances, yields earned and rates paid.

   Provision for Loan Losses. Crescent State Bank's provision for loan losses for the three-month period ended March 31, 2002 was $213,000, representing an $82,000 or 63% increase over the $131,000 recorded for the same period in 2001. Provisions for loan losses are charged to income to bring the allowance for loan losses to a level deemed appropriate by management based on factors discussed under "Analysis of Allowance for Loan Losses." The increase in the loan loss provision in the current quarter as compared to that of the prior year is principally due to the growth in total outstanding loans occurring between December 31, 2001 and March 31, 2002. The allowance for loan losses is $1.3 million at March 31, 2002, representing 1.42% of total outstanding loans.

   Non-Interest Income. For the three-month period ended March 31, 2002, non-interest income was $160,000 compared to $81,000 for the same period in 2001. The largest components of non-interest income in the first quarter of 2002 were $64,000 in customer service charges, $64,000 in mortgage loan origination fees, and $27,000 in service charges and fees on deposit accounts. We expect the level of other non-interest income to increase with the volume of deposit accounts and with the introduction of new products such as receivables factoring and investment services.

   Non-Interest Expenses. Non-interest expenses were $935,000 for the three-month period ended March 31, 2002 compared with $795,000 for the same period ended March 31, 2001. The largest component of non-interest expense for the current period was personnel expense. Salaries and benefits expense was $466,000 for the three-month period ended March 31, 2002, representing a $78,000 or 20% increase over the $388,000 recorded for the same period in the prior year. The increase is primarily due to adding staff to support our growth. We anticipate personnel expense to continue to increase as opportunities to hire quality employees present themselves.

   Occupancy expenses increased by $12,000 or 7% from $183,000 for the three-month period ended March 31, 2001 to $195,000 for the current year period. Data processing costs increased from $48,000 for the three-months ended March 31, 2001 to $60,000 for the current three-month period. We outsource our data processing and expenses are tied closely to transaction and account volumes. As we continue to grow in accordance with our strategic plan, we expect both occupancy and data processing costs to increase.

   Other non-interest expenses increased by $38,000 to $214,000 for the first quarter of 2002 compared with $176,000 for the first quarter in the prior year. The increase was primarily due to continued growth. The largest components of other non-interest expenses include professional fees and services, office supplies and printing, advertising and loan related fees. We expect that as our complexity and size increases, expenses associated with these categories will continue to increase.

   Provision for Income Taxes. We recognized an income tax benefit of $29,000 during the first three months of 2002. This income tax benefit resulted from the recognition of deferred tax assets generated in periods before we achieved profitability. No income tax expense or benefit was recorded for the three-month period ended March 31, 2001.

Nonperforming Assets

   The table sets forth, for the period indicated, information about our nonaccrual loans, restructured loans, total nonperforming loans (nonaccrual loans plus restructured loans), and total nonperforming assets.

                                                  At March 31,  At December 31,
                                                  ------------- ---------------
                                                   2002   2001    2001    2000
                                                  ------ ------ -------- ------
                                                     (Dollars in thousands)
 Nonaccrual loans................................ $   -- $   -- $    429 $   --
 Restructured loans..............................     --     --       --     --
                                                  ------ ------ -------- ------
    Total nonperforming loans....................     --     --      429     --
 Real estate owned...............................    341     --       --     --
                                                  ------ ------ -------- ------
    Total nonperforming assets................... $  341 $   -- $    429 $   --
                                                  ====== ====== ======== ======
 Accruing loans past due 90 days or more......... $   -- $   -- $     -- $   --
 Allowance for loan losses.......................  1,329    761    1,116    630
 Nonperforming loans to period end loans.........  0.00%  0.00%     .53%  0.00%
 Allowance for loan losses to period end loans...  1.42%  1.30%    1.38%  1.30%
 Allowance for loan losses to nonperforming loans  0.00%  0.00%  260.14%  0.00%
 Nonperforming assets to total assets............   .27%  0.00%     .33%  0.00%

   Our financial statements are prepared on the accrual basis of accounting, including the recognition of interest income on loans, unless we place a loan on nonaccrual basis. We account for loans on a nonaccrual basis when we have serious doubts about the collectibility of principal or interest. Generally, our policy is to place a loan on nonaccrual status when the loan becomes past due 90 days. We also place loans on nonaccrual status in cases where we are uncertain whether the borrower can satisfy the contractual terms of the loan agreement. Amounts received on nonaccrual loans generally are applied first to principal and then to interest only after all principal has been collected. Restructured loans are those for which concessions, including the reduction of interest rates below a rate otherwise available to that borrower or the deferral of interest or principal, have been granted due to the borrower's weakened financial condition. We accrue interest on restructured loans at the restructured rates when we anticipate that no loss of original principal will occur. Potential problem loans are loans which are currently performing and are not included in nonaccrual or restructured loans above, but about which we have serious doubts as to the borrower's ability to comply with present repayment terms. These loans are likely to be included later in nonaccrual, past due or restructured loans, so they are considered by our management in assessing the adequacy of our allowance for loan losses. At March 31, 2002, we had identified no loans as potential problem loans.

   At March 31, 2002, we had no nonaccrual loans. Interest on nonaccrual loans foregone was approximately $11,000 for the year ended December 31, 2001.

Analysis of Allowance for Loan Losses

   The allowance for loan losses is established through periodic charges to earnings in the form of a provision for loan losses. Increases to the allowance for loan losses occur as a result of provisions charged to operations and recoveries of amounts previously charged-off, and decreases to the allowance occur when loans are charged-off. We evaluate the adequacy of our allowance for loan losses on a monthly basis. The evaluation of the adequacy of the allowance for loan losses involves the consideration of loan growth, loan portfolio composition and industry diversification, historical loan loss experience, current delinquency levels, adverse conditions that might affect a borrower's ability to repay the loan, estimated value of underlying collateral, prevailing economic conditions and all other relevant factors derived from our limited history of operations. Because of our limited history, we also consider the loss experience history and allowance ratios of other similar community banks and the knowledge and expertise obtained by management and senior lending officers from prior years experience at former institutions. Additionally, as an important component of their periodic examination process, regulatory agencies review the allowance for loan losses and may require additional provisions for estimated losses based on judgments that differ from those of management.

   We use an internal grading system to assign the degree of inherent risk on each individual loan. The grade is initially assigned by the lending officer and reviewed by the Credit Administration function. The internal grading system is reviewed and tested periodically by an independent third party credit review firm. The testing process involves the evaluation of a sample of new loans, loans having been identified as possessing potential weakness in credit quality, past due loans and nonaccrual loans to determine the ongoing effectiveness of the internal grading system. The loan grading system is used to assess the adequacy of the allowance for loan losses.

   We have developed a model for evaluating the adequacy of the allowance for loan losses. The model distinguishes between loans that will be evaluated as a group by loan category and those loans to be evaluated individually. Using the various evaluation factors mentioned above, we have predetermined allowance percentages for each major loan category. Loans that exhibit an acceptable level of risk per the internal loan grading system are grouped by loan category and multiplied by the associated allowance percentage to determine an adequate level of allowance for loan losses.

   Based on the loan grading system, we maintain an internally classified watch list. Loans classified as watch list credits, and those loans that are not watch list credits but possess other characteristics which in our opinion suggest a higher degree of inherent risk, are evaluated individually, by loan category, using higher allowance percentages. Using the data gathered during the monthly evaluation process, the model calculates an acceptable range for allowance for loan losses. Management and the Board of Directors are responsible for determining the appropriate level of the allowance for loan losses within that range.

   The primary reason for increases to the allowance for loan losses has been growth in total outstanding loans; however, there were other factors influencing the provision. At March 31, 2002 and 2001, there were no material loan charge-offs and no non-performing loans. For the year ended December 31, 2001, we charged-off $17,000 in loans or .03% of average loans outstanding compared with no loan charge-offs for the prior year. At December 31, 2001, there was one loan in nonaccrual status with a balance of $429,000 or .53% of total outstanding loans on that date. There were no non-performing loans at December 31, 2000. During 2001, we made an adjustment to the allowance for loan losses model to recognize an increase in inherent risk associated with loans for acquisition, development and construction lending as compared with commercial mortgage lending. The adjustment in methodology regarding acquisition, development and construction loans and current economic conditions were factors contributing to the increased provision for loan losses in the three-month period compared with the same period in the prior year. The allowance for loan losses at March 31, 2002 was $1.3 million, which represents 1.42% of total outstanding loans. The allowance for loan losses at December 31, 2001 was $1.1 million, which represents 1.38% of total outstanding loans and 260% of non-performing loans at that date. The allowance at December 31, 2000 was $630,000 or 1.30% of total outstanding loans.

   The allowance for loan losses represents our estimate of an amount adequate to provide for known and inherent losses in the loan portfolio in the normal course of business. While we believe the methodology used to establish the allowance for loan losses incorporates the best information available at the time, future adjustments to the level of the allowance may be necessary and the results of operations could be adversely affected should circumstances differ substantially from the assumptions initially used. We believe that the allowance for loan losses was established in conformity with generally accepted accounting principles; however, there can be no assurances that the regulatory agencies, after reviewing the loan portfolio, will not require management to increase the level of the allowance. Likewise, there can be no assurance that the existing allowance for loan losses is adequate should there be deterioration in the quality of any loans or changes in any of the factors discussed above. Any increases in the provision for loan losses resulting from such deterioration or change in condition could adversely affect our financial condition and results of operations.

   The following table describes the allocation of the allowance for loan losses among various categories of loans at the dates indicated.

                          At or for the Three Months ended March 31,             At December 31
                          -----------------------------------------    ----------------------------------
                                  2002                     2001               2001              2000
                          --------------------     ------------------- ----------------  ----------------
                                        % of Total          % of Total        % of Total        % of Total
                           Amount       Loans (1)  Amount   Loans (1)  Amount Loans (1)  Amount Loans (1)
                          ------        ---------- ------   ---------- ------ ---------- ------ ----------
                                                      (Dollars in thousands)
Loans:
Residential real estate.. $   62           13.73%   $ 62       17.81%  $   45    12.43%   $ 49     16.95%
Commercial mortgage......    400           34.27%    201       27.94%     312    31.31%    163     27.57%
Construction.............    422           29.09%    232       32.17%     387    28.71%    198     32.83%
Commercial and Industrial    330           19.87%    225       19.24%     306    24.01%    189     19.70%
Individuals..............    115            3.04%     41        2.84%      66     3.54%     31      2.95%
                           ------         ------    ----      ------   ------   ------    ----    ------
   Total loans........... $1,329          100.00%   $761      100.00%  $1,116   100.00%   $630    100.00%
                           ======         ======    ====      ======   ======   ======    ====    ======

--------

(1) Represents total of all outstanding loans in each category as a percent of total loans outstanding.

   The following table presents information regarding changes in the allowance for loan losses for the periods indicated:

                                                      At or for the Three
                                                         Months Ended     At or for the Years
                                                           March 31,      Ended December 31,
                                                      ------------------- -------------------
                                                        2002      2001      2001      2000
                                                       -------   -------   -------   -------
                                                              (Dollars in thousands)
Balance at the beginning of the period............... $ 1,116   $   630   $   630   $   241
Charge-offs:
   Commercial and industrial loans...................      --        --        13        --
   Loans to individuals..............................      --        --         4        --
                                                       -------   -------   -------   -------
       Total charge-offs.............................      --        --        17        --
                                                       -------   -------   -------   -------
Recoveries...........................................      --        --        --        --
                                                       -------   -------   -------   -------
Net charge-offs......................................      --        --        17        --
Provision for loan losses............................     213       131       503       389
                                                       -------   -------   -------   -------
Balance at the end of the period..................... $ 1,329   $   761   $ 1,116   $   630
                                                       =======   =======   =======   =======
Total loans outstanding at period-end................ $93,559   $58,561   $80,574   $48,469
Average loans outstanding for the period............. $85,833   $52,357   $65,906   $31,693
Allowance for loan losses to total loans outstanding.   1.42%     1.30%     1.38%     1.30%
Ratio of net charge-offs to average loans outstanding   0.00%     0.00%     0.03%     0.00%

Earnings Comparison for the Years Ended December 31, 2001 and 2000

   Net Income. Net income for the year ended December 31, 2001 was $307,000 compared with a net loss of $450,000 for the year ended December 31, 2000. On a per share basis, adjusted for the April 2002 stock split, basic earnings per share was $.21 in 2001 compared with a net loss per share of $.31 in the prior year. Return on average assets was 0.31% and (.91%) and return on average equity was 2.97% and (4.53%) for the years ended December 31, 2001 and 2000, respectively.

   Earnings for the year ended December 31, 2001 were positively impacted by strong growth in average earning assets and non-interest income. The full impact of the growth in average earning assets was mitigated by the sharp decline in short-term interest rates during the year. During 2001, there were increases in non-interest expense due to branch expansion in late 2000 and the provision for loan losses due to strong loan growth.

   Net Interest Income. Net interest income increased by $1.5 million or 63% from $2.3 million for the year ended December 31, 2000 to $3.8 million at December 31, 2001. Total interest income benefited from strong growth in average earning assets that offset the lower asset yields resulting from the drastic reduction in short-term interest rates.

   Total average earning assets increased $47.3 million or over 100% from an average of $47.2 million in 2000 to an average of $94.5 million in 2001. We experienced strong loan growth during 2001 with the average balance increasing by $34.2 million. Increases in average volume for investment securities and other earning assets were $4.7 million and $8.4 million, respectively. The net increase in total interest income was $3.1 million and resulted from an increase of $3.5 million due to the growth in average earning assets net of a decrease of $400,000 due to a decline in the yield on earning assets. Average interest-bearing liabilities increased by $40.1 million during 2001 of which $37.8 million was attributable to deposits and $2.3 million to borrowings. The net increase in interest expense of $1.6 million resulted from $1.8 million of additional expense due to growth in interest-bearing liabilities and a savings of $187,000 due to reductions in the cost of funds.

   Net interest margin is interest income earned on loans, securities and other earning assets, less interest expense paid on deposits and borrowings, expressed as a percentage of total average earning assets. The net interest margin for the year ended 2001 was 3.98% compared to 4.89% for 2000. The Federal Reserve Open Market Committee cut short-term interest rates eleven times during 2001 for a total of 475 basis points. The decline in net interest margin resulted from the differences between the terms and conditions of earning assets and interest-bearing liabilities. Interest rates on a significant portion of earning assets such as certain loans and short-term investments are tied to index rates including the prime lending rate and the Federal funds rate. Conversely, rates on a significant portion of interest-bearing liabilities such as certificates of deposits and borrowings remain fixed until maturity. When rates decline as sharply and quickly as experienced during the preceding twelve months, the income on certain earning assets declines immediately after a rate reduction and the impact on interest expense is delayed until such time as the instrument matures. The average yield on earning assets for 2001 was 7.58% or 109 basis points lower than the 8.67% for 2000. The cost of interest-bearing liabilities was 4.57% as compared with 5.21% for the prior year. The interest rate spread, which is the difference between the average yield on earning assets and the cost of interest-bearing funds, declined 45 basis points from 3.46% in 2000 to 3.01% in 2001.

   Tables 1 and 2 contain more detailed information concerning average balances, yields earned and rates paid.

   Provision for Loan Losses. Our provision for loan losses for 2001 was $502,000, representing a $113,000 or 29% increase over the $389,000 recorded for 2000. Provisions for loan losses are charged to income to bring the allowance for loan losses to a level deemed appropriate by management based on factors discussed under "Analysis of Allowance for Loan Losses." The increase in the 2001 provision, as compared to the 2000 provision, is principally due to the growth in total outstanding loans from $48.5 million at December 31, 2000 to $80.6 million at December 31, 2001. The allowance for loan losses was $1.1 million at December 31, 2001, representing 1.38% of total outstanding loans and 260% of non-performing loans. The allowance for loan losses at December 31, 2000 was $630,000 or 1.30% of total outstanding loans at that date.

   Non-Interest Income. Non-interest income increased by $325,000 or 198% to $489,000 for the year ended December 31, 2001 compared with $164,000 for the prior year. The largest components of non-interest income in the current year were $169,000 in customer service charges, $164,000 in mortgage loan origination fees, and $90,000 in service charges and fees on deposit accounts. Management expects mortgage loan origination fees to increase during 2002 given a stable interest rate environment. Additionally, management expects the level of other non-interest income to increase with the volume of deposit accounts and with the introduction of new products such as receivables factoring and investment services.

   Non-Interest Expenses. We incurred $3.4 million in non-interest expenses for the year ended December 31, 2001 compared with $2.5 million in the prior year. The 36% increase was primarily due to the branch expansion of Crescent State Bank during the prior year and the additional staff hired to support franchise growth. Two banking offices were opened during 2000, one in April and the other in December. The full annual impact of those locations on non-interest expense was not realized until 2001. The two categories of non-interest expense most impacted by the office and staff expansion are personnel and occupancy expense. These two categories accounted for $746,000 of the total $907,000 increase in non-interest expense.

   The largest component of non-interest expense for the year ended December 31, 2001 was personnel expense. Salaries and benefits expense was $1.7 million for the year ended December 31, 2001, representing a $578,000 or 52% increase over the $1.1 million recorded for the prior year. We added lending and support personnel during the year to accommodate the high rate of asset growth. Additionally, personnel costs for the office opened in December 2000 were minimal in the prior year when compared to the year ended December 31, 2001. We experienced increased employee benefit cost due to increases in health care. Management anticipates personnel expense to continue to increase as opportunities to hire quality employees present themselves.

   Occupancy expenses increased by $168,000 or 28% from $598,000 for the year ended December 31, 2000 to $766,000 for the current year. The increase is principally related to the branch expansion done in December 2000. A full year of occupancy expenses at the new facility accounted for $124,000 of the increase during the year ended December 31, 2001. We believe that occupancy expenses will increase in the near-term as we pursue growth in accordance with our strategic plan.

   Data processing expenses were $206,000 for the year ended December 31, 2001 compared with $167,000 for the prior year. The $39,000 or 23% increase was due to growth in account volumes, data line expenses for the new facility and contractual increases in data processing costs. Because data processing expense is tied closely to transaction and account volumes, these expenses should increase as we continue to grow.

   For the year ended December 31, 2001, other non-interest expenses increased by $122,000 to $772,000 compared with $650,000 for the prior year. The increase was primarily due to our continued growth. The largest components of other non-interest expenses include professional fees and services, office supplies and printing, advertising and loan related fees. We expect that as our complexity and size increases, expenses associated with these categories will continue to increase.

   Provision for Income Taxes. We had no recorded income tax expense or benefit in 2001 or 2000, principally due to the incurrence of net operating losses in prior years and adjustments to the valuation allowance associated with deferred tax assets. While we expect to recognize income tax expense during 2002, its effective tax rate should be significantly less than the statutory rates due to adjustments to the valuation allowance for the deferred tax assets.

Comparison of Financial Condition at March 31, 2002 and December 31, 2001

   Over the three-month period ended March 31, 2002, total assets declined by $1.3 million from $129.2 million at December 31, 2001 to $127.9 million at March 31, 2002. The decrease in total assets resulted from the maturity of a significant volume of high-cost certificates of deposit and a sharp decline in deposits to real estate escrow settlement accounts. Earning assets totaled $122.5 million or 96% of total assets at March 31, 2002 compared with $118.8 million or 92% of total assets as of December 31, 2001. Components of earning assets at March 31, 2002 are $93.6 million in gross loans, $22.1 million in investment securities and FHLB stock, $6.1 million in overnight investments and $768,000 in interest-bearing deposits with correspondent banks. Total deposits and stockholders' equity at March 31, 2002 were $111.9 million and $10.5 million compared to $113.2 million and $10.4 million, respectively, at December 31, 2001.

   Gross loans outstanding at March 31, 2002 increased by $13.0 million or 24% to $93.6 million compared to $80.6 million reported at December 31, 2001. The composition of the loan portfolio, by category, as of March 31, 2002 is 34% commercial mortgage loans, 29% construction loans, 20% commercial loans, 14% residential real estate loans and 3% consumer and other loans. The commercial mortgage category showed the most significant net increase growing $6.8 million from $25.3 million at December 31, 2001 to $32.1 million at March 31, 2002. The net growth in the construction loans category was $4.1 million, increasing from $23.2 million at December 31, 2001 to $27.3 million at March 31, 2002. Loans secured by residential real estate experienced net growth of $2.8 million during the three-month period ended March 31, 2002 from $10.0 million to $12.8 million. The commercial and consumer loan categories experienced net decreases of $764,000 and $9,000, respectively during the first quarter of 2002. The composition of the loan portfolio, by category, as of December 31, 2001 was 31% commercial mortgage loans, 29% construction loans, 24% commercial loans, 12% residential real estate loans and 4% consumer and other loans.

   We had an allowance for loan losses at March 31, 2002 of $1.3 million or 1.42% of total outstanding loans compared to $1.1 million or 1.38% of total outstanding loans at December 31, 2001. At March 31, 2002, there were no loans in non-accrual status, no loans 90 days or more past due and still accruing interest and two loans with an aggregate outstanding balance of $136,000 past due thirty days or more. At December 31, 2001, there was one loan in the amount of $429,000 in non-accrual status. Non-performing loans represented .53% of total outstanding loans at December 31, 2001. There were no loans past due 90 days or more and still accruing interest, and there were no other loans past due thirty days or more on December 31, 2001.

   We had investment securities with an amortized cost of $21.8 million at March 31, 2002. All investments are accounted for as available for sale under Financial Accounting Standards Board No. 115 and are presented at their fair market value of $21.9 million. The portfolio decreased by $900,000 or 4% compared with $22.8 million at December 31, 2001. Our investment in debt securities at March 31, 2002, consists of U.S. Government agency securities, collateralized mortgage obligations, mortgage-backed securities and municipal bonds. Additions to the investment portfolio included $529,000 in new purchases and $2,000 of net purchase discount accretion. Activities resulting in portfolio decreases included $600,000 in bond maturities, $643,000 of principal re-payments, and a $188,000 decline in the fair market value of the portfolio.

   Federal funds sold at March 31, 2002 are $6.1 million or $4.2 million less than the $10.3 million reported at December 31, 2001. We hold funds in overnight investments to provide liquidity for future loan demand and to satisfy fluctuations in deposit levels. During the first quarter of 2002, excess overnight funds were used to fund strong loan growth and pay-out high-cost certificates of deposit that had matured. Overnight funds tend to increase sharply at month-end due to several real estate settlement accounts maintained by bank customers.

   Interest-earning deposits held at correspondent banks declined by approximately $3.8 million from $4.6 million at December 31, 2001 to $768,000 at March 31, 2002. We previously owned a $3.0 million certificate of deposit with a correspondent bank that matured in February 2002. Excess interest-bearing deposits were primarily used to fund the strong loan demand satisfy deposit volume fluctuations.

   Non-earning assets decreased by approximately $5.1 million between December 31, 2001 and March 31, 2002. Non-interest bearing cash due from banks decreased by more than $5.6 million during the first quarter. Cash due from banks includes amounts represented by checks in the process of being collected through the Federal Reserve payment system. On December 31, 2001, there was a significant dollar volume of checks accepted for deposit and sent to the Federal Reserve Bank for processing. Funds represented by these checks were not yet collected and therefore could not be invested overnight. For more details regarding the increase in cash and cash equivalents, see the Cash Flow Statement. Other assets increased by $573,000 primarily due to the foreclosure on real estate securing a loan. For more details, see the section entitled Non-Performing Assets.

   At March 31, 2002, total deposits decreased by $1.3 million to $111.9 million from $113.2 million at December 31, 2001. Non interest-bearing demand deposits decreased by $6.6 million during the first quarter of 2002. We maintain a number of non interest-bearing real estate escrow accounts for settlement attorneys. Balances in these accounts fluctuate from month to month based on economic conditions and the activity in the local residential housing market. Deposit balances in real estate escrow accounts declined by approximately $7.9 million between December 31, 2001 and March 31, 2002. The interest-bearing deposit categories increased by $5.4 million during the first quarter of 2002 with time deposits growing by $4.4 million, statement savings by $460,000, money market by $355,000 and interest-bearing demand deposits by $179,000. The composition of the deposit base, by category, at March 31, 2002 is as follows: 45% time deposits, 20% money market and savings, 19% non-interest-bearing demand deposits, and 16% interest-bearing demand deposits. The composition of the deposit base, by category, at December 31, 2001 was 41% time deposits, 24% non-interest-bearing demand deposits, 19% money market and savings, and 16% interest-bearing demand deposits. Time deposits of $100,000 or more totaled $24.6 million at March 31, 2002 compared to $21.6 million at December 31, 2001. Brokered deposits at March 31, 2002 were $5.0 million. There were no brokered deposits at December 31, 2001.

   At March 31, 2002 and December 31, 2001, we had $5.0 million of borrowings with the Federal Home Loan Bank. The advance carries an interest rate of 4.44% and matures on July 6, 2011 but is continuously convertible every three months after July 7, 2003 to a variable rate at the three month London Inter-Bank Offering Rate.

   Accrued expenses and other liabilities decreased by $141,000 to $428,000 at March 31, 2002 compared with $569,000 at December 31, 2001. The decrease was due to the payment of federal and state income taxes and other previously accrued expenses.

   Between December 31, 2001 and March 31, 2002, total stockholders' equity rose by $99,000. The net increase resulted from net income for the first quarter of $215,000 and an $116,000 decline in the unrealized gain on investments available for sale.

Comparison of Financial Condition at December 31, 2001 and 2000

   Total assets at December 31, 2001 increased by $57.2 million or 79% to $129.2 million compared to $72.0 million at December 31, 2000. We had earning assets of $118.8 million at year-end December 31, 2001 consisting of $80.6 million in gross loans, $23.1 million in investment securities and Federal Home Loan Bank stock, $11.9 million in overnight investments and $3.0 million in a certificate of deposit with a correspondent bank. Total deposits as of December 31, 2001 increased by $51.5 million or 83% to $113.2 million compared to $61.7 million at December 31, 2000. Stockholders' equity was $10.4 million at December 31, 2001 compared to $10.0 million at December 31, 2000 for an increase of $456,000 or 6%.

   Gross loans increased by $32.1 million or 66% during 2001 from $48.5 million as of December 31, 2000 to $80.6 million at year-end 2001. The composition of the loan portfolio, by category, as of December 31, 2001 is as follows: 31% commercial mortgage loans, 29% construction loans, 24% commercial loans, 12% residential real estate loans and 4% consumer and other loans. The commercial real estate category experienced the most significant net increase growing $19.2 million from $29.3 million to $48.5 million. Commercial real estate consists of mortgages secured by commercial property and construction loans made to builders and secured by either residential or commercial property. Net increases in other loan categories included $9.8 million in commercial loans, $1.8 million in residential real estate and $1.5 million in consumer loans. The composition of the loan portfolio at December 31, 2000, by category, was 27% commercial mortgage loans, 33% construction loans, 20% commercial loans, 17% residential real estate loans and 3% consumer and other loans.

   The allowance for loan losses was $1,116,000 or 1.38% of total outstanding loans at December 31, 2001 and $630,000 or 1.30% of total outstanding loans at December 31, 2000. Despite the current economic slowdown, the credit quality of our loan portfolio remains high. At December 31, 2001, there was one loan in the amount of $429,000 in non-accrual status. Non-performing loans represented ..53% of total outstanding loans at December 31, 2001. There were no loans past due 90 days or more and still accruing interest, and there were no other loans past due thirty days or more on December 31, 2001.

   We had investment securities with an amortized cost of $22.5 million at December 31, 2001. All investments are accounted for as available for sale under Statement of Financial Accounting Standards No. 115 and are presented at their fair market value of $22.8 million. The portfolio increased by $9.2 million or 68% compared with $13.6 million at December 31, 2000. Our investment in debt securities at December 31, 2001, consisted of U.S. Government agency securities, collateralized mortgage obligations, mortgage-backed securities and municipal bonds. Additions to the investment portfolio included $16.7 million in new securities purchases, a $266,000 increase in the portfolio fair market value and $25,000 of net purchase discount accretion. Activities resulting in portfolio decreases included $4.6 million in security sales, $2.3 million in bond maturities, and $979,000 of principal re-payments.

   Federal funds sold increased by $4.0 million between December 31, 2000 and December 31, 2001 growing from $6.3 million to $10.3 million. We hold funds in overnight investments to provide liquidity for future loan demand and to satisfy fluctuations in deposit levels. Overnight funds tend to increase sharply at month-end due to several real estate settlement accounts maintained by bank customers. Approximately $4.4 million in federal funds sold at December 31, 2001 are attributable to the real estate settlement accounts.

   Non-earning assets increased by $7.6 million from $4.1 million at December 31, 2000 to $11.7 million at December 31, 2001. The entire increase is attributable to the cash and the non-interest bearing due from banks categories. We have a number of customers who are real estate settlement attorneys. These customers make large check deposits on or about the last day of the month. Funds represented by these large check deposits are considered in process of collection at December 31, 2001 and are not available for overnight investment. Approximately $5.4 million of the $10.1 million in cash and due from banks at December 31, 2001 is attributable to real estate settlement deposit relationships. Premises and equipment at December 31, 2001 is $851,000. The net decrease of $170,000 during 2001 resulted from new purchases of $151,000 net of depreciation of $321,000. Accrued interest receivable increased by $130,000 to $513,000 at December 31, 2001 as a result of the increase in earning assets. Other assets increased from $202,000 at December 31, 2000 to $267,000 at December 31, 2001 due to an increase in our net deferred tax assets.

   Total deposits increased $51.5 million or 83% from $61.7 million on December 31, 2000 to $113.2 on December 31, 2001. The composition of the deposit base, by category, at December 31, 2001 is as follows: 41% time deposits, 24% non-interest-bearing demand deposits, 19% money market and savings, and 16% interest-bearing demand deposits. All deposit categories experienced increases over the twelve-month period. Dollar and percentage increases by category were as follows: non-interest-bearing demand deposits, $18.7 million or 222%; time deposits, $17.2 million or 59%; interest-bearing demand deposits, $9.7 million or 116%; and money market and savings, $5.9 million or 37%. Time deposits of $100,000 or more totaled $21.6 million, or 20% of total deposits at December 31, 2001. The composition of deposits at December 31, 2000 was 47% time deposits, 13% interest-bearing demand deposits, 26% money market and savings, and 14% non-interest-bearing demand deposits. Time deposits of $100,000 or more at December 31, 2000 were $9.5 million or 15% of total deposits.

   At December 31, 2001, we had $5.0 million of borrowings with the Federal Home Loan Bank. The advance carries an interest rate of 4.44% and matures on July 6, 2011 but is continuously convertible every three months after July 7, 2003 to a variable rate at three month London Inter-Bank Offering Rate. There were no borrowings outstanding at December 31, 2000.

   Other liabilities increased by $245,000 to $569,000 at December 31, 2001 compared with $324,000 at December 31, 2000. This increase resulted primarily from an increase in income taxes payable of $137,000.

   Between December 31, 2000 and December 31, 2001, total stockholders' equity increased by $456,000. The net increase reflects our net income for the year of $307,000 and an increase in the market value of the available-for-sale investment portfolio of $149,000.

Investing Activities

   Securities to be held for indefinite periods of time and not intended to be held to maturity are classified as available for sale and carried at fair value with any unrealized gains or losses reflected as an adjustment to stockholders' equity. Securities held for indefinite periods of time include securities that management intends to use as part of its asset/liability management strategy and that may be sold in response to changes in interest rates and/or significant prepayment risks. It is our policy to classify all investment securities as available for sale.

   The following table summarizes the amortized costs, gross unrealized gains and losses and the resulting market value of securities available for sale at the dates indicated:

                                                March 31, 2002
                                    ---------------------------------------
                                                Gross      Gross
                                    Amortized unrealized unrealized  Fair
                                      cost      gains      losses    value
                                    --------- ---------- ---------- -------
                                            (Dollars in thousands)
     Securities available for sale:
     U.S. government and
       obligations of U.S.
       government agencies.........  $ 3,040     $ 68      $   -    $ 3,108
        Mortgage-backed............   17,970      220       (159)    18,031
        Municipal..................      806       --        (13)       793
                                     -------     ----      -----    -------
                                     $21,816     $288      $(172)   $21,932
                                     =======     ====      =====    =======

                                               December 31, 2001
                                    ---------------------------------------
                                                Gross      Gross
                                    Amortized unrealized unrealized  Fair
                                      cost      gains      losses    value
                                    --------- ---------- ---------- -------
                                            (Dollars in thousands)
     Securities available for sale:
         U.S. government and
          obligations of U.S.
          government agencies......  $ 3,761     $ 90       $  -    $ 3,851
         Mortgage-backed...........   18,489      261        (37)    18,713
         Municipal.................      278       --         (9)       269
                                     -------     ----       ----    -------
                                     $22,528     $351       $(46)   $22,833
                                     =======     ====       ====    =======

                                               December 31, 2000
                                  -------------------------------------------
                                                Gross       Gross
                                  Amortized  unrealized   unrealized   Fair
                                     cost       gains       losses     value
                                  ---------- ----------- -----------  -------
                                            (Dollars in thousands)
   Securities available for sale:
       U.S. government and
        obligations of U.S.
        government agencies...... $    4,764 $        24 $        (8) $ 4,780
       Mortgage-backed...........      8,585          63         (41)   8,607
       Municipal.................        201           1          --      202
                                  ---------- ----------- -----------  -------
                                  $   13,550 $        88 $       (49) $13,589
                                  ========== =========== ===========  =======

   The following table summarizes the amortized cost and recorded and market values of securities available-for-sale at March 31, 2002, by contractual maturity groups:

                                          Amortized      Fair
                                            Cost         Value
                                          ---------     -------
                                          (Dollars in thousands)
                 Amounts maturing:
                     Within One Year.....  $ 3,129     $ 3,158
                     One to Five Years...   10,425      10,630
                     Five to Ten Years...    7,339       7,243
                     Over Ten Years......      923         901
                                           -------      -------
                        Total............  $21,816     $21,932
                                           =======      =======

   The following table presents the carrying values, intervals of maturities or repricings, and weighted average yields of our investment portfolio at March 31, 2002:

                                                 Repricing or Maturing
                                    -----------------------------------------------
                                    Less than   One to    Five to  Over ten
                                    one year  five years ten years  years    Total
                                    --------- ---------- --------- -------- -------
                                                 (Dollars in thousands)
Securities available for sale:
    U.S. government agencies
       Balance.....................  $1,530    $ 1,578    $   --    $  --   $ 3,108
       Weighted average yield......    5.19%      5.84%       --       --      5.52%
    Mortgage-backed securities
       Balance.....................  $1,628    $ 8,946    $6,556    $ 901   $18,031
       Weighted average yield......    6.17%      6.38%     6.04%    5.58%     6.19%
    Municipal securities
       Balance.....................  $   --    $   106    $  687    $  --   $   793
       Weighted average yield......      --       3.10%     4.22%      --      4.07%
    Total
       Balance.....................  $3,158    $10,630    $7,243    $ 901   $21,932
       Weighted average yield......    5.69%      6.26%     5.86%    5.58%     6.02%

Lending Activities

   The following table presents, at the dates indicated, the composition of our loan portfolio by loan type:

                             At March 31,                 At December 31,
                          ------------------- ---------------------------------------
                                 2002                2001                2000
                          ------------------- ------------------- -------------------
                                   Percent of          Percent of          Percent of
                          Amount     Total    Amount     Total    Amount     Total
                          -------  ---------- -------  ---------- -------  ----------
                                            (Dollars in thousands)
Residential real estate.. $12,881    13.73%   $10,038    12.43%   $ 8,235    16.95%
Commercial mortgage......  32,142    34.27%    25,285    31.31%    13,397    27.57%
Construction.............  27,281    29.09%    23,189    28.71%    15,950    32.83%
Commercial and industrial  18,629    19.87%    19,393    24.01%     9,574    19.70%
Individuals..............   2,852     3.04%     2,863     3.54%     1,435     2.95%
                          -------   -------   -------   -------   -------   -------

Total loans..............  93,785   100.00%    80,768   100.00%    48,591   100.00%
                                    =======             =======             =======
Less:
Deferred loan fees.......    (226)               (194)               (122)
Allowance for loan losses  (1,329)             (1,116)               (630)
                          -------             -------             -------
Net loans................ $92,230             $79,458             $47,839
                          =======             =======             =======

   The following table presents at March 31, 2002 (i) the aggregate maturities of loans in the named categories of our loan portfolio and (ii) the aggregate amounts of such loans, by variable and fixed rates, that mature after one year:

                                             March 31, 2002
                              ---------------------------------------------
                              Within 1 Year 1-5 Years After 5 Years  Total
                              ------------- --------- ------------- -------
                                         (Dollars in thousands)
    Residential real estate..    $   273     $ 1,926     $10,682    $12,881
    Commercial mortgage......      3,277      27,343       1,522     32,142
    Construction.............     14,274      11,152       1,855     27,281
    Commercial and industrial      8,507       8,383       1,739     18,629
    Individuals..............        960       1,686         206      2,852
                                 -------     -------     -------    -------
           Total.............    $27,291     $50,490     $16,004    $93,785
                                 =======     =======     =======    =======
    Fixed rate loans.........                                       $26,153
    Variable rate loans......                                        40,341
                                                                    -------
                                                                    $66,494
                                                                    =======

Sources of Funding

  Deposit Activities

   The following table sets forth for the periods indicated the average balances outstanding and average interest rates for each or our major categories of deposits.

                                               Three Months Ended
                                                   March 31,          Year Ended December 31,
                                               -----------------  ------------------------------
                                                      2002             2001            2000
                                               -----------------  --------------  --------------
                                                Average   Average Average Average Average Average
                                                Balance    Rate   Balance  Rate   Balance  Rate
                                               --------   ------- ------- ------- ------- -------
                                                             (Dollars in thousands)
Interest-bearing NOW and money market accounts $ 35,930    1.96%  $27,303  2.63%  $14,530  3.90%
Time deposits greater than $100,000...........   20,456    4.02%   18,720  5.77%    5,919  6.55%
Other time deposits...........................   23,345    4.19%   25,720  5.78%   13,513  6.01%
                                               --------           -------         -------
   Total interest-bearing deposits............   79,731    3.22%   71,743  4.58%   33,962  5.21%
Demand and other non-interest-bearing deposits   20,507            13,704           4,715
                                               --------           -------         -------
   Total average deposits..................... $100,238    2.50%  $85,447  3.84%  $38,677  4.57%
                                               ========           =======         =======

   The following table presents the amounts and maturities of our certificates of deposit with balances of $100,000 or more at March 31, 2002:

                                               At March 31, 2002
                                               -----------------
                                                (In thousands)
               Remaining maturity:
                  Less than three months......      $ 4,326
                  Three through twelve months.       10,334
                  Over twelve months..........        9,805
                                                    -------
                      Total...................      $24,465
                                                    =======

  Borrowings

   As an additional source of funding, we use advances from the Federal Home Loan Bank of Atlanta. Outstanding advances at March 31, 2002 were as follows:

                           Maturity                             Interest Rate     Amount
                           --------                             ------------- --------------
                                                                              (In thousands)
July 6, 2011, callable on July 7, 2003 and quarterly thereafter     4.44%         $5,000
                                                                                  ------
                                                                                  $5,000
                                                                                  ======

   The following table summarizes balance and rate information for our borrowings as of the dates and for the periods indicated.

                                                At or for    At or for the Years
                                                the Three    Ended December 31,
                                               Months Ended  -------------------
                                              March 31, 2002    2001      2000
                                              --------------   ------    ----
                                                    (Dollars in thousands)
 Amounts outstanding at end of period:
 Advances from the Federal Home Loan Bank:
 Amount......................................     $5,000     $5,000      $ --
 Weighted average rate.......................       4.44%      4.44%       --
 Maximum amount outstanding at any month-end:
 Advances from the Federal Home Loan Bank....      5,000      5,000        --
 Averages during the period:
 Advances from the Federal Home Loan Bank
 Average balance.............................      5,000      2,562        --
 Weighted average rate.......................       4.44%      4.44%       --

   Pursuant to collateral agreements with the Federal Home Loan Bank, advances are secured by a blanket lien on the loan portfolio.

   Crescent also has available lines of credit totaling $17.6 million from correspondent banks at March 31, 2002, of which $5.0 million is outstanding.

Liquidity and Capital Resources

   Maintaining adequate liquidity while managing interest rate risk is the primary goal of our asset and liability management strategy. Liquidity is the ability to fund the needs of our borrowers and depositors, pay operating expenses, and meet regulatory liquidity requirements. Maturing investments, loan and mortgage-backed security principal repayments, deposit growth and borrowings from the Federal Home Loan Bank are presently the main sources of our liquidity. Our primary uses of liquidity are to fund loans and to make investments.

   As of March 31, 2002, liquid assets (cash and due from banks, interest-earning deposits with banks, federal funds sold and investment securities available for sale) were approximately $33.2 million, which represents 26% of total assets and 30% of total deposits. Supplementing this liquidity, we have available lines of credit from various correspondent banks of approximately $17.6 million of which $5.0 million is outstanding at March 31, 2002 and December 31, 2001. At March 31, 2002 and December 31, 2001,
outstanding commitments for undisbursed lines of credit and letters of credit amounted to $25.1 million and $24.9 million, respectively. Management intends to fund anticipated loan closings and operational needs through cash and cash equivalents on hand, brokered deposits, scheduled principal repayments from the loan and securities portfolios and anticipated increases in deposits.

   Certificates of deposits represented 45% of our total deposits at March 31, 2002 compared with 41% at December 31, 2001. Our growth strategy will include marketing efforts focused at increasing the relative volume of low cost transaction deposit accounts; however, time deposits will continue to play an important role in our funding strategy. Certificates of deposit of $100,000 or more represented 21% of our total deposits at March 31, 2002 compared to 19% at year-end December 31, 2001. While these deposits are generally considered rate sensitive, management believes the majority of them are relationship-oriented. While we will need to pay competitive rates to retain these deposits at maturity, there are other subjective factors that will determine our continued retention of those deposits.

   Under federal capital regulations, Crescent State Bank must satisfy certain minimum leverage ratio requirements and risk-based capital requirements. At December 31, 2001, Crescent State Bank's equity to asset ratio was 8.09%. All capital ratios place Crescent State Bank in excess of the minimum required to be deemed a well-capitalized bank by regulatory measures. Crescent State Bank's ratio of Tier I capital to risk-weighted assets at December 31, 2001 was 10.67%.

Capital Ratios

   We are subject to minimum capital requirements. See "SUPERVISION AND REGULATION." As the following table indicates, at March 31, 2002, we exceeded our regulatory capital requirements.

                                                 At March 31, 2002
                                           -----------------------------
                                                                 Well-
                                           Actual   Minimum   Capitalized
                                           Ratio  Requirement Requirement
                                           ------ ----------- -----------
       Crescent State Bank:
          Total risk-based capital ratio.. 11.14%    8.00%       10.00%
          Tier 1 risk-based capital ratio.  9.89%    4.00%        6.00%
          Leverage ratio..................  9.01%    4.00%        5.00%

       Crescent Financial Corporation:
          Total risk-based capital ratio.. 11.14%    8.00%          NA
          Tier 1 risk-based capital ratio.  9.89%    4.00%          NA
          Leverage ratio..................  9.01%    4.00%          NA

Asset/Liability Management

   Our asset/liability management, or interest rate risk management, program is focused primarily on evaluating and managing the composition of our assets and liabilities in view of various interest rate scenarios. Factors beyond our control, such as market interest rates and competition, may also have an impact on our interest income and interest expense.

   In the absence of other factors, the yield or return associated with our earning assets generally will increase from existing levels when interest rates rise over an extended period of time and, conversely, interest income will decrease when interest rates decline. In general, interest expense will increase when interest rates rise over an extended period of time and, conversely, interest expense will decrease when interest rates decline.

   Interest Rate Gap Analysis. As a part of our interest rate risk management policy, we calculate an interest rate "gap." Interest rate "gap" analysis is a common, though imperfect, measure of interest rate risk, which measures the relative dollar amounts of interest-earning assets and interest-bearing liabilities which reprice within a specific time period, either through maturity or rate adjustment. The "gap" is the difference between the amounts of such assets and liabilities that are subject to repricing. A "positive" gap for a given period means that the amount of interest-earning assets maturing or otherwise repricing within that period exceeds the amount of interest-bearing liabilities maturing or otherwise repricing within the same period. Accordingly, in a declining interest rate environment, an institution with a positive gap would generally be expected, absent the effects of other factors, to experience a decrease in the yield on its assets greater than the decrease in the cost of its liabilities and its income should be negatively affected. Conversely, the yield on assets for an institution with a positive gap would generally be expected to increase more quickly than the cost of funds in a rising interest rate environment, and such institution's net interest income generally would be expected to be positively affected by rising interest rates. Changes in interest rates generally have the opposite effect on an institution with a "negative gap."

   The table below sets forth the amounts of interest-earning assets and interest-bearing liabilities outstanding at March 31, 2002 that are projected to reprice or mature in each of the future time periods shown. Except as stated below, the amounts of assets and liabilities shown which reprice or mature within a particular period were determined in accordance with the contractual terms of the assets or liabilities. Loans with adjustable rates are shown as being due at the end of the next upcoming adjustment period. Money market deposit accounts and negotiable order of withdrawal or other transaction accounts are assumed to be subject to immediate repricing and depositor availability and have been placed in the shortest period. In making the gap computations, none of the assumptions sometimes made regarding prepayment rates and deposit decay rates have been used for any interest-earning assets or interest-bearing liabilities. In addition, the table does not reflect scheduled principal payments that will be received throughout the lives of the loans or investments. The interest rate sensitivity of our assets and liabilities illustrated in the following table would vary substantially if different assumptions were used or if actual experience differs from that indicated by such assumptions.

                                                     Terms to Repricing at March 31, 2002
                                               ------------------------------------------------
                                                        More Than More Than
                                               1 Year   1 Year to 3 Years to More Than
                                               or Less   3 Years   5 Years    5 Years   Total
                                               -------  --------- ---------- --------- --------
                                                            (Dollars in thousands)
INTEREST-EARNING ASSETS:
Loans receivable:
   Residential real estate.................... $11,147   $   957   $   777    $    --  $ 12,881
   Commercial mortgages.......................  18,114     4,583     4,057      5,388    32,142
   Construction...............................  27,281        --        --         --    27,281
   Commercial and industrial..................  13,082     2,888     2,659         --    18,629
   Individuals................................   1,353       814       685         --     2,852
Interest-earning deposits with banks..........     768        --        --         --       768
Federal funds sold............................   6,074        --        --         --     6,074
Investment securities available for sale......   4,175     6,512     4,565      6,680    21,932
Federal Home Loan Bank stock..................     250        --        --         --       250
                                               -------   -------   -------    -------  --------
       Total interest-earning assets.......... $82,244   $15,754   $12,743    $12,068  $122,809
                                               =======   =======   =======    =======  ========
INTEREST-BEARING LIABILITIES:
   Deposits:
       Money market, NOW and savings.......... $40,927   $    --   $    --    $    --  $ 40,927
       Time...................................  30,561    14,829     5,090         --    50,480
   Borrowings.................................      --        --        --      5,000     5,000
                                               -------   -------   -------    -------  --------
       Total interest-bearing liabilities..... $71,488   $14,829   $ 5,090    $ 5,000  $ 96,407
                                               =======   =======   =======    =======  ========
INTEREST SENSITIVITY GAP PER PERIOD........... $10,756   $   925   $ 7,653    $ 7,068  $ 26,402
CUMULATIVE INTEREST SENSITIVITY GAP........... $10,756   $11,681   $19,334    $26,402  $ 26,402
CUMULATIVE GAP AS A PERCENTAGE OF
  TOTAL INTEREST-EARNING ASSETS...............    8.76%     9.51%    15.74%     21.50%    21.50%
CUMULATIVE INTEREST-EARNING ASSETS AS
  A PERCENTAGE OF CUMULATIVE
  INTEREST-BEARING LIABILITIES................  115.05%   113.53%   118.56%    127.39%   127.39%

   Loans repricing after March 31, 2003 totaled $22.8 million and consist entirely of fixed rate loans.

Impact of Inflation and Changing Prices

   A commercial bank has an asset and liability composition that is distinctly different from that of a company with substantial investments in plant and inventory because the major portions of its assets are monetary in nature. As a result, a bank's performance may be significantly influenced by changes in interest rates. Although the banking industry is more affected by changes in interest rates than by inflation in the prices of goods and services, inflation is a factor that may influence interest rates. However, the frequency and magnitude of interest rate fluctuations do not necessarily coincide with changes in the general inflation rate. Inflation does affect operating expenses in that personnel expenses and the cost of supplies and outside services tend to increase more during periods of high inflation.

                                  MANAGEMENT

Directors

   The following individuals serve as directors of Crescent Financial Corporation and Crescent State Bank.

                      Position(s) Director                 Principal Occupation And Business
Name/Age                 Held     Since(1)                  Experience During Past 5 Years
--------              ----------- -------- -----------------------------------------------------------------
Michael G. Carlton     Director,    1998   President and Chief Executive Officer, Crescent Financial
(40)                   President           Corporation and Crescent State Bank, Cary, NC, 1998-Present;
                       and Chief           Vice President and Business Banking Manager, SouthTrust Bank,
                       Executive           Raleigh, NC 1997-1998.
                       Officer
Bruce I. Howell        Director     1998   President, Wake Technical Community College, Raleigh, NC.
(59)
James A. Lucas         Director     1998   Certified Public Accountant and Partner, James A. Lucas and
(50)                                       Company, LLP, Certified Public Accountants, Raleigh, NC.
Larry W. Pegram        Director     1998   Vice President of Administration, Secretary-Treasurer, PBM
(50)                                       Graphics, Inc., Durham, NC (commercial printing).
Brent D. Barringer     Director     1998   Attorney and Partner, Barringer, Barringer, Stephenson &
(42)                                       Schiller, LLP, Cary, NC.
Joseph S. Colson, Jr.  Director     1998   Retired from Lucent Technologies, Inc.; President, International
(54)                                       Regions and Professional Services, Lucent Technologies, 1997-
                                           1998; President AT&T Customer Business Unit, Lucent
                                           Technologies, both of Warren, NJ; Director, InterDigital
                                           Communications Corp., King of Prussia, PA (traded under symbol
                                           "IDCC" on Nasdaq).
Kenneth A. Lucas       Director     1998   President and Chief Executive Officer, The Tar Heel Companies
(47)                                       of North Carolina, Inc., Raleigh, NC (real estate property management and development, formerly named Tar Heel
                                           Management and Maintenance Co.); Secretary-Treasurer,
                                           Carolina Janitorial and Maintenance Supply, Inc., 1995-President;
                                           President and Chief Executive Officer, Tar Heel Commercial
                                           Realty, Inc., Raleigh, NC.
Sheila Hale Ogle       Director     1998   Owner and CEO, Media Research Planning & Placement, Inc.,
(62)                                       Cary, NC (advertising).
Jon S. Rufty           Director     1998   Owner and President, Rufty Homes, Inc., Cary, NC (residential
(47)                                       construction company).
Harry D. Stephenson    Director     1998   Retired from Cary Oil Company, Inc., Cary, NC
(69)
Stephen K. Zaytoun     Director     1998   Owner and President, Zaytoun & Associates, Inc., Cary, NC
(44)                                       (insurance agency).

--------
(1) Includes service as a director of Crescent State Bank which reorganized into the bank holding company form of organization in 2001.

Director Relationships

   Only one family relationship on the Board of Directors exists. James A. Lucas and Kenneth A. Lucas are brothers. Other than Mr. Colson, who serves on our Board of Directors, no director is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) thereof, or any company registered as an investment company under the Investment Company Act of 1940.

Director Compensation

   Board Fees. As of December 31, 2001, each director received $500 per board meeting attended and $100 per committee meeting attended except Mr. Carlton who did not receive any fees for committee meeting attendance. All fees were paid in the form of shares of stock of Crescent Financial Corporation pursuant to the Directors Compensation Plan which was adopted by the board in 2001.

   1999 Nonstatutory Stock Option Plan for Directors. The shareholders of Crescent State Bank approved the 1999 Nonstatutory Stock Option Plan for Directors at the 1999 annual meeting of shareholders. Under this plan, options covering 139,217 shares, as adjusted for the stock splits effected in the form of a 10% stock dividend paid in 2000 and the 12.5% stock dividends paid in 2001 and 2002, of Crescent State Bank's common stock were available for issuance to members of the Board of Directors and the board of any subsidiary. In connection with the reorganization of Crescent State Bank into the holding company form, which resulted in the creation of Crescent Financial Corporation in 2001, this plan was adopted by Crescent Financial Corporation and options under such plan are now options of Crescent Financial Corporation. All other initial provisions of this plan as approved by the shareholders in 1999 remain in effect.

Executive Officers

   Set forth below is certain information regarding the executive officers of Crescent Financial Corporation and Crescent State Bank.

                          Position
                            With
Name/Age                  Company                             Business Experience
--------              ---------------- ------------------------------------------------------------------
Michael G. Carlton    President, Chief President and Chief Executive Officer, Crescent Financial
(40)                  Executive        Corporation and Crescent State Bank, Cary, NC, 1998-Present; Vice
                      Officer, and     President and Business Banking Manager, SouthTrust Bank, Raleigh,
                      Director of the  NC 1997-1998.
                      Company and
                      Crescent State
                      Bank
Bruce W. Elder        Vice President   Vice President and Secretary, Crescent Financial Corporation and
(39)                  and Secretary    Senior Vice President and Chief Financial Officer, Crescent State
                      of the Company   Bank, Cary, NC, 1998-Present; Chief Financial Officer, Mutual
                      and Senior Vice  Community Savings Bank, SSB, Durham, NC, 1996-1998.
                      President and
                      Chief Financial
                      Officer of
                      Crescent State
                      Bank
Thomas E. Holder, Jr. Senior Vice      Senior Vice President and Senior Commercial Lender, Crescent State
(42)                  President and    Bank, Cary, NC, 1998-Present; Commercial Lending Officer,
                      Senior           Centura Bank, Raleigh, NC, 1997-1998.
                      Commercial
                      Lender of
                      Crescent State
                      Bank

   Executive Compensation. The Bank has entered into employment agreements with Michael G. Carlton, President and Chief Executive Officer, and Bruce W. Elder, Senior Vice President and Secretary.

   Mr. Carlton's employment agreement (dated December 31, 1998) and Mr. Elder's employment agreement (dated December 31, 2001) establish their duties and compensation and provide for their continued employment with Crescent State Bank. Mr. Carlton's employment agreement provides for an initial term of employment of three years with an automatic one-year extensions of the term on each anniversary of the date of the agreement. Mr. Elder's employment agreement is for a term of three years.

   Mr. Carlton's and Mr. Elder's employment agreements provide for annual base salaries, as adjusted for 2002, of $140,000 and $96,640, respectively, both of which are to be reviewed by the Board of Directors not less often than annually. In addition, the employment agreements provide for discretionary bonuses, participation in other pension, profit sharing, and retirement plans maintained by Crescent State Bank on behalf of its employees, as well as fringe benefits normally associated with the officers' positions or made available to all other employees.

   Both Mr. Carlton's and Mr. Elder's employment agreements provide that the officer may be terminated at any time by Crescent State Bank. However, unless the officers are terminated for cause, as defined in the employment agreements, the officers' rights to compensation and other benefits will not be prejudiced.

   Mr. Carlton's and Mr. Elder's employment agreements establish certain protections for each of them should they be terminated in connection with a change in control of Crescent State Bank. In the event of a "termination event" in connection with or within twenty-four months of a "change in control", each officer shall be entitled to terminate the agreement and receive 299% of his base amount of compensation as then in effect. At March 31, 2002 that amount would have been approximately $418,600 for Mr. Carlton and $289,000 for Mr. Elder.

   A "termination event" will occur if

  . the officer is assigned any duties or responsibilities that are inconsistent with his position, duties, responsibilities, or status which existed at the time of the change in control or with his reporting responsibilities or titles with Crescent State Bank in effect at the time of the change in control;

  . the officer's annual base salary is reduced below the annual amount in effect at the time of the change in control;

  . the officer's life insurance, medical or hospitalization insurance, disability insurance, stock option plans, stock purchase plans, deferred compensation plans, management retention plans, retirement plans, or similar plans or benefits being provided by Crescent State Bank to the officer as of the date of the change in control are reduced in their level, scope, or coverage, or any such insurance, plans, or benefits are eliminated unless such reduction or elimination applies proportionately to all salaried employees of Crescent State Bank who participated in such benefits prior to such change in control; or

  . the officer is transferred to a location which is an unreasonable distance from his current principal work location.

   A change in control of Crescent State Bank will occur if:

  . any individual or entity, directly or indirectly, acquires beneficial ownership of voting securities or acquires irrevocable proxies or any combination of voting stock and irrevocable proxies, representing 25% or more of any class of voting securities of Crescent State Bank, or acquires control in any manner of the election of a majority of the directors of Crescent State Bank;

  . Crescent State Bank consolidates or merges with or into another corporation, association, or entity where Crescent State Bank is not the surviving corporation; or

  . All or substantially all of the assets of Crescent State Bank are sold or otherwise transferred to or are acquired by any other corporation, association or other person, entity, or group.

   The following table shows the cash and certain other compensation paid to or received or deferred by Michael G. Carlton, Bruce W. Elder and Thomas E. Holder, Jr. for services in all capacities during 2001, 2000, 1999. No other current executive officer of Crescent Financial Corporation or Crescent State Bank received compensation for 2001 which exceeded $100,000. Mr. Carlton does not receive any additional compensation as President and Chief Executive Officer of Crescent Financial Corporation.

                          SUMMARY COMPENSATION TABLE

                                                                                    Long-Term
                                                                                   Compensation
                                                   Annual Compensation                Awards
                                        ------------------------------------------ ------------
                                                                    Other Annual
Name and Principal Position             Year Salary($) Bonus($)(1) Compensation(2)   Options
---------------------------             ---- --------- ----------- --------------- ------------
Michael G. Carlton,
  President and Chief Executive Officer 2001  130,000    15,822           0                0
                                        2000  110,000    11,352           0                0
                                        1999  101,500       950           0           55,687
Bruce W. Elder,
  Vice President and Secretary          2001   90,673    10,230           0                0
                                        2000   84,767     7,408           0                0
                                        1999   80,000       700           0           16,706
Thomas E. Holder, Jr.,
  Senior Vice President and Senior
  Commercial Lender                     2001   94,950    10,230           0                0
                                        2000   89,485     7,408           0                0
                                        1999   85,000       700           0           13,922

--------
(1) Bonuses are paid each year based on each prior year's results.
(2) Perquisites and other personal benefits did not exceed 10% of any officer's total salary in 2001, 2000, or 1999.

Stock Options

   The following table sets forth information with regard to stock options granted under Crescent State Bank's 1999 Incentive Stock Option Plan, which, upon the organization of Crescent Financial Corporation, was adopted as the Incentive Stock Option Plan of Crescent Financial Corporation. There are currently 203,693 shares, as adjusted for the stock splits effected in the form of a 10% stock dividend paid in 2000 and 12.5% stock dividends paid in both 2001 and 2002, that may be issued under this plan. No options were granted during the fiscal year ended December 31, 2001.

                Aggregated Option Exercises in Fiscal Year 2001
                       And Fiscal Year End Option Values

                                          Number of Securities
                                         Underlying Unexercised     Value of Unexercised
                       Shares                  Options at          In-the-Money Options at
                      Acquired              December 31, 2001         December 31, 2001
                         on     Value   ------------------------- -------------------------
Name                  Exercise Realized Exercisable/Unexercisable Exercisable/Unexercisable
----                  -------- -------- ------------------------- -------------------------
Michael G. Carlton...    0        0          41,765 / 13,922                0 / 0
Bruce W. Elder.......    0        0           12,529 / 4,177                0 / 0
Thomas E. Holder, Jr.    0        0           10,441 / 3,481                0 / 0

Beneficial Ownership of Voting Securities

   As of March 31, 2002, no shareholder known to management owned more than 5% of our common stock.

   As of March 31, 2002, the beneficial ownership of our common stock, by directors individually, and by directors and executive officers as a group, was as follows:

                                              Amount and Nature Percent
                                                of Beneficial     of
         Name and Address of Beneficial Owner Ownership (1)(2)   Class
         ------------------------------------ ----------------- -------
         Brent D. Barringer..................       21,750(3)     1.49
           Cary, North Carolina
         Michael G. Carlton..................       68,312(4)     4.54
           Cary, North Carolina
         Joseph S. Colson, Jr................       42,696        2.91
           Cary, North Carolina
         Bruce I. Howell.....................       24,074(5)     1.64
           Cary, North Carolina
         James A. Lucas......................       72,504        4.93
           Cary, North Carolina
         Kenneth A. Lucas....................       63,060        4.29
           Garner, North Carolina
         Sheila Hale Ogle....................       23,519        1.61
           Cary, North Carolina
         Larry W. Pegram.....................       22,182        1.52
           Cary, North Carolina
         Jon S. Rufty........................       22,188(6)     1.52
           Cary, North Carolina
         Harry D. Stephenson.................       22,041        1.51
           Cary, North Carolina
         Stephen K. Zaytoun..................       15,981        1.10
           Raleigh, North Carolina
         All Directors and Executive Officers
           as a Group(13 persons)............      425,034       25.68

--------
(1) Except as otherwise noted, to the best knowledge of our management, the above individuals and group exercise sole voting and investment power with respect to all shares shown as beneficially owned other than the following shares as to which such powers are shared: Mr. Barringer--9,140 shares; Mr. Carlton--277 shares; and Mr. Stephenson--7,287 shares;
(2) Included in the beneficial ownership tabulations are options to purchase the following shares of our common stock: Mr. Barringer--8,172 shares; Mr. Carlton--53,019 shares; Mr. Colson--18,493 shares; Mr. Howell--13,926 shares; Mr. J. Lucas--19,904 shares; Mr. K. Lucas--19,903 shares; Ms. Ogle--10,091 shares; Mr. Pegram--9,110 shares; Mr. Rufty--9,322 shares; Mr. Stephenson--11,457 shares; Mr. Zaytoun--8,172 shares.
(3) Includes 822 shares held in Mr. Barringer's spouse's SEP/IRA account.
(4) Includes 137 shares held by Mr. Carlton as custodian for minor children.
(5) Includes 417 shares held by Mr. Howell's spouse and 276 shares held by Mr. Howell as custodian for his minor children.
(6) Includes 1,389 shares held by Mr. Rufty's spouse and 1,739 shares held by Mr. Rufty as custodian for his minor children.

                          SUPERVISION AND REGULATION

Regulation of Crescent State Bank

   Crescent State Bank is extensively regulated under both federal and state law. Generally, these laws and regulations are intended to protect depositors and borrowers, not shareholders. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to the particular statutory and regulatory provisions. Any change in applicable law or regulation may have a material effect on the business of Crescent Financial Corporation and Crescent State Bank.

   State Law. Crescent State Bank is subject to extensive supervision and regulation by the North Carolina Commissioner of Banks. The Commissioner oversees state laws that set specific requirements for bank capital and regulate deposits in, and loans and investments by, banks, including the amounts, types, and in some cases, rates. The Commissioner supervises and performs periodic examinations of North Carolina-chartered banks to assure compliance with state banking statutes and regulations, and Crescent State Bank is required to make regular reports to the Commissioner describing in detail the resources, assets, liabilities and financial condition of Crescent State Bank. Among other things, the Commissioner regulates mergers and consolidations of state-chartered banks, the payment of dividends, loans to officers and directors, record keeping, types and amounts of loans and investments, and the establishment of branches.

   Deposit Insurance. As a member institution of the FDIC, Crescent State Bank's deposits are insured up to a maximum of $100,000 per depositor through the Bank Insurance Fund, administered by the FDIC, and each member institution is required to pay semi-annual deposit insurance premium assessments to the FDIC. The Bank Insurance Fund assessment rates have a range of 0 cents to 27 cents for every $100 in assessable deposits. Banks with no premium are subject to an annual statutory minimum assessment.

   Capital Requirements. The federal banking regulators have adopted certain risk-based capital guidelines to assist in the assessment of the capital adequacy of a banking organization's operations for both transactions reported on the balance sheet as assets and transactions, such as letters of credit, and recourse arrangements, which are recorded as off balance sheet items. Under these guidelines, nominal dollar amounts of assets and credit equivalent amounts of off balance sheet items are multiplied by one of several risk adjustment percentages which range from 0% for assets with low credit risk, such as certain U.S. Treasury securities, to 100% for assets with relatively high credit risk, such as business loans.

   A banking organization's risk-based capital ratios are obtained by dividing its qualifying capital by its total risk adjusted assets. The regulators measure risk-adjusted assets, which include off balance sheet items, against both total qualifying capital (the sum of Tier 1 capital and limited amounts of Tier 2 capital) and Tier 1 capital. "Tier 1," or core capital, includes common equity, qualifying noncumulative perpetual preferred stock and minority interests in equity accounts of consolidated subsidiaries, less goodwill and other intangibles, subject to certain exceptions. "Tier 2," or supplementary capital, includes among other things, limited-life preferred stock, hybrid capital instruments, mandatory convertible securities, qualifying subordinated debt, and the allowance for loan and lease losses, subject to certain limitations and less required deductions. The inclusion of elements of Tier 2 capital is subject to certain other requirements and limitations of the federal banking agencies. Banks and bank holding companies subject to the risk-based capital guidelines are required to maintain a ratio of Tier 1 capital to risk-weighted assets of at least 4% and a ratio of total capital to risk-weighted assets of at least 8%. The appropriate regulatory authority may set higher capital requirements when particular circumstances warrant. As of December 31, 2001, Crescent State Bank was classified as "well-capitalized" with Tier 1 and Total Risk-Based Capital of 9.51% and 10.67% respectively.

   The federal banking agencies have adopted regulations specifying that they will include, in their evaluations of a bank's capital adequacy, an assessment of the bank's interest rate risk exposure. The standards for measuring the adequacy and effectiveness of a banking organization's interest rate risk management include a measurement of board of director and senior management oversight, and a determination of whether a banking organization's procedures for comprehensive risk management are appropriate for the circumstances of the specific banking organization.

   Failure to meet applicable capital guidelines could subject a banking organization to a variety of enforcement actions, including limitations on its ability to pay dividends, the issuance by the applicable regulatory authority of a capital directive to increase capital and, in the case of depository institutions, the termination of deposit insurance by the FDIC, as well as the measures described under the "Federal Deposit Insurance Corporation Improvement Act of 1991" below, as applicable to undercapitalized institutions. In addition, future changes in regulations or practices could further reduce the amount of capital recognized for purposes of capital adequacy. Such a change could affect the ability of Crescent State Bank to grow and could restrict the amount of profits, if any, available for the payment of dividends to the shareholders.

   Federal Deposit Insurance Corporation Improvement Act of 1991. In December 1991, Congress enacted the Federal Deposit Insurance Corporation Improvement Act of 1991, which substantially revised the bank regulatory and funding provisions of the Federal Deposit Insurance Act and made significant revisions to several other federal banking statutes. The FDIC Improvement Act provides for, among other things:

  . publicly available annual financial condition and management reports for certain financial institutions, including audits by independent accountants,

  . the establishment of uniform accounting standards by federal banking agencies,

  . the establishment of a "prompt corrective action" system of regulatory supervision and intervention, based on capitalization levels, with greater scrutiny and restrictions placed on depository institutions with lower levels of capital,

  .   additional grounds for the appointment of a conservator or receiver, and

  . restrictions or prohibitions on accepting brokered deposits, except for institutions which significantly exceed minimum capital requirements.

   The FDIC Improvement Act also provides for increased funding of the FDIC insurance funds and the implementation of risk-based premiums.

   A central feature of the FDIC Improvement Act is the requirement that the federal banking agencies take "prompt corrective action" with respect to depository institutions that do not meet minimum capital requirements. Pursuant to the FDIC Improvement Act, the federal bank regulatory authorities have adopted regulations setting forth a five-tiered system for measuring the capital adequacy of the depository institutions that they supervise. Under these regulations, a depository institution is classified in one of the following capital categories: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." An institution may be deemed by the regulators to be in a capitalization category that is lower than is indicated by its actual capital position if, among other things, it receives an unsatisfactory examination rating with respect to asset quality, management, earnings or liquidity.

   The FDIC Improvement Act provides the federal banking agencies with significantly expanded powers to take enforcement action against institutions which fail to comply with capital or other standards. Such action may include the termination of deposit insurance by the FDIC or the appointment of a receiver or conservator for the institution. The FDIC Improvement Act also limits the circumstances under which the FDIC is permitted to provide financial assistance to an insured institution before appointment of a conservator or receiver.

   International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001. On October 26, 2001, the USA Patriot Act of 2001 was enacted. This act contains the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, which sets forth anti-money laundering measures affecting

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insured depository institutions, broker-dealers and other financial institutions. The Act requires U.S. financial institutions to adopt new policies and procedures to combat money laundering and grants the Secretary of the Treasury broad authority to establish regulations and to impose requirements and restrictions on the operations of financial institutions. We have not as yet determined the impact that this act will have on our operations although the impact is not expected to be material.

   Miscellaneous. The dividends that may be paid by Crescent State Bank are subject to legal limitations. In accordance with North Carolina banking law, dividends may not be paid unless Crescent State Bank's capital surplus is at least 50% of its paid-in capital. Dividends may only b paid out of retained earnings.

   Our earnings will be affected significantly by the policies of the Federal Reserve Board, which is responsible for regulating the United States money supply in order to mitigate recessionary and inflationary pressures. Among the techniques used to implement these objectives are open market transactions in United States government securities, changes in the rate paid by banks on bank borrowings, and changes in reserve requirements against bank deposits. These techniques are used in varying combinations to influence overall growth and distribution of bank loans, investments, and deposits, and their use may also affect interest rates charged on loans or paid for deposits.

   The monetary policies of the Federal Reserve Board have had a significant effect on the operating results of commercial banks in the past and are expected to continue to do so in the future. In view of changing conditions in the national economy and money markets, as well as the effect of actions by monetary and fiscal authorities, no prediction can be made as to possible future changes in interest rates, deposit levels, loan demand or the business and earnings of Crescent State Bank.

   We cannot predict what legislation might be enacted or what regulations might be adopted, or if enacted or adopted, the effect thereof on our operations.

Regulation of Crescent Financial Corporation

   Federal Regulation. We are subject to examination, regulation and periodic reporting under the Bank Holding Company Act of 1956, as administered by the Federal Reserve Board. The Federal Reserve Board has adopted capital adequacy guidelines for bank holding companies on a consolidated basis.

   We are required to obtain the prior approval of the Federal Reserve Board to acquire all, or substantially all, of the assets of any bank or bank holding company. Prior Federal Reserve Board approval is required in order for us to acquire direct or indirect ownership or control of any voting securities of any bank or bank holding company if, after giving effect to such acquisition, it would, directly or indirectly, own or control more than five percent of any class of voting shares of such bank or bank holding company.

   The merger or consolidation of Crescent Financial Corporation with another bank holding company, or the acquisition by Crescent Financial Corporation of assets of another bank, or the assumption of liability by Crescent Financial Corporation to pay any deposits in another bank, will require the prior written approval of the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended. In addition, in certain cases an application to, and the prior approval of the North Carolina Banking Commission may be required.

   We are required to give the Federal Reserve Board prior written notice of any purchase or redemption of its outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of our consolidated net worth. The Federal Reserve Board may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe and unsound practice, or would violate any law, regulation, Federal Reserve Board order or directive, or any condition imposed by, or written agreement with, the Federal Reserve Board. Such notice and approval is not required for a bank holding company that would be

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treated as "well capitalized" under applicable regulations of the Federal
Reserve Board, that has received a composite "1" or "2" rating at its most recent bank holding company inspection by the Federal Reserve Board, and that is not the subject of any unresolved supervisory issues.

   Our status as a registered bank holding company under the Bank Holding Company Act does not exempt us from federal and state laws and regulations applicable to corporations generally, including, without limitation, the federal securities laws.

   In addition, a bank holding company is prohibited generally from engaging in, or acquiring five percent or more of any class of voting securities of any company engaged in, non-banking activities. One of the principal exceptions to this prohibition is for activities found by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Some of the principal activities that the Federal Reserve Board has determined by regulation to be so closely related to banking as to be a proper incident thereto are:

  .   making or servicing loans;

  .   performing certain data processing services;

  .   providing discount brokerage services;

  .   acting as fiduciary, investment or financial advisor;

  .   leasing personal or real property;

  . making investments in corporations or projects designed primarily to promote community welfare; and

  .   acquiring a savings and loan association.

   In evaluating a written notice of such an acquisition, the Federal Reserve Board will consider various factors, including among others the financial and managerial resources of the notifying bank holding company and the relative public benefits and adverse effects which may be expected to result from the performance of the activity by an affiliate of such company. The Federal Reserve Board may apply different standards to activities proposed to be commenced de novo and activities commenced by acquisition, in whole or in part, of a going concern. The required notice period may be extended by the Federal Reserve Board under certain circumstances, including a notice for acquisition of a company engaged in activities not previously approved by regulation of the Federal Reserve Board. If such a proposed acquisition is not disapproved or subjected to conditions by the Federal Reserve Board within the applicable notice period, it is deemed approved by the Federal Reserve Board.

   However, with the passage of the Gramm-Leach-Bliley Financial Services Modernization Act of 1999, which became effective on March 11, 2000, the types of activities in which a bank holding company may engage were significantly expanded. Subject to various limitations, the Gramm-Leach-Bliley Act generally permits a bank holding company to elect to become a "financial holding company." A financial holding company may affiliate with securities firms and insurance companies and engage in other activities that are "financial in nature." Among the activities that are deemed "financial in nature" are, in addition to traditional lending activities, securities underwriting, dealing in or making a market in securities, sponsoring mutual funds and investment companies, insurance underwriting and agency activities, certain merchant banking activities and activities that the Federal Reserve Board considers to be closely related to banking.

   A bank holding company may become a financial holding company under the Gramm-Leach-Bliley Act if each of its subsidiary banks is "well capitalized" under the Federal Deposit Insurance Corporation Improvement Act prompt corrective action provisions, is well managed and has at least a satisfactory rating under the Community Reinvestment Act. In addition, the bank holding company must file a declaration with the Federal Reserve Board that the bank holding company wishes to become a financial holding company. A bank holding company that falls out of compliance with these requirements may be required to cease engaging in some of its activities. Crescent Financial Corporation has not yet elected to become a financial holding company.

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   Under the Gramm-Leach-Bliley Act, the Federal Reserve serves as the primary
"umbrella" regulator of financial holding companies, with supervisory authority over each parent company and limited authority over its subsidiaries. Expanded financial activities of financial holding companies generally will be regulated according to the type of such financial activity: banking activities by banking regulators, securities activities by securities regulators and insurance activities by insurance regulators. The Gramm-Leach-Bliley Act also imposes additional restrictions and heightened disclosure requirements regarding private information collected by financial institutions. We cannot predict the full sweep of the new legislation.

   Capital Requirements. The Federal Reserve Board uses capital adequacy guidelines in its examination and regulation of bank holding companies. If capital falls below minimum guidelines, a bank holding company may, among other things, be denied approval to acquire or establish additional banks or non-bank businesses.

   The Federal Reserve Board's capital guidelines establish the following minimum regulatory capital requirements for bank holding companies:

  . a leverage capital requirement expressed as a percentage of adjusted total assets;

  . a risk-based requirement expressed as a percentage of total risk-weighted assets; and

  . a Tier 1 leverage requirement expressed as a percentage of adjusted total assets.

   The leverage capital requirement consists of a minimum ratio of total capital to total assets of 4%, with an expressed expectation that banking organizations generally should operate above such minimum level. The risk-based requirement consists of a minimum ratio of total capital to total risk-weighted assets of 8%, of which at least one-half must be Tier 1 capital (which consists principally of shareholders' equity). The Tier 1 leverage requirement consists of a minimum ratio of Tier 1 capital to total assets of 3% for the most highly-rated companies, with minimum requirements of 4% to 5% for all others.

   The risk-based and leverage standards presently used by the Federal Reserve Board are minimum requirements, and higher capital levels will be required if warranted by the particular circumstances or risk profiles of individual banking organizations. Further, any banking organization experiencing or anticipating significant growth would be expected to maintain capital ratios, including tangible capital positions (i.e., Tier 1 capital less all intangible assets), well above the minimum levels.

   The Federal Reserve Board's regulations provide that the foregoing capital requirements will generally be applied on a bank-only (rather than a consolidated) basis in the case of a bank holding company with less than $150 million in total consolidated assets.

   Source of Strength for Subsidiaries. Bank holding companies are required to serve as a source of financial strength for their depository institution subsidiaries, and, if their depository institution subsidiaries become undercapitalized, bank holding companies may be required to guarantee the subsidiaries' compliance with capital restoration plans filed with their bank regulators, subject to certain limits.

   Dividends. As a bank holding company that does not, as an entity, currently engage in separate business activities of a material nature, our ability to pay cash dividends and to service holding company obligations depends primarily upon the cash dividends we receive from Crescent State Bank. At present, our only source of income is dividends paid by Crescent State Bank and interest earned on any investment securities we hold. We must pay our expenses from funds we receive from Crescent State Bank or from investment securities we hold. Therefore, shareholders may receive dividends from us only to the extent that funds are available after payment of our expenses and the board decides to declare a dividend. In addition, the Federal Reserve Board generally prohibits bank holding companies from paying dividends except out of operating earnings, and the prospective rate of earnings retention appears consistent with the bank holding company's capital needs, asset quality and overall financial condition. We expect that, for the foreseeable future, any dividends paid by Crescent State Bank

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to us will likely be limited to amounts needed to pay any separate expenses of
Crescent Financial Corporation and/or to make required payments on our debt obligations, including the debentures which will fund the interest payments on our trust preferred securities.

   The FDIC Improvement Act requires the federal bank regulatory agencies biennially to review risk-based capital standards to ensure that they adequately address interest rate risk, concentration of credit risk and risks from non-traditional activities and, since adoption of the Riegle Community Development and Regulatory Improvement Act of 1994, to do so taking into account the size and activities of depository institutions and the avoidance of undue reporting burdens. In 1995, the agencies adopted regulations requiring as part of the assessment of an institution's capital adequacy the consideration of (a) identified concentrations of credit risks, (b) the exposure of the institution to a decline in the value of its capital due to changes in interest rates and (c) the application of revised conversion factors and netting rules on the institution's potential future exposure from derivative transactions.

   In addition, the agencies in September 1996 adopted amendments to their respective risk-based capital standards to require banks and bank holding companies having significant exposure to market risk arising from, among other things, trading of debt instruments, (1) to measure that risk using an internal value-at-risk model conforming to the parameters established in the agencies' standards and (2) to maintain a commensurate amount of additional capital to reflect such risk. The new rules were adopted effective January 1, 1997, with compliance mandatory from and after January 1, 1998.

   Under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), depository institutions are liable to the FDIC for losses suffered or anticipated by the FDIC in connection with the default of a commonly controlled depository institution or any assistance provided by the FDIC to such an institution in danger of default. This law is applicable to the extent that Crescent Financial Corporation maintains as a separate subsidiary a depository institution in addition to Crescent State Bank.

   Subsidiary banks of a bank holding company are subject to certain quantitative and qualitative restrictions imposed by the Federal Reserve Act on any extension of credit to, or purchase of assets from, or letter of credit on behalf of, the bank holding company or its subsidiaries, and on the investment in or acceptance of stocks or securities of such holding company or its subsidiaries as collateral for loans. In addition, provisions of the Federal Reserve Act and Federal Reserve Board regulations limit the amounts of, and establish required procedures and credit standards with respect to, loans and other extensions of credit to officers, directors and principal shareholders of Crescent State Bank, Crescent Financial Corporation, any subsidiary of Crescent Financial Corporation and related interests of such persons. Moreover, subsidiaries of bank holding companies are prohibited from engaging in certain tie-in arrangements (with the holding company or any of its subsidiaries) in connection with any extension of credit, lease or sale of property or furnishing of services.

   Any loans by a bank holding company to a subsidiary bank are subordinate in right of payment to deposits and to certain other indebtedness of the subsidiary bank. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank would be assumed by the bankruptcy trustee and entitled to a priority of payment. This priority would also apply to guarantees of capital plans under the FDIC Improvement Act.

Interstate Branching

   Under the Riegle Community Development and Regulatory Improvement Act, the Federal Reserve Board may approve bank holding company acquisitions of banks in other states, subject to certain aging and deposit concentration limits. As of June 1, 1997, banks in one state may merge with banks in another state, unless the other state has chosen not to implement this section of the Riegle Act. These mergers are also subject to similar aging and deposit concentration limits.

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   North Carolina "opted-in" to the provisions of the Riegle Act. Since July 1,
1995, an out-of-state bank that did not already maintain a branch in North Carolina was permitted to establish and maintain a de novo branch in North Carolina, or acquire a branch in North Carolina, if the laws of the home state of the out-of-state bank permit North Carolina banks to engage in the same activities in that state under substantially the same terms as permitted by North Carolina. Also, North Carolina banks may merge with out-of-state banks, and an out-of-state bank resulting from such an interstate merger transaction may maintain and operate the branches in North Carolina of a merged North Carolina bank, if the laws of the home state of the out-of-state bank involved in the interstate merger transaction permit interstate merger.

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                         DESCRIPTION OF CAPITAL STOCK

   The following is a summary of the material provisions of our Articles of Incorporation and Bylaws.

General

   Our Articles of Incorporation authorize the issuance of 25,000,000 shares of capital stock, consisting of 20,000,000 shares of common stock, par value $1.00 per share, and 5,000,000 shares of preferred stock at no par value.

   Upon completion of the offerings, assuming we exercise our option to increase the number of shares being offered by 90,000 shares, there will be 2,140,718 shares of common stock outstanding and no shares of preferred stock issued and outstanding. Up to an additional 342,910 shares of common stock will be issuable upon exercise of outstanding options granted under the Incentive Stock Option Plan and Nonstatutory Stock Option Plan. See "MANAGEMENT--Director Compensation--1999 Nonstatutory Stock Option Plan forDirectors" and "MANAGEMENT--Stock Options."

Common Stock

   Dividend Rights. As a North Carolina corporation, we are not directly subject to the restrictions on the payment of dividends applicable to Crescent State Bank. Holders of shares of our common stock are entitled to receive such cash dividends as our Board of Directors may declare out of funds legally available therefor. However, our payment of dividends will be subject to the restrictions of North Carolina law applicable to the declaration of dividends by a business corporation. Under such provisions, cash dividends may not be paid if a corporation will not be able to pay its debts as they become due in the usual course of business after making such cash dividend distribution or the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed to satisfy certain liquidation preferential rights. Our ability to pay dividends to holders of shares of our common stock is, at least at the present time, largely dependent upon the amount of dividends Crescent State Bank pays to us.

   Voting Rights. Each share of our common stock entitles the holder thereof to one vote on all matters upon which shareholders have the right to vote. In addition, if our Board of Directors consists of nine (9) or more directors, its members will be classified so that approximately one-third of the directors will be elected each year. Shareholders are not entitled to cumulate their votes for the election of directors.

   Liquidation Rights. In the event of any liquidation, dissolution or winding up of Crescent Financial Corporation, the holders of shares of our common stock are entitled to receive, after payment of all debts and liabilities, all of our remaining assets available for distribution in cash or in kind. In the event of any liquidation, dissolution or winding up of Crescent State Bank, we, as the holder of all shares of Crescent State Bank common stock, would be entitled to receive payment of all debts and liabilities of Crescent State Bank (including all deposits and accrued interest thereon) and all remaining assets of Crescent State Bank available for distribution in cash or in kind.

   Preemptive Rights; Redemption. Holders of shares of our common stock are not entitled to preemptive rights with respect to any shares that may be issued. Our common stock is not subject to call or redemption.

Preferred Stock

   There are no shares of preferred stock issued and outstanding. The authorized preferred stock is available for issuance from time to time at the discretion of our Board of Directors without shareholder approval. The Board of

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Directors has the authority to prescribe for each series of preferred stock it establishes the number of shares in that series, the number of votes (if any) to which the shares in that series are entitled, the consideration for the shares in that series, and the designations, powers, preferences and other rights, qualifications, limitations or restrictions of the shares in that series. Depending upon the rights prescribed for a series of preferred stock, the issuance of preferred stock could have an adverse effect on the voting power of the holders of common stock and could adversely affect holders of common stock by delaying or preventing a change in control, making removal of our present management more difficult or imposing restrictions upon the payment of dividends and other distributions to the holders of common stock.

Authorized But Unissued Shares

   North Carolina law does not require shareholder approval for any issuance of authorized shares. Authorized but unissued shares may be used for a variety of corporate purposes, including future public or private offerings to raise additional capital or to facilitate corporate acquisitions. One of the effects of the existence of authorized but unissued shares may be to enable the Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the shareholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Certain Articles and Bylaw Provisions Having Potential Anti-Takeover Effects

   General. The following is a summary of the material provisions of our Articles of Incorporation and Bylaws which address matters of corporate governance and the rights of shareholders. Certain of these provisions may delay or prevent takeover attempts not first approved by our Board of Directors (including takeovers which certain shareholders may deem to be in their best interests). These provisions also could delay or frustrate the removal of incumbent directors or the assumption of control by shareholders. All references to the Articles of Incorporation and Bylaws are to our Articles of Incorporation and Bylaws in effect as of the date of this prospectus.

   Classification of the Board of Directors. The Bylaws provide for a number of directors to be not less than seven (7) nor more than fifteen (15) and if the number of directors is nine (9) or more (the number of directors is currently 11), the board shall be divided into three classes which shall be as nearly equal in number as possible. If there are nine (9) or more directors, each director shall serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which the director was elected (except for certain initial directors whose terms may be shorter than three years as necessary to effect the classification process). A director elected to fill a vacancy shall serve only until the next meeting of shareholders at which directors are elected. If there are nine (9) or more directors, approximately one-third of its members will be elected each year, and two annual meetings will be required for our shareholders to change a majority of the members constituting the board.

   Removal of Directors; Filling Vacancies. Our Articles of Incorporation provide that shareholders may remove one or more of the directors with cause which includes (i) criminal prosecution and conviction during the course of a director's service as a director of Crescent Financial Corporation of an act of fraud embezzlement, theft, or personal dishonesty, (ii) the prosecution and conviction of any criminal offense involving dishonesty or breach of trust, or
(iii) the occurrence of any event resulting in a director being excluded from coverage, or having coverage limited as to the director when compared to other covered directors under any of the fidelity bonds or insurance policies covering its directors, officers or employees. Vacancies occurring in the Board of Directors may be filled by the shareholders or a majority of the remaining directors, even though less than a quorum, or by the sole remaining director.

   Amendment of Bylaws. Subject to certain restrictions described below, either a majority of our Board of Directors or shareholders may amend or repeal the Bylaws. A bylaw adopted, amended or repealed by the

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shareholders may not be readopted, amended or repealed by the board. Generally, our shareholders may adopt, amend, or repeal the Bylaws in accordance with the North Carolina Business Corporation Act.

   Other Constituents. The Board of Directors is permitted by our Articles of Incorporation to consider other constituents besides the shareholders if faced with a proposal that could cause a change in control. Such constituents are employees, depositors, customers, creditors and the communities in which we and our subsidiaries conduct business. Further, the board is permitted to evaluate the competence, experience and integrity of any proposed acquiror as well as the prospects for success of such a takeover proposal from a regulatory perspective.

   Special Meetings of Shareholders. Our Bylaws provide that special meetings of shareholders may be called only by our President or Board of Directors.

   Supermajority Vote for Change of Control. Unless approved by a majority of the Board of Directors who are not affiliated with a proposed transaction, a two-thirds vote of all our voting securities will be required to effect a merger, share exchange or any other transaction requiring approval of the shareholders. With approval of the Board of Directors, the approval of a majority of our voting securities would be required to affect any such transaction.

Certain Provisions of North Carolina Law

   We are subject to the North Carolina Shareholder Protection Act and the North Carolina Control Share Acquisition Act, each of which, if applicable, would hinder the ability of a third party to acquire control of either us or Crescent State Bank. The Shareholder Protection Act generally requires that, unless certain "fair price" and other conditions are met, the affirmative vote of the holders of 95% of the voting shares of a corporation is necessary to adopt or authorize a business combination with any other entity, if that entity is the beneficial owner, directly or indirectly, of more than 20% of the voting shares of the corporation. The Control Share Act provides that any person or party who acquires "control shares" (defined as a number of shares which, when added to other shares held, gives the holder voting power in the election of directors equal to 20%, 33 1/3% or a majority of all voting power) may only vote those shares if the remaining shareholders of the corporation, by resolution, permit those shares to be voted. If the shareholders of the corporation permit the "control shares" to be accorded voting rights and the holder of the "control shares" has a majority of all voting power for the election of directors, the other shareholders of the corporation have the right to the redemption of their shares at the fair value of the shares as of the date prior to the date on which the vote was taken which gave voting rights to the "control shares." The provisions of the Shareholder Protection Act and the Control Share Act may have the effect of discouraging a change of control by allowing minority shareholders to prevent a transaction favored by a majority of the shareholders. The primary purpose of these provisions is to encourage negotiations with the Board of Directors of a company by groups or corporations interested in acquiring control of us.

   The acquisition of more than ten percent (10%) of our outstanding common stock may, in certain circumstances, be subject to the provisions of the Change in Bank Control Act of 1978. The FDIC has also adopted a regulation pursuant to the Change in Bank Control Act which generally requires persons who at any time intend to acquire control of an FDIC-insured state-chartered non-member bank, either directly or indirectly through an acquisition of control of its holding company, to provide 60 days prior written notice and certain financial and other information to the FDIC. Control for the purpose of this Act exists in situations in which the acquiring party has voting control of at least twenty-five percent (25%) of any class of voting stock or the power to direct the management or policies of the bank or the holding company. However, under FDIC regulations, control is presumed to exist where the acquiring party has voting control of at least ten percent (10%) of any class of voting securities if (a) the bank or holding company has a class of voting securities which is registered under Section 12 of the 1934 Act, or (b) the acquiring party would be the largest holder of a

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class of voting shares of the bank or the holding company. The statute and underlying regulations authorize the FDIC to disapprove a proposed acquisition on certain specified grounds.

   Prior approval of the Federal Reserve Board would be required for any acquisition of control of Crescent State Bank or us by any bank holding company under the BHC Act. Control for purposes of the BHC Act would be based on, among other things, a twenty-five percent (25%) voting stock test or on the ability of the holding company otherwise to control the election of a majority of our Board of Directors. As part of such acquisition, the acquiring company (unless already so registered) would be required to register as a bank holding company under the BHC Act.

   The 1934 Act requires that a purchaser of any class of a corporation's securities registered under the 1934 Act notify the SEC and such corporation within ten days after its purchases exceed five percent of the outstanding shares of that class of securities. This notice must disclose the background and identity of the purchaser, the source and amount of funds used for the purchase, the number of shares owned and, if the purpose of the transaction is to acquire control of the corporation, any plans to alter materially the corporation's business or corporate structure. In addition, any tender offer to acquire a corporation's securities is subject to the limitations and disclosure requirements of the 1934 Act.

Indemnification of Directors and Officers

   Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our directors, officers and controlling persons under the provisions discussed above or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1934 Act and is, therefore, unenforceable.

Registrar and Transfer Agent

   The registrar and transfer agent for our common stock is First Citizens Bank & Trust Company, Raleigh, North Carolina.

Shares Eligible for Future Sale

   Upon completion of the offerings, we expect to have 2,050,718 shares of common stock outstanding (2,140,718 assuming we exercise our option to increase the size of the public offering), all of which will have been registered with the SEC under the 1933 Act or issued pursuant to an exemption from registration and therefore are eligible for resale without further registration under the 1933 Act unless they were acquired by our directors, executive officers or other affiliates (collectively, "affiliates"). Our affiliates generally will be able to sell shares of the common stock only in accordance with the limitations of Rule 144 under the 1933 Act.

   In general, under Rule 144 as currently in effect, an affiliate (as defined in Rule 144) may sell shares of common stock within any three-month period in an amount limited to the greater of 1% of our outstanding shares of common stock or the average weekly trading volume in our common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain manner-of-sale provisions, notice requirements and the availability of current public information about us.

   As of December 31, 2001, we had outstanding options under our stock option
plans to purchase an aggregate of        shares of our common stock at an
exercise price equal to or less than the public offering price of the common stock, as specified on the cover page of this prospectus.

   Prior to the offerings, the common stock has been trading on the OTC Bulletin Board, and we cannot predict the effect, if any, that sales of common stock or the availability of common stock for sale will have on its prevailing market price after completion of the offerings. We intend to apply to have our common stock listed for trading on the Nasdaq SmallCap market under the symbol "CRFN." Nevertheless, sales of substantial amounts of common stock in the public market could have an adverse effect on prevailing market prices.

                             PLAN OF DISTRIBUTION

   We are offering 145,000 common shares to our shareholders of record as of May 3, 2002 through the distribution to those shareholders of nontransferable rights to purchase one additional share for every ten shares each shareholder beneficially owned on such date. The subscription price in the rights offering is $9.25 per share. To the extent any of those shares are available, shareholders shall be permitted to oversubscribe.

   If the public offering is less than $9.25 per share, subscribers in the rights offering will have the right to receive a rebate, without interest, within ten days following the closing of the offerings, equal to the difference between $9.25 and the public offering price. The rebate will be mailed within ten business days after the closing of the offerings.

   The underwriter, McKinnon & Company, Inc., 555 Main Street, Norfolk, Virginia, has agreed, subject to the terms and conditions contained in an underwriting agreement with us, to sell, as sales agent for us on a best efforts basis, the common shares offered in the rights offering that are not purchased by our shareholders, together with 455,000 additional common shares in the public offering and up to 90,000 additional common shares should we elect. Because the public offering will be conducted on a best-efforts basis, the underwriter is not obligated to purchase any shares if they are not sold to the public, and the underwriter is not required to sell any specific number or dollar amount of shares.

   We will pay the underwriter a financial advisory/standby fee equal to 1% of the price of the shares sold in the rights offering and a commission equal to 6% of the price of the shares sold in the public offering.

   We will also pay the expenses of both the rights offering and the public offering, which we expect to be approximately $220,000.

   Neither the rights offering nor the public offering is contingent upon the occurrence of any event or the sale of a minimum number of shares. The closing
of both offerings is expected to occur on or about       .

   The underwriter advised us on the structure of the rights offering. The price of the shares offered in the rights offering was determined by us after consultation with the underwriter and is based on a variety of factors,
including the per share book value of the common shares as of       , the
trading history of our common shares, our history of operating losses and our prospects for future earnings, our current performance and the prospects of the banking industry in which we compete, the general condition of the securities market at the time of the offerings and the prices of equity securities of comparable companies. The price of the shares offered in the public offering will be determined by negotiations between us and the underwriter. The factors mentioned above will be considered in determining the price of the shares offered in the public offering.

   We have agreed to indemnify the underwriter against certain civil liabilities, including liability under the Securities Act of 1933, as amended. In addition, we have agreed to pay the underwriter's legal fees and to
reimburse the underwriter for up to $       for costs of informational and due
diligence meetings.

                                 LEGAL MATTERS

   Gaeta & Glesener, P.A., Raleigh, North Carolina, will pass upon the legality of the securities offered by this prospectus for us. Certain legal matters will be passed upon for the underwriter by Williams Mullen, Richmond, Virginia.

                                    EXPERTS

   The audited financial statements of Crescent Financial Corporation as of December 31, 2001 and 2000, included in this prospectus, have been audited by Dixon Odom PLLC, independent public accountants, as indicated in their report with respect thereto and included herein in reliance upon the authority of said firm as experts in giving said report.

                      WHERE YOU CAN GET MORE INFORMATION

   At your request, we will provide you, without charge, a copy of any exhibits to our registration statement incorporated by reference in this prospectus. If you want more information, write or call us at:

                        Crescent Financial Corporation
                              Crescent State Bank
                             Post Office Box 5809
                          Cary, North Carolina 27513
                                (919) 460-7770

   We are subject to the informational requirements of the 1934 Act and as required by the 1934 Act we file reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by us may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, DC 20549 and at the SEC's regional offices located at New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Our SEC filings are also available to the public on the SEC Internet site at http://www.sec.gov.

   Prior to our formation as the holding company for Crescent State Bank in June 2001, Crescent State Bank was subject to the informational requirements of the 1934 Act and filed reports, proxy statements and other information with the FDIC. Crescent State Bank's filings with the FDIC may be inspected and copied, after paying a prescribed fee, at the FDIC's public reference facilities at the Registration, Disclosure and Securities Operations Unit, 550 17th Street, NW, Room 6043, Washington, DC 20429.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

   Some of the statements in this prospectus discuss future expectations, contain projections of results of operations or financial condition or state other "forward-looking" information. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. We based the forward-looking information on various factors and the use of numerous assumptions.

   Important factors that may cause actual results to differ from those contemplated by forward-looking statements include, for example:

  .   the success or failure of our efforts to implement our business strategy;

  .   the effect of changing economic conditions;

  .   changes in government regulations, tax rates and similar matters;

  .   our ability to attract and retain quality employees; and

  .   other risks which may be described in our future filings with the SEC.

   We do not promise to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements other than material changes to such information.

                  CRESCENT FINANCIAL CORPORATION & SUBSIDIARY

                INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                                                                          Page
                                                                                          No.
                                                                                          ----
Independent Auditors' Report.............................................................  F-2
Consolidated Balance Sheets as of December 31, 2001 and 2000.............................  F-3
Consolidated Statements of Operations for the years ended December 31, 2001 and 2000.....  F-4
Consolidated Statements of Changes in Stockholders' Equity
  for the years ended December 31, 2001 and 2000.........................................  F-5
Consolidated Statements of Cash Flows for the years ended December 31, 2001 and 2000.....  F-6
Notes to Consolidated Financial Statements for the years ended December 31, 2001 and 2000  F-7
Consolidated Balance Sheets as of March 31, 2002 and December 31, 2001 (unaudited)....... F-21
Consolidated Statements of Operations for the three months ended
  March 31, 2002 and 2001 (unaudited).................................................... F-22
Consolidated Statements of Changes in Stockholders' Equity for the three months ended
  March 31, 2002 and 2001 (unaudited).................................................... F-23
Consolidated Statements of Cash Flows for the three months
  ended March 31, 2002 and 2001 (unaudited).............................................. F-24
Notes to Consolidated Financial Statements for the three months ended March 31, 2002 and 2001 (unaudited).............................................. F-25

                         INDEPENDENT AUDITORS' REPORT

To the Stockholders and the Board of Directors
Crescent Financial Corporation
Cary, North Carolina

   We have audited the accompanying consolidated balance sheets of Crescent Financial Corporation and Subsidiary as of December 31, 2001 and 2000, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Crescent Financial Corporation and Subsidiary at December 31, 2001 and 2000 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

  /s/ Dixon Odom PLLC

Sanford, North Carolina
January 24, 2002

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                          December 31, 2001 and 2000

                                                                                 2001         2000
                                                                             ------------  -----------
                                  ASSETS
Cash and due from banks..................................................... $ 10,094,763  $ 2,478,615
Interest-earning deposits with banks........................................    4,589,086      142,940
Federal funds sold..........................................................   10,319,000    6,260,000
Investment securities available for sale (Note C)...........................   22,832,741   13,589,493
Loans, net (Note D).........................................................   79,457,737   47,839,291
Accrued interest receivable.................................................      513,064      382,926
Federal Home Loan Bank stock, at cost.......................................      250,000      100,000
Premises and equipment (Note E).............................................      851,361    1,021,833
Other assets................................................................      266,692      202,053
                                                                             ------------  -----------
       Total Assets......................................................... $129,174,444  $72,017,151
                                                                             ============  ===========
                   LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
   Demand................................................................... $ 27,121,961  $ 8,422,160
   Savings..................................................................      682,803      484,493
   Money market and NOW.....................................................   39,251,263   23,882,335
   Time (Note F)............................................................   46,099,328   28,910,413
                                                                             ------------  -----------
       Total Deposits.......................................................  113,155,355   61,699,401
Federal Home Loan Bank advances (Note G)....................................    5,000,000           --
Accrued expenses and other liabilities......................................      569,368      323,703
                                                                             ------------  -----------
       Total Liabilities....................................................  118,724,723   62,023,104
                                                                             ------------  -----------
Stockholders' Equity (Note K)
   Common stock, 2001, $1 par value, 5,000,000 shares authorized; 1,289,527 shares issued and outstanding; 2000, $5 par value, 5,000,000 shares
     authorized, 1,146,246 shares issued and outstanding....................    1,289,527    5,731,230
   Additional paid-in capital...............................................    9,625,506    5,183,801
   Accumulated deficit......................................................     (652,891)    (959,879)
   Accumulated other comprehensive income...................................      187,579       38,895
                                                                             ------------  -----------
       Total Stockholders' Equity...........................................   10,449,721    9,994,047
                                                                             ------------  -----------
Commitments (Notes H and L).................................................
       Total Liabilities And Stockholders' Equity........................... $129,174,444  $72,017,151
                                                                             ============  ===========

                            See accompanying notes.

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                    Years Ended December 31, 2001 and 2000

                                                                   2001       2000
                                                                ---------- ----------
Interest and Fee Income
   Loans....................................................... $5,548,384 $3,130,022
   Investment securities available for sale....................  1,139,874    833,784
   Interest-earning deposits with banks........................    175,404      8,016
   Federal funds sold..........................................    299,490    123,780
                                                                ---------- ----------
       Total Interest and Fee Income...........................  7,163,152  4,095,602
                                                                ---------- ----------
Interest Expense
   Money market, NOW and savings deposits......................    894,535    643,624
   Time deposits...............................................  2,390,157  1,122,474
   Borrowings..................................................    116,773     20,154
                                                                ---------- ----------
       Total Interest Expense..................................  3,401,465  1,786,252
                                                                ---------- ----------
       Net Interest Income.....................................  3,761,687  2,309,350
Provision For Loan Losses (Note D).............................    502,498    388,800
                                                                ---------- ----------
       Net Interest Income After Provision For Loan Losses.....  3,259,189  1,920,550
                                                                ---------- ----------
Non-interest Income (Note J)...................................    489,402    164,386
                                                                ---------- ----------
Non-interest Expense
   Salaries and employee benefits..............................  1,698,205  1,119,859
   Occupancy and equipment.....................................    765,827    598,438
   Other (Note J)..............................................    977,571    816,787
                                                                ---------- ----------
       Total Non-interest Expense..............................  3,441,603  2,535,084
                                                                ---------- ----------
       Income (Loss) Before Income Taxes.......................    306,988   (450,148)
Income Taxes (Note I)..........................................         --         --
                                                                ---------- ----------
       Net Income (Loss)....................................... $  306,988 $ (450,148)
                                                                ========== ==========
Net Income (Loss) Per Common Share
   Basic and diluted........................................... $      .24 $     (.35)
                                                                ========== ==========
Weighted Average Common Shares Outstanding
   Basic and diluted...........................................  1,289,527  1,289,527
                                                                ========== ==========

                            See accompanying notes.

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                    Years Ended December 31, 2001 and 2000

                                                                                       Accumulated
                                            Common stock      Additional                  other
                                       ---------------------   paid-in    Accumulated comprehensive
                                        Shares     Amount      capital      deficit   income(loss)  Total equity
                                       --------- -----------  ----------  ----------- ------------- ------------
Balance at December 31, 1999.......... 1,042,041 $ 5,210,205  $5,704,819   $(509,731)   $(317,722)  $10,087,571
Comprehensive loss:
    Net loss..........................        --          --          --    (450,148)          --      (450,148)
    Unrealized holding gains on
     available-for-sale securities,
     net..............................        --          --          --          --      356,617       356,617
                                                                                                    -----------
Total comprehensive loss..............                                                                  (93,531)
                                                                                                    -----------
Ten percent stock split effected in
 the form of a stock dividend with
 cash dividends paid for fractional
 shares...............................   104,193     520,965    (521,042)         --           --           (77)
Sale of common stock..................        12          60          24          --           --            84
                                       --------- -----------  ----------   ---------    ---------   -----------
Balance at December 31, 2000.......... 1,146,246   5,731,230   5,183,801    (959,879)      38,895     9,994,047
Comprehensive income:
    Net income........................        --          --          --     306,988           --       306,988
    Unrealized holding gains on
     available-for-sale securities,
     net..............................        --          --          --          --      148,684       148,684
                                                                                                    -----------
Total comprehensive income............                                                                  455,672
                                                                                                    -----------
Formation of Crescent Financial
 Corporation (Note A).................        --  (5,158,108)  5,158,108          --           --            --
Twelve and one/half per cent stock
 split effected in the form of a
 stock dividend with cash paid for
 fractional shares....................   142,819     714,095    (718,249)         --           --        (4,154)
Sale of common stock..................       462       2,310       1,846          --           --         4,156
                                       --------- -----------  ----------   ---------    ---------   -----------
Balance at December 31, 2001.......... 1,289,527 $ 1,289,527  $9,625,506   $(652,891)   $ 187,579   $10,449,721
                                       ========= ===========  ==========   =========    =========   ===========

                            See accompanying notes.

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                    Years Ended December 31, 2001 and 2000

                                                                                   2001          2000
                                                                               ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)............................................................. $    306,988  $   (450,148)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
   Depreciation and amortization..............................................      296,370       194,147
   Provision for loan losses..................................................      502,498       388,800
   Deferred income taxes......................................................     (161,920)           --
   (Gain) loss on sale of investment securities available for sale............      (48,664)          246
   Gain on disposition of equipment...........................................           --          (349)
   Change in assets and liabilities:
       Increase in accrued interest receivable................................     (130,138)     (240,496)
       Increase in other assets...............................................      (20,416)     (152,095)
       Increase in accrued expenses and other liabilities.....................      245,665       154,025
                                                                               ------------  ------------
          Net cash provided (used) by operating activities....................      990,383      (105,870)
                                                                               ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of investment securities available for sale.......................  (16,717,736)   (2,252,057)
   Proceeds from maturities and repayments of investment securities available
     for sale.................................................................    3,235,607     1,461,643
   Proceeds from sale of investment securities available for sale.............    4,578,623       499,715
   Loan originations and principal collections, net...........................  (32,120,944)  (29,934,266)
   Purchases of premises and equipment........................................     (150,595)     (668,148)
   Proceeds from disposals of premises and equipment..........................           --         2,745
   Purchases of Federal Home Loan Bank stock..................................     (150,000)      (50,000)
                                                                               ------------  ------------
          Net cash used by investing activities...............................  (41,325,045)  (30,940,368)
                                                                               ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES
   Net increase in demand accounts............................................   34,267,039    21,380,164
   Net increase in time deposits..............................................   17,188,915    16,850,723
   Advances from the Federal Home Loan Bank of Atlanta........................    5,000,000            --
   Proceeds from sale of common stock.........................................        4,156            84
   Cash paid in lieu of fractional shares.....................................       (4,154)          (77)
                                                                               ------------  ------------
          Net cash provided by financing activities...........................   56,455,956    38,230,894
                                                                               ------------  ------------
          Net Increase In Cash And Cash Equivalents...........................   16,121,294     7,184,656
Cash And Cash Equivalents, Beginning..........................................    8,881,555     1,696,899
                                                                               ------------  ------------
Cash And Cash Equivalents, Ending............................................. $ 25,002,849  $  8,881,555
                                                                               ============  ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION
   Interest paid.............................................................. $  3,307,867  $  1,732,974
                                                                               ============  ============
   Income taxes paid.......................................................... $     25,000  $         --
                                                                               ============  ============
Supplemental Schedule of Noncash Investing and Financing Activities
   Increase in fair value of securities available for sale, net............... $    148,684  $    356,617
                                                                               ============  ============

                            See accompanying notes.

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          December 31, 2001 and 2000


NOTE A--ORGANIZATION AND OPERATIONS

   On June 29, 2001, Crescent Financial Corporation (the "Company") was formed as a holding company for Crescent State Bank (the "Bank"). Upon formation, one share of the Company's $1 par value common stock was exchanged for each of the then outstanding 1,289,527 shares of the Bank's $5 par value common stock. The Company currently has no operations and conducts no business on its own other than owning the Bank.

   The Bank was incorporated December 22, 1998 and began banking operations on December 31, 1998. The Bank is engaged in general commercial and retail banking in Wake and Johnston Counties, North Carolina, operating under the banking laws of North Carolina and the rules and regulations of the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks. The Bank undergoes periodic examinations by those regulatory authorities.

NOTE B--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

   The accompanying consolidated financial statements include the accounts and transactions of Crescent Financial Corporation and Crescent State Bank. All significant intercompany transactions and balances are eliminated in consolidation.

  Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans.

  Cash and Cash Equivalents

   For purposes of the statements of cash flows, cash and cash equivalents include cash and due from banks, federal funds sold and interest-earning deposits with banks.

  Securities Held to Maturity

   Bonds and notes for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity.

  Securities Available for Sale

   Available-for-sale securities are reported at fair value and consist of bonds and notes not classified as trading securities nor as held-to-maturity securities. Unrealized holding gains and losses on available-for-sale securities are reported as a net amount in other comprehensive income. Gains and losses on the sale of available-for-sale securities are determined using the specific-identification method. Declines in the fair value of individual

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

                          December 31, 2001 and 2000

held-to-maturity and available-for-sale securities below their cost that are other than temporary would result in write-downs of the individual securities to their fair value. Such write-downs would be included in earnings as realized losses. Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

  Loans

   Loans that management has the intent and ability to hold for the foreseeable future, or until maturity, are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans. Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan. The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

  Allowance for Loan Losses

   The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. The provision for loan losses is based upon management's best estimate of the amount needed to maintain the allowance for loan losses at an adequate level. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

   The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of the current status of the portfolio, historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral, and prevailing economic conditions. Because the Bank has been in existence for a relatively short time, and therefore has a limited history, management has also considered in applying its analytical methodology the loss experience and allowance levels of other community banks. Management segments the loan portfolio by loan type in considering each of the aforementioned factors and their impact upon the level of the allowance for loan losses.

   Loans are considered impaired when it is probable that all amounts due under the contractual terms of the loan will not be collected. The measurement of impaired loans that are collateral dependent is generally based on the present value of expected future cash flows discounted at the historical effective interest rate, or upon the fair value of the collateral if readily determinable. If the recorded investment in the loan exceeds the measure of fair value, a valuation allowance is established as a component of the allowance for loan losses. While management uses the best information available to make evaluations, future adjustments to the allowance may be necessary if conditions differ substantially from the assumptions used in making the evaluations. In addition, regulatory examiners may require the Bank to recognize changes to the allowance for loan losses based on their judgments about information available to them at the time of their examination.

  Bank Premises and Equipment

   Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets which are 3-10 years for furniture and

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

                          December 31, 2001 and 2000

equipment. Leasehold improvements are amortized over the terms of the respective leases or the estimated useful lives of the improvements, whichever is shorter. Repairs and maintenance costs are charged to operations as incurred, and additions and improvements to premises and equipment are capitalized. Upon sale or retirement, the cost and related accumulated depreciation are removed from the accounts and any gains or losses are reflected in current operations.

  Stock in Federal Home Loan Bank of Atlanta

   As a requirement for membership, the Bank invests in stock of the Federal Home Loan Bank of Atlanta ("FHLB"). This investment is carried at cost.

  Income Taxes

   Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. Deferred tax assets are also recognized for operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which the temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that the tax benefits will not be realized.

  Stock Compensation Plans

   Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, encourages all entities to adopt a fair value based method of accounting for employee stock compensation plans, whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, whereby compensation cost is the excess, if any, of the quoted market price of the stock at the grant date (or other measurement date) over the amount an employee must pay to acquire the stock. Stock options issued under the Bank's stock option plans have no intrinsic value at the grant date and, under Opinion No. 25, no compensation cost is recognized for them. The Bank has elected to continue with the accounting methodology in Opinion No. 25 and, as a result, has provided pro forma disclosures of net income and earnings per share and other disclosures as if the fair value based method of accounting had been applied.

  Per Share Results

   During 2001 and 2000, the Bank paid a 12 1/2% and 10% stock dividend, respectively. Basic and diluted net income (loss) per common share have been computed by dividing net income (loss) for each period by the weighted average number of shares of common stock outstanding during each period after retroactively adjusting for the stock dividend.

   Basic earnings per share represents income available to common stockholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflect additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Company relate solely to outstanding stock options and are determined using the treasury stock

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

                          December 31, 2001 and 2000

method. The Company's outstanding stock options did not have a dilutive effect on the computation of earnings per share; therefore, for 2001 and 2000, basic and diluted earnings per share are the same amounts.

  Comprehensive Income

   Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

   The components of other comprehensive income and related tax effects are as follows:

                                                                    2001       2000
                                                                  ---------  --------
Unrealized holding gains on available-for-sale securities........ $ 315,043  $356,371
Reclassification adjustment for (gains) losses realized in income   (48,664)      246
                                                                  ---------  --------
Net unrealized gains.............................................   266,379   356,617
Tax effect.......................................................  (117,695)       --
                                                                  ---------  --------
Net of tax amount................................................ $ 148,684  $356,617
                                                                  =========  ========

  Derivative Financial Instruments

   On January 1, 2001, the Company SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This Statement established accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. The Company has no derivative financial instruments and does not engage in any hedging activities; accordingly, the adoption of the statement did not affect the Company's financial statements.

  Recent Accounting Pronouncements

   In July 2001, the FASB issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires that all business combinations initiated after June 30, 2001 be accounted for using the purchase method. SFAS No. 142 changes the accounting for goodwill and certain other intangible assets from an amortization method to an impairment only approach. Since the Company does not have goodwill or other intangible assets, the adoption of SFAS Nos. 141 and 142 on January 1, 2002 is not expected to significantly affect the Company's financial statements.

   In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations, and in August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

   SFAS No. 143 requires that obligations associated with the retirement of tangible long-lived assets be recorded as a liability when those obligations are incurred, with the amount of liability initially measured at fair value. SFAS No. 143 will be effective for financial statements for fiscal years beginning after June 15, 2002, though early adoption is encouraged. The application of this statement is not expected to have a material impact on the Company's financial statements.

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

                          December 31, 2001 and 2000


   SFAS No. 144 supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. SFAS No. 144 applies to all long-lived assets including discontinued operations, and amends Accounting Principles Board Opinion No. 30, Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. SFAS No. 144 requires that long-lived assets that are to be disposed of by sale be measured at the lower of book or fair value less cost to sell. SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001 and its provisions are generally expected to be applied prospectively. The application of this statement is not expected to have a material impact on the Company's financial statements.

  Reclassifications

   Certain amounts in the 2000 financial statements have been reclassified to conform to the 2001 presentation. The reclassifications had no effect on net income (loss) or stockholders' equity as previously reported.

NOTE C--INVESTMENT SECURITIES

   The following is a summary of the securities portfolios by major classification:

                                                                      December 31, 2001
                                                       ------------------------------------------------
                                                                        Gross      Gross
                                                                      Unrealized Unrealized
                                                       Amortized Cost   Gains      Losses   Fair Value
                                                       -------------- ---------- ---------- -----------
Securities available for sale:
   U.S. government and obligations of U.S. government
     agencies.........................................  $ 3,760,498    $ 90,434   $   (577) $ 3,850,355
   Mortgage-backed....................................   18,489,262     260,692    (36,700)  18,713,254
   Municipal..........................................      277,707          --     (8,575)     269,132
                                                        -----------    --------   --------  -----------
                                                        $22,527,467    $351,126   $(45,852) $22,832,741
                                                        ===========    ========   ========  ===========

                                                                      December 31, 2000
                                                       ------------------------------------------------
                                                                        Gross      Gross
                                                                      Unrealized Unrealized
                                                       Amortized Cost   Gains      Losses   Fair Value
                                                       -------------- ---------- ---------- -----------
Securities available for sale:
   U.S. government and obligations of U.S. government
     agencies.........................................  $ 4,763,935    $ 24,017   $ (8,027) $ 4,779,925
   Mortgage-backed....................................    8,585,413      63,215    (41,356)   8,607,272
   Municipal..........................................      201,250       1,046         --      202,296
                                                        -----------    --------   --------  -----------
                                                        $13,550,598    $ 88,278   $(49,383) $13,589,493
                                                        ===========    ========   ========  ===========

   At December 31, 2001 and 2000, investment securities with a carrying value of $7,148,000 and $6,443,000, respectively, were pledged to secure public deposits, borrowings and for other purposes required or permitted by law.

   Proceeds from sales and maturities and repayments of investment securities during 2001 were approximately $4,579,000 and $3,236,000, respectively. Gross realized gains on sales of investment securities during 2001 were $48,664.

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

                          December 31, 2001 and 2000


   Proceeds from sales, maturities and repayments of investment securities during 2000 were approximately $500,000 and $1,462,000, respectively. Gross realized losses on sales of investment securities during 2000 were $246.

   The amortized cost and fair values of securities available for sale at December 31, 2001 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                              Amortized Cost Fair Value
                                              -------------- -----------
       Due within one year...................  $ 2,792,509   $ 2,823,551
       Due after one year through five years.   10,210,875    10,503,329
       Due after five years through ten years    7,962,069     7,952,319
       Due after ten years...................    1,562,014     1,553,542
                                               -----------   -----------
                                               $22,527,467   $22,832,741
                                               ===========   ===========

NOTE D--LOANS

   Following is a summary of loans at December 31, 2001 and 2000.

                                                 2001         2000
                                              -----------  -----------
        Real estate--commercial.............. $48,474,479  $29,346,724
        Real estate--residential.............   1,613,826      742,354
        Commercial and industrial loans......  19,392,539    9,573,605
        Home equity loans and lines of credit   8,423,692    7,493,404
        Loans to individuals.................   2,862,994    1,435,431
                                              -----------  -----------
        Total loans..........................  80,767,530   48,591,518
        Less:
           Deferred loan fees................    (193,993)    (122,027)
           Allowance for loan losses.........  (1,115,800)    (630,200)
                                              -----------  -----------
        Total................................ $79,457,737  $47,839,291
                                              ===========  ===========

   Loans are primarily made in the Triangle area of North Carolina, principally Wake and Johnston Counties. Real estate loans can be affected by the condition of the local real estate market. Commercial and consumer and other loans can be affected by the local economic conditions.

   There were $429,000 and $0 of nonaccrual, restructured or impaired loans at December 31, 2001 and 2000, respectively.

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

                          December 31, 2001 and 2000


   The Bank has granted loans to certain directors and executive officers of the Bank and their related interests. Such loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other borrowers and, in management's opinion, do not involve more than the normal risk of collectibility. All loans to directors and executive officers or their related interests are submitted to the Board of Directors for approval. A summary of loans to directors, executive officers and their interests follows:

   Loans to directors and officers as a group at December 31, 2000 $2,322,474
   Net disbursements during year ended December 31, 2001..........    361,872
                                                                   ----------
   Loans to directors and officers as a group at December 31, 2001 $2,684,346
                                                                   ==========

   At December 31, 2001, the Bank had pre-approved but unused lines of credit totaling $953,912 to executive officers, directors and their related interests. No additional funds are committed to be advanced at December 31, 2001.

   An analysis of the allowance for loan losses follows:

                                                 2001       2000
                                              ----------  --------
              Balance at beginning of year... $  630,200  $241,400
              Provision charged to operations    502,498   388,800
              Charge-offs....................    (16,898)       --
              Recoveries.....................         --        --
                                              ----------  --------
              Net charge-offs................    (16,898)       --
                                              ----------  --------
              Balance at end of year......... $1,115,800  $630,200
                                              ==========  ========

NOTE E--PREMISES AND EQUIPMENT

   Following is a summary of premises and equipment at December 31, 2001 and 2000:

                                              2001        2000
                                            ---------  ----------
              Leasehold improvements....... $ 535,126  $  493,666
              Furniture and equipment......   931,394     822,259
              Less accumulated depreciation  (615,159)   (294,092)
                                            ---------  ----------
              Total........................ $ 851,361  $1,021,833
                                            =========  ==========

   Depreciation and amortization amounting to $321,067 for the year ended December 31, 2001 and $217,003 for the year ended December 31, 2000 is included in occupancy and equipment expense.

NOTE F--DEPOSITS

   The weighted average cost of time deposits was 4.63% and 6.40% at December 31, 2001 and 2000, respectively.

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

                          December 31, 2001 and 2000


   At December 31, 2001, the scheduled maturities of certificates of deposit are as follows:

                                         Less than   $100,000
                                         $100,000    or more       Total
                                        ----------- ----------- -----------
     Three months or less.............. $ 8,735,037 $10,705,946 $19,440,983
     Over three months through one year  10,439,707   7,329,689  17,769,396
     Over one year through three years.   3,882,673   1,953,627   5,836,300
     Over three years..................   1,400,098   1,652,551   3,052,649
                                        ----------- ----------- -----------
     Total............................. $24,457,515 $21,641,813 $46,099,328
                                        =========== =========== ===========

NOTE G--FEDERAL HOME LOAN BANK ADVANCES

   At December 31, 2001, the Bank had available lines of credit totaling approximately $3.5 million for borrowing on a short-term and unsecured basis. Such lines are subject to annual renewals and are at varying interest rates. In addition, the Bank had available lines of credit totaling approximately $12.9 million at various financial institutions for borrowing on a secured basis. Such borrowings must be adequately collateralized.

   The Bank has an advance outstanding at December 31, 2001 in the amount of $5.0 million from the Federal Home Loan Bank of Atlanta. This advance, which is collateralized by investment securities, matures in July of 2011 and bears interest at 4.44%.

NOTE H--LEASES

   The Bank has entered into three non-cancelable operating leases for its main office and branch facilities. Future minimum lease payments under these leases for the years ending December 31 are as follows:

                             2002...... $  307,621
                             2003......    310,908
                             2004......    314,260
                             2005......    307,965
                             2006......    278,819
                             Thereafter  4,011,632
                                        ----------
                             Total..... $5,531,205
                                        ==========

   The leases contain renewal options for various additional terms after the expiration of the initial term of each lease. The cost of such rentals is not included above. Total rent expense for the years ended December 31, 2001 and 2000 amounted to $294,168 and $257,753, respectively.

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

                          December 31, 2001 and 2000


NOTE I--INCOME TAXES

   The significant components of the provision for income taxes for the periods ended December 31, 2001 and 2000 are as follows:

                                                                                     2001      2000
                                                                                   --------  ---------
Current tax provision............................................................. $161,920  $      --
Deferred tax benefit..............................................................  (63,445)  (178,027)
                                                                                   --------  ---------
Provision for income tax expense (benefit) before adjustment to deferred tax asset
  valuation allowance.............................................................   98,475   (178,027)
Increase (decrease) in valuation allowance........................................  (98,475)   178,027
                                                                                   --------  ---------
Net provision for income taxes.................................................... $     --  $      --
                                                                                   ========  =========

   The difference between the provision for income taxes and the amounts computed by applying the statutory federal income tax rate of 34% to income
(loss) before income taxes is summarized below:

                                                        2001      2000
                                                      --------  ---------
     Tax (benefit) computed at statutory rate of 34%. $104,376  $(153,050)
     Effect of state income taxes....................   13,968    (20,482)
     Other...........................................  (19,869)    (4,495)
     Change in deferred tax asset valuation allowance  (98,475)   178,027
                                                      --------  ---------
                                                      $     --  $      --
                                                      ========  =========

   Significant components of deferred taxes at December 31, 2001 and 2000 are as follows:

                                                                    2001       2000
                                                                  ---------  ---------
Deferred tax assets:
   Allowance for loan losses..................................... $ 376,486  $ 199,313
   Pre-opening costs and expenses................................    49,573     75,437
   Net operating loss............................................        --    116,771
   Premises and equipment........................................    51,618     16,011
   Rent abatement................................................    32,048     36,096
   Other.........................................................    48,192     50,844
                                                                  ---------  ---------
                                                                    557,917    494,472
   Valuation allowance...........................................  (395,997)  (494,472)
                                                                  ---------  ---------
       Net deferred tax assets...................................   161,920         --
Deferred tax liabilities:
   Net unrealized holding gains on available-for-sale securities.  (117,695)        --
                                                                  ---------  ---------
       Net recorded deferred tax asset........................... $  44,225  $      --
                                                                  =========  =========

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

                          December 31, 2001 and 2000


NOTE J--NON-INTEREST INCOME AND OTHER NON-INTEREST EXPENSE

   The major components of non-interest income for the years ended December 31, 2001 and 2000 are as follows:

                                                        2001     2000
                                                      -------- --------
        Mortgage loan origination fees............... $163,646 $ 46,178
        Service charges and fees on deposits accounts   90,434   36,827
        Customer service charges.....................  169,307   71,855
        Other........................................   66,015    9,526
                                                      -------- --------
        Total........................................ $489,402 $164,386
                                                      ======== ========

   The major components of other non-interest expense for the years ended December 31, 2001 and 2000 are as follows:

                                                    2001     2000
                                                  -------- --------
            Postage, printing and office supplies $136,206 $112,616
            Advertising and promotions...........  105,053   97,391
            Data processing expense..............  205,879  166,892
            Professional fees and services.......  246,080  113,216
            FDIC assessment......................   13,905    5,957
            Other................................  270,448  320,715
                                                  -------- --------
            Total................................ $977,571 $816,787
                                                  ======== ========

NOTE K--REGULATORY MATTERS

   The Company (on a consolidated basis) and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's and Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

   Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2001 and 2000, that the Company and the Bank met all capital adequacy requirements to which they are subject.

   As of December 31, 2001, the most recent notification from the Federal Deposit Insurance Corporation categorized Crescent State Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the following tables. There are no conditions or events since the

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

                          December 31, 2001 and 2000

notification that management believes have changed the Bank's category. The Banks' actual capital amounts and ratios as of December 31, 2001 and 2000 are presented in the table below.

                                                                           Minimum To Be
                                                                         Well Capitalized
                                                          Minimum For      Under Prompt
                                                        Capital Adequacy Corrective Action
                                             Actual         Purposes        Provisions
                                         -------------  ---------------  ----------------
                                         Amount  Ratio   Amount   Ratio   Amount    Ratio
                                         ------- -----  ------    -----  ------    -----
                                                      (Dollars in thousands)
As of December 31, 2001:
Total Capital (to Risk-Weighted Assets). $11,378 11.83% $7,694    8.00%  $9,617    10.00%
Tier I Capital (to Risk-Weighted Assets)  10,262 10.67%  3,847    4.00%   5,770     6.00%
Tier I Capital (to Average Assets)......  10,262  8.87%  4,629    4.00%   5,786     5.00%

                                                                           Minimum To Be
                                                                         Well Capitalized
                                                          Minimum For      Under Prompt
                                                        Capital Adequacy Corrective Action
                                             Actual         Purposes        Provisions
                                         -------------  ---------------  ----------------
                                         Amount  Ratio   Amount   Ratio   Amount    Ratio
                                         ------- -----  ------    -----  ------    -----
                                                      (Dollars in thousands)
As of December 31, 2000:
Total Capital (to Risk-Weighted Assets). $10,585 16.80% $5,042    8.00%  $6,302    10.00%
Tier I Capital (to Risk-Weighted Assets)   9,955 15.80%  2,521    4.00%   3,781     6.00%
Tier I Capital (to Average Assets)......   9,955 15.78%  2,524    4.00%   3,155     5.00%

NOTE L--OFF-BALANCE SHEET RISK

   The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

   Commitments to extend credit are agreements to lend to a customer as long as there is no violation of conditions established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank, upon extension of credit is based on management's credit evaluation of the borrower. Collateral obtained varies but may include real estate, stocks, bonds, and certificates of deposit.

   A summary of the contract amount of the Bank's exposure to off-balance sheet credit risk as of December 31, 2001 is as follows (amounts in thousands):

  Financial instruments whose contract amounts represent credit risk:
     Commitments to extend credit.................................... $15,490
     Undisbursed lines of credit.....................................   9,404
     Undisbursed letters of credit...................................      30

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

                          December 31, 2001 and 2000


NOTE M--DISCLOSURES ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS

   Financial instruments include cash and due from banks, interest-earning deposits with banks, federal funds sold, investment securities, loans, Federal Home Loan Bank stock, deposit accounts, and Federal Home Loan Bank advances. Fair value estimates are made at a specific moment in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank's entire holdings of a particular financial instrument. Because no active market readily exists for a portion of the Bank's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

   The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

  Cash and Due from Banks, Interest-Earning Deposits With Banks, and Federal Funds Sold

      The carrying amounts for cash and due from banks, interest-earning deposits with banks, and federal funds sold approximate fair value because of the short maturities of those instruments.

  Investment Securities

   Fair value for investment securities equals quoted market price if such information is available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

  Federal Home Loan Bank Stock

   The carrying value of Federal Home Loan Bank stock approximates fair value based on the redemption provisions of the Federal Home Loan Bank.

  Loans

   For certain homogenous categories of loans, such as residential mortgages, fair value is estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

  Deposits

   The fair value of demand deposits is the amount payable on demand at the reporting date. The fair value of time deposits is estimated using the rates currently offered for instruments of similar remaining maturities.

  Federal Home Loan Bank Advances

   The fair value of advances from the Federal Home Loan Bank is based upon the discounted value when using current rates at which borrowings of similar maturity could be obtained.

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

                          December 31, 2001 and 2000


   The carrying amounts and estimated fair values of the Bank's financial instruments, none of which are held for trading purposes, are as follows at December 31, 2001 and 2000:

                                                   2001                     2000
                                         ------------------------- -----------------------
                                           Carrying    Estimated    Carrying   Estimated
                                            Amount     Fair Value    Amount    Fair Value
                                         ------------ ------------ ----------- -----------
Financial assets:
   Cash and due from banks.............. $ 10,094,763 $ 10,094,763 $ 2,478,615 $ 2,478,615
   Interest-earning deposits with banks.    4,589,086    4,589,086     142,940     142,940
   Federal funds sold...................   10,319,000   10,319,000   6,260,000   6,260,000
   Investment securities................   22,832,741   22,832,741  13,589,493  13,589,493
   Federal Home Loan Bank stock.........      250,000      250,000     100,000     100,000
   Loans................................   79,457,737   80,075,000  47,839,291  47,807,000
Financial liabilities:
   Deposits.............................  113,155,355  110,864,000  61,699,401  59,753,000
   Federal Home Loan
     Bank advances......................    5,000,000    4,827,185          --          --

NOTE N--EMPLOYEE AND DIRECTOR BENEFIT PLANS

  Stock Option Plans

   During 1999 the Company adopted, with shareholder approval, an Employee Stock Option Plan (the "Employee Plan") and a Director Stock Option Plan (the "Director Plan"). Each plan makes available options to purchase 123,750 shares of the Company's common stock for an aggregate number of common shares reserved for options of 247,500. The weighted-average exercise price of all options granted to date is $8.92. Certain of the options granted under the Director Plan vested immediately at the time of grant. All other options granted vested twenty-five percent at the grant date, with the remainder vesting over a three-year period. All unexercised options expire ten years after the date of grant. A summary of the Company's option plans as of and for the year ended December 31, 2001 is as follows:

                                                 Outstanding Options
                                                 --------------------
                                                             Weighted
                                Shares Available             Average
                                   for Future      Number    Exercise
                                     Grants      Outstanding  Price
                                ---------------- ----------- --------
          At December 31, 1999.      29,895        217,605    $8.89
             Options granted...     (10,125)        10,125       --
             Options forfeited.          --             --       --
                                    -------        -------    -----
          At December 31, 2000.      19,770        227,730     8.89
             Options granted...     (22,938)        22,938     9.26
             Options forfeited.       4,602         (4,602)    8.98
                                    -------        -------    -----
          At December 31, 2001.       1,434        246,066    $8.92
                                    =======        =======    =====

   There were 202,298 and 168,471 exercisable options outstanding at December 31, 2001 and 2000, respectively, with weighted average exercise prices of $8.92 and $8.89, respectively.

   No compensation cost is recognized by the Company when stock options are granted because the exercise price equals the market price of the underlying common stock on the date of grant. If the Company had used the

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

                          December 31, 2001 and 2000

fair value-based method of accounting for stock options for 2001 and 2000, its pro forma net income (loss) and net income (loss) per common share would have been $227,620 and $.18 in 2001 and $(557,173) and $(.43) in 2000. Fair values were estimated on the dates of grant using the Black-Scholes option pricing model, assuming risk-free interest rates of 3.00% in 2001 and 6.00% in 2000, dividend yields of 0%, volatility of 38.2% in 2001 and 33.8% in 2000, and expected lives of six years.

  Employment Agreements

   The Company has entered into employment agreements with two of its executive officers to ensure a stable and competent management base. The agreements provide for benefits as spelled out in the contracts and cannot be terminated by the Board of Directors, except for cause, without prejudicing the officers' rights to receive certain vested rights, including compensation. In the event of a change in control of the Company, as outlined in the agreements, the acquirer will be bound to the terms of the contracts.

NOTE O--PARENT COMPANY FINANCIAL DATA

   Following is the condensed financial statement of Crescent Financial Corporation as of and for the year ended December 31, 2001:

                  Condensed Statements of Financial Condition

        Assets:
           Investment in Crescent State Bank.............. $10,449,721
                                                           ===========
        Liabilities and Stockholders' Equity:
           Stockholders' Equity:
               Common stock............................... $ 1,289,527
               Additional paid-in capital.................   9,625,506
               Accumulated deficit........................    (652,891)
               Accumulated other comprehensive income.....     187,579
                                                           -----------
               Total stockholders' equity................. $10,449,721
                                                           ===========

                      Condensed Statements of Operations

                   Equity in earnings of subsidiary $306,988
                   Management fees.................    6,290
                   Other operating expenses........   (6,290)
                                                    --------
                      Net income................... $306,988
                                                    ========

                      Condensed Statements of Cash Flows

Cash Flows from Operating Activities:
   Net income.................................................................... $ 306,988
                                                                                  ---------
   Adjustments to reconcile net income to net cash used by operating activities:
       Equity in earnings of Crescent State Bank.................................  (306,988)
                                                                                  ---------
       Net increase in cash and cash equivalents.................................        --
                                                                                  ---------
Cash and cash equivalents, beginning.............................................        --
                                                                                  ---------
Cash and cash equivalents, ending................................................ $      --
                                                                                  =========

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                                              March 31, 2002 December 31, 2001*
                                                                              -------------- ------------------
                                                                               (Unaudited)
                                                                                   (Dollars in thousands,
                                                                                   except per share data)
                                   ASSETS
Cash and due from banks......................................................    $  4,469         $ 10,095
Interest-earning deposits with banks.........................................         768            4,589
Federal funds sold...........................................................       6,074           10,319
Investment securities available for sale at fair value.......................      21,932           22,833
Loans........................................................................      93,559           80,574
Allowance for loan losses....................................................      (1,329)          (1,116)
                                                                                 --------         --------
       Net Loans.............................................................      92,230           79,458
Accrued interest receivable..................................................         548              513
Federal Home Loan Bank stock.................................................         250              250
Bank premises and equipment..................................................         780              851
Other assets.................................................................         839              266
                                                                                 --------         --------
       Total Assets..........................................................    $127,890         $129,174
                                                                                 ========         ========
                    LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits
   Demand....................................................................    $ 20,505         $ 27,122
   Savings...................................................................       1,142              683
   Money market and NOW......................................................      39,786           39,251
   Time......................................................................      50,480           46,099
                                                                                 --------         --------
       Total Deposits........................................................     111,913          113,155
Federal Home Loan Bank advances..............................................       5,000            5,000
Accrued expenses and other liabilities.......................................         428              569
                                                                                 --------         --------
       Total Liabilities.....................................................     117,341          118,724
                                                                                 --------         --------
Stockholders' Equity
Preferred stock, no par value, 5,000,000 shares authorized, none outstanding;          --               --
Common stock, $1 par value, 20,000,000 shares authorized; 1,289,527 shares
  issued and outstanding.....................................................       1,290            1,290
   Additional paid-in capital................................................       9,625            9,625
   Accumulated deficit.......................................................        (438)            (653)
   Accumulated other comprehensive income....................................          72              188
                                                                                 --------         --------
       Total Stockholders' Equity............................................      10,549           10,450
                                                                                 --------         --------
Commitments (Note B).........................................................
       Total Liabilities and Stockholders' Equity............................    $127,890         $129,174
                                                                                 ========         ========

--------
* Derived from audited financial statements.

                            See accompanying notes.

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

               CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

                                                                   Three Months Ended
                                                                        March 31,
                                                                 ----------------------
                                                                    2002        2001
                                                                 ----------  ----------
                                                                 (Dollars in thousands,
                                                                 except per share data)
Interest Income
   Loans........................................................ $    1,476  $    1,233
   Investment securities available for sale.....................        340         230
   Federal funds sold and interest-bearing deposits.............         32         173
                                                                 ----------  ----------
       Total Interest Income....................................      1,848       1,636
                                                                 ----------  ----------
Interest Expense
   Deposits.....................................................        617         830
   Borrowings...................................................         57          --
                                                                 ----------  ----------
       Total Interest Expense...................................        674         830
                                                                 ----------  ----------
       Net Interest Income......................................      1,174         806
Provision for Loan Losses.......................................        213         131
                                                                 ----------  ----------
       Net Interest Income after Provision for Loan Losses......        961         675
                                                                 ----------  ----------
Non-interest Income.............................................        160          81
                                                                 ----------  ----------
Non-interest Expense
   Salaries and employee benefits...............................        466         388
   Occupancy and equipment......................................        195         183
   Data processing..............................................         60          48
   Other........................................................        214         176
                                                                 ----------  ----------
       Total Non-interest Expense...............................        935         795
                                                                 ----------  ----------
       Income (Loss) Before Income Taxes........................        186         (39)
Income Tax Expense (Benefit)....................................        (29)         --
                                                                 ----------  ----------
       Net Income (Loss)........................................ $      215  $      (39)
                                                                 ==========  ==========
       Basic and Diluted Net Income (Loss) Per Common Share..... $      .15  $     (.03)
                                                                 ==========  ==========
       Weighted Average Common Shares Outstanding Basic.........  1,450,718   1,450,718
                                                                 ==========  ==========
       Weighted Average Common Shares Outstanding Diluted.......  1,479,638   1,450,718
                                                                 ==========  ==========

                            See accompanying notes.

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (Unaudited)

                                                                              Accumulated
                                       Common Stock   Additional                 Other         Total
                                     ----------------  Paid-in   Accumulated Comprehensive Stockholders'
                                      Shares   Amount  Capital     Deficit   Income(Loss)     Equity
                                     --------- ------ ---------- ----------- ------------- -------------
                                                (Dollars in thousands, except per share data)
Balance at December 31, 2001........ 1,289,527 $1,290   $9,625      $(653)       $ 188        $10,450
                                                                                              -------
Comprehensive income:
   Net income.......................        --     --       --        215           --            215
   Unrealized holding gains
     (losses) on available-for-sale
     securities.....................        --     --       --         --         (116)          (116)
                                                                                              -------
       Total comprehensive
         income.....................                                                               99
                                     --------- ------   ------      -----        -----        -------
Balance at March 31, 2002........... 1,289,527 $1,290   $9,625      $(438)       $  72        $10,549
                                     ========= ======   ======      =====        =====        =======
Balance at December 31, 2000........ 1,146,246 $5,731   $5,184      $(960)       $  39        $ 9,994
                                                                                              -------
Comprehensive income:
Net income..........................        --     --       --        (39)          --            (39)
   Unrealized holding gains on
     available-for-sale securities..        --     --       --         --          225            225
                                                                                              -------
       Total comprehensive
         income.....................                                                              186
                                     --------- ------   ------      -----        -----        -------
Balance at March 31, 2001........... 1,146,246 $5,731   $5,184      $(999)       $ 264        $10,180
                                     ========= ======   ======      =====        =====        =======

                            See accompanying notes.

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

               CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

                                                                              Three Months Ended
                                                                                  March 31,
                                                                            ---------------------
                                                                               2002       2001
                                                                             --------   --------
                                                                            (Dollars in thousands
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss).......................................................... $    215    $    (39)
                                                                             --------   --------
Adjustments to reconcile net loss to net cash used by operating activities:
   Depreciation............................................................       77          75
   Provision for loan losses...............................................      213         131
   Deferred income taxes...................................................      (99)         --
   (Gain)/loss on sale of securities.......................................       --          (2)
   Net amortization of premiums on securities..............................       (2)         (7)
   Change in assets and liabilities:
       (Increase) in accrued interest receivable...........................      (35)        (59)
       (Increase) in other assets..........................................      (53)         (1)
       Increase in accrued interest payable................................        5          41
       (Decrease) in other liabilities.....................................     (146)        (85)
                                                                             --------   --------
          Total Adjustments................................................      (40)         93
                                                                             --------   --------
          Net Cash Provided By Operating Activities........................      175          54
                                                                             --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of securities available for sale.................................     (529)     (3,818)
Proceeds from sales of securities available for sale.......................       --       1,004
Maturities of securities available for sale................................      600       1,000
Principal repayments of securities available for sale......................      643         168
Net increase in loans......................................................  (13,333)    (10,091)
Purchases of bank premises and equipment...................................       (6)        (51)
                                                                             --------   --------
          Net Cash Used By Investing Activities............................  (12,625)    (11,788)
                                                                             --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES
Net increase in deposits:
   Noninterest-bearing demand..............................................   (6,617)      2,184
   Savings.................................................................      459          96
   Money market and NOW....................................................      534      21,224
   Time deposits...........................................................    4,382      12,056
                                                                             --------   --------
          Net Cash Provided (Used) by Financing Activities.................   (1,242)     35,560
                                                                             --------   --------
Net Increase (Decrease) In Cash and Cash Equivalents.......................  (13,692)     23,826
Cash and Cash Equivalents, Beginning Of Period.............................   25,003       8,882
                                                                             --------   --------
Cash and Cash Equivalents, End of Period................................... $ 11,311    $ 32,708
                                                                             ========   ========

                            See accompanying notes.

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            March 31, 2001 and 2000


NOTE A--BASIS OF PRESENTATION

   The consolidated financial statements include the accounts of Crescent Financial Corporation and its wholly owned subsidiary, Crescent State Bank. All intercompany transactions and balances have been eliminated in consolidation. In management's opinion, the financial information, which is unaudited, reflects all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the financial information as of and for the three month periods ended March 31, 2002 and 2001, in conformity with accounting principles generally accepted in the United States of America.

   The preparation of financial statements requires management to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements, as well as the amounts of income and expense during the reporting period. Actual results could differ from those estimates. Operating results for the three-month period ended March 31, 2002 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2002.

   The organization and business of Crescent Financial Corporation (the "Company"), accounting policies followed by the Company and other relevant information are contained in the notes to the financial statements filed as part of the Company's 2001 annual report on Form 10-KSB. This quarterly report should be read in conjunction with such annual report.

NOTE B--INVESTMENT SECURITIES

   The following is a summary of the securities portfolios by major classification at the dates indicated:

                                                                            March 31, 2002
                                                                ---------------------------------------
                                                                            Gross      Gross
                                                                Amortized Unrealized Unrealized  Fair
                                                                  Cost      Gains      Losses    Value
                                                                --------- ---------- ---------- -------
                                                                        (Dollars in thousands)
Securities available for sale:
   U.S. government and obligations of U.S. government agencies.  $ 3,040     $ 68      $  --    $ 3,108
   Mortgage-backed.............................................   17,970      220       (159)    18,031
   Municipal...................................................      806       --        (13)       793
                                                                 -------     ----      -----    -------
                                                                 $21,816     $288      $(172)   $21,932
                                                                 =======     ====      =====    =======


                                                                           December 31, 2001
                                                                ---------------------------------------
                                                                            Gross      Gross
                                                                Amortized Unrealized Unrealized  Fair
                                                                  Cost      Gains      Losses    Value
                                                                --------- ---------- ---------- -------
                                                                        (Dollars in thousands)
Securities available for sale:
   U.S. government and obligations of U.S. government agencies.  $ 3,761     $ 90       $ --    $ 3,851
   Mortgage-backed.............................................   18,489      261        (37)    18,713
   Municipal...................................................      278       --         (9)       269
                                                                 -------     ----       ----    -------
                                                                 $22,528     $351       $(46)   $22,833
                                                                 =======     ====       ====    =======

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

                            March 31, 2002 and 2001


NOTE C--LOANS

   Following is a summary of loans at each of the balance sheet dates presented:

                                                   At          At
                                                March 31, December 31,
                                                  2002        2001
                                                --------- ------------
                                                (Dollars in thousands)
          Real estate--commercial..............  $59,423    $48,474
          Real estate--residential.............    1,830      1,614
          Commercial and industrial loans......   18,629     19,393
          Home equity loans and lines of credit   11,051      8,424
          Loans to individuals.................    2,852      2,863
                                                 -------    -------
          Total loans..........................   93,785     80,768
          Less:
             Deferred loan fees................     (226)      (194)
             Allowance for loan losses.........   (1,329)    (1,116)
                                                 -------    -------
          Total................................  $92,230    $79,458
                                                 =======    =======

   Loan commitments at March 31, 2002 include commitments to extend credit of $6.2 million and amounts available under home equity credit lines, other credit lines and standby letters of credit of $11.1 million, $7.8 million and $30,000, respectively.

   An analysis of the allowance for loan losses for the three months ended March 31, 2002 and 2001 follows:

                                                 2002       2001
                                                ------    ----
                                             (Dollars in thousands)
             Balance at beginning of period. $1,116       $630
             Provision charged to operations    213        131
             Charge-offs....................     --         --
             Recoveries.....................     --         --
                                                ------      ----
             Net charge-offs................     --         --
                                                ------      ----
             Balance at end of period....... $1,329       $761
                                                ======      ====

NOTE D--PREMISES AND EQUIPMENT

   Following is a summary of premises and equipment at March 31, 2002 and December 31, 2001:

                                                2002        2001
                                               -----        -----
                                             (Dollars in thousands)
               Leasehold improvements....... $ 535        $ 535
               Furniture and equipment......   937          931
               Less accumulated depreciation  (692)        (615)
                                               -----        -----
               Total........................ $ 780        $ 851
                                               =====        =====

   Depreciation and amortization amounting to $77,000 for the three months ended March 31, 2002 and $75,000 for the three months ended March 31, 2001 is included in occupancy and equipment expense.

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

                            March 31, 2002 and 2001

NOTE E--DEPOSITS

   Time deposits in denominations of $100,000 or more were approximately $24.5 million and $21.6 million at March 31, 2002 and December 31, 2001, respectively.

NOTE F--FEDERAL HOME LOAN BANK ADVANCES

   At March 31, 2002, the Bank had available lines of credit totaling approximately $3.5 million for borrowing on a short-term and unsecured basis. Such lines are subject to annual renewals and are at varying interest rates. In addition, the Bank had available lines of credit totaling approximately $14.1 million at various financial institutions for borrowing on a secured basis. Such borrowings must be adequately collateralized.

   The Bank has an advance outstanding at March 31, 2002 and December 31, 2001 in the amount of $5.0 million from the Federal Home Loan Bank of Atlanta. This advance, which is collateralized by investment securities, matures in July of 2011 and bears interest at 4.44%.

NOTE G--NON-INTEREST INCOME AND OTHER NON-INTEREST EXPENSE

   The major components of non-interest income for the three months ended March 31, 2002 and 2001 are as follows:

                                                       2002        2001
                                                    ----         ----
                                                    (Dollars in thousands)
      Mortgage loan origination fees............... $ 64         $30
      Service charges and fees on deposits accounts   27          18
      Customer service charges.....................   64          29
      Other........................................    5           4
                                                       ----      ---
      Total........................................ $160         $81
                                                       ====      ===

   The major components of other non-interest expense for the three months ended March 31, 2002 and 2001 are as follows:

                                               2002        2001
                                            ----        ----
                                            (Dollars in thousands)
             Printing and office supplies.. $ 25        $ 28
             Advertising and promotions....   25          23
             Professional fees and services   91          74
             FDIC assessment...............    4           2
             Other.........................   69          49
                                               ----        ----
             Total......................... $214        $176
                                               ====        ====

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

                            March 31, 2002 and 2001


NOTE H--PER SHARE RESULTS

   The Company effected stock splits in the form of 12 1/2% stock dividends in both 2002 and 2001. Basic and diluted net income (loss) per common share have been computed by dividing net income (loss) for each period by the weighted average number of shares of common stock outstanding during each period after retroactively adjusting for these stock splits.

   Basic earnings per share represents income available to common stockholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflect additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Company relate solely to outstanding stock options and are determined using the treasury stock method.

                                [crescent logo]

                        CRESCENT FINANCIAL CORPORATION

                            SUBSCRIPTION AGREEMENT

   Subject to the terms of the subscription offering described in the Crescent
Financial Corporation prospectus dated             , 2002, I hereby subscribe
for the number of shares of common stock of Crescent Financial Corporation, a North Carolina corporation ("Crescent") set forth below for a purchase price of
$     per share. Enclosed with this Subscription Agreement is my check or money
order made payable to "Crescent Financial Corporation" evidencing $     for
each share subscribed for, which funds are to be held in escrow as described in Crescent's prospectus.

   I understand that my subscription is conditioned upon acceptance by Crescent. I further understand that Crescent, in its sole discretion, may reject my subscription in whole or in part and may allot to me fewer shares than I have subscribed for. In the event the subscription offering is terminated, funds paid under this Subscription Agreement will be returned to me with no interest earned.

   I certify that I have read the prospectus and that I am relying on no representations other than those set forth in the prospectus. I understand that when this Subscription Agreement is executed and delivered, it is irrevocable and binding upon me. I further understand and agree that my right to purchase shares hereunder may not be assigned or transferred to any third party without the express written consent of Crescent.

            I HAVE READ AND UNDERSTAND THIS SUBSCRIPTION AGREEMENT.


----------------------------- -----------------------------
Signature *                   Additional Signature
                              (if required)

-----------------------------
Date

* If joint tenancy, tenancy-by-the-entirety or tenants in common is desired, both names and signatures are required; if a corporation, this Agreement must be executed by its president; if a trust, by all trustees; if by a partnership, by any general partner.

                       Please complete the reverse side.

Accepted by:
CRESCENT FINANCIAL CORPORATION

        By:         -------------------------

                    Name: _________________   Date: _________________

                    Title: ________________

                        CRESCENT FINANCIAL CORPORATION

                            STOCK REGISTRATION FORM

                                (Please Print)

Number of Shares Subscribed: ________________________________________________

Aggregate Price Included ($   per share): ___________________________________

--------------------------------------------------------------------------------
Name(s) in which stock is to be registered

--------------------------------------------------------------------------------
Address (Street or Post Office Box)

--------------------------------------------------------------------------------
City, State and Zip Code

              (    )                    (    )
              ------------------------- -------------------------
              Daytime Phone             Evening Phone

              -------------------------
              Taxpayer I.D. (Social     -------------------------
                Security Number)        Email Address

          Legal form of ownership:

          [_] Individual                [_] Joint Tenants with Right
                                            of Survivorship
          [_] Tenants in Common         [_] Uniform Transfers to
                                            Minors
          [_] Tenancy-by-the-entirety   [_] Other: ________________

                        CRESCENT FINANCIAL CORPORATION
                        Attention: Corporate Secretary
                             1005 High House Road
                          Cary, North Carolina 27513

   Any questions concerning subscriptions or the subscription offering may be
directed to the above address or to              at (919) 460-7770.

================================================================================

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE YOU WRITTEN INFORMATION OTHER THAN THIS PROSPECTUS OR TO MAKE REPRESENTATIONS AS TO MATTERS NOT STATED IN THIS PROSPECTUS. YOU MUST NOT RELY ON UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL THOSE SECURITIES OR OUR SOLICITATION OF YOUR OFFER TO BUY THE SECURITIES IN ANY JURISDICTION WHERE THAT WOULD NOT BE PERMITTED OR LEGAL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALES MADE HEREUNDER AFTER THE DATE OF THIS PROSPECTUS SHALL CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THE AFFAIRS OF THE COMPANY HAVE NOT CHANGED SINCE THE DATE HEREOF.

                               -----------------

                               TABLE OF CONTENTS

                 Prospectus Summary........................   1
                 Risk Factors..............................   6
                 The Rights Offering.......................   9
                 Use of Proceeds...........................  11
                 Capitalization............................  12
                 Dilution..................................  13
                 Market for the Common Stock...............  16
                 Dividend Policy...........................  17
                 Business..................................  18
                 Management's Discussion and Analysis of
                   Financial Condition and Results of
                   Operations..............................  26
                 Management................................  45
                 Supervision and Regulation................  51
                 Description of Capital Stock..............  58
                 Plan of Distribution......................  62
                 Legal Matters.............................  63
                 Experts...................................  63
                 Where You Can Get More Information........  63
                 Special Note Regarding Forward-Looking
                   Statements..............................  63
                 Index to Consolidated Financial Statements F-1

================================================================================
================================================================================

[LOGO]
                                    CRESCENT
                             FINANCIAL CORPORATION

                                145,000 Shares

                               -----------------

                                  PROSPECTUS

                               -----------------

                                       , 2002

                           McKinnon & Company, Inc.

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

        PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED MAY 3, 2002

                                600,000 Shares

[LOGO]
                                    CRESCENT
                             FINANCIAL CORPORATION

                                 Common Stock

                               -----------------

   We are offering shares of our common stock in a best efforts public offering. Of the 600,000 common shares that we are offering, 145,000 common shares are being offered in a rights offering to our shareholders of record on May 3, 2002 at $9.25 per share, on the basis of one common share for every ten common shares owned on that date. This price was determined after consultation with McKinnon & Company, Inc., the underwriter for this offering and was based on factors such as the per share book value of our common shares as of March 31, 2002, the trading history of our common shares, our operating history and our prospects for future earnings, our current performance and the prices of equity securities of comparable companies. Any of the 145,000 common shares that are being offered in the rights offering to our shareholders that are not subscribed for plus an additional 455,000 common shares will be offered to the public. We reserve the right to increase the total number of common shares being offered in the public offering by not more than 90,000 shares.

   Our common shares are listed on the OTC Bulletin Board under the symbol "CRFN." We intend to apply to have our common shares qualified for listing on the Nasdaq SmallCap market under the symbol "CRFN" and we intend to have such listing effective immediately after the closing of the offerings. However, there can be no assurance that an active trading market will be sustained.

                               -----------------

   Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of the common stock or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

   The shares of common stock offered are not deposit accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

   Investing in our common stock involves risks. You should read the "Risk
Factors" section beginning on page    before buying shares of our common stock.

                               -----------------


--------------------------------------------------------------------------------

             ------------------------------------------------------
                       Public Offering Underwriters'  Proceeds to
                          Price(1)      Commission   the Company(2)
             ------------------------------------------------------
             Per Share        $              $             $
             ------------------------------------------------------
             ----------
             Total(3).        $              $             $
             ------------------------------------------------------

--------------------------------------------------------------------------------
(1) Payable to McKinnon & Company, Inc. our underwriter. We have agreed to indemnify our underwriter against certain civil liabilities.
(2) Before deducting expenses payable by us for the offerings estimated at
    approximately $      .
(3) Assumes the sale of the entire 600,000 shares offered hereby. In our offering of 145,000 shares to our shareholders of record on May 3, 2002, we
    sold        shares at $9.25 per share for a total of $      , paid a
    financial advisor/standby fee of $       to the underwriter, and incurred
    expenses of $      .

   The shares are offered by the underwriter, as our selling agent, subject to prior sale, on a best efforts basis and subject to certain other conditions, including the right to reject any order in whole or in part. Because the public offering is on a best-efforts basis, the underwriter is not required to sell any specific number or dollar amount of shares and is not obligated to purchase the shares if they are not sold to the public. This offering will close on or
about           , 2002 and is not subject to the sale of any minimum number of shares. Funds received by the underwriter will be deposited at, and held by, an independent escrow agent in a non-interest bearing account. It is anticipated that delivery of the public offering shares will be made on or about
          , 2002.

                           McKinnon & Company, Inc.

                The date of this prospectus is           , 2002

                              [MAP APPEARS HERE]

                               OFFICE LOCATIONS


 Main Office               Cary Branch               Apex Branch
 1005 High House Road      1155 Kildaire Farm Road   303 South Salem Street
 Cary, NC                  Cary, NC                  Apex, NC
 (919) 460-7770            (919) 467-7400            (919) 303-7500

                           Clayton Branch
                           315 East Main Street
                           Clayton, NC
                           (919) 550-2050

                              PROSPECTUS SUMMARY

   You should read the following summary together with the more detailed business information and the financial statements and related notes that appear elsewhere in this prospectus. Market and industry data used in this prospectus are based on independent industry publications and other publicly available information.

   We have adjusted all share amounts and per share data relating to our common stock in this prospectus to reflect the stock splits effected in the form of a 10% stock dividend paid in 2000 and 12.5% dividends paid in both 2001 and 2002.

                        CRESCENT FINANCIAL CORPORATION

Who We Are

   Crescent Financial Corporation is a bank holding company formed in June 2001 to own all of the common stock of Crescent State Bank, a North Carolina-chartered bank that opened for business on December 31, 1998. Our primary market area is Wake and Johnston Counties in the Triangle area of North Carolina. The Research Triangle Park, one of the country's leading technology business centers, borders this market area. We are headquartered in Cary, North Carolina. Cary is the state's seventh largest city and adjoins Raleigh, the state capital.

   At this time, we conduct almost all of our business through Crescent State Bank, which is in the commercial banking business. At March 31, 2002, we had total assets of $127.9 million, total deposits of $111.9 million and stockholders' equity of $10.5 million.

   Since we opened we have accomplished the following:

  . Commenced operations on December 31, 1998 after raising $11.4 million in capital from approximately 1,150 local investors;

  . Began Crescent State Bank with modern, state-of-the-art technology, which allows our customers to bank and pay bills "on-line" as well as other advanced banking conveniences;

  . Opened four full service banking offices by year end 2000--three in Wake County and one in neighboring Johnston County;

  . Became profitable in the second quarter of 2001 and registered four consecutive quarters of increasing profitability since then;

  .   Reorganized into the bank holding company form of organization in June
      2001;

  . Implemented investment brokerage services through an agreement with Capital Investment Group, Raleigh, North Carolina, a licensed broker-dealer;

  . Implemented a strong credit culture, which, as of March 31, 2002, reflected nonperforming assets of $348,000 or 0.27% of total assets. On the same date, our allowance for loan losses was $1.3 million or 1.42% of total loans; and

  . Developed a local identity in the communities we serve by sponsoring a wide variety of civic and charitable events.

   Crescent State Bank is a member of the Federal Home Loan Bank of Atlanta and its deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation. The address of our principal executive office is 1005 High House Road, Cary, North Carolina 27513 and our telephone number is (919) 460-7770. The website for Crescent State Bank is www.crescentstatebank.com.

The Offerings

 Securities Offered.... A total of 600,000 common shares, of which 145,000 common shares are being offered in the rights
                        offering to our shareholders of record as of May 3, 2002, on the basis of one common share for each 10 common shares then beneficially owned. The common shares not subscribed for in the rights
                        offering by       , 2002, together with 455,000
                        additional common shares will be offered to the
                        public by McKinnon & Company, Inc., as our selling agent, on a best efforts basis. We reserve the right to increase the total number of common shares offered in the public offering by not more than 90,000
                        common shares.
 Shares Outstanding.... As of March 31, 2002 we had 1,450,718 common shares outstanding. Assuming the sale of all 600,000 common shares in the offerings (and excluding the 90,000 additional common shares we may offer to the public), we would have 2,050,718 common shares outstanding upon the completion of the offerings.
                        This number excludes 278,434 common shares
                        issuable upon exercise of outstanding options granted as of March 31, 2002 under our two option plans.
 Use of Proceeds....... We will use the net proceeds from the offerings to increase our equity and for general corporate purposes, including future growth and expansion (potentially through acquisition of branches or whole banks).
 NASDAQ SmallCap market Our common stock trades on the OTC Bulletin Board under the symbol "CRFN." We have applied to list our common stock on the Nasdaq SmallCap market under the symbol "CRFN."

Summary Consolidated Financial Data

   You should read the summary consolidated financial and other data presented below in conjunction with our audited financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in this prospectus.

                                            At or for the Three Months
                                                 Ended March 31,       At or for the Years Ended December 31,
                                            -------------------------  -------------------------------------
                                                2002          2001         2001          2000        1999
                                             ----------    ----------   ----------    ----------  ----------
                                                      (Dollars in thousands, except per share data)
Summary of Operations
   Interest income......................... $    1,848     $    1,636  $    7,163     $    4,096  $    1,609
   Interest expense........................        674            830       3,401          1,786         573
                                             ----------    ----------   ----------    ----------  ----------
   Net interest income.....................      1,174            806       3,762          2,310       1,036
   Provision for loan losses...............        213            131         502            389         241
                                             ----------    ----------   ----------    ----------  ----------
   Net interest income after the provision
     for loan losses.......................        961            675       3,260          1,921         795
   Non-interest income.....................        160             81         489            164          71
   Non-interest expense....................        935            795       3,442          2,535       1,375
                                             ----------    ----------   ----------    ----------  ----------
   Income (loss) before income taxes.......        186            (39)        307           (450)       (509)
   Income taxes............................        (29)            --          --             --          --
                                             ----------    ----------   ----------    ----------  ----------
   Net income (loss)....................... $      215     $      (39) $      307     $     (450) $     (509)
                                             ==========    ==========   ==========    ==========  ==========

Per Share and Shares Outstanding (2)(3)
   Net income (loss), basic and diluted.... $      .15     $     (.03) $     0.21     $    (0.31) $    (0.35)
   Cash dividends..........................                                    --             --          --
   Book value at end of period............. $     7.27     $     7.02  $     7.20     $     6.89  $     6.95
   Weighted average shares outstanding:
       basic...............................  1,450,718      1,450,718   1,450,718      1,450,718   1,450,718
       diluted.............................  1,479,638      1,450,718   1,450,718      1,450,718   1,450,718
   Shares outstanding at period end........  1,450,718      1,450,718   1,450,718      1,450,718   1,450,718

Balance Sheet Data
   Total assets............................ $  127,890     $  107,720  $  129,174     $   72,017  $   33,726
   Total investments (4)...................     29,024         43,159      37,991         20,092      13,256
   Total loans, net........................     92,230         57,800      79,458         47,839      18,294
   Total deposits..........................    111,913         97,260     113,155         61,699      23,469
   Borrowings..............................      5,000             --       5,000             --          --
   Stockholders' equity....................     10,549         10,180      10,450          9,994      10,088

                                                           At or for the
                                                           Three Months      At or for the Years Ended
                                                          Ended March 31,          December 31,
                                                         ---------------    -------------------------
                                                          2002      2001     2001    2000      1999
                                                          -----    -----    ------  ------    ------
                                                         (Dollars in thousands, except per share data)
Selected Performance Ratios
   Return on average assets (1).........................   .75%      (.18)%   0.31%   (0.91)%  (2.11)%
   Return on average stockholders' equity (1)...........  8.19%     (1.58)%   2.97%   (4.53)%  (4.86)%
   Net interest spread (1)(5)...........................  3.45%      3.08%    3.01%    3.46%    2.21%
   Net interest margin (1)(6)...........................  4.24%      4.12%    3.98%    4.89%    4.46%
   Non-interest income as a percentage of total
     revenue (7)........................................ 12.03%      9.99%   11.50%    6.63%    6.41%
   Non-interest income as a percentage of average
     assets (1).........................................   .56%       .40%    0.50%    0.33%    0.29%
   Non-interest expense to average assets (1)...........  3.25%      3.90%    3.49%    5.14%    5.69%
   Efficiency ratio (8)................................. 70.09%     89.63%   80.97%  102.47%  124.21%
   Average stockholders' equity to average total assets.  9.13%     12.08%   10.47%   20.12%   43.33%

Asset Quality Ratios
   Net charge-offs to average loans outstanding.........  0.00%      0.00%    0.03%    0.00%    0.00%
   Allowance for loan losses to period-end loans........  1.42%      1.30%    1.38%    1.30%    1.30%
   Allowance for loan losses to nonperforming loans.....  0.00%      0.00%  260.14%    0.00%    0.00%
   Nonperforming loans to period-end loans..............  0.00%      0.00%    0.53%    0.00%    0.00%
   Nonperforming assets to total assets (9).............   .27%      0.00%    0.33%    0.00%    0.00%

Capital Ratios
   Total risk-based capital............................. 11.14%     14.19%   10.67%   15.80%   48.09%
   Total tier 1 risk-based capital......................  9.89%     13.18%   11.83%   16.80%   49.24%
   Leverage ratio.......................................  9.01%     12.01%    8.87%   15.78%   30.39%
   Equity to assets ratio...............................  8.25%      9.45%    8.09%   13.88%   29.91%

--------
(1) Three month data presented on annualized basis.
(2) Adjusted to reflect the effect of the stock splits effected in the form of a 10% stock dividend in 2000 and the 12.5% stock dividends in 2001 and 2002.
(3) Computed based on the weighted average number of shares outstanding during each period.
(4) Consists of interest-earning deposits, federal funds sold, investment securities and FHLB stock.
(5) Net interest spread is the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities.
(6) Net interest margin is net interest income divided by average interest earning assets.
(7) Total revenue consists of net interest income and non-interest income.
(8) Efficiency ratio is non-interest expense divided by the sum of net interest income and non-interest income.
(9) Nonperforming assets consist of non-accrual loans, restructured loans, and foreclosed assets, where applicable.

                                 RISK FACTORS

   An investment in our common stock involves a number of risks. We urge you to read all of the information contained in this prospectus. In addition, we urge you to consider carefully the following factors before you purchase any of the shares offered by this prospectus.

We may not be able to maintain and manage our growth, which may adversely affect our results of operations and financial condition and the value of our common stock.

   As a strategy, we have sought to increase our size by aggressively pursuing business development opportunities, and we have grown rapidly since our incorporation. We can provide no assurance that we will continue to be successful in increasing the volume of loans and deposits at acceptable risk levels and upon acceptable terms, expanding our asset base to a targeted size and managing the costs and implementation risks associated with our growth strategy. There can be no assurance that our further expansion will be profitable or that we will continue to be able to sustain our historical rate of growth, either through internal growth or through successful expansion in the Triangle and contiguous markets, or that we will be able to maintain capital sufficient to support our continued growth. If we grow too quickly, however, and are not able to control costs and maintain asset quality, such rapid growth could adversely affect our financial performance.

Changes in interest rates affect our interest margins, which can adversely affect our profitability.

   We may not be able to effectively manage changes in interest rates that affect what we charge as interest on our earning assets and the expense we must pay on interest-bearing liabilities, which may significantly reduce our earnings. For example, the Federal Reserve cut interest rates eleven times during 2001. Since rates charged on our loans often tend to react to market conditions faster than do rates paid on our deposit accounts, these rate cuts have had a negative impact on our earnings until we could make appropriate adjustments in our deposit rates. Our net interest margin was adversely impacted during 2001 by the decrease in rates, decreasing to 3.98% from 4.89% in 2000. Fluctuations in interest rates are not predictable or controllable and, therefore, there can be no assurances of our ability to continue to maintain a consistent positive spread between the interest earned on our earning assets and the interest paid on our interest-bearing liabilities.

Our profitability depends significantly on economic conditions in our market area.

   Our success depends to a large degree on the general economic conditions in Wake County and adjoining markets, including the Research Triangle Park. The local economic conditions in this area have a significant impact on the loans that we make to our borrowers, the ability of our borrowers to repay these loans and the value of the collateral securing these loans. A significant decline in general economic conditions caused by inflation, recession, unemployment or other factors beyond our control would impact these local economic conditions and could negatively affect our financial condition and performance.

   In recent years, there has been a proliferation of technology and communications business in the Research Triangle Park. The current recession in those industries has had a significant adverse impact on a number of those businesses. While we do not have significant credit exposure to these businesses, the recession in these industries could have a negative impact on local economic conditions and real estate collateral values generally, which could negatively affect our profitability.

If we experience greater loan losses than anticipated, it will have an adverse effect on our net income and our ability to fund our growth strategy.

   While the risk of nonpayment of loans is inherent in banking, if we experience greater nonpayment levels than we anticipate, our earnings and overall financial condition, as well as the value of our common stock, could be adversely affected.

   We cannot assure you that our monitoring, procedures and policies will reduce certain lending risks or that our allowance for loan losses will be adequate to cover actual losses. In addition, as a result of the rapid growth in our loan portfolio, loan losses may be greater than management's estimates of the appropriate level for the allowance. Loan losses can cause insolvency and failure of a financial institution and, in such an event, our shareholders could lose their entire investment. In addition, future provisions for loan losses could materially and adversely affect our profitability. Any loan losses will reduce the loan loss allowance. A reduction in the loan loss allowance will be restored by an increase in our provision for loan losses. This would reduce our earnings which could have an adverse effect on our stock price.

New or acquired branch facilities and other facilities may not be profitable.

   We may not be able to correctly identify profitable locations for new branches and the costs to start up new branch facilities or to acquire existing branches, and the additional costs to operate these facilities, may increase our noninterest expense and decrease earnings in the short term. We last opened a new branch facility in 2000, but expect to further expand our branch network by opening additional new branch facilities in the near future. If branches of other banks become available for sale, we may acquire those branches. It may be difficult to adequately and profitably manage our growth through the establishment of these branches. In addition, we can provide no assurance that these branch sites will successfully attract enough deposits to offset the expenses of operating these branch sites. Any new or acquired branches will be subject to regulatory approval, and there can be no assurance that we will succeed in securing such approvals.

We depend on the services of key personnel. We cannot be certain that we will be able to retain such personnel or hire replacements, and a loss of any of those personnel could disrupt our operations and result in reduced earnings.

   We are a customer-focused and relationship-driven organization. We expect our future growth to be driven in a large part on the relationships maintained with our customers by our executive and other officers. We have entered into an employment agreement with Michael G. Carlton, President and Chief Executive Officer and other officers, but the existence of such agreements does not assure that we will be able to retain their services. The unexpected loss of services of Mr. Carlton or other key employees could have a material adverse effect on our operations and possibly result in reduced revenues and earnings.

There is a limited trading market for our common stock, and this may limit resales.

   Our common stock is currently traded on the OTC Bulletin Board under the symbol "CRFN." There is no assurance that you will be able to resell your shares of common stock for an aggregate amount per share that is equal to or more than the price in the offering should you need to liquidate your investment. Before purchasing, you should consider the limited trading market for the shares and be financially prepared and able to hold your shares for an indefinite period. We intend to apply to have the common stock listed for trading on the Nasdaq SmallCap market. There can be no assurance that the common stock will be accepted for trading on the Nasdaq SmallCap market.

   Although under no obligation to do so, McKinnon & Company has advised us that it intends to make a market in the common stock following the completion of the offerings. Making a market involves maintaining bid and ask quotations and being able, as principal, to effect transactions in reasonable quantities at those prices, subject to securities laws and regulatory constraints. Additionally, the development of a liquid public market depends on the existence of willing buyers and sellers, the presence of which is not within our control. The number of active buyers and sellers of our securities at any particular time may be limited. Under such circumstances, you could have difficulty disposing of your shares on short notice. You should not view the common stock as a short term investment. There can be no assurance that an active and liquid trading market will develop for the common stock.

We do not plan to pay cash dividends in the immediate, foreseeable future.

   We do not expect to pay cash dividends on our common stock in the foreseeable future. You should not buy shares in this offering if you need dividend income from this investment. Our ability to declare and pay cash dividends will be dependent upon, among other things, restrictions imposed by the reserve and capital requirements of North Carolina and federal banking regulations, our income and financial condition, tax considerations, and general business conditions. Therefore, investors should not purchase shares with a view for a current return on their investment in the form of cash dividends.

In order to be profitable, we must compete successfully with other financial institutions which have greater resources and capabilities than we do.

   The banking business in North Carolina in general, and in the Triangle in particular, is extremely competitive. Most of our competitors are larger and have greater resources than we do and have been in existence a longer period of time. We will have to overcome historical bank-customer relationships to attract customers away from our competition. We compete with the following types of institutions:


                .   other commercial      .   securities
                    banks                     brokerage firms
                .   savings banks         .   mortgage brokers
                .   thrifts               .   insurance companies
                .   credit unions         .   mutual funds
                .   consumer finance
                    companies             .   trust companies

   Some of our competitors are not regulated as extensively as we are and, therefore, may have greater flexibility in competing for business. Some of these competitors are subject to similar regulation but have the advantages of larger established customer bases, higher lending limits, extensive branch networks, numerous automated teller machines, greater advertising-marketing budgets or other factors.

   Our legal lending limit is determined by law. The size of the loans which we offer to our customers may be less than the size of the loans that larger competitors are able to offer. This limit may affect to some degree our success in establishing relationships with the larger businesses in our market. We satisfy loan requests in excess of our lending limit ($1.8 million at March 31, 2002) through the sale of participations in such loans to other banks. However, we cannot assure you that we will be able to attract or maintain customers seeking larger loans or that we will be able to sell participations in such loans on terms we consider favorable.

A substantial percentage of the proceeds from the offerings may be used to pay for the offerings' expenses.

   The rights offering and public offering are best efforts offerings. That is, we will use our best efforts to sell the common stock that we are offering in the rights offering, and the underwriter will use its best efforts to sell the common stock that we are offering in the public offering. As a result, there is no condition in either offering to sell any minimum number of shares or dollar amount. To the extent that we sell significantly less than the total number of shares that we are offering, you may be one of only a small number of investors in the offerings and a substantial percentage of the proceeds from the offerings may be used to pay for their expenses, and not for our general corporate purposes. For example, if we sell only 20% of the shares that we are offering in each offering, or 29,000 shares at a price of $9.25 per share in the rights offering and 91,000 shares at an assumed price of $9.75 per share in the public offering, we would have gross offering proceeds of $1,155,500. Under that scenario, we estimate that approximately 23.9% of that amount would be used to pay the underwriter's commission and estimated expenses of both offerings.

                              THE RIGHTS OFFERING

   We are offering 145,000 common shares in a non-preemptive rights offering which expires at 5:00 p.m., local time on . The rights offering shares are offered for sale to the shareholders of record of our common shares at 5:00 p.m., local time, on May 3, 2002 at the price of $9.25 per share. Shareholders of record on the record date may buy one share for each ten shares beneficially owned by them on that date. Fractional shares will not be sold, but shareholders may round any such fraction up to a full share. Shareholders are permitted to subscribe for less than the maximum number of rights offering shares allocated to them

                                USE OF PROCEEDS

   The following table sets forth the calculation of our net proceeds from the offerings at a price of $9.25 per share in the rights offering and an assumed price of $9.75 per share in the public offering and the anticipated use of these proceeds. Because we have not conditioned either offering on the sale of a minimum number of shares and since the public offering is a best efforts offering and there is no minimum number of shares to be sold, we are presenting this information assuming that we sell 10%, 50% and 100% of the shares of common stock that we are offering in each offering.

                                                 10%       50%        100%
                                               -------- ---------- ----------
  Gross offering proceeds from rights offering $134,125 $  670,625 $1,341,250
  Gross offering proceeds from public offering  443,625  2,218,125  4,436,250
  Aggregate gross offering proceeds........... $577,750 $2,888,750 $5,777,500
  Underwriter's commission....................   27,959    139,794    279,588
  Estimated expenses of the offering..........  219,763    219,763    219,763
                                               -------- ---------- ----------
  Net proceeds to us.......................... $330,028 $2,529,193 $5,278,150
                                               ======== ========== ==========
  Use of net proceeds:
     General corporate purposes............... $330,028 $2,529,193 $5,278,150
                                               ======== ========== ==========

   We will use the net proceeds from the offerings for general corporate purposes. That is, we will use all of the proceeds to provide additional equity capital to Crescent State Bank to support anticipated increases in our loans and deposits as our business grows. We have not otherwise made a specific allocation for the use of the net proceeds.

                                CAPITALIZATION

   The following table sets forth our consolidated capitalization as of March 31, 2002. You should read this information together with our consolidated financial statements and related notes, which are included elsewhere in this prospectus.

                                                                                             At March 31,
                                                                                                 2002
                                                                                             ------------
Indebtedness:
   Long-term debt (1)....................................................................... $ 5,000,000
                                                                                             -----------
Total indebtedness..........................................................................   5,000,000
                                                                                             ===========

Stockholders' Equity:
Preferred stock, 5,000,000 shares authorized, none outstanding..............................
   Common stock, $1.00 par value, 20,000,000 shares authorized, 1,450,718 shares issued and outstanding............................................................................ $ 1,450,718
   Additional paid-in capital...............................................................   9,464,315
   Accumulated deficit......................................................................    (437,717)
   Accumulated other comprehensive income...................................................      71,404
                                                                                             -----------
       Total stockholders' equity...........................................................  10,548,720
                                                                                             -----------
          Total capitalization.............................................................. $15,548,720
                                                                                             ===========

CAPITAL RATIOS:
   Tier 1 leverage ratio(2).................................................................        9.01%
   Tier 1 risk-based capital ratio..........................................................        9.89%
   Total risk-based capital ratio...........................................................       11.14%
   Ratio of equity to total assets..........................................................        8.25%

--------
(1) Federal Home Loan Bank advances maturing more than one year from March 31, 2002.
(2) The leverage ratio is Tier 1 capital divided by average assets.

                                   DILUTION

Effect of the Offerings on Book Value

   At March 31, 2002, we had a net tangible book value of approximately $10.5 million, or $7.27 per share of common stock. Net tangible book value per share represents the amount of our stockholders' equity, less intangible assets, divided by the number of shares of common stock that are outstanding. Dilution per share to new investors in both the rights offering and the public offering represents the difference between the amount per share that these investors paid and the pro forma net tangible book value per share of common stock immediately after completion of both offerings.

   After giving effect to the sale by us of all 600,000 shares of common stock in both offerings at a price of $9.25 per share in the rights offering and an assumed price of $9.75 per share in the public offering, deducting estimated offering expenses, and giving effect to the application of the estimated net proceeds described in the "Use of Proceeds" section on page, our pro forma net tangible book value at March 31, 2002 would have been approximately $15.8 million, or $7.72 per share. This represents an immediate increase in net tangible book value of $0.45 per share to existing shareholders, an immediate dilution of $1.53 per share to subscribers in the rights offering and an immediate dilution of $2.03 per share to investors in the public offering.

   The following table illustrates this per share dilution assuming that we sell 10%, 50% and 100%, respectively, of the shares of common stock that we are offering in each of the rights offering and the public offering:

                Sale of 10% of Rights Offering (14,500 Shares)
                  and 10% of Public Offering (45,500 Shares)

Net tangible book value per share at March 31, 2002......................... $7.27
   Decrease per share attributable to subscribers in the rights offering(1).  0.01
   Decrease per share attributable to investors in the public offering(1)...  0.05
Pro forma net tangible book value per share after both offerings............  7.20

Offering price per share in the rights offering............................. $9.25
Dilution per share to subscribers in the rights offering....................  2.05
Dilution as a percentage of offering price in the rights offering...........  22.2%

Assumed offering price per share in the public offering..................... $9.75
Dilution per share to investors in the public offering......................  2.55
Dilution as a percentage of offering price in the public offering...........  26.1%

                Sale of 50% of Rights Offering (72,500 Shares)
                  and 50% of Public Offering (227,500 Shares)

Net tangible book value per share at March 31, 2002...................... $7.27
   Increase per share attributable to subscribers in the rights offering.  0.06
   Increase per share attributable to investors in the public offering...  0.16
Pro forma net tangible book value per share after both offerings.........  7.47

Offering price per share in the rights offering.......................... $9.25
Dilution per share to subscribers in the rights offering.................  1.78
Dilution as a percentage of offering price in the rights offering........  19.2%

Assumed offering price per share in the public offering.................. $9.75
Dilution per share to investors in the public offering...................  2.28
Dilution as a percentage of offering price in the public offering........  23.4%

               Sale of 100% of Rights Offering (145,000 Shares)
                 and 100% of Public Offering (455,000 Shares)

Net tangible book value per share at March 31, 2002...................... $7.27
   Increase per share attributable to subscribers in the rights offering.  0.14
   Increase per share attributable to investors in the public offering...  0.36
Pro forma net tangible book value per share after both offerings (2).....  7.72

Offering price per share in the rights offering.......................... $9.25
Dilution per share to subscribers in the rights offering.................  1.53
Dilution as a percentage of offering price in the rights offering........  16.6%

Assumed offering price per share in the public offering.................. $9.75
Dilution per share to investors in the public offering...................  2.03
Dilution as a percentage of offering price in the public offering........  20.8%

--------
(1) The decrease in net tangible book value upon the sale of 10% of the rights offering and 10% of the public offering assumes that we will use a substantial portion of gross proceeds from the offerings to pay for the total expenses of the offerings.
(2) We have excluded up to 90,000 shares of common stock that we may sell if we exercise our option to increase the size of the public offering. See
    "Underwriting" on page   .

Comparison of Prices Paid for Common Stock

   The following table sets forth on a pro forma basis, as of March 31, 2002:

  . the number of shares of common stock purchased from us prior to both offerings and the number of shares purchased in both offerings, and

  . the total consideration, prior to the deduction of any expenses and/or commission, and average price per share that our existing shareholders have paid to us and that new investors will pay in both offerings at a price of $9.25 per share in the rights offering and an assumed price of $9.75 per share in the public offering.

   Because these are best efforts offerings and there is no minimum number of shares to be sold, we are presenting this information assuming that we sell 10%, 50% and 100%, respectively, of the shares of common stock that we are offering in each of the rights offering and the public offering.

                Sale of 10% of Rights Offering (14,500 Shares)
                  and 10% of Public Offering (45,500 Shares)

                                Shares Purchased  Total Consideration  Average
                                ----------------  ------------------  Price Per
                                 Number   Percent   Amount    Percent   Share
                                --------- ------- ----------- ------- ---------
 Existing shareholders (1)..... 1,450,718   96.0% $11,879,016   95.4%   $8.19
 Subscribers in rights offering    14,500    1.0%     134,125    1.1%    9.25
 Investors in public offering..    45,500    3.0%     443,625    3.5%    9.75
                                ---------  -----  -----------  -----    -----
    Total...................... 1,510,718  100.0% $12,456,766  100.0%   $8.25
                                =========  =====  ===========  =====    =====

                Sale of 50% of Rights Offering (72,500 Shares)
                  and 50% of Public Offering (227,500 Shares)

                                Shares Purchased  Total Consideration  Average
                                ----------------  ------------------  Price Per
                                 Number   Percent   Amount    Percent   Share
                                --------- ------- ----------- ------- ---------
 Existing shareholders (1)..... 1,450,718   82.9% $11,879,016   80.5%   $8.19
 Subscribers in rights offering    72,500    4.1%     670,625    4.5%    9.25
 Investors in public offering..   227,500   13.0%   2,218,125   15.0%    9.75
                                ---------  -----  -----------  -----    -----
    Total...................... 1,750,718  100.0% $14,767,766  100.0%   $8.44
                                =========  =====  ===========  =====    =====

               Sale of 100% of Rights Offering (145,000 Shares)
                 and 100% of Public Offering (455,000 Shares)

                                 Shares Purchased  Total Consideration  Average
                                 ----------------  ------------------    Price
                                  Number   Percent   Amount    Percent Per Share
                                 --------- ------- ----------- ------- ---------
Existing shareholders (1)....... 1,450,718   70.7% $11,879,016   67.3%   $8.19
Subscribers in rights offering..   145,000    7.1%   1,341,250    7.6%    9.25
Investors in public offering (2)   445,000   22.2%   4,436,250   25.1%    9.75
                                 ---------  -----  -----------  -----    -----
   Total........................ 2,050,718  100.0% $17,656,516  100.0%   $8.61
                                 =========  =====  ===========  =====    =====

--------
(1) We have excluded outstanding vested options to purchase 228,558 shares of
    our common stock. The exercise price for each of these options is $     per
    share.
(2) We have excluded up to 90,000 shares of common stock that we may sell if we exercise our option to increase the size of the public offerings. See
    "Underwriting" on page    .

                          MARKET FOR THE COMMON STOCK

   Our common stock is currently being traded on the OTC Bulletin Board, under the symbol "CRFN." The prices reflected below are for Crescent Financial Corporation since June 2001, the date of its organization. For dates prior thereto, the prices reflect the shares of common stock of Crescent State Bank. The following table gives the high and low sales prices for the calendar quarters indicated and are adjusted to reflect the stock splits effected in the form of a 10% stock dividend paid in 2000 and 12.5% stock dividends paid in both 2001 and 2002:

                                                      Sale Price
                                                     -------------
                                                      High   Low
                                                     ------ ------
             2000
             ----
             First Quarter.......................... $ 7.90 $ 4.57
             Second Quarter.........................   7.18   3.60
             Third Quarter..........................   6.91   5.14
             Fourth Quarter.........................   6.62   4.35

             2001
             ----
             First Quarter..........................   5.93   5.33
             Second Quarter.........................   8.89   5.93
             Third Quarter..........................  14.22   7.64
             Fourth Quarter.........................   8.44   7.11

             2002
             ----
             First Quarter..........................  12.00   7.56
             Second Quarter (through April 24, 2002)  12.00   8.40

   There are approximately 1,125 record holders of our common stock.

                                DIVIDEND POLICY

   We anticipate that our future earnings, if any, will be retained to finance our growth and that we will pay no cash dividends for the foreseeable future.

   We are organized under the North Carolina Business Corporation Act, which prohibits the payment of a dividend if, after giving it effect, the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved, to satisfy the preferential rights upon dissolution of any preferred shareholders. In addition, because we are a bank holding company, the Federal Reserve Board may impose restrictions on dividends paid by us.

   Because our assets consist of ownership of Crescent State Bank, we are dependent on its ability to pay dividends to us. Under North Carolina law, a bank may only pay dividends out of retained earnings. As of March 31, 2002, we did not have any retained earnings and had an accumulated deficit of $438,000. We anticipate this deficit will be eliminated and retained earnings are expected to begin accumulating during 2002. However, once we accumulate retained earnings, the declaration of dividends is at the discretion of the Board of Directors, and we cannot assure you that dividends will be declared at any time. If and when dividends are declared, they will be largely dependent upon our earnings.

   As a banking corporation organized under North Carolina law, the amount of dividends Crescent State Bank may pay to us is restricted. North Carolina law prohibits Crescent State Bank from declaring or paying dividends unless its capital surplus is at least 50% of its paid-in capital. In addition, regulatory authorities may limit payment of dividends by any bank when it is determined that such a limitation is in the public interest and is necessary to ensure financial soundness of Crescent State Bank. The North Carolina Commissioner of Banks and the FDIC are also authorized to prohibit the payment of dividends by Crescent State Bank under certain circumstances. See "SUPERVISION AND REGULATION-- Regulation of Crescent State Bank -- Miscellaneous." Such requirements and policies may limit our ability to obtain dividends from Crescent State Bank for our cash needs, including payment of dividends to our shareholders and the payment of operating expenses.

                                   BUSINESS

Who We Are

   We are a bank holding company that owns all of the common stock of Crescent State Bank, a North Carolina-chartered bank with deposit accounts insured by the Bank Insurance Fund of the FDIC. We were incorporated in 2001 as a North Carolina-chartered corporation and became the holding company for Crescent State Bank in June 2001. To become a bank holding company, we received approval of the Federal Reserve Board as well as Crescent State Bank's shareholders. Upon receiving such approvals, each share of the common stock of Crescent State Bank was exchanged on a one-for-one basis for shares of our common stock.

   We commenced business on December 31, 1998, so our business strategy is continuing to evolve. We intend to be publicly recognized as the full service financial services provider of choice for small to medium sized entrepreneurial driven businesses. We believe we have assembled a management team that is expert at managing the risk inherent in financing such a customer base. Our consumer banking services focus on owners and principals of such companies as well as the citizens of the communities in our market area. While headquartered in Cary, a community adjoining the Research Triangle Park and Raleigh, North Carolina's state capital, we intend to expand throughout the Triangle through de novo banking offices as well as to seize upon other opportunities through branch or whole bank purchases in the future.

   We believe experienced bankers meeting our corporate culture of "high tech and high touch" are important parts of our expansion philosophy. The Triangle is rapidly growing and our business strategy is to capitalize on this growth by developing a branch network in our market. The development of that network is based upon our ability to hire experienced bankers with a loyal following of deposit and loan customers. Our plan is to start new branches only after we have identified an experienced banker who will have responsibility for that segment of the market. Should we not find such a banker but nonetheless believe that an area within our market is underserved, we will nonetheless expand into that area with experienced bankers whose credit culture and community interest is compatible with ours.

   We opened Crescent State Bank with modern, state-of-the-art banking technology. We believe our market area consists of customers who not only demand, but expect high technology products. We did not wait to "grow into" those products but introduced them at the time we opened our doors. Due to the high level of competition in our market and the sophistication of the populace, we believed it essential to begin Crescent State Bank with a broad range of credit and deposit products and banking services and have done so.

   Since opening on December 31, 1998, we have accomplished the following:

  . Commenced operations on December 31, 1998 after raising $11.4 million in capital from approximately 1,150 local investors;

  . Began Crescent State Bank with modern, state-of-the-art technology, which allows our customers to bank and pay bills "on-line" as well as other advanced banking conveniences;

  . Opened four full service banking offices by year end 2000- three in Wake County and one in neighboring Johnston County;

  . Became profitable in the second quarter of 2001 and registered four consecutive quarters of increasing profitability since then;

  .   Reorganized into the bank holding company form of organization in June
      2001;

  . Implemented investment brokerage services through an agreement with Capital Investment Group, Raleigh, North Carolina, a licensed broker-dealer;

  . Implemented a strong credit culture, which, as of March 31, 2002, reflected nonperforming assets of $348,000 or 0.27% of total assets. On the same date, our allowance for loan losses was $1.3 million or 1.42% of total loans; and

  . Developed a local identity in the communities we serve by sponsoring a wide variety of civic and charitable events.

   We operate for the primary purpose of serving the banking needs of small to medium-sized businesses, their owners and operators, and citizens of the communities in our market area. We continue to develop our business focus on the entrepreneurial segment of our market and the individuals who own or operate such businesses. We offer a wide range of banking services including checking, certificates of deposit, savings accounts, commercial, consumer and personal loans, mortgage, leasing and accounts receivable services and other associated financial services.

Our Market Area

   We consider our primary market area to be the Triangle area of North Carolina, primarily Wake County, home of Raleigh, the state capital and Johnston County to the east of Raleigh. The Triangle consists of the counties of Wake, Durham and Orange and includes the cities of Raleigh and Durham and the Village of Chapel Hill. It is an area with a heavy concentration of state government and leading universities including the University of North Carolina at Chapel Hill, North Carolina State University and Duke University. It is also the home of the Research Triangle Park, one of the country's leading technology business centers.

   Our headquarters is in Cary, an affluent town adjoining Raleigh. The Bank's primary focus is expansion in Wake County and adjoining counties. The Triangle has a diverse economic base with the population in the Raleigh-Durham MSA in 2000 exceeding one million making it the fastest growing MSA in North Carolina. According to statistics provided by the 2000 Census and the North Carolina Office of State Budget, Planning & Management, Cary's population has doubled every decade since 1960, increasing from 43,858 in 1990 to 94,536 in 2000, an increase of 115.6%. With a current population of over 101,000, Cary is now North Carolina's seventh largest city (larger than Wilmington or Asheville, North Carolina).

   The population of the Triangle is relatively diverse, young and highly educated. One third of the population 25 years or older in 1990 had a bachelor's degree or higher and 24 of every 1,000 persons 25 years or older had a Ph.D. The number of higher education institutions as well as the Research Triangle Park's high technology employee base is the cause of this educational level.

   The economic strength of the area is also reflected by the per capita income for the Raleigh-Durham MSA of $32,054 compared to $26,417 for North Carolina. The median family income in the Raleigh-Durham MSA is $62,802 compared to $48,000 for the State of North Carolina. Cary boasts of being the home to the world's largest privately held software company, SAS Institute, and it has attracted other world-class businesses including MCI, Siemens, American Airlines, Oxford University Press and Austin Foods. The Research Triangle Park is home to IBM, Glaxo-Smith Kline, Nortel, the U.S. Environmental Protection Agency, Quintiles and numerous other technology and bio-medical firms.

Strategy

   We expanded aggressively in our first two years of operation since our opening on December 31, 1998. Because of the strong capital position created during its incorporation stage, Crescent State Bank had the requisite capital to permit it to immediately establish branch offices. Our branching strategy is to establish offices in growing areas within Wake and surrounding counties. Our strategy is to develop a more extensive branch network in the Triangle and adjoining areas and to take advantage of opportunities that present themselves in both new geographic and new product markets. We reorganized into the holding company form of organization to give the greatest legal flexibility to take advantage of any opportunities that might arise. We will continue to search for opportunities, either for de novo branching, branch purchase or whole bank acquisitions, to complete our penetration of the Triangle market. In addition, we will remain open to opportunistic expansion through acquisition of whole banks in other metropolitan areas of North Carolina if the acquisition enhances shareholder value and there exist synergies of operations and compatible corporate culture (i.e. a community bank serving a community's needs).

Lending Activities

   General. We provide a wide range of short- to medium-term commercial, mortgage, construction and personal loans, both secured and unsecured. We also make real estate mortgage and construction loans and Small Business Administration guaranteed loans. We are heavily collateralized with real estate in our market but such collateral is mainly a secondary, and not primary, source of repayment. We have maintained a balance between variable and fixed rate loans within our portfolio. Variable rate loans accounted for 61% of the loan balances outstanding at March 31, 2002 while fixed rate loans accounted for 39% of the balances.

   Crescent State Bank's loan policies and procedures establish the basic guidelines governing its lending operations. Generally, the guidelines address the types of loans that we seek, target markets, underwriting and collateral requirements, terms, interest rate and yield considerations and compliance with laws and regulations. All loans or credit lines are subject to approval procedures and amount limitations. These limitations apply to the borrower's total outstanding indebtedness to us, including the indebtedness of any guarantor. The policies are reviewed and approved at least annually by the Board of Directors of Crescent State Bank. We supplement our own supervision of the loan underwriting and approval process with periodic loan audits by internal loan examiners and outside professionals experienced in loan review work. We have focused our portfolio lending activities on typically higher yielding commercial and construction loans. Crescent State Bank has a 5.4% ownership interest in Sidus Financial Corporation, a mortgage broker based in Greenville, North Carolina, and thereby is an active originator of one to four family mortgage loans which are sold in the secondary market.

   Real Estate Loans. Real estate loans are made for purchasing, constructing and refinancing one to four family, five or more family and commercial properties. We offer fixed and adjustable rate options, but limit the maximum fixed rate term to five years. We provide customers access to long-term conventional real estate loans through our mortgage loan department, which originates loans for sale by Sidus Financial Corporation in the secondary market. Most of the one to four family residential mortgage loans that Crescent State Bank originates are for the account of Sidus Financial Corporation. Such loans are closed by Sidus Financial Corporation and therefore are not shown in our financial statements. We receive a fee for each such loan originated, with such fees aggregating $164,000 for the year ended December 31, 2001. We anticipate that we will continue to be an active originator of mortgage loans and only hold for our own account well collateralized, non-conforming residential loans.

   We originate and maintain a significant amount of commercial real estate loans. Commercial real estate loans equaled $32.1 million at March 31, 2002. This lending has involved loans secured principally by commercial buildings for office, storage and warehouse space. We require the personal guaranty of borrowers and a demonstrated cash flow capability sufficient to service the debt. The security of the real estate is a secondary source of repayment. Loans secured by commercial real estate may be in greater amount and involve a greater degree of risk than one to four family residential mortgage loans. Payments on such loans are often dependent on successful operation or management of the properties.

   Another of Crescent State Bank's primary lending focuses is construction/development lending with balances outstanding at March 31, 2002 of $27.3 million. We originate one to four family residential construction loans for the construction of custom homes (where the home buyer is the borrower) and provide financing to builders and consumers for the construction of pre-sold homes. We finance "starter" homes as well as "high-end" homes. We generally receive a pre-arranged permanent financing commitment from an outside banking entity prior to financing the construction of pre-sold homes. Crescent State Bank is active in the construction market and makes construction loans to builders of homes that are not presold, but limits the number of such loans to any one builder. This type of lending is only done with local, well-established builders and not with large or national tract builders. We lend to approximately 30 builders in our market who have demonstrated a favorable record of performance and profitable operations. We limit the number of unsold homes for each builder but there is no limit for pre-sold homes. We will also finance tract developments and sub-divisions containing from 20 to 35 lots. However, we seek to be only one of a number of financial institutions making construction loans in any one tract or sub-division. We further endeavor to limit our construction lending risk through adherence to established underwriting procedures and the requirement of documentation of all draw requests. With few exceptions, we require personal guarantees and secondary sources of repayment on construction loans.

   Commercial Loans. Commercial business lending is another focus of our lending activities. At March 31, 2002, our commercial loan portfolio equaled $18.6 million. Commercial loans include secured loans for working capital, expansion, building acquisition and other business purposes. Short-term working capital loans generally are secured by accounts receivable, inventory and/or equipment. We also make loans secured by commercial/investment properties provided the subject property is either pre-leased or pre-sold before Crescent State Bank commits to finance its construction. Lending decisions are based on an evaluation of the financial strength, cash flow, management and credit history of the borrower, and the quality of the collateral securing the loan. With few exceptions, we require personal guaranties and secondary sources of repayment, primarily a deed of trust on local real estate. Commercial loans generally provide greater yields and reprice more frequently than other types of loans, such as residential real estate loans. More frequent repricing means that yields on our commercial loans adjust more quickly with changes in interest rates.

   Loans to Individuals and Home Equity Lines of Credit. Loans to individuals (consumer loans) include automobile loans, boat and recreational vehicle financing, home equity and home improvement loans and miscellaneous secured and unsecured personal loans. At March 31, 2002, our consumer loan portfolio equaled $2.9 million, excluding home equity loans, which totaled $11.1 million. Consumer loans generally can carry significantly greater risks than other loans, even if secured, if the collateral consists of rapidly depreciating assets such as automobiles and equipment. Repossessed collateral securing a defaulted consumer loan may not provide an adequate source of repayment of the loan. Consumer loan collections are sensitive to job loss, illness and other personal factors. We attempt to manage the risks inherent in consumer lending by following established credit guidelines and underwriting practices designed to minimize risk of loss.

   Leasing. We offer lease financing primarily to small businesses in our local market through a relationship with Republic Leasing, a regionally recognized leasing company. The type of lease financing is generally limited to professional office equipment, telecommunication equipment and commercial equipment. We do not incur any risk of loss with lease receivables, which are underwritten and financed by Republic Leasing, a third party. We receive fees from Republic Leasing for such referrals.

   Credit Cards and Accounts Receivable Financing. We offer a credit card on an agency basis as an accommodation to our customers. We assume none of the underwriting risk.

   Accounts Receivable Financing. Crescent State Bank has entered into a contract with eRevenue, Inc., Atlanta, Georgia to utilize its software to provide accounts receivable financing to its customers. The contract is for three years and contains one additional three-year automatic renewal clause. eRevenue receives 30% of all fees collected as compensation for use of their software. Utilization of the eRevenue software aids in the management of credit risk and is less labor intensive than alternative processing methods. Commercial customers are evaluated to determine their qualification for the eRevenue program. Once a customer is approved, invoices the customer wants to borrow against are entered into the eRevenue software program. If desired, we advance money against any invoices that are deemed eligible. This factoring arrangement provides for a 25% holdback of the factored invoice until payment is received reducing our exposure. We may engage in invoice collection efforts. If a customer's invoice is 91 days delinquent, the customer is required to substitute other acceptable invoices as collateral for money advanced. Customers utilizing this product and service are normally small businesses whose accounts receivable are from creditworthy corporations or governmental agencies. This further reduces our credit risk. Personal guaranties are required on all lines. All loan officers have been trained to offer the eRevenue product, which allows Crescent State Bank to earn a fee as well as interest on its factoring portfolio.

   Loan Participations. From time to time we purchase and sell loan participations to or from other banks within and outside our market area. All loan participations purchased have been underwritten using our standard and customary underwriting criteria.

   Investment Services. Crescent State Bank has also entered into a revenue sharing agreement with Capital Investment Group, Raleigh, North Carolina, under which it receives revenue for securities and annuity sales generated by a broker located in our office. Currently, the service is offered in our main office and in each of our branch offices on an appointment basis. We offer this investment service under the name "Crescent Investment Services."

   Loan Approvals. Our loan policies and procedures establish the basic guidelines governing lending operations. Generally, the guidelines address the type of loans that we seek, target markets, underwriting and collateral requirements, terms, interest rate and yield considerations and compliance with laws and regulations. All loans and credit lines are subject to approval procedures and amount limitations. These limitations apply to the borrower's total outstanding indebtedness to us, including the indebtedness of any guarantor. The policies are reviewed and approved at least annually by the Board of Directors.

   Responsibility for loan review, underwriting, compliance and document monitoring resides with the Chief Lending Officer. He is responsible for loan processing and approval. On an annual basis, the Board of Directors of Crescent State Bank determines the President's lending authority, who then delegates lending authorities to the Chief Lending Officer and other lending officers of Crescent State Bank. Delegated authorities may include loans, letters of credit, overdrafts, uncollected funds and such other authorities as determined by the Board of Directors or the President within his delegated authority.

Banking Technology

   Because of the level of sophistication of our market, Crescent State Bank commenced operations with a full array of technology available for our customers. Our customers have the ability to perform on-line banking and bill paying, receive on-line check images, make transfers, submit wire transfer requests and stop payment orders of checks. We provide our customers with state-of-the-art check imaging, thereby eliminating the cost of returning checks to customers and eliminating the clutter of canceled checks for our customers. Our tellers and customer service representatives are able to access our customers' accounts on line as well as to access signature cards and other customer documentation instantaneously.

Competition

   Commercial banking in North Carolina is highly competitive in large part due to early adoption of statewide branching. We compete in our market areas with some of the largest banking organizations in the state and the country and other financial institutions, such as federally and state-chartered savings and loan institutions and credit unions, as well as consumer finance companies, mortgage companies and other lenders engaged in the business of extending credit or taking investment monies such as mutual funds and brokerage firms. Many of our competitors have broader geographic markets and higher lending limits than us and are also able to provide more services and make greater use of media advertising.

   For example, there are 208 offices of 21 different commercial banks in Wake County (including the largest banks in North Carolina), and 38 offices of 11 different commercial banks in Johnston County. According to a market share report prepared by the FDIC, we held 1.12% of deposits in Wake County, North Carolina and 0.90% of deposits in Johnston County, North Carolina as of June 30, 2001, the most recent date for which market share information is available. We held 1.09% of all deposits in Wake and Johnston Counties combined and 0.71% of all deposits in the Raleigh-Durham-Chapel Hill Metropolitan Statistical Area as of June 30, 2001. While we typically do not compete directly for loans with these larger banks, they do influence our deposit products. We do compete more directly with mid-size and small community banks that have offices in our market areas. There are also a number of new community banks in Wake and Durham Counties that have a direct competitive effect as borrowers tend to "shop" the terms of their loans and deposits.

   The enactment of legislation authorizing interstate banking has caused great increases in the size and financial resources of some of our competitors. In addition, as a result of interstate banking, out-of-state commercial banks have acquired North Carolina banks and heightened the competition among banks in North Carolina. For example, SouthTrust Bank, Birmingham, Alabama, a large multi-state financial institution, has branches throughout North Carolina, including Wake County.

   Despite the competition in our market areas, we believe that we have certain competitive advantages that distinguish us from our competition. We offer customers modern banking services without forsaking community values such as prompt, personal service and friendliness. We also have established a local advisory board in one of our communities to help us better understand their needs and to be "ambassadors" of Crescent State Bank in that community. It is our intention to further develop advisory boards as we expand into additional communities in our market area. We offer many personalized services and attract customers by being responsive and sensitive to their individualized needs. We believe our approach to business builds goodwill among our customers, shareholders, and the communities we serve that results in referrals from shareholders and satisfied customers. We also rely on traditional marketing to attract new customers. To enhance a positive image in the community, we support and participate in local events and our officers and directors serve on boards of local civic and charitable organizations.

Properties

   The following table sets forth the location of our main office and branch offices, as well as certain information relating to these offices to date.

                               Approximate Owned
                         Year    Square      or
Office Location         Opened   Footage   Leased          Lease Terms
---------------         ------ ----------- ------ -----------------------------
1005 High House Road...  2000     8,100    Leased Expires Nov. 2009 with three (3)
Cary, NC 28110                                    five-year renewals
1155 Kildaire Farm Road  1998     2,960    Leased Expires Oct. 2006 with two (2)
Cary, NC                                          five-year renewals
315 East Main Street...  2000     2,990    Leased Expires Oct. 2005 with two (2)
Clayton, NC                                       three-year renewals
303 South Salem Street.  1999     3,500    Leased Expires Aug.2009 with two (2)
Apex, NC                                          five-year renewals

   We believe that all of our properties are maintained in good operating condition and are suitable and adequate for our operational needs.

Employees

   As of March 31, 2002, we had 30 full-time employees and 6 part-time employees. None of these employees are covered by a collective bargaining agreement. We consider relations with our employees to be good.

Litigation

   There are no pending legal proceedings to which Crescent State Bank or Crescent Financial Corporation is a party, or of which any of their property is the subject.

                     SELECTED CONSOLIDATED FINANCIAL DATA

   The summary consolidated financial and other data presented below should be read in conjunction with, and is qualified in its entirety by our audited financial statements and related notes. Effective June 29, 2001, Crescent State Bank became our wholly-owned subsidiary. We have no material operations other than those of Crescent State Bank. Therefore, the financial statements of Crescent State Bank prior to June 29, 2001 are our historical statements.

                                                               At or for the Three             At or for the Years
                                                              Months Ended March 31,           Ended December 31,
                                                             ----------------------   -----------------------------------
                                                                2002        2001         2001        2000         1999
                                                             ----------  ----------   ----------  ----------   ----------
                                                                     (Dollars in thousands, except per share data)
Summary of Operations
  Interest income........................................... $    1,848  $    1,636   $    7,163  $    4,096   $    1,609
  Interest expense..........................................        674         830        3,401       1,786          573
                                                             ----------  ----------   ----------  ----------   ----------
  Net interest income.......................................      1,174         806        3,762       2,310        1,036
  Provision for loan losses.................................        213         131          502         389          241
                                                             ----------  ----------   ----------  ----------   ----------
  Net interest income after the provision for loan losses...        961         675        3,260       1,921          795
  Non-interest income.......................................        160          81          489         164           71
  Non-interest expense......................................        935         795        3,442       2,535        1,375
                                                             ----------  ----------   ----------  ----------   ----------
  Income (loss) before income taxes.........................        186         (39)         307        (450)        (509)
  Income taxes..............................................        (29)         --           --          --           --
                                                             ----------  ----------   ----------  ----------   ----------
  Net income (loss)......................................... $      215  $      (39)  $      307  $     (450)  $     (509)
                                                             ==========  ==========   ==========  ==========   ==========
Per Share and Shares Outstanding (2)(3)
  Net income (loss), basic and diluted...................... $      .15  $     (.03)  $     0.21  $    (0.31)  $    (0.35)
  Cash dividends............................................         --          --           --          --           --
  Book value at end of period............................... $     7.27  $     7.02   $     7.20  $     6.89   $     6.95
  Weighted average shares outstanding:
   basic....................................................  1,450,718   1,450,718    1,450,718   1,450,718    1,450,718
   diluted..................................................  1,479,638   1,450,718    1,450,718   1,450,718    1,450,718
  Shares outstanding at period end..........................  1,450,718   1,450,718    1,450,718   1,450,718    1,450,718
Balance Sheet Data
  Total assets.............................................. $  127,890  $  107,720   $  129,174  $   72,017   $   33,726
  Total investments (4).....................................     29,024      43,159       37,991      20,092       13,256
  Total loans, net..........................................     92,230      57,800       79,458      47,839       18,294
  Total deposits............................................    111,913      97,260      113,155      61,699       23,469
  Borrowings................................................      5,000          --        5,000          --           --
  Stockholders' equity......................................     10,549      10,180       10,450       9,994       10,088
Selected Performance Ratios
  Return on average assets (1)..............................        .75%       (.18)%       0.31%      (0.91)%      (2.11)%
  Return on average stockholders' equity (1)................       8.19%      (1.58)%       2.97%      (4.53)%      (4.86)%
  Net interest spread (1)(5)................................       3.45%       3.08%        3.01%       3.46%        2.21%
  Net interest margin (1)(6)................................       4.24%       4.12%        3.98%       4.89%        4.46%
  Non-interest income as a percentage of total revenue (7)..      12.03%       9.99%       11.50%       6.63%        6.41%
  Non-interest income as a percentage of average assets (1).        .56%        .40%        0.50%       0.33%        0.29%
  Non-interest expense to average assets (1)................       3.25%       3.90%        3.49%       5.14%        5.69%
  Efficiency ratio (8)......................................      70.09%      89.63%       80.97%     102.47%      124.21%
  Average stockholders' equity to average total assets......       9.13%      12.08%       10.47%      20.12%       43.33%
Asset Quality Ratios
  Net charge-offs to average loans outstanding..............       0.00%       0.00%        0.03%       0.00%        0.00%
  Allowance for loan losses to period-end loans.............       1.42%       1.30%        1.38%       1.30%        1.30%
  Allowance for loan losses to nonperforming loans..........       0.00%       0.00%      260.14%       0.00%        0.00%
  Nonperforming loans to period-end loans...................       0.00%       0.00%        0.53%       0.00%        0.00%
  Nonperforming assets to total assets (9)..................        .27%       0.00%        0.33%       0.00%        0.00%
Capital Ratios
  Total risk-based capital..................................      11.14%      14.19%       10.67%      15.80%       48.09%
  Total tier 1 risk-based capital...........................       9.89%      13.18%       11.83%      16.80%       49.24%
  Leverage ratio............................................       9.01%      12.01%        8.87%      15.78%       30.39%
  Equity to assets ratio....................................       8.25%       9.45%        8.09%      13.88%       29.91%
Other Data
  Number of banking offices.................................          4           4            4           4            2
  Number of full-time equivalent employees..................         33          19           31          27           15

--------
(1) Three month data is presented on an annualized basis.
(2) Adjusted to reflect the effect of the stock splits effected in the form of a 10% stock dividend in 2000 and the 12.5% stock dividends in 2001 and 2002.
(3) Based on the weighted average number of shares outstanding during each period.
(4) Consists of interest-earning deposits, federal funds sold, investment securities and FHLB stock.
(5) Net interest spread is the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities.
(6) Net interest margin is net interest income divided by average interest earning assets.
(7) Total revenue consists of net interest income and non-interest income.
(8) Efficiency ratio is non-interest expense divided by the sum of net interest income and non-interest income.
(9) Nonperforming assets consist of non-accrual loans, restructured loans, and foreclosed assets, where applicable.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

   The following presents management's discussion and analysis of our financial condition and results of operations and should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus. The following discussion is intended to assist in understanding the financial condition and results of operations of Crescent Financial Corporation. Because Crescent Financial Corporation has no material operations and conducts no business on its own other than owning its subsidiary, Crescent State Bank, the discussion contained in this Management's Discussion and Analysis concerns primarily the business of the Bank. However, for ease of reading and because the financial statements are presented on a consolidated basis, Crescent Financial Corporation and Crescent State Bank are collectively referred to herein as Crescent Financial Corporation or Crescent State Bank unless otherwise noted.

Corporate Overview

   Crescent State Bank began operations on December 31, 1998. Over the first two years, we experienced rapid growth and opened four full service banking offices. During the year ended December 31, 2001, we concentrated our efforts more on earnings rather than franchise expansion. As a result, we recorded net income for the year of $307,000, or $.21 per share, compared to a net loss of $450,000 or $(.31) per share, for the year ended December 31, 2000. These positive results were achieved despite a 91 basis point decline in our net interest margin in 2001 resulting from eleven rate reductions in the prime lending interest rate. For the quarter ended March 31, 2002, we reported net income of $215,000, or $.15 per share, due to strong growth in earning assets and non interest income. Our net interest margin for the first quarter of 2002 improved to 4.24% as a result of the repricing or maturity of a significant volume of interest-bearing deposits. Crescent State Bank is well positioned to take advantage of a moderately rising interest rate environment and anticipates fully recovering our $438,000 accumulated deficit during the third quarter of 2002. At March 31, 2002, total assets were $127.9 million and total gross loans and total deposits were $93.8 million and $111.9 million, respectively.

Earnings Comparison for the Three Months Ended March 31, 2002 and 2001

   Net Income. Net income for the three-month period ending March 31, 2002 was $215,000 or $.15 per basic and diluted share compared with a net loss of $39,000 or $(.03) per basic and diluted share for the three-month period ended March 31, 2001. The 2001 per share data has been adjusted for a 1.125-to-1 stock split effected as a dividend payable on April 15, 2002 to shareholders of record on March 15, 2002. Annualized return on average assets was .75% and (.18)% for the two periods ended March 31, 2002 and 2001, respectively. Return on average equity for the current period was 8.19% compared to (1.58)% for the prior period.

   Results of operations for the three-month period ended March 31, 2002, when compared with the period ended March 31, 2001, were positively impacted by strong earning asset growth, improved efficiency in the composition and funding of earning assets, and solid improvement in non interest income. Net income was tempered by increases in both the provision for loan losses and non-interest expenses.

   Net Interest Income. Net interest income increased by $368,000 or 46% from $806,000 at March 31, 2001 to $1.2 million for the quarter ended March 31, 2002. Total interest income benefited from strong growth in average earning assets that more than offset the lower asset yields resulting from the significant reductions in short-term interest rates. Despite the lower yields, the net margin improved due to a more favorable mix of average earning assets and lower average funding costs during the three-months ended March 31, 2002 compared to that of the prior year period.

   Total average earning assets increased $33.1 million or 42% from an average of $79.3 million for the quarter ended March 31, 2001 to an average of $112.4 million for the quarter ended March 31, 2002. We experienced strong loan growth during the twelve-month period March 31, 2001 to March 31, 2002 with the average balance of loans outstanding increasing by $33.4 million. Average loans outstanding during the first quarter of 2002 were $85.8 million, compared to $52.4 million for the prior year period. The average balance of the investment securities portfolio for the three-month period ended March 31, 2002 was $22.5 million increasing by $7.8 million or 53% compared to an average of $14.7 million at March 31, 2001. The average balance of federal funds sold and other earning assets declined to $4.0 million for the three-month period ended March 31, 2002 compared to $12.3 million for the prior period. During the first three months of 2002, excess overnight investments were used to fund strong loan demand and satisfy deposit fluctuation. The net growth in total average earning assets accounted for a $710,000 increase in interest income. This increase was somewhat mitigated by a $498,000 decrease in interest income due to significantly lower yields realized on earning assets. Total interest expense experienced a net decrease of $156,000. The net decrease was the result of a decrease of $351,000 from lower rates paid on interest-bearing funds and an increase of $195,000 from an increase in the volume of interest-bearing funds.

   Table 1. Average Balances and Average Rates Earned and Paid. The following table sets forth, for the periods indicated, information with regard to average balances of assets and liabilities, as well as the total dollar amounts of interest income from interest-earning assets and interest expense on interest-bearing liabilities, resultant yields or costs, net interest income, net interest spread, net interest margin and ratio of average interest-earning assets to average interest-bearing liabilities.

                                                            For the Three Months Ended March 31,
                                                 -----------------------------------------------
                                                             2002                          2001
                                                 ----------------------------  -----------------
                                                                     Average
                                                 Average            yield/cost Average
                                                 balance   Interest    (1)     balance  Interest
                                                 --------  -------- ---------- -------  --------

Interest-earning assets:
   Loans........................................ $ 85,833   $1,476     6.97%   $52,357   $1,233
   Investment securities........................   22,534      340     6.04%    14,668      230
   Federal funds sold and other interest-
    earning assets..............................    3,990       32     3.25%    12,305      173
                                                 --------                      -------   ------
      Total interest-earning assets.............  112,357    1,848     6.67%    79,330    1,636
                                                            ------     ----              ------
Non-interest-bearing assets.....................    4,321                        3,244
                                                 --------                      -------
      Total assets.............................. $116,678                      $82,574
                                                 ========                      =======
Interest-bearing liabilities:
   Deposits..................................... $ 79,731      617     3.14%   $63,755      830
   Borrowings...................................    5,307       57     4.30%        --       --
                                                 --------   ------             -------   ------
      Total interest-bearing liabilities........   85,038      674     3.22%    63,755      830
                                                                       ----              ------
   Non interest-bearing deposits................   20,507                        8,534
   Other liabilities............................      478                          310
                                                 --------                      -------
      Total liabilities.........................  106,023                       72,599
   Stockholders' equity.........................   10,655                        9,975
                                                 --------                      -------
      Total liabilities and stockholders'
       equity................................... $116,678                      $82,574
                                                 ========                      =======
Net interest income and net interest spread.....            $1,174     3.45%             $  806
                                                            ======     ====              ======
Net interest margin.............................                       4.24%
                                                                       ====
Percentage of average interest-earning assets to
 average interest-bearing liabilities...........   132.13%                      124.43%
                                                 ========                      =======

                                                             For the Years Ended December 31,
                                                 --------------------------------------------------------
                                                             2001                         2000
                                                 ---------------------------  ---------------------------
                                                  Average
                                                 yield/cost Average            Average   Average            Average
                                                    (1)     balance  Interest yield/cost balance  Interest yield/cost
                                                 ---------- -------  -------- ---------- -------  -------- ----------

Interest-earning assets:
   Loans........................................    9.55%   $65,906   $5,548     8.42%   $31,693   $3,130     9.88%
   Investment securities........................    6.27%    18,245    1,140     6.25%    13,526      834     6.17%
   Federal funds sold and other interest-
    earning assets..............................    5.70%    10,389      475     4.57%     1,998      132     6.61%
                                                            -------   ------             -------   ------
      Total interest-earning assets.............    8.36%    94,540    7,163     7.58%    47,217    4,096     8.67%
                                                    ----              ------     ----              ------     ----
Non-interest-bearing assets.....................              4,186                        2,138
                                                            -------                      -------
      Total assets..............................            $98,726                      $49,355
                                                            =======                      =======
Interest-bearing liabilities:
   Deposits.....................................    5.28%   $71,743    3,285     4.58%   $33,962    1,766     5.20%
   Borrowings...................................     -- %     2,607      116     4.45%       315       20     6.35%
                                                            -------   ------             -------   ------
      Total interest-bearing liabilities........    5.28%    74,350    3,401     4.57%    34,277    1,786     5.21%
                                                    ----              ------     ----              ------     ----
   Non interest-bearing deposits................             13,704                        4,715
   Other liabilities............................                338                          435
                                                            -------                      -------
      Total liabilities.........................             88,392                       39,427
   Stockholders' equity.........................             10,335                        9,928
                                                            -------                      -------
      Total liabilities and stockholders'
       equity...................................            $98,726                      $49,355
                                                            =======                      =======
Net interest income and net interest spread.....    3.08%             $3,762     3.01%             $2,310     3.46%
                                                    ====              ======     ====              ======     ====
Net interest margin.............................    4.12%                        3.98%                        4.89%
                                                    ====                         ====                         ====
Percentage of average interest-earning assets to
 average interest-bearing liabilities...........             127.16%                      137.75%
                                                            =======                      =======

--------
(1) Three month data are presented on an annualized basis.

   Table 2. Rate/Volume Analysis. The following table analyzes the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities. The table distinguishes between (i) changes attributable to volume (changes in volume multiplied by the prior period's rate), (ii) changes attributable to rate (changes in rate multiplied by the prior period's volume), and (iii) net change (the sum of the previous columns). The change attributable to both rate and volume (changes in rate multiplied by changes in volume) has been allocated equally to both the changes attributable to volume and the changes attributable to rate.

                                       Three Months Ended            Years Ended
                                    March 31, 2002 vs. 2001   December 31, 2001 vs. 200
                                   ------------------------- --------------------------
                                   Increase (Decrease) Due to Increase (Decrease) Due t
                                   ------------------------- --------------------------
                                   Volume     Rate    Total   Volume    Rate    Total
                                   ------     -----  -----   ------     -----   ------
                                                  (Dollars in thousands)
Interest income:
   Loans..........................  $682     $(439)  $ 243   $2,802    $(384)  $2,418
   Investment securities..........   120       (10)    110      295       11      306
   Federal funds sold and other...
   interest-earning assets........   (92)      (49)   (141)     370      (27)     343
                                    ----      -----   -----   ------    -----   ------
       Total interest income......   710      (498)    212    3,467     (400)   3,067
                                    ----      -----   -----   ------    -----   ------
Interest expense:
   Deposits.......................   166      (379)   (213)   1,702     (183)   1,519
   Borrowings.....................    29        28      57      100       (4)      96
                                    ----      -----   -----   ------    -----   ------
       Total interest expense.....   195      (351)   (156)   1,802     (187)   1,615
                                    ----      -----   -----   ------    -----   ------
Net interest income...............  $515     $(147)  $ 368   $1,665    $(213)  $1,452
                                    ====      =====   =====   ======    =====   ======


   Net interest margin is interest income earned on loans, securities and other earning assets, less interest expense paid on deposits and borrowings, expressed as a percentage of total average earning assets. The net interest margin for the three-month period ended March 31, 2002 was 4.24% compared to 4.12% for the three-month period ended March 31, 2001. Despite lower yields on earning assets, the net margin improved due to a more efficient mix of average earning assets during the first quarter of 2002 compared to the first quarter of the prior year. The Federal Reserve Open Market Committee reduced short-term interest rates eleven times during 2001 for a total of 475 basis points. The average yield on earning assets for the current three-month period declined 169 basis points to 6.67% compared with 8.36% for the prior year period, while the average cost of interest-bearing funds decreased by 206 basis points to 3.22% from 5.28%. The decrease in the average yield was less pronounced than the decrease in the average cost of funds due to the shifting of short-term investments into higher yielding asset types. The percentage of average short-term investments to total average earning assets for the three-months ended March 31, 2002 was 4% compared to 16% for the comparative period ended March 31, 2001. The interest rate spread, which is the difference between the average yield on earning assets and the cost of interest-bearing funds, increased by 37 basis points from 3.08% for the first quarter of 2001 to 3.45% for the first quarter of 2002. The percentage of average interest earning assets to average interest-bearing liabilities increased to 132% for the current period from 124% for the prior period. This is due to an increase in the percentage of average non interest-bearing deposits to average total deposits to 19% for the three-month period ended March 31, 2002 from 12% for the comparative prior year period.

   Tables 1 and 2 contain more detailed information concerning average balances, yields earned and rates paid.

   Provision for Loan Losses. Crescent State Bank's provision for loan losses for the three-month period ended March 31, 2002 was $213,000, representing an $82,000 or 63% increase over the $131,000 recorded for the same period in 2001. Provisions for loan losses are charged to income to bring the allowance for loan losses to a level deemed appropriate by management based on factors discussed under "Analysis of Allowance for Loan Losses." The increase in the loan loss provision in the current quarter as compared to that of the prior year is principally due to the growth in total outstanding loans occurring between December 31, 2001 and March 31, 2002. The allowance for loan losses is $1.3 million at March 31, 2002, representing 1.42% of total outstanding loans.

   Non-Interest Income. For the three-month period ended March 31, 2002, non-interest income was $160,000 compared to $81,000 for the same period in 2001. The largest components of non-interest income in the first quarter of 2002 were $64,000 in customer service charges, $64,000 in mortgage loan origination fees, and $27,000 in service charges and fees on deposit accounts. We expect the level of other non-interest income to increase with the volume of deposit accounts and with the introduction of new products such as receivables factoring and investment services.

   Non-Interest Expenses. Non-interest expenses were $935,000 for the three-month period ended March 31, 2002 compared with $795,000 for the same period ended March 31, 2001. The largest component of non-interest expense for the current period was personnel expense. Salaries and benefits expense was $466,000 for the three-month period ended March 31, 2002, representing a $78,000 or 20% increase over the $388,000 recorded for the same period in the prior year. The increase is primarily due to adding staff to support our growth. We anticipate personnel expense to continue to increase as opportunities to hire quality employees present themselves.

   Occupancy expenses increased by $12,000 or 7% from $183,000 for the three-month period ended March 31, 2001 to $195,000 for the current year period. Data processing costs increased from $48,000 for the three-months ended March 31, 2001 to $60,000 for the current three-month period. We outsource our data processing and expenses are tied closely to transaction and account volumes. As we continue to grow in accordance with our strategic plan, we expect both occupancy and data processing costs to increase.

   Other non-interest expenses increased by $38,000 to $214,000 for the first quarter of 2002 compared with $176,000 for the first quarter in the prior year. The increase was primarily due to continued growth. The largest components of other non-interest expenses include professional fees and services, office supplies and printing, advertising and loan related fees. We expect that as our complexity and size increases, expenses associated with these categories will continue to increase.

   Provision for Income Taxes. We recognized an income tax benefit of $29,000 during the first three months of 2002. This income tax benefit resulted from the recognition of deferred tax assets generated in periods before we achieved profitability. No income tax expense or benefit was recorded for the three-month period ended March 31, 2001.

Nonperforming Assets

   The table sets forth, for the period indicated, information about our nonaccrual loans, restructured loans, total nonperforming loans (nonaccrual loans plus restructured loans), and total nonperforming assets.

                                                  At March 31,  At December 31,
                                                 -------------  --------------
                                                  2002   2001    2001    2000
                                                 ------  -----  -------  -----
                                                     (Dollars in thousands)
Nonaccrual loans................................ $   --  $  --  $   429  $  --
Restructured loans..............................     --     --       --     --
   Total nonperforming loans....................     --     --      429     --
                                                 ------  -----  -------  -----
Real estate owned...............................    341     --       --     --
                                                 ------  -----  -------  -----
   Total nonperforming assets................... $  341  $  --  $   429  $  --
                                                 ======  =====  =======  =====
Accruing loans past due 90 days or more......... $   --  $  --  $    --  $  --
Potential problem loans.........................     --     --       --     --
Allowance for loan losses.......................  1,329    761    1,116    630
Nonperforming loans to period end loans.........   0.00%  0.00%     .53%  0.00%
Allowance for loan losses to period end loans...   1.42%  1.30%    1.38%  1.30%
Allowance for loan losses to nonperforming loans   0.00%  0.00%  260.14%  0.00%
Nonperforming assets to total assets............    .27%  0.00%     .33%  0.00%

   Our financial statements are prepared on the accrual basis of accounting, including the recognition of interest income on loans, unless we place a loan on nonaccrual basis. We account for loans on a nonaccrual basis when we have serious doubts about the collectibility of principal or interest. Generally, our policy is to place a loan on nonaccrual status when the loan becomes past due 90 days. We also place loans on nonaccrual status in cases where we are uncertain whether the borrower can satisfy the contractual terms of the loan agreement. Amounts received on nonaccrual loans generally are applied first to principal and then to interest only after all principal has been collected. Restructured loans are those for which concessions, including the reduction of interest rates below a rate otherwise available to that borrower or the deferral of interest or principal, have been granted due to the borrower's weakened financial condition. We accrue interest on restructured loans at the restructured rates when we anticipate that no loss of original principal will occur. Potential problem loans are loans which are currently performing and are not included in nonaccrual or restructured loans above, but about which we have serious doubts as to the borrower's ability to comply with present repayment terms. These loans are likely to be included later in nonaccrual, past due or restructured loans, so they are considered by our management in assessing the adequacy of our allowance for loan losses. At March 31, 2002, we had identified no loans as potential problem loans.

   At March 31, 2002, we had no nonaccrual loans. Interest on nonaccrual loans foregone was approximately $11,000 for the year ended December 31, 2001.

Analysis of Allowance for Loan Losses

   The allowance for loan losses is established through periodic charges to earnings in the form of a provision for loan losses. Increases to the allowance for loan losses occur as a result of provisions charged to operations and recoveries of amounts previously charged-off, and decreases to the allowance occur when loans are charged-off. We evaluate the adequacy of our allowance for loan losses on a monthly basis. The evaluation of the adequacy of the allowance for loan losses involves the consideration of loan growth, loan portfolio composition and industry diversification, historical loan loss experience, current delinquency levels, adverse conditions that might affect a borrower's ability to repay the loan, estimated value of underlying collateral, prevailing economic conditions and all other relevant factors derived from our limited history of operations. Because of our limited history, we also consider the loss experience history and allowance ratios of other similar community banks and the knowledge and expertise obtained by management and senior lending officers from prior years experience at former institutions. Additionally, as an important component of their periodic examination process, regulatory agencies review the allowance for loan losses and may require additional provisions for estimated losses based on judgments that differ from those of management.

   We use an internal grading system to assign the degree of inherent risk on each individual loan. The grade is initially assigned by the lending officer and reviewed by the Credit Administration function. The internal grading system is reviewed and tested periodically by an independent third party credit review firm. The testing process involves the evaluation of a sample of new loans, loans having been identified as possessing potential weakness in credit quality, past due loans and nonaccrual loans to determine the ongoing effectiveness of the internal grading system. The loan grading system is used to assess the adequacy of the allowance for loan losses.

   We have developed a model for evaluating the adequacy of the allowance for loan losses. The model distinguishes between loans that will be evaluated as a group by loan category and those loans to be evaluated individually. Using the various evaluation factors mentioned above, we have predetermined allowance percentages for each major loan category. Loans that exhibit an acceptable level of risk per the internal loan grading system are grouped by loan category and multiplied by the associated allowance percentage to determine an adequate level of allowance for loan losses.

   Based on the loan grading system, we maintain an internally classified watch list. Loans classified as watch list credits, and those loans that are not watch list credits but possess other characteristics which in our opinion suggests a higher degree of inherent risk, are evaluated individually, by loan category, using higher allowance percentages. Using the data gathered during the monthly evaluation process, the model calculates an acceptable range for allowance for loan losses. Management and the Board of Directors are responsible for determining the appropriate level of the allowance for loan losses within that range.

   The primary reason for increases to the allowance for loan losses has been growth in total outstanding loans; however, there were other factors influencing the provision. At March 31, 2002 and 2001, there were no material loan charge-offs and no non-performing loans. For the year ended December 31, 2001, we charged-off $17,000 in loans or .03% of average loans outstanding compared with no loan charge-offs for the prior year. At December 31, 2001, there was one loan in nonaccrual status with a balance of $429,000 or .53% of total outstanding loans on that date. There were no non-performing loans at December 31, 2000. During 2001, we made an adjustment to the allowance for loan losses model to recognize an increase in inherent risk associated with loans for acquisition, development and construction lending as compared with commercial mortgage lending. The adjustment in methodology regarding acquisition, development and construction loans and current economic conditions were factors contributing to the increased provision for loan losses in the three-month period compared with the same period in the prior year. The allowance for loan losses at March 31, 2002 was $1.3 million, which represents 1.42% of total outstanding loans. The allowance for loan losses at December 31, 2001 was $1.1 million, which represents 1.38% of total outstanding loans and 260% of non-performing loans at that date. The allowance at December 31, 2000 was $630,000 or 1.30% of total outstanding loans.

   The allowance for loan losses represents our estimate of an amount adequate to provide for known and inherent losses in the loan portfolio in the normal course of business. While we believe the methodology used to establish the allowance for loan losses incorporates the best information available at the time, future adjustments to the level of the allowance may be necessary and the results of operations could be adversely affected should circumstances differ substantially from the assumptions initially used. We believe that the allowance for loan losses was established in conformity with generally accepted accounting principles; however, there can be no assurances that the regulatory agencies, after reviewing the loan portfolio, will not require management to increase the level of the allowance. Likewise, there can be no assurance that the existing allowance for loan losses is adequate should there be deterioration in the quality of any loans or changes in any of the factors discussed above. Any increases in the provision for loan losses resulting from such deterioration or change in condition could adversely affect our financial condition and results of operations.

   The following table describes the allocation of the allowance for loan losses among various categories of loans at the dates indicated.

                             At or for the Three Months
                                   ended March 31,                   At December 31
                          --------------------------------  --------------------------------
                                2002             2001             2001             2000
                          ---------------  ---------------  ---------------  ---------------
                                   % of             % of             % of             % of
                                   Total            Total            Total            Total
                          Amount Loans (1) Amount Loans (1) Amount Loans (1) Amount Loans (1)
                          ------ --------- ------ --------- ------ --------- ------ ---------
                                                (Dollars in thousands)
Loans:
Residential real estate.. $   62   13.73%   $ 62    17.81%  $   45   12.43%   $ 49    16.95%
Commercial mortgage......    400   34.27%    201    27.94%     312   31.31%    163    27.57%
Construction.............    422   29.09%    232    32.17%     387   28.71%    198    32.83%
Commercial and Industrial    330   19.87%    225    19.24%     306   24.01%    189    19.70%
Individuals..............    115    3.04%     41     2.84%      66    3.54%     31     2.95%
                          ------  ------    ----   ------   ------  ------    ----   ------
   Total loans........... $1,329  100.00%   $761   100.00%  $1,116  100.00%   $630   100.00%
                          ======  ======    ====   ======   ======  ======    ====   ======

--------
(1) Represents total of all outstanding loans in each category as a percent of total loans outstanding.

   The following table presents information regarding changes in the allowance for loan losses for the periods indicated:

                                                      At or for the Three Months At or for the Years
                                                           Ended March 31,        Ended December 31
                                                      -------------------------  ------------------
                                                          2002          2001       2001       2000
                                                        -------        -------   -------    -------
                                                                  (Dollars in thousands)
Balance at the beginning of the period............... $ 1,116        $   630     $   630    $   241
Charge-offs:
   Commercial and industrial loans...................      --             --          13         --
   Loans to individuals..............................      --             --           4         --
                                                        -------        -------   -------    -------
       Total charge-offs.............................      --             --          17         --
                                                        -------        -------   -------    -------
Recoveries...........................................      --             --          --         --
                                                        -------        -------   -------    -------
Net charge-offs......................................      --             --          17         --
Provision for loan losses............................     213            131         503        389
                                                        -------        -------   -------    -------
Balance at the end of the period..................... $ 1,329        $   761     $ 1,116    $   630
                                                        =======        =======   =======    =======
Total loans outstanding at period-end................ $93,559        $58,561     $80,574    $48,469
Average loans outstanding for the period............. $85,833        $52,357     $65,906    $31,693
Allowance for loan losses to total loans outstanding.    1.42%          1.30%       1.38%      1.30%
Ratio of net charge-offs to average loans outstanding    0.00%          0.00%       0.03%      0.00%

Earnings Comparison for the Years Ended December 31, 2001 and 2000

   Net Income. Net income for the year ended December 31, 2001 was $307,000 compared with a net loss of $450,000 for the year ended December 31, 2000. On a per share basis, adjusted for the April 2002 stock split, basic earnings per share was $.21 in 2001 compared with a net loss per share of $.31 in the prior year. Return on average assets was 0.31% and (.91%) and return on average equity was 2.97% and (4.53%) for the years ended December 31, 2001 and 2000, respectively.

   Earnings for the year ended December 31, 2001 were positively impacted by strong growth in average earning assets and non-interest income. The full impact of the growth in average earning assets was mitigated by the sharp decline in short-term interest rates during the year. During 2001, there were increases in non-interest expense due to branch expansion in late 2000 and the provision for loan losses due to strong loan growth.

   Net Interest Income. Net interest income increased by $1.5 million or 63% from $2.3 million for the year ended December 31, 2000 to $3.8 million at December 31, 2001. Total interest income benefited from strong growth in average earning assets that offset the lower asset yields resulting from the drastic reduction in short-term interest rates.

   Total average earning assets increased $47.3 million or over 100% from an average of $47.2 million in 2000 to an average of $94.5 million in 2001. We experienced strong loan growth during 2001 with the average balance increasing by $34.2 million. Increases in average volume for investment securities and other earning assets were $4.7 million and $8.4 million, respectively. The net increase in total interest income was $3.1 million and resulted from an increase of $3.5 million due to the growth in average earning assets net of a decrease of $400,000 due to a decline in the yield on earning assets. Average interest-bearing liabilities increased by $40.1 million during 2001 of which $37.8 million was attributable to deposits and $2.3 million to borrowings. The net increase in interest expense of $1.6 million resulted from $1.8 million of additional expense due to growth in interest-bearing liabilities and a savings of $187,000 due to reductions in the cost of funds.

   Net interest margin is interest income earned on loans, securities and other earning assets, less interest expense paid on deposits and borrowings, expressed as a percentage of total average earning assets. The net interest margin for the year ended 2001 was 3.98% compared to 4.89% for 2000. The Federal Reserve Open Market Committee cut short-term interest rates eleven times during 2001 for a total of 475 basis points. The decline in net interest margin resulted from the differences between the terms and conditions of earning assets and interest-bearing liabilities. Interest rates on a significant portion of earning assets such as certain loans and short-term investments are tied to index rates including the prime lending rate and the Federal funds rate. Conversely, rates on a significant portion of interest-bearing liabilities such as certificates of deposits and borrowings remain fixed until maturity. When rates decline as sharply and quickly as experienced during the preceding twelve months, the income on certain earning assets declines immediately after a rate reduction and the impact on interest expense is delayed until such time as the instrument matures. The average yield on earning assets for 2001 was 7.58% or 109 basis points lower than the 8.67% for 2000. The cost of interest-bearing liabilities was 4.57% as compared with 5.21% for the prior year. The interest rate spread, which is the difference between the average yield on earning assets and the cost of interest-bearing funds, declined 45 basis points from 3.46% in 2000 to 3.01% in 2001.

   Tables 1 and 2 contain more detailed information concerning average balances, yields earned and rates paid.

   Provision for Loan Losses. Our provision for loan losses for 2001 was $502,000, representing a $113,000 or 29% increase over the $389,000 recorded for 2000. Provisions for loan losses are charged to income to bring the allowance for loan losses to a level deemed appropriate by management based on factors discussed under "Analysis of Allowance for Loan Losses." The increase in the 2001 provision, as compared to the 2000 provision, is principally due to the growth in total outstanding loans from $48.5 million at December 31, 2000 to $80.6 million at December 31, 2001. The allowance for loan losses was $1.1 million at December 31, 2001, representing 1.38% of total outstanding loans and 260% of non-performing loans. The allowance for loan losses at December 31, 2000 was $630,000 or 1.30% of total outstanding loans at that date.

   Non-Interest Income. Non-interest income increased by $325,000 or 198% to $489,000 for the year ended December 31, 2001 compared with $164,000 for the prior year. The largest components of non-interest income in the current year were $169,000 in customer service charges, $164,000 in mortgage loan origination fees, and $90,000 in service charges and fees on deposit accounts. Management expects mortgage loan origination fees to increase during 2002 given a stable interest rate environment. Additionally, management expects the level of other non-interest income to increase with the volume of deposit accounts and with the introduction of new products such as receivables factoring and investment services.

   Non-Interest Expenses. We incurred $3.4 million in non-interest expenses for the year ended December 31, 2001 compared with $2.5 million in the prior year. The 36% increase was primarily due to the branch expansion of Crescent State Bank during the prior year and the additional staff hired to support franchise growth. Two banking offices were opened during 2000, one in April and the other in December. The full annual impact of those locations on non-interest expense was not realized until 2001. The two categories of non-interest expense most impacted by the office and staff expansion are personnel and occupancy expense. These two categories accounted for $746,000 of the total $907,000 increase in non-interest expense.

   The largest component of non-interest expense for the year ended December 31, 2001 was personnel expense. Salaries and benefits expense was $1.7 million for the year ended December 31, 2001, representing a $578,000 or 52% increase over the $1.1 million recorded for the prior year. We added lending and support personnel during the year to accommodate the high rate of asset growth. Additionally, personnel costs for the office opened in December 2000 were minimal in the prior year when compared to the year ended December 31, 2001. We experienced increased employee benefit cost due to increases in health care. Management anticipates personnel expense to continue to increase as opportunities to hire quality employees present themselves.

   Occupancy expenses increased by $168,000 or 28% from $598,000 for the year ended December 31, 2000 to $766,000 for the current year. The increase is principally related to the branch expansion done in December 2000. A full year of occupancy expenses at the new facility accounted for $124,000 of the increase during the year ended December 31, 2001. We believe that occupancy expenses will increase in the near-term as we pursue growth in accordance with our strategic plan.

   Data processing expenses were $206,000 for the year ended December 31, 2001 compared with $167,000 for the prior year. The $39,000 or 23% increase was due to growth in account volumes, data line expenses for the new facility and contractual increases in data processing costs. Because data processing expense is tied closely to transaction and account volumes, these expenses should increase as we continue to grow.

   For the year ended December 31, 2001, other non-interest expenses increased by $122,000 to $772,000 compared with $650,000 for the prior year. The increase was primarily due to our continued growth. The largest components of other non-interest expenses include professional fees and services, office supplies and printing, advertising and loan related fees. We expect that as our complexity and size increases, expenses associated with these categories will continue to increase.

   Provision for Income Taxes. We had no recorded income tax expense or benefit in 2001 or 2000, principally due to the incurrence of net operating losses in prior years and adjustments to the valuation allowance associated with deferred tax assets. While we expect to recognize income tax expense during 2002, its effective tax rate should be significantly less than the statutory rates due to adjustments to the valuation allowance for the deferred tax assets.

Comparison of Financial Condition at March 31, 2002 and December 31, 2001

   Over the three-month period ended March 31, 2002, total assets declined by $1.3 million from $129.2 million at December 31, 2001 to $127.9 million at March 31, 2002. The decrease in total assets resulted from the maturity of a significant volume of high-cost certificates of deposit and a sharp decline in deposits to real estate escrow settlement accounts. Earning assets totaled $122.5 million or 96% of total assets at March 31, 2002 compared with $118.8 million or 92% of total assets as of December 31, 2001. Components of earning assets at March 31, 2002 are $93.6 million in gross loans, $22.1 million in investment securities and FHLB stock, $6.1 million in overnight investments and $768,000 in interest-bearing deposits with correspondent banks. Total deposits and stockholders' equity at March 31, 2002 were $111.9 million and $10.5 million compared to $113.2 million and $10.4 million, respectively, at December 31, 2001.

   Gross loans outstanding at March 31, 2002 increased by $13.0 million or 24% to $93.6 million compared to $80.6 million reported at December 31, 2001. The composition of the loan portfolio, by category, as of March 31, 2002 is 34% commercial mortgage loans, 29% construction loans, 20% commercial loans, 14% residential real estate loans and 3% consumer and other loans. The commercial mortgage category showed the most significant net increase growing $6.8 million from $25.3 million at December 31, 2001 to $32.1 million at March 31, 2002. The net growth in the construction loans category was $4.1 million, increasing from $23.2 million at December 31, 2001 to $27.3 million at March 31, 2002. Loans secured by residential real estate experienced net growth of $2.8 million during the three-month period ended March 31, 2002 from $10.0 million to $12.8 million. The commercial and consumer loan categories experienced net decreases of $764,000 and $9,000, respectively during the first quarter of 2002. The composition of the loan portfolio, by category, as of December 31, 2001 was 31% commercial mortgage loans, 29% construction loans, 24% commercial loans, 12% residential real estate loans and 4% consumer and other loans.

   We had an allowance for loan losses at March 31, 2002 of $1.3 million or 1.42% of total outstanding loans compared to $1.1 million or 1.38% of total outstanding loans at December 31, 2001. At March 31, 2002, there were no loans in non-accrual status, no loans 90 days or more past due and still accruing interest and two loans with an aggregate outstanding balance of $136,000 past due thirty days or more. At December 31, 2001, there was one loan in the amount of $429,000 in non-accrual status. Non-performing loans represented .53% of total outstanding loans at December 31, 2001. There were no loans past due 90 days or more and still accruing interest, and there were no other loans past due thirty days or more on December 31, 2001.

   We had investment securities with an amortized cost of $21.8 million at March 31, 2002. All investments are accounted for as available for sale under Financial Accounting Standards Board No. 115 and are presented at their fair market value of $21.9 million. The portfolio decreased by $900,000 or 4% compared with $22.8 million at December 31, 2001. Our investment in debt securities at March 31, 2002, consists of U.S. Government agency securities, collateralized mortgage obligations, mortgage-backed securities and municipal bonds. Additions to the investment portfolio included $529,000 in new purchases and $2,000 of net purchase discount accretion. Activities resulting in portfolio decreases included $600,000 in bond maturities, $643,000 of principal re-payments, and a $188,000 decline in the fair market value of the portfolio.

   Federal funds sold at March 31, 2002 are $6.1 million or $4.2 million less than the $10.3 million reported at December 31, 2001. We hold funds in overnight investments to provide liquidity for future loan demand and to satisfy fluctuations in deposit levels. During the first quarter of 2002, excess overnight funds were used to fund strong loan growth and pay-out high-cost certificates of deposit that had matured. Overnight funds tend to increase sharply at month-end due to several real estate settlement accounts maintained by bank customers.

   Interest-earning deposits held at correspondent banks declined by approximately $3.8 million from $4.6 million at December 31, 2001 to $768,000 at March 31, 2002. We previously owned a $3.0 million certificate of deposit with a correspondent bank that matured in February 2002. Excess interest-bearing deposits were primarily used to fund the strong loan demand satisfy deposit volume fluctuations.

   Non-earning assets decreased by approximately $5.1 million between December 31, 2001 and March 31, 2002. Non-interest bearing cash due from banks decreased by more than $5.6 million during the first quarter. Cash due from banks includes amounts represented by checks in the process of being collected through the Federal Reserve payment system. On December 31, 2001, there was a significant dollar volume of checks accepted for deposit and sent to the Federal Reserve Bank for processing. Funds represented by these checks were not yet collected and therefore could not be invested overnight. For more details regarding the increase in cash and cash equivalents, see the Cash Flow Statement. Other assets increased by $573,000 primarily due to the foreclosure on real estate securing a loan. For more details, see the section entitled Non-Performing Assets.

   At March 31, 2002, total deposits decreased by $1.3 million to $111.9 million from $113.2 million at December 31, 2001. Non interest-bearing demand deposits decreased by $6.6 million during the first quarter of 2002. We maintain a number of non interest-bearing real estate escrow accounts for settlement attorneys. Balances in these accounts fluctuate from month to month based on economic conditions and the activity in the local residential housing market. Deposit balances in real estate escrow accounts declined by approximately $7.9 million between December 31, 2001 and March 31, 2002. The interest-bearing deposit categories increased by $5.4 million during the first quarter of 2002 with time deposits growing by $4.4 million, statement savings by $460,000, money market by $355,000 and interest-bearing demand deposits by $179,000. The composition of the deposit base, by category, at March 31, 2002 is as follows: 45% time deposits, 20% money market and savings, 19% non-interest-bearing demand deposits, and 16% interest-bearing demand deposits. The composition of the deposit base, by category, at December 31, 2001 was 41% time deposits, 24% non-interest-bearing demand deposits, 19% money market and savings, and 16% interest-bearing demand deposits. Time deposits of $100,000 or more totaled $24.6 million at March 31, 2002 compared to $21.6 million at December 31, 2001. Brokered deposits at March 31, 2002 were $5.0 million. There were no brokered deposits at December 31, 2001.

   At March 31, 2002 and December 31, 2001, we had $5.0 million of borrowings with the Federal Home Loan Bank. The advance carries an interest rate of 4.44% and matures on July 6, 2011 but is continuously convertible every three months after July 7, 2003 to a variable rate at the three month London Inter-Bank Offering Rate.

   Accrued expenses and other liabilities decreased by $141,000 to $428,000 at March 31, 2002 compared with $569,000 at December 31, 2001. The decrease was due to the payment of federal and state income taxes and other previously accrued expenses.

   Between December 31, 2001 and March 31, 2002, total stockholders' equity rose by $99,000. The net increase resulted from net income for the first quarter of $215,000 and an $116,000 decline in the unrealized gain on investments available for sale.

Comparison of Financial Condition at December 31, 2001 and 2000

   Total assets at December 31, 2001 increased by $57.2 million or 79% to $129.2 million compared to $72.0 million at December 31, 2000. We had earning assets of $118.8 million at year-end December 31, 2001 consisting of $80.6 million in gross loans, $23.1 million in investment securities and Federal Home Loan Bank stock, $11.9 million in overnight investments and $3.0 million in a certificate of deposit with a correspondent bank. Total deposits as of December 31, 2001 increased by $51.5 million or 83% to $113.2 million compared to $61.7 million at December 31, 2000. Stockholders' equity was $10.4 million at December 31, 2001 compared to $10.0 million at December 31, 2000 for an increase of $456,000 or 6%.

   Gross loans increased by $32.1 million or 66% during 2001 from $48.5 million as of December 31, 2000 to $80.6 million at year-end 2001. The composition of the loan portfolio, by category, as of December 31, 2001 is as follows: 31% commercial mortgage loans, 29% construction loans, 24% commercial loans, 12% residential real estate loans and 4% consumer and other loans. The commercial real estate category experienced the most significant net increase growing $19.2 million from $29.3 million to $48.5 million. Commercial real estate consists of mortgages secured by commercial property and construction loans made to builders and secured by either residential or commercial property. Net increases in other loan categories included $9.8 million in commercial loans, $1.8 million in residential real estate and $1.5 million in consumer loans. The composition of the loan portfolio at December 31, 2000, by category, was 27% commercial mortgage loans, 33% construction loans, 20% commercial loans, 17% residential real estate loans and 3% consumer and other loans.

   The allowance for loan losses was $1,116,000 or 1.38% of total outstanding loans at December 31, 2001 and $630,000 or 1.30% of total outstanding loans at December 31, 2000. Despite the current economic slowdown, the credit quality of our loan portfolio remains high. At December 31, 2001, there was one loan in the amount of $429,000 in non-accrual status. Non-performing loans represented ..53% of total outstanding loans at December 31, 2001. There were no loans past due 90 days or more and still accruing interest, and there were no other loans past due thirty days or more on December 31, 2001.

   We had investment securities with an amortized cost of $22.5 million at December 31, 2001. All investments are accounted for as available for sale under Statement of Financial Accounting Standards No. 115 and are presented at their fair market value of $22.8 million. The portfolio increased by $9.2 million or 68% compared with $13.6 million at December 31, 2000. Our investment in debt securities at December 31, 2001, consisted of U.S. Government agency securities, collateralized mortgage obligations, mortgage-backed securities and municipal bonds. Additions to the investment portfolio included $16.7 million in new securities purchases, a $266,000 increase in the portfolio fair market value and $25,000 of net purchase discount accretion. Activities resulting in portfolio decreases included $4.6 million in security sales, $2.3 million in bond maturities, and $979,000 of principal re-payments.

   Federal funds sold increased by $4.0 million between December 31, 2000 and December 31, 2001 growing from $6.3 million to $10.3 million. We hold funds in overnight investments to provide liquidity for future loan demand and to satisfy fluctuations in deposit levels. Overnight funds tend to increase sharply at month-end due to several real estate settlement accounts maintained by bank customers. Approximately $4.4 million in federal funds sold at December 31, 2001 are attributable to the real estate settlement accounts.

   Non-earning assets increased by $7.6 million from $4.1 million at December 31, 2000 to $11.7 million at December 31, 2001. The entire increase is attributable to the cash and the non-interest bearing due from banks categories. We have a number of customers who are real estate settlement attorneys. These customers make large check deposits on or about the last day of the month. Funds represented by these large check deposits are considered in process of collection at December 31, 2001 and are not available for overnight investment. Approximately $5.4 million of the $10.1 million in cash and due from banks at December 31, 2001 is attributable to real estate settlement deposit relationships. Premises and equipment at December 31, 2001 is $851,000. The net decrease of $170,000 during 2001 resulted from new purchases of $151,000 net of depreciation of $321,000. Accrued interest receivable increased by $130,000 to $513,000 at December 31, 2001 as a result of the increase in earning assets. Other assets increased from $202,000 at December 31, 2000 to $267,000 at December 31, 2001 due to an increase in our net deferred tax assets.

   Total deposits increased $51.5 million or 83% from $61.7 million on December 31, 2000 to $113.2 on December 31, 2001. The composition of the deposit base, by category, at December 31, 2001 is as follows: 41% time deposits, 24% non-interest-bearing demand deposits, 19% money market and savings, and 16% interest-bearing demand deposits. All deposit categories experienced increases over the twelve-month period. Dollar and percentage increases by category were as follows: non-interest-bearing demand deposits, $18.7 million or 222%; time deposits, $17.2 million or 59%; interest-bearing demand deposits, $9.7 million or 116%; and money market and savings, $5.9 million or 37%. Time deposits of $100,000 or more totaled $21.6 million, or 20% of total deposits at December
31, 2001.      The composition of deposits at December 31, 2000 was 47% time deposits, 13% interest-bearing demand deposits, 26% money market and savings, and 14% non-interest-bearing demand deposits. Time deposits of $100,000 or more at December 31, 2000 were $9.5 million or 15% of total deposits.

   At December 31, 2001, we had $5.0 million of borrowings with the Federal Home Loan Bank. The advance carries an interest rate of 4.44% and matures on July 6, 2011 but is continuously convertible every three months after July 7, 2003 to a variable rate at three month London Inter-Bank Offering Rate. There were no borrowings outstanding at December 31, 2000.

   Other liabilities increased by $245,000 to $569,000 at December 31, 2001 compared with $324,000 at December 31, 2000. This increase resulted primarily from an increase in income taxes payable of $137,000.

   Between December 31, 2000 and December 31, 2001, total stockholders' equity increased by $456,000. The net increase reflects our net income for the year of $307,000 and an increase in the market value of the available-for-sale investment portfolio of $149,000.

Investing Activities

   Securities to be held for indefinite periods of time and not intended to be held to maturity are classified as available for sale and carried at fair value with any unrealized gains or losses reflected as an adjustment to stockholders' equity. Securities held for indefinite periods of time include securities that management intends to use as part of its asset/liability management strategy and that may be sold in response to changes in interest rates and/or significant prepayment risks. It is our policy to classify all investment securities as available for sale.

   The following table summarizes the amortized costs, gross unrealized gains and losses and the resulting market value of securities available for sale at the dates indicated:

                                                                   March 31, 2002
                                                       ---------------------------------------
                                                                   Gross      Gross
                                                       Amortized unrealized unrealized  Fair
                                                         cost      gains      losses    value
                                                       --------- ---------- ---------- -------
                                                               (Dollars in thousands)
Securities available for sale:
   U.S. government and obligations of U.S. government
     agencies.........................................  $ 3,040     $ 68      $  --    $ 3,108
   Mortgage-backed....................................   17,970      220       (159)    18,031
   Municipal..........................................      806       --        (13)       793
                                                        -------     ----      -----    -------
                                                        $21,816     $288      $(172)   $21,932
                                                        =======     ====      =====    =======

                                                                   March 31, 2001
                                                       ---------------------------------------
                                                                   Gross      Gross
                                                       Amortized unrealized unrealized  Fair
                                                         cost      gains      losses    value
                                                       --------- ---------- ---------- -------
                                                               (Dollars in thousands)
Securities available for sale:
   U.S. government and obligations of U.S. government
     agencies.........................................  $ 3,761     $ 90       $ --    $ 3,851
   Mortgage-backed....................................   18,489      261        (37)    18,713
   Municipal..........................................      278       --         (9)       269
                                                        -------     ----       ----    -------
                                                        $22,528     $351       $(46)   $22,833
                                                        =======     ====       ====    =======


                                                                   March 31, 2000
                                                       ---------------------------------------
                                                                   Gross      Gross
                                                       Amortized unrealized unrealized  Fair
                                                         cost      gains      losses    value
                                                       --------- ---------- ---------- -------
                                                               (Dollars in thousands)
Securities available for sale:
   U.S. government and obligations of U.S. government
     agencies.........................................  $ 4,764     $24        $ (8)   $ 4,780
   Mortgage-backed....................................    8,585      63         (41)     8,607
   Municipal..........................................      201       1          --        202
                                                        -------     ---        ----    -------
                                                        $13,550     $88        $(49)   $13,589
                                                        =======     ===        ====    =======

   The following table summarizes the amortized cost and recorded and market values of securities available-for-sale at March 31, 2002, by contractual maturity groups:

                                         Amortized      Value
                                           Cost         Fair
                                         ---------     -------
                                         (Dollars in thousands)
                   Amounts maturing:
                      Within One Year...  $ 3,129     $ 3,158
                      One to Five Years.   10,425      10,630
                      Five to Ten Years.    7,339       7,243
                      Over Ten Years....      923         901
                                          -------      -------
                          Total.........  $21,816     $21,932
                                          =======      =======

   The following table presents the carrying values, intervals of maturities or repricings, and weighted average yields of our investment portfolio at March 31, 2002:

                                              Repricing or Maturing
                                   -------------------------------------------
                                             One to   Five to
                                   Less than  five      ten   Over ten
                                   one year  years     years   years    Total
                                   --------- -------  ------- -------- -------
                                              (Dollars in thousands)
Securities available for sale:
   U.S. government agencies
       Balance....................  $1,530   $ 1,578  $   --   $  --   $ 3,108
       Weighted average yield.....    5.19%     5.84%     --      --      5.52%
   Mortgage-backed securities
       Balance....................  $1,628   $ 8,946  $6,556   $ 901   $18,031
       Weighted average yield.....    6.17%     6.38%   6.04%   5.58%     6.19%
   Municipal securities
       Balance....................  $   --   $   106  $  687   $  --   $   793
       Weighted average yield.....      --      3.10%   4.22%     --      4.07%
   Total
       Balance....................  $3,158   $10,630  $7,243   $ 901   $21,932
       Weighted average yield.....    5.69%     6.26%   5.86%   5.58%     6.02%

Lending Activities

   The following table presents, at the dates indicated, the composition of our loan portfolio by loan type:

                                At March 31,              At December 31,
                              ----------------  ----------------------------------
                                    2002              2001              2000
                              ----------------  ----------------  ----------------
                                       Percent           Percent           Percent
                              Amount   of Total Amount   of Total Amount   of Total
                              -------  -------- -------  -------- -------  --------
                                             (Dollars in thousands)
Residential real estate...... $12,881    13.73% $10,038    12.43% $ 8,235    16.95%
Commercial mortgage..........  32,142    34.27%  25,285    31.31%  13,397    27.57%
Construction.................  27,281    29.09%  23,189    28.71%  15,950    32.83%
Commercial and industrial....  18,629    19.87%  19,393    24.01%   9,574    19.70%
Individuals..................   2,852     3.04%   2,863     3.54%   1,435     2.95%
                              -------   ------  -------   ------  -------   ------
Total loans..................  93,785   100.00%  80,768   100.00%  48,591   100.00%
                                        ======            ======            ======
Less:
   Deferred loan fees........    (226)             (194)             (122)
   Allowance for loan losses.  (1,329)           (1,116)             (630)
                              -------           -------           -------
Net loans.................... $92,230           $79,458           $47,839
                              =======           =======           =======

   The following table presents at March 31, 2002 (i) the aggregate maturities of loans in the named categories of our loan portfolio and (ii) the aggregate amounts of such loans, by variable and fixed rates, that mature after one year:

                                             March 31, 2002
                              ---------------------------------------------
                              Within 1 Year 1-5 Years After 5 Years  Total
                              ------------- --------- ------------- -------
                                         (Dollars in thousands)
    Residential real estate..    $   273     $ 1,926     $10,682    $12,881
    Commercial mortgage......      3,277      27,343       1,522     32,142
    Construction.............     14,274      11,152       1,855     27,281
    Commercial and industrial      8,507       8,383       1,739     18,629
    Individuals..............        960       1,686         206      2,852
                                 -------     -------     -------    -------
           Total.............    $27,291     $50,490     $16,004    $93,785
                                 =======     =======     =======    =======
    Fixed rate loans.........                                       $26,153
    Variable rate loans......                                        40,341
                                                                    -------
                                                                    $66,494
                                                                    =======

Sources of Funding

  Deposit Activities

   The following table sets forth for the periods indicated the average balances outstanding and average interest rates for each or our major categories of deposits.

                                               Three Months Ended
                                                   March 31,          Year Ended December 31,
                                               -----------------  ------------------------------
                                                      2002             2001            2000
                                               -----------------  --------------  --------------
                                                Average   Average Average Average Average Average
                                                Balance    Rate   Balance  Rate   Balance  Rate
                                               --------   ------- ------- ------- ------- -------
                                                             (Dollars in thousands)
Interest-bearing NOW and money market accounts $ 35,930    1.96%  $27,303  2.63%  $14,530  3.90%
Time deposits greater than $100,000...........   20,456    4.02%   18,720  5.77%    5,919  6.55%
Other time deposits...........................   23,345    4.19%   25,720  5.78%   13,513  6.01%
                                               --------           -------         -------
   Total interest-bearing deposits............   79,731    3.22%   71,743  4.58%   33,962  5.21%
Demand and other non-interest-bearing deposits   20,507            13,704           4,715
                                               --------           -------         -------
   Total average deposits..................... $100,238    2.50%  $85,447  3.84%  $38,677  4.57%
                                               ========           =======         =======

   The following table presents the amounts and maturities of our certificates of deposit with balances of $100,000 or more at March 31, 2002:

                                               At March 31, 2002
                                               -----------------
                                                (In thousands)
               Remaining maturity:
                  Less than three months......      $ 4,326
                  Three through twelve months.       10,334
                  Over twelve months..........        9,805
                                                    -------
                      Total...................      $24,465
                                                    =======

  Borrowings

   As an additional source of funding, we use advances from the Federal Home Loan Bank of Atlanta. Outstanding advances at March 31, 2002 were as follows:

                                                                Interest
Maturity                                                          Rate       Amount
--------                                                        -------- --------------
                                                                         (In thousands)
July 6, 2011, callable on July 7, 2003 and quarterly thereafter   4.44%      $5,000
                                                                             ------
                                                                             $5,000
                                                                             ======

   The following table summarizes balance and rate information for our borrowings as of the dates and for the periods indicated.

                                              At or for the  At or for the Years
                                               Three Months  Ended December 31,
                                                  Ended      -------------------
                                              March 31, 2002    2001       2000
                                              --------------   ------     ----
                                                    (Dollars in thousands)
 Amounts outstanding at end of period:
 Advances from the Federal Home Loan Bank:
 Amount......................................     5,000      $5,000       $--
 Weighted average rate.......................      4.44%       4.44%       --
 Maximum amount outstanding at any month-end:
 Advances from the Federal Home Loan Bank....     5,000       5,000        --
 Averages during the period:
 Advances From The Federal Home Loan Bank
 Average balance.............................     5,000       2,562        --
 Weighted average rate.......................      4.44%       4.44%       --

   Pursuant to collateral agreements with the Federal Home Loan Bank, advances are secured by a blanket lien on the loan portfolio.

   Crescent also has available lines of credit totaling $17.6 million from correspondent banks at March 31, 2002, of which $5.0 million is outstanding.

Liquidity and Capital Resources

   Maintaining adequate liquidity while managing interest rate risk is the primary goal of our asset and liability management strategy. Liquidity is the ability to fund the needs of our borrowers and depositors, pay operating expenses, and meet regulatory liquidity requirements. Maturing investments, loan and mortgage-backed security principal repayments, deposit growth and borrowings from the Federal Home Loan Bank are presently the main sources of our liquidity. Our primary uses of liquidity are to fund loans and to make investments.

   As of March 31, 2002, liquid assets (cash and due from banks, interest-earning deposits with banks, federal funds sold and investment securities available for sale) were approximately $33.2 million, which represents 26% of total assets and 30% of total deposits. Supplementing this liquidity, we have available lines of credit from various correspondent banks of approximately $17.6 million of which $5.0 million is outstanding at March 31, 2002 and December 31, 2001. At March 31, 2002 and December 31, 2001,
outstanding commitments for undisbursed lines of credit and letters of credit amounted to $25.1 million and $24.9 million, respectively. Management intends to fund anticipated loan closings and operational needs through cash and cash equivalents on hand, brokered deposits, scheduled principal repayments from the loan and securities portfolios and anticipated increases in deposits.

   Certificates of deposits represented 45% of our total deposits at March 31, 2002 compared with 41% at December 31, 2001. Our growth strategy will include marketing efforts focused at increasing the relative volume of low cost transaction deposit accounts; however, time deposits will continue to play an important role in our funding strategy. Certificates of deposit of $100,000 or more represented 21% of our total deposits at March 31, 2002 compared to 19% at year-end December 31, 2001. While these deposits are generally considered rate sensitive, management believes the majority of them are relationship-oriented. While we will need to pay competitive rates to retain these deposits at maturity, there are other subjective factors that will determine our continued retention of those deposits.

   Under federal capital regulations, Crescent State Bank must satisfy certain minimum leverage ratio requirements and risk-based capital requirements. At December 31, 2001, Crescent State Bank's equity to asset ratio was 8.09%. All capital ratios place Crescent State Bank in excess of the minimum required to be deemed a well-capitalized bank by regulatory measures. Crescent State Bank's ratio of Tier I capital to risk-weighted assets at December 31, 2001 was 10.67%.

Capital Ratios

   We are subject to minimum capital requirements. See "SUPERVISION AND REGULATION." As the following table indicates, at March 31, 2002, we exceeded our regulatory capital requirements.

                                                 At March 31, 2002
                                           -----------------------------
                                                                 Well-
                                           Actual   Minimum   Capitalized
                                           Ratio  Requirement Requirement
                                           ------ ----------- -----------
       Crescent State Bank:
          Total risk-based capital ratio.. 11.14%    8.00%       10.00%
          Tier 1 risk-based capital ratio.  9.89%    4.00%        6.00%
          Leverage ratio..................  9.01%    4.00%        5.00%

       Crescent Financial Corporation:
          Total risk-based capital ratio.. 11.14%    8.00%          NA
          Tier 1 risk-based capital ratio.  9.89%    4.00%          NA
          Leverage ratio..................  9.01%    4.00%          NA

Asset/Liability Management

   Our asset/liability management, or interest rate risk management, program is focused primarily on evaluating and managing the composition of our assets and liabilities in view of various interest rate scenarios. Factors beyond our control, such as market interest rates and competition, may also have an impact on our interest income and interest expense.

   In the absence of other factors, the yield or return associated with our earning assets generally will increase from existing levels when interest rates rise over an extended period of time and, conversely, interest income will decrease when interest rates decline. In general, interest expense will increase when interest rates rise over an extended period of time and, conversely, interest expense will decrease when interest rates decline.

   Interest Rate Gap Analysis. As a part of our interest rate risk management policy, we calculate an interest rate "gap." Interest rate "gap" analysis is a common, though imperfect, measure of interest rate risk, which measures the relative dollar amounts of interest-earning assets and interest-bearing liabilities which reprice within a specific time period, either through maturity or rate adjustment. The "gap" is the difference between the amounts of such assets and liabilities that are subject to repricing. A "positive" gap for a given period means that the amount of interest-earning assets maturing or otherwise repricing within that period exceeds the amount of interest-bearing liabilities maturing or otherwise repricing within the same period. Accordingly, in a declining interest rate environment, an institution with a positive gap would generally be expected, absent the effects of other factors, to experience a decrease in the yield on its assets greater than the decrease in the cost of its liabilities and its income should be negatively affected. Conversely, the yield on our assets for an institution with a positive gap would generally be expected to increase more quickly than the cost of funds in a rising interest rate environment, and such institution's net interest income generally would be expected to be positively affected by rising interest rates. Changes in interest rates generally have the opposite effect on an institution with a "negative gap."

   The table below sets forth the amounts of interest-earning assets and interest-bearing liabilities outstanding at March 31, 2002 that are projected to reprice or mature in each of the future time periods shown. Except as stated below, the amounts of assets and liabilities shown which reprice or mature within a particular period were determined in accordance with the contractual terms of the assets or liabilities. Loans with adjustable rates are shown as being due at the end of the next upcoming adjustment period. Money market deposit accounts and negotiable order of withdrawal or other transaction accounts are assumed to be subject to immediate repricing and depositor availability and have been placed in the shortest period. In making the gap computations, none of the assumptions sometimes made regarding prepayment rates and deposit decay rates have been used for any interest-earning assets or interest-bearing liabilities. In addition, the table does not reflect scheduled principal payments that will be received throughout the lives of the loans or investments. The interest rate sensitivity of our assets and liabilities illustrated in the following table would vary substantially if different assumptions were used or if actual experience differs from that indicated by such assumptions.

                                                     Terms to Repricing at March 31, 2002
                                               ------------------------------------------------
                                               1 Year   More Than More Than  More Than
                                               or Less  1 Year to 3 Years to  5 Years   Total
                                               --------  3 Years   5 Years   --------- --------
                                                            (Dollars in thousands)
INTEREST-EARNING ASSETS:
Loans receivable:
   Residential real estate.................... $ 11,147 $    957   $    777  $     --  $ 12,881
   Commercial mortgages.......................   18,114    4,583      4,057     5,388    32,142
   Construction...............................   27,281       --         --        --    27,281
   Commercial and industrial..................   13,082    2,888      2,659        --    18,629
   Individuals................................    1,353      814        685        --     2,852
Interest-earning deposits with banks..........      768       --         --        --       768
Federal funds sold............................    6,074       --         --        --     6,074
Investment securities available for sale......    4,175    6,512      4,565     6,680    21,932
Federal Home Loan Bank stock..................      250       --         --        --       250
                                               -------- --------   --------  --------  --------
       Total interest-earning assets.......... $ 82,244 $ 15,754   $ 12,743  $ 12,068  $122,809
                                               ======== ========   ========  ========  ========
INTEREST-BEARING LIABILITIES:
   Deposits:
       Money market, NOW and savings.......... $ 40,927 $     --   $     --  $     --  $ 40,927
       Time...................................   30,561   14,829      5,090        --    50,480
   Borrowings.................................       --       --         --     5,000     5,000
                                               -------- --------   --------  --------  --------
       Total interest-bearing liabilities..... $ 71,488 $ 14,829   $  5,090  $  5,000  $ 96,407
                                               ======== ========   ========  ========  ========

INTEREST SENSITIVITY GAP PER PERIOD........... $ 10,756 $    925   $  7,653  $  7,068  $ 26,402

CUMULATIVE INTEREST SENSITIVITY GAP........... $ 10,756 $ 11,681   $ 19,334  $ 26,402  $ 26,402

CUMULATIVE GAP AS A PERCENTAGE OF
  TOTAL INTEREST-EARNING ASSETS...............    8.76%    9.51%     15.74%    21.50%    21.50%

CUMULATIVE INTEREST-EARNING
  ASSETS AS A PERCENTAGE OF
  CUMULATIVE INTEREST-BEARING
  LIABILITIES.................................  115.05%  113.53%    118.56%   127.39%   127.39%

   Loans repricing after March 31, 2003 totaled $22.8 million and consist entirely of fixed rate loans.

Impact of Inflation and Changing Prices

   A commercial bank has an asset and liability composition that is distinctly different from that of a company with substantial investments in plant and inventory because the major portions of its assets are monetary in nature. As a result, a bank's performance may be significantly influenced by changes in interest rates. Although the banking industry is more affected by changes in interest rates than by inflation in the prices of goods and services, inflation is a factor that may influence interest rates. However, the frequency and magnitude of interest rate fluctuations do not necessarily coincide with changes in the general inflation rate. Inflation does affect operating expenses in that personnel expenses and the cost of supplies and outside services tend to increase more during periods of high inflation.

                                  MANAGEMENT

Directors

   The following individuals serve as directors of Crescent Financial Corporation and Crescent State Bank.

                        Position(s)   Director    Principal Occupation and Business
Name/Age                   Held       Since(1)     Experience During Past 5 Years
--------                   ----       -------- ----------------------------------------
Michael G. Carlton    Director,         1998   President and Chief Executive Officer,
(40)                  President and            Crescent Financial Corporation and
                      Chief Executive          Crescent State Bank, Cary, NC, 1998-
                      Officer                  Present; Vice President and Business
                                               Banking Manager, SouthTrust Bank
                                               N.A., Raleigh, NC 1997-1998.

Bruce I. Howell       Director          1998   President, Wake Technical Community
(59)                                           College, Raleigh, NC.

James A. Lucas        Director          1998   Certified Public Accountant and
(50)                                           Partner, James A. Lucas and Company,
                                               LLP, Certified Public Accountants,
                                               Raleigh, NC.

Larry W. Pegram       Director          1998   Vice President of Administration,
(50)                                           Secretary-Treasurer, PBM Graphics,
                                               Inc., Durham, NC (commercial
                                               printing).

Brent D. Barringer    Director          1998   Attorney and Partner, Barringer,
(42)                                           Barringer, Stephenson & Schiller, LLP,
                                               Cary, NC.

Joseph S. Colson, Jr. Director          1998   Retired from Lucent Technologies,
(54)                                           Inc.; President, International Regions
                                               and Professional Services, Lucent
                                               Technologies, 1997-1998; President
                                               AT&T Customer Business Unit,
                                               Lucent Technologies, both of Warren,
                                               NJ; Director, InterDigital
                                               Communications Corp., King of
                                               Prussia, PA (traded under symbol
                                               "IDCC" on Nasdaq).

Kenneth A. Lucas      Director          1998   President and Chief Executive Officer,
(47)                                           The Tar Heel Companies of North
                                               Carolina, Inc., Raleigh, NC (real estate
                                               property management and
                                               development, formerly named Tar Heel
                                               Management and Maintenance Co.);
                                               Secretary-Treasurer, Carolina Janitorial
                                               and Maintenance Supply, Inc., 1995-
                                               President; President and Chief
                                               Executive Officer, Tar Heel
                                               Commercial Realty, Inc., Raleigh, NC.

Sheila Hale Ogle      Director          1998   Owner and CEO, Media Research
(62)                                           Planning & Placement, Inc., Cary, NC
                                               (advertising).

                    Position(s) Director    Principal Occupation and Business
Name/Age               Held     Since(1)     Experience During Past 5 Years
--------               ----     -------- ---------------------------------------
Jon S. Rufty         Director     1998   Owner and President, Rufty Homes, Inc.,
(47)                                     Cary, NC (residential construction
                                         company).

Harry D. Stephenson  Director     1998   Retired from Cary Oil Company, Inc.,
(69)                                     Cary, NC

Stephen K. Zaytoun   Director     1998   Owner and President, Zaytoun &
(44)                                     Associates, Inc., Cary, NC (insurance
                                         agency).

--------
(1) Includes service as a director of Crescent State Bank which reorganized into the bank holding company form of organization in 2001.

Director Relationships

   Only one family relationship on the Board of Directors exists. James A. Lucas and Kenneth A. Lucas are brothers. Other than Mr. Colson, who serves on our Board of Directors, no director is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) thereof, or any company registered as an investment company under the Investment Company Act of 1940.

Director Compensation

   Board Fees. As of December 31, 2001, each director received $500 per board meeting attended and $100 per committee meeting attended except Mr. Carlton who did not receive any fees for committee meeting attendance. All fees were paid in the form of shares of stock of Crescent Financial Corporation pursuant to the Directors Compensation Plan which was adopted by the board in 2001.

   1999 Nonstatutory Stock Option Plan for Directors. The shareholders of Crescent State Bank approved the 1999 Nonstatutory Stock Option Plan for Directors at the 1999 annual meeting of shareholders. Under this plan, options covering 139,217 shares, as adjusted for the stock splits effected in the form of a 10% stock dividend paid in 2000 and the 12.5% stock dividends paid in 2001 and 2002, of Crescent State Bank's common stock were available for issuance to members of the Board of Directors and the board of any subsidiary. In connection with the reorganization of Crescent State Bank into the holding company form, which resulted in the creation of Crescent Financial Corporation in 2001, this plan was adopted by Crescent Financial Corporation and options under such plan are now options of Crescent Financial Corporation. All other initial provisions of this plan as approved by the shareholders in 1999 remain in effect.

Executive Officers

   Set forth below is certain information regarding the executive officers of Crescent Financial Corporation and Crescent State Bank.

Name/Age                     Position With Company               Business Experience
--------                     ---------------------               -------------------
Michael G. Carlton    President, Chief Executive Officer, President and Chief Executive
(40)                  and Director of the Company and     Officer, Crescent Financial
                      Crescent State Bank                 Corporation and Crescent State
                                                          Bank, Cary, NC, 1998-Present;
                                                          Vice President and Business
                                                          Banking Manager, SouthTrust
                                                          Bank, Raleigh, NC 1997-1998.

Bruce W. Elder        Vice President and Secretary of the Vice President and Secretary,
(39)                  Company and Senior Vice             Crescent Financial Corporation
                      President and Chief Financial       and Senior Vice President and
                      Officer of Crescent State Bank      Chief Financial Officer, Crescent
                                                          State Bank, Cary, NC, 1998-
                                                          Present; Chief Financial Officer,
                                                          Mutual Community Savings Bank,
                                                          SSB, Durham, NC, 1996-1998.

Thomas E. Holder, Jr. Senior Vice President and Senior    Senior Vice President and Senior
(42)                  Commercial Lender of Crescent       Commercial Lender, Crescent
                      State Bank                          State Bank, Cary, NC, 1998-
                                                          Present; Commercial Lending
                                                          Officer, Centura Bank, Raleigh,
                                                          NC, 1997-1998.

   Executive Compensation. The Bank has entered into employment agreements with Michael G. Carlton, President and Chief Executive Officer, and Bruce W. Elder, Senior Vice President and Secretary.

   Mr. Carlton's employment agreement (dated December 31, 1998) and Mr. Elder's employment agreement (dated December 31, 2001) establish their duties and compensation and provide for their continued employment with Crescent State Bank. Mr. Carlton's employment agreement provides for an initial term of employment of three years with an automatic one-year extensions of the term on each anniversary of the date of the agreement. Mr. Elder's employment agreement is for a term of three years.

   Mr. Carlton's and Mr. Elder's employment agreements provide for annual base salaries, as adjusted for 2002, of $140,000 and $96,640, respectively, both of which are to be reviewed by the Board of Directors not less often than annually. In addition, the employment agreements provide for discretionary bonuses, participation in other pension, profit sharing, and retirement plans maintained by Crescent State Bank on behalf of its employees, as well as fringe benefits normally associated with the officers' positions or made available to all other employees.

   Both Mr. Carlton's and Mr. Elder's employment agreements provide that the officer may be terminated at any time by Crescent State Bank. However, unless the officers are terminated for cause, as defined in the employment agreements, the officers' rights to compensation and other benefits will not be prejudiced.

   Mr. Carlton's and Mr. Elder's employment agreements establish certain protections for each of them should they be terminated in connection with a change in control of Crescent State Bank. In the event of a "termination event" in connection with or within twenty-four months of a "change in control", each officer shall be entitled to terminate the agreement and receive 299% of his base amount of compensation as then in effect. At March 31, 2002 that amount would have been approximately $418,600 for Mr. Carlton and $289,000 for Mr. Elder.

   A "termination event" will occur if

  . the officer is assigned any duties or responsibilities that are inconsistent with his position, duties, responsibilities, or status which existed at the time of the change in control or with his reporting responsibilities or titles with Crescent State Bank in effect at the time of the change in control;

  . the officer's annual base salary is reduced below the annual amount in effect at the time of the change in control;

  . the officer's life insurance, medical or hospitalization insurance, disability insurance, stock option plans, stock purchase plans, deferred compensation plans, management retention plans, retirement plans, or similar plans or benefits being provided by Crescent State Bank to the officer as of the date of the change in control are reduced in their level, scope, or coverage, or any such insurance, plans, or benefits are eliminated unless such reduction or elimination applies proportionately to all salaried employees of Crescent State Bank who participated in such benefits prior to such change in control; or

  . the officer is transferred to a location which is an unreasonable distance from his current principal work location.

   A change in control of Crescent State Bank will occur if:

  . any individual or entity, directly or indirectly, acquires beneficial ownership of voting securities or acquires irrevocable proxies or any combination of voting stock and irrevocable proxies, representing 25% or more of any class of voting securities of Crescent State Bank, or acquires control in any manner of the election of a majority of the directors of Crescent State Bank;

  . Crescent State Bank consolidates or merges with or into another corporation, association, or entity where Crescent State Bank is not the surviving corporation; or

  . All or substantially all of the assets of Crescent State Bank are sold or otherwise transferred to or are acquired by any other corporation, association or other person, entity, or group.

   The following table shows the cash and certain other compensation paid to or received or deferred by Michael G. Carlton, Bruce W. Elder and Thomas E. Holder, Jr. for services in all capacities during 2001, 2000, 1999. No other current executive officer of Crescent Financial Corporation or Crescent State Bank received compensation for 2001 which exceeded $100,000. Mr. Carlton does not receive any additional compensation as President and Chief Executive Officer of Crescent Financial Corporation.

                          SUMMARY COMPENSATION TABLE

                                                                                 Long-Term
                                                                                Compensation
                                                                                ------------
                                                  Annual Compensation              Awards
                                        --------------------------------------- ------------
                                                                   Other Annual
                                                                   Compensation
                                        Year Salary($) Bonus($)(1)     (2)        Options
      Name and Principal Position       ---- --------- ----------- ------------ ------------
Michael G. Carlton,                     2001  130,000    15,822         0            0
  President and Chief Executive Officer 2000  110,000    11,352         0            0
                                        1999  101,500       950         0          55,687
Bruce W. Elder,                         2001   90,673    10,230         0            0
  Vice President and Secretary          2000   84,767     7,408         0            0
                                        1999   80,000       700         0          16,706
Thomas E. Holder, Jr.,                  2001   94,950    10,230         0            0
  Senior Vice President and             2000   89,485     7,408         0            0
  Senior Commercial Lender              1999   85,000       700         0          13,922

--------
(1) Bonuses are paid each year based on each prior year's results.

(2) Perquisites and other personal benefits did not exceed 10% of any officer's total salary in 2001, 2000, or 1999.

Stock Options

   The following table sets forth information with regard to stock options granted under Crescent State Bank's 1999 Incentive Stock Option Plan, which, upon the organization of Crescent Financial Corporation, was adopted as the Incentive Stock Option Plan of Crescent Financial Corporation. There are currently 203,693 shares, as adjusted for the stock splits effected in the form of a 10% stock dividend paid in 2000 and 12.5% stock dividends paid in both 2001 and 2002, that may be issued under this plan. No options were granted during the fiscal year ended December 31, 2001.

                Aggregated Option Exercises in Fiscal Year 2001
                       And Fiscal Year End Option Values

                                          Number of Securities
                                         Underlying Unexercised   Value of Unexercised In-
                       Shares            Options at December 31,    the-Money Options at
                      Acquired                    2001                December 31, 2001
                         on     Value   ------------------------- -------------------------
Name                  Exercise Realized Exercisable/Unexercisable Exercisable/Unexercisable
----                  -------- -------- ------------------------- -------------------------
Michael G. Carlton...    0        0          41,765 /13,922                 0 / 0
Bruce W. Elder.......    0        0          12,529 / 4,177                 0 / 0
Thomas E. Holder, Jr.    0        0          10,441 / 3,481                 0 / 0

Beneficial Ownership of Voting Securities

   As of March 31, 2002, no shareholder known to management owned more than 5% of our common stock.

   As of March 31, 2002, the beneficial ownership of our common stock, by directors individually, and by directors and executive officers as a group, was as follows:

                                                 Amount and Nature Percent
                                                   of Beneficial     of
                                                 Ownership (1)(2)   Class
        Name and Address of Beneficial Owner     ----------------- -------
     Brent D. Barringer.........................       21,750(3)     1.49
       Cary, North Carolina
     Michael G. Carlton.........................       68,312(4)     4.54
       Cary, North Carolina
     Joseph S. Colson, Jr.......................       42,696        2.91
       Cary, North Carolina
     Bruce I. Howell............................       24,074(5)     1.64
       Cary, North Carolina
     James A. Lucas.............................       72,504        4.93
       Cary, North Carolina
     Kenneth A. Lucas...........................       63,060        4.29
       Garner, North Carolina
     Sheila Hale Ogle...........................       23,519        1.61
       Cary, North Carolina
     Larry W. Pegram............................       22,182        1.52
       Cary, North Carolina
     Jon S. Rufty...............................       22,188(6)     1.52
       Cary, North Carolina
     Harry D. Stephenson........................       22,041        1.51
       Cary, North Carolina
     Stephen K. Zaytoun.........................       15,981        1.10
       Raleigh, North Carolina
     All Directors and..........................      425,034       25.68
       Executive Officers as a Group(13 persons)

--------
(1) Except as otherwise noted, to the best knowledge of our management, the above individuals and group exercise sole voting and investment power with respect to all shares shown as beneficially owned other than the following shares as to which such powers are shared: Mr. Barringer - 9,140 shares; Mr. Carlton - 277 shares; and Mr. Stephenson - 7,287 shares;

(2) Included in the beneficial ownership tabulations are options to purchase the following shares of our common stock: Mr. Barringer - 8,172 shares; Mr. Carlton - 53,019 shares; Mr. Colson - 18,493 shares; Mr. Howell - 13,926 shares; Mr. J. Lucas - 19,904 shares; Mr. K. Lucas - 19,903 shares; Ms. Ogle - 10,091 shares; Mr. Pegram - 9,110 shares; Mr. Rufty - 9,322 shares; Mr. Stephenson - 11,457 shares; Mr. Zaytoun - 8,172 shares.

(3) Includes 822 shares held in Mr. Barringer's spouse's SEP/IRA account.

(4) Includes 137 shares held by Mr. Carlton as custodian for minor children.

(5) Includes 417 shares held by Mr. Howell's spouse and 276 shares held by Mr. Howell as custodian for his minor children.

(6) Includes 1,389 shares held by Mr. Rufty's spouse and 1,739 shares held by Mr. Rufty as custodian for his minor children.

                          SUPERVISION AND REGULATION

Regulation of Crescent State Bank

   Crescent State Bank is extensively regulated under both federal and state law. Generally, these laws and regulations are intended to protect depositors and borrowers, not shareholders. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to the particular statutory and regulatory provisions. Any change in applicable law or regulation may have a material effect on the business of Crescent Financial Corporation and Crescent State Bank.

   State Law. Crescent State Bank is subject to extensive supervision and regulation by the North Carolina Commissioner of Banks. The Commissioner oversees state laws that set specific requirements for bank capital and regulate deposits in, and loans and investments by, banks, including the amounts, types, and in some cases, rates. The Commissioner supervises and performs periodic examinations of North Carolina-chartered banks to assure compliance with state banking statutes and regulations, and Crescent State Bank is required to make regular reports to the Commissioner describing in detail the resources, assets, liabilities and financial condition of Crescent State Bank. Among other things, the Commissioner regulates mergers and consolidations of state-chartered banks, the payment of dividends, loans to officers and directors, record keeping, types and amounts of loans and investments, and the establishment of branches.

   Deposit Insurance. As a member institution of the FDIC, Crescent State Bank's deposits are insured up to a maximum of $100,000 per depositor through the Bank Insurance Fund, administered by the FDIC, and each member institution is required to pay semi-annual deposit insurance premium assessments to the FDIC. The Bank Insurance Fund assessment rates have a range of 0 cents to 27 cents for every $100 in assessable deposits. Banks with no premium are subject to an annual statutory minimum assessment.

   Capital Requirements. The federal banking regulators have adopted certain risk-based capital guidelines to assist in the assessment of the capital adequacy of a banking organization's operations for both transactions reported on the balance sheet as assets and transactions, such as letters of credit, and recourse arrangements, which are recorded as off balance sheet items. Under these guidelines, nominal dollar amounts of assets and credit equivalent amounts of off balance sheet items are multiplied by one of several risk adjustment percentages which range from 0% for assets with low credit risk, such as certain U.S. Treasury securities, to 100% for assets with relatively high credit risk, such as business loans.

   A banking organization's risk-based capital ratios are obtained by dividing its qualifying capital by its total risk adjusted assets. The regulators measure risk-adjusted assets, which include off balance sheet items, against both total qualifying capital (the sum of Tier 1 capital and limited amounts of Tier 2 capital) and Tier 1 capital. "Tier 1," or core capital, includes common equity, qualifying noncumulative perpetual preferred stock and minority interests in equity accounts of consolidated subsidiaries, less goodwill and other intangibles, subject to certain exceptions. "Tier 2," or supplementary capital, includes among other things, limited-life preferred stock, hybrid capital instruments, mandatory convertible securities, qualifying subordinated debt, and the allowance for loan and lease losses, subject to certain limitations and less required deductions. The inclusion of elements of Tier 2 capital is subject to certain other requirements and limitations of the federal banking agencies. Banks and bank holding companies subject to the risk-based capital guidelines are required to maintain a ratio of Tier 1 capital to risk-weighted assets of at least 4% and a ratio of total capital to risk-weighted assets of at least 8%. The appropriate regulatory authority may set higher capital requirements when particular circumstances warrant. As of December 31, 2001, Crescent State Bank was classified as "well-capitalized" with Tier 1 and Total Risk-Based Capital of 9.51% and 10.67% respectively.

   The federal banking agencies have adopted regulations specifying that they will include, in their evaluations of a bank's capital adequacy, an assessment of the bank's interest rate risk exposure. The standards for measuring the adequacy and effectiveness of a banking organization's interest rate risk management include a measurement of board of director and senior management oversight, and a determination of whether a banking organization's procedures for comprehensive risk management are appropriate for the circumstances of the specific banking organization.

   Failure to meet applicable capital guidelines could subject a banking organization to a variety of enforcement actions, including limitations on its ability to pay dividends, the issuance by the applicable regulatory authority of a capital directive to increase capital and, in the case of depository institutions, the termination of deposit insurance by the FDIC, as well as the measures described under the "Federal Deposit Insurance Corporation Improvement Act of 1991" below, as applicable to undercapitalized institutions. In addition, future changes in regulations or practices could further reduce the amount of capital recognized for purposes of capital adequacy. Such a change could affect the ability of Crescent State Bank to grow and could restrict the amount of profits, if any, available for the payment of dividends to the shareholders.

   Federal Deposit Insurance Corporation Improvement Act of 1991. In December 1991, Congress enacted the Federal Deposit Insurance Corporation Improvement Act of 1991, which substantially revised the bank regulatory and funding provisions of the Federal Deposit Insurance Act and made significant revisions to several other federal banking statutes. The FDIC Improvement Act provides for, among other things:

  . publicly available annual financial condition and management reports for certain financial institutions, including audits by independent accountants,

  . the establishment of uniform accounting standards by federal banking agencies,

  . the establishment of a "prompt corrective action" system of regulatory supervision and intervention, based on capitalization levels, with greater scrutiny and restrictions placed on depository institutions with lower levels of capital,

  .   additional grounds for the appointment of a conservator or receiver, and

  . restrictions or prohibitions on accepting brokered deposits, except for institutions which significantly exceed minimum capital requirements.

   The FDIC Improvement Act also provides for increased funding of the FDIC insurance funds and the implementation of risk-based premiums.

   A central feature of the FDIC Improvement Act is the requirement that the federal banking agencies take "prompt corrective action" with respect to depository institutions that do not meet minimum capital requirements. Pursuant to the FDIC Improvement Act, the federal bank regulatory authorities have adopted regulations setting forth a five-tiered system for measuring the capital adequacy of the depository institutions that they supervise. Under these regulations, a depository institution is classified in one of the following capital categories: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." An institution may be deemed by the regulators to be in a capitalization category that is lower than is indicated by its actual capital position if, among other things, it receives an unsatisfactory examination rating with respect to asset quality, management, earnings or liquidity.

   The FDIC Improvement Act provides the federal banking agencies with significantly expanded powers to take enforcement action against institutions which fail to comply with capital or other standards. Such action may include the termination of deposit insurance by the FDIC or the appointment of a receiver or conservator for the institution. The FDIC Improvement Act also limits the circumstances under which the FDIC is permitted to provide financial assistance to an insured institution before appointment of a conservator or receiver.

   International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001. On October 26, 2001, the USA Patriot Act of 2001 was enacted. This act contains the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, which sets forth anti-money laundering measures affecting insured depository institutions, broker-dealers and other financial institutions. The Act requires U.S. financial institutions to adopt new policies and procedures to combat money laundering and grants the Secretary of the Treasury broad authority to establish regulations and to impose requirements and restrictions on the operations of financial institutions. We have not as yet determined the impact that this act will have on our operations although the impact is not expected to be material.

   Miscellaneous. The dividends that may be paid by Crescent State Bank are subject to legal limitations. In accordance with North Carolina banking law, dividends may not be paid unless Crescent State Bank's capital surplus is at least 50% of its paid-in capital. Dividends may only b paid out of retained earnings.

   Our earnings will be affected significantly by the policies of the Federal Reserve Board, which is responsible for regulating the United States money supply in order to mitigate recessionary and inflationary pressures. Among the techniques used to implement these objectives are open market transactions in United States government securities, changes in the rate paid by banks on bank borrowings, and changes in reserve requirements against bank deposits. These techniques are used in varying combinations to influence overall growth and distribution of bank loans, investments, and deposits, and their use may also affect interest rates charged on loans or paid for deposits.

   The monetary policies of the Federal Reserve Board have had a significant effect on the operating results of commercial banks in the past and are expected to continue to do so in the future. In view of changing conditions in the national economy and money markets, as well as the effect of actions by monetary and fiscal authorities, no prediction can be made as to possible future changes in interest rates, deposit levels, loan demand or the business and earnings of Crescent State Bank.

   We cannot predict what legislation might be enacted or what regulations might be adopted, or if enacted or adopted, the effect thereof on our operations.

Regulation of Crescent Financial Corporation

   Federal Regulation. We are subject to examination, regulation and periodic reporting under the Bank Holding Company Act of 1956, as administered by the Federal Reserve Board. The Federal Reserve Board has adopted capital adequacy guidelines for bank holding companies on a consolidated basis.

   We are required to obtain the prior approval of the Federal Reserve Board to acquire all, or substantially all, of the assets of any bank or bank holding company. Prior Federal Reserve Board approval is required in order for us to acquire direct or indirect ownership or control of any voting securities of any bank or bank holding company if, after giving effect to such acquisition, it would, directly or indirectly, own or control more than five percent of any class of voting shares of such bank or bank holding company.

   The merger or consolidation of Crescent Financial Corporation with another bank holding company, or the acquisition by Crescent Financial Corporation of assets of another bank, or the assumption of liability by Crescent Financial Corporation to pay any deposits in another bank, will require the prior written approval of the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended. In addition, in certain cases an application to, and the prior approval of the North Carolina Banking Commission may be required.

   We are required to give the Federal Reserve Board prior written notice of any purchase or redemption of its outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of our consolidated net worth. The Federal Reserve Board may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe and unsound practice, or would violate any law, regulation, Federal Reserve Board order or directive, or any condition imposed by, or written agreement with, the Federal Reserve Board. Such notice and approval is not required for a bank holding company that would be treated as "well capitalized" under applicable regulations of the Federal Reserve Board, that has received a composite "1" or "2" rating at its most recent bank holding company inspection by the Federal Reserve Board, and that is not the subject of any unresolved supervisory issues.

   Our status as a registered bank holding company under the Bank Holding Company Act does not exempt us from federal and state laws and regulations applicable to corporations generally, including, without limitation, the federal securities laws.

   In addition, a bank holding company is prohibited generally from engaging in, or acquiring five percent or more of any class of voting securities of any company engaged in, non-banking activities. One of the principal exceptions to this prohibition is for activities found by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Some of the principal activities that the Federal Reserve Board has determined by regulation to be so closely related to banking as to be a proper incident thereto are:

  .   making or servicing loans;

  .   performing certain data processing services;

  .   providing discount brokerage services;

  .   acting as fiduciary, investment or financial advisor;

  .   leasing personal or real property;

  . making investments in corporations or projects designed primarily to promote community welfare; and

  .   acquiring a savings and loan association.

   In evaluating a written notice of such an acquisition, the Federal Reserve Board will consider various factors, including among others the financial and managerial resources of the notifying bank holding company and the relative public benefits and adverse effects which may be expected to result from the performance of the activity by an affiliate of such company. The Federal Reserve Board may apply different standards to activities proposed to be commenced de novo and activities commenced by acquisition, in whole or in part, of a going concern. The required notice period may be extended by the Federal Reserve Board under certain circumstances, including a notice for acquisition of a company engaged in activities not previously approved by regulation of the Federal Reserve Board. If such a proposed acquisition is not disapproved or subjected to conditions by the Federal Reserve Board within the applicable notice period, it is deemed approved by the Federal Reserve Board.

   However, with the passage of the Gramm-Leach-Bliley Financial Services Modernization Act of 1999, which became effective on March 11, 2000, the types of activities in which a bank holding company may engage were significantly expanded. Subject to various limitations, the Gramm-Leach-Bliley Act generally permits a bank holding company to elect to become a "financial holding company." A financial holding company may affiliate with securities firms and insurance companies and engage in other activities that are "financial in nature." Among the activities that are deemed "financial in nature" are, in addition to traditional lending activities, securities underwriting, dealing in or making a market in securities, sponsoring mutual funds and investment companies, insurance underwriting and agency activities, certain merchant banking activities and activities that the Federal Reserve Board considers to be closely related to banking.

   A bank holding company may become a financial holding company under the Gramm-Leach-Bliley Act if each of its subsidiary banks is "well capitalized" under the Federal Deposit Insurance Corporation Improvement Act prompt corrective action provisions, is well managed and has at least a satisfactory rating under the Community Reinvestment Act. In addition, the bank holding company must file a declaration with the Federal Reserve Board that the bank holding company wishes to become a financial holding company. A bank holding company that falls out of compliance with these requirements may be required to cease engaging in some of its activities. Crescent Financial Corporation has not yet elected to become a financial holding company.

   Under the Gramm-Leach-Bliley Act, the Federal Reserve serves as the primary "umbrella" regulator of financial holding companies, with supervisory authority over each parent company and limited authority over its subsidiaries. Expanded financial activities of financial holding companies generally will be regulated according to the type of such financial activity: banking activities by banking regulators, securities activities by securities regulators and insurance activities by insurance regulators. The Gramm-Leach-Bliley Act also imposes additional restrictions and heightened disclosure requirements regarding private information collected by financial institutions. We cannot predict the full sweep of the new legislation.

   Capital Requirements. The Federal Reserve Board uses capital adequacy guidelines in its examination and regulation of bank holding companies. If capital falls below minimum guidelines, a bank holding company may, among other things, be denied approval to acquire or establish additional banks or non-bank businesses.

   The Federal Reserve Board's capital guidelines establish the following minimum regulatory capital requirements for bank holding companies:

  . a leverage capital requirement expressed as a percentage of adjusted total assets;

  . a risk-based requirement expressed as a percentage of total risk-weighted assets; and

  . a Tier 1 leverage requirement expressed as a percentage of adjusted total assets.

   The leverage capital requirement consists of a minimum ratio of total capital to total assets of 4%, with an expressed expectation that banking organizations generally should operate above such minimum level. The risk-based requirement consists of a minimum ratio of total capital to total risk-weighted assets of 8%, of which at least one-half must be Tier 1 capital (which consists principally of shareholders' equity). The Tier 1 leverage requirement consists of a minimum ratio of Tier 1 capital to total assets of 3% for the most highly-rated companies, with minimum requirements of 4% to 5% for all others.

   The risk-based and leverage standards presently used by the Federal Reserve Board are minimum requirements, and higher capital levels will be required if warranted by the particular circumstances or risk profiles of individual banking organizations. Further, any banking organization experiencing or anticipating significant growth would be expected to maintain capital ratios, including tangible capital positions (i.e., Tier 1 capital less all intangible assets), well above the minimum levels.

   The Federal Reserve Board's regulations provide that the foregoing capital requirements will generally be applied on a bank-only (rather than a consolidated) basis in the case of a bank holding company with less than $150 million in total consolidated assets.

   Source of Strength for Subsidiaries. Bank holding companies are required to serve as a source of financial strength for their depository institution subsidiaries, and, if their depository institution subsidiaries become undercapitalized, bank holding companies may be required to guarantee the subsidiaries' compliance with capital restoration plans filed with their bank regulators, subject to certain limits.

   Dividends. As a bank holding company that does not, as an entity, currently engage in separate business activities of a material nature, our ability to pay cash dividends and to service holding company obligations depends primarily upon the cash dividends we receive from Crescent State Bank. At present, our only source of income is dividends paid by Crescent State Bank and interest earned on any investment securities we hold. We must pay our expenses from funds we receive from Crescent State Bank or from investment securities we hold. Therefore, shareholders may receive dividends from us only to the extent that funds are available after payment of our expenses and the board decides to declare a dividend. In addition, the Federal Reserve Board generally prohibits bank holding companies from paying dividends except out of operating earnings, and the prospective rate of earnings retention appears consistent with the bank holding company's capital needs, asset quality and overall financial condition. We expect that, for the foreseeable future, any dividends paid by Crescent State Bank to us will likely be limited to amounts needed to pay any separate expenses of Crescent Financial Corporation and/or to make required payments on our debt obligations, including the debentures which will fund the interest payments on our trust preferred securities.

   The FDIC Improvement Act requires the federal bank regulatory agencies biennially to review risk-based capital standards to ensure that they adequately address interest rate risk, concentration of credit risk and risks from non-traditional activities and, since adoption of the Riegle Community Development and Regulatory Improvement Act of 1994, to do so taking into account the size and activities of depository institutions and the avoidance of undue reporting burdens. In 1995, the agencies adopted regulations requiring as part of the assessment of an institution's capital adequacy the consideration of (a) identified concentrations of credit risks, (b) the exposure of the institution to a decline in the value of its capital due to changes in interest rates and (c) the application of revised conversion factors and netting rules on the institution's potential future exposure from derivative transactions.

   In addition, the agencies in September 1996 adopted amendments to their respective risk-based capital standards to require banks and bank holding companies having significant exposure to market risk arising from, among other things, trading of debt instruments, (1) to measure that risk using an internal value-at-risk model conforming to the parameters established in the agencies' standards and (2) to maintain a commensurate amount of additional capital to reflect such risk. The new rules were adopted effective January 1, 1997, with compliance mandatory from and after January 1, 1998.

   Under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), depository institutions are liable to the FDIC for losses suffered or anticipated by the FDIC in connection with the default of a commonly controlled depository institution or any assistance provided by the FDIC to such an institution in danger of default. This law is applicable to the extent that Crescent Financial Corporation maintains as a separate subsidiary a depository institution in addition to Crescent State Bank.

   Subsidiary banks of a bank holding company are subject to certain quantitative and qualitative restrictions imposed by the Federal Reserve Act on any extension of credit to, or purchase of assets from, or letter of credit on behalf of, the bank holding company or its subsidiaries, and on the investment in or acceptance of stocks or securities of such holding company or its subsidiaries as collateral for loans. In addition, provisions of the Federal Reserve Act and Federal Reserve Board regulations limit the amounts of, and establish required procedures and credit standards with respect to, loans and other extensions of credit to officers, directors and principal shareholders of Crescent State Bank, Crescent Financial Corporation, any subsidiary of Crescent Financial Corporation and related interests of such persons. Moreover, subsidiaries of bank holding companies are prohibited from engaging in certain tie-in arrangements (with the holding company or any of its subsidiaries) in connection with any extension of credit, lease or sale of property or furnishing of services.

   Any loans by a bank holding company to a subsidiary bank are subordinate in right of payment to deposits and to certain other indebtedness of the subsidiary bank. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank would be assumed by the bankruptcy trustee and entitled to a priority of payment. This priority would also apply to guarantees of capital plans under the FDIC Improvement Act.

Interstate Branching

   Under the Riegle Community Development and Regulatory Improvement Act, the Federal Reserve Board may approve bank holding company acquisitions of banks in other states, subject to certain aging and deposit concentration limits. As of June 1, 1997, banks in one state may merge with banks in another state, unless the other state has chosen not to implement this section of the Riegle Act. These mergers are also subject to similar aging and deposit concentration limits.

   North Carolina "opted-in" to the provisions of the Riegle Act. Since July 1, 1995, an out-of-state bank that did not already maintain a branch in North Carolina was permitted to establish and maintain a de novo branch in North Carolina, or acquire a branch in North Carolina, if the laws of the home state of the out-of-state bank permit North Carolina banks to engage in the same activities in that state under substantially the same terms as permitted by North Carolina. Also, North Carolina banks may merge with out-of-state banks, and an out-of-state bank resulting from such an interstate merger transaction may maintain and operate the branches in North Carolina of a merged North Carolina bank, if the laws of the home state of the out-of-state bank involved in the interstate merger transaction permit interstate merger.

                         DESCRIPTION OF CAPITAL STOCK

   The following is a summary of the material provisions of our Articles of Incorporation and Bylaws.

General

   Our Articles of Incorporation authorize the issuance of 25,000,000 shares of capital stock, consisting of 20,000,000 shares of common stock, par value $1.00 per share, and 5,000,000 shares of preferred stock at no par value.

   Upon completion of the offerings, assuming we exercise our option to increase the number of shares being offered by 90,000 shares, there will be 2,140,718 shares of common stock outstanding and no shares of preferred stock issued and outstanding. Up to an additional 342,910 shares of common stock will be issuable upon exercise of outstanding options granted under the Incentive Stock Option Plan and Nonstatutory Stock Option Plan. See "MANAGEMENT--Director Compensation--1999 Nonstatutory Stock Option Plan for Directors" and "MANAGEMENT--Stock Options."

Common Stock

   Dividend Rights. As a North Carolina corporation, we are not directly subject to the restrictions on the payment of dividends applicable to Crescent State Bank. Holders of shares of our common stock are entitled to receive such cash dividends as our Board of Directors may declare out of funds legally available therefor. However, our payment of dividends will be subject to the restrictions of North Carolina law applicable to the declaration of dividends by a business corporation. Under such provisions, cash dividends may not be paid if a corporation will not be able to pay its debts as they become due in the usual course of business after making such cash dividend distribution or the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed to satisfy certain liquidation preferential rights. Our ability to pay dividends to the holders of shares of our common stock is, at least at the present time, largely dependent upon the amount of dividends Crescent State Bank pays to us.

   Voting Rights. Each share of our common stock entitles the holder thereof to one vote on all matters upon which shareholders have the right to vote. In addition, if our Board of Directors consists of nine (9) or more directors, its members will be classified so that approximately one-third of the directors will be elected each year. Our Shareholders are not entitled to cumulate their votes for the election of directors.

   Liquidation Rights. In the event of any liquidation, dissolution or winding up of Crescent Financial Corporation, the holders of shares of our common stock are entitled to receive, after payment of all our debts and liabilities, all of our remaining assets available for distribution in cash or in kind. In the event of any liquidation, dissolution or winding up of Crescent State Bank, we, as the holder of all shares of Crescent State Bank common stock, would be entitled to receive payment of all debts and liabilities of Crescent State Bank (including all deposits and accrued interest thereon) and all remaining assets of Crescent State Bank available for distribution in cash or in kind.

   Preemptive Rights; Redemption. Holders of shares of our common stock are not entitled to preemptive rights with respect to any shares that may be issued. Our common stock is not subject to call or redemption.

Preferred Stock

   There are no shares of preferred stock issued and outstanding. The authorized preferred stock is available for issuance from time to time at the discretion of our Board of Directors without shareholder approval. The Board of Directors has the authority to prescribe for each series of preferred stock it establishes the number of shares in that series, the number of votes (if any) to which the shares in that series are entitled, the consideration for the shares in that series, and the designations, powers, preferences and other rights, qualifications, limitations or restrictions of the shares in that series. Depending upon the rights prescribed for a series of preferred stock, the issuance of preferred stock could have an adverse effect on the voting power of the holders of common stock and could adversely affect holders of common stock by delaying or preventing a change in control, making removal of our present management more difficult or imposing restrictions upon the payment of dividends and other distributions to the holders of common stock.

Authorized But Unissued Shares

   North Carolina law does not require shareholder approval for any issuance of authorized shares. Authorized but unissued shares may be used for a variety of corporate purposes, including future public or private offerings to raise additional capital or to facilitate corporate acquisitions. One of the effects of the existence of authorized but unissued shares may be to enable the Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the shareholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Certain Articles and Bylaw Provisions Having Potential Anti-Takeover Effects

   General. The following is a summary of the material provisions of our Articles of Incorporation and Bylaws which address matters of corporate governance and the rights of shareholders. Certain of these provisions may delay or prevent takeover attempts not first approved by our Board of Directors (including takeovers which certain shareholders may deem to be in their best interests). These provisions also could delay or frustrate the removal of incumbent directors or the assumption of control by shareholders. All references to the Articles of Incorporation and Bylaws are to our Articles of Incorporation and Bylaws in effect as of the date of this prospectus.

   Classification of the Board of Directors. The Bylaws provide for a number of directors to be not less than seven (7) nor more than fifteen (15) and if the number of directors is nine (9) or more (the number of directors is currently 11), the board shall be divided into three classes which shall be as nearly equal in number as possible. If there are nine (9) or more directors, each director shall serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which the director was elected (except for certain initial directors whose terms may be shorter than three years as necessary to effect the classification process). A director elected to fill a vacancy shall serve only until the next meeting of shareholders at which directors are elected. If there are nine (9) or more directors, approximately one-third of its members will be elected each year, and two annual meetings will be required for our shareholders to change a majority of the members constituting the board.

   Removal of Directors; Filling Vacancies. Our Articles of Incorporation provide that shareholders may remove one or more of the directors with cause which includes (i) criminal prosecution and conviction during the course of a director's service as a director of Crescent Financial Corporation of an act of fraud embezzlement, theft, or personal dishonesty, (ii) the prosecution and conviction of any criminal offense involving dishonesty or breach of trust, or
(iii) the occurrence of any event resulting in a director being excluded from coverage, or having coverage limited as to the director when compared to other covered directors under any of the fidelity bonds or insurance policies covering its directors, officers or employees. Vacancies occurring in the Board of Directors may be filled by the shareholders or a majority of the remaining directors, even though less than a quorum, or by the sole remaining director.

   Amendment of Bylaws. Subject to certain restrictions described below, either a majority of our Board of Directors or shareholders may amend or repeal the Bylaws. A bylaw adopted, amended or repealed by the shareholders may not be readopted, amended or repealed by the board. Generally, our shareholders may adopt, amend, or repeal the Bylaws in accordance with the North Carolina Business Corporation Act.

   Other Constituents. The Board of Directors is permitted by our Articles of Incorporation to consider other constituents besides the shareholders if faced with a proposal that could cause a change in control. Such constituents are employees, depositors, customers, creditors and the communities in which we and our subsidiaries conduct business. Further, the board is permitted to evaluate the competence, experience and integrity of any proposed acquiror as well as the prospects for success of such a takeover proposal from a regulatory perspective.

   Special Meetings of Shareholders. Our Bylaws provide that special meetings of shareholders may be called only by our President or Board of Directors.

   Supermajority Vote for Change of Control. Unless approved by a majority of the Board of Directors who are not affiliated with a proposed transaction, a two-thirds vote of all our voting securities will be required to effect a merger, share exchange or any other transaction requiring approval of the shareholders. With approval of the Board of Directors, the approval of a majority of our voting securities would be required to affect any such transaction.

Certain Provisions of North Carolina Law

   We are subject to the North Carolina Shareholder Protection Act and the North Carolina Control Share Acquisition Act, each of which, if applicable, would hinder the ability of a third party to acquire control of either us or Crescent State Bank. The Shareholder Protection Act generally requires that, unless certain "fair price" and other conditions are met, the affirmative vote of the holders of 95% of the voting shares of a corporation is necessary to adopt or authorize a business combination with any other entity, if that entity is the beneficial owner, directly or indirectly, of more than 20% of the voting shares of the corporation. The Control Share Act provides that any person or party who acquires "control shares" (defined as a number of shares which, when added to other shares held, gives the holder voting power in the election of directors equal to 20%, 33 1/3% or a majority of all voting power) may only vote those shares if the remaining shareholders of the corporation, by resolution, permit those shares to be voted. If the shareholders of the corporation permit the "control shares" to be accorded voting rights and the holder of the "control shares" has a majority of all voting power for the election of directors, the other shareholders of the corporation have the right to the redemption of their shares at the fair value of the shares as of the date prior to the date on which the vote was taken which gave voting rights to the "control shares." The provisions of the Shareholder Protection Act and the Control Share Act may have the effect of discouraging a change of control by allowing minority shareholders to prevent a transaction favored by a majority of the shareholders. The primary purpose of these provisions is to encourage negotiations with the Board of Directors of a company by groups or corporations interested in acquiring control of us.

   The acquisition of more than ten percent (10%) of our outstanding common stock may, in certain circumstances, be subject to the provisions of the Change in Bank Control Act of 1978. The FDIC has also adopted a regulation pursuant to the Change in Bank Control Act which generally requires persons who at any time intend to acquire control of an FDIC-insured state-chartered non-member bank, either directly or indirectly through an acquisition of control of its holding company, to provide 60 days prior written notice and certain financial and other information to the FDIC. Control for the purpose of this Act exists in situations in which the acquiring party has voting control of at least twenty-five percent (25%) of any class of voting stock or the power to direct the management or policies of the bank or the holding company. However, under FDIC regulations, control is presumed to exist where the acquiring party has voting control of at least ten percent (10%) of any class of voting securities if (a) the bank or holding company has a class of voting securities which is registered under Section 12 of the 1934 Act, or (b) the acquiring party would be the largest holder of a class of voting shares of the bank or the holding company. The statute and underlying regulations authorize the FDIC to disapprove a proposed acquisition on certain specified grounds.

   Prior approval of the Federal Reserve Board would be required for any acquisition of control of Crescent State Bank or us by any bank holding company under the BHC Act. Control for purposes of the BHC Act would be based on, among other things, a twenty-five percent (25%) voting stock test or on the ability of the holding company otherwise to control the election of a majority of our Board of Directors. As part of such acquisition, the acquiring company (unless already so registered) would be required to register as a bank holding company under the BHC Act.

   The 1934 Act requires that a purchaser of any class of a corporation's securities registered under the 1934 Act notify the SEC and such corporation within ten days after its purchases exceed five percent of the outstanding shares of that class of securities. This notice must disclose the background and identity of the purchaser, the source and amount of funds used for the purchase, the number of shares owned and, if the purpose of the transaction is to acquire control of the corporation, any plans to alter materially the corporation's business or corporate structure. In addition, any tender offer to acquire a corporation's securities is subject to the limitations and disclosure requirements of the 1934 Act.

Indemnification of Directors and Officers

   Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our directors, officers and controlling persons under the provisions discussed above or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1934 Act and is, therefore, unenforceable.

Registrar and Transfer Agent

   The registrar and transfer agent for our common stock is First Citizens Bank & Trust Company, Raleigh, North Carolina.

Shares Eligible for Future Sale

   Upon completion of the offerings, we expect to have 2,050,718 shares of common stock outstanding (2,140,718 assuming we exercise our option to increase the size of the public offering), all of which will have been registered with the SEC under the 1933 Act or issued pursuant to an exemption from registration and therefore are eligible for resale without further registration under the 1933 Act unless they were acquired by our directors, executive officers or other affiliates (collectively, "affiliates"). Our affiliates generally will be able to sell shares of the common stock only in accordance with the limitations of Rule 144 under the 1933 Act.

   In general, under Rule 144 as currently in effect, an affiliate (as defined in Rule 144) may sell shares of common stock within any three-month period in an amount limited to the greater of 1% of our outstanding shares of common stock or the average weekly trading volume in our common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain manner-of-sale provisions, notice requirements and the availability of current public information about us.

   As of March 31, 2002, we had outstanding options under our stock option plans to purchase an aggregate of 278,434 shares of our common stock at an exercise price equal to or less than the public offering price of the common stock, as specified on the cover page of this prospectus.

   Prior to the offerings, the common stock has been trading on the OTC Bulletin Board, and we cannot predict the effect, if any, that sales of common stock or the availability of common stock for sale will have on its prevailing market price after completion of the offerings. We intend to apply to have our common stock listed for trading on the Nasdaq SmallCap market under the symbol "CRFN." Nevertheless, sales of substantial amounts of common stock in the public market could have an adverse effect on prevailing market prices.

                                 UNDERWRITING

   The underwriter, McKinnon & Company, Inc., 555 Main Street, Norfolk, Virginia, has agreed, subject to the terms and conditions contained in an underwriting agreement with us, to sell, as selling agent, on a best efforts basis, the shares being offered in the rights offering that are not purchased
by our shareholders by        , 2002, together with 455,000 additional shares
in the public offering. We have reserved the right to increase the number of shares by no more than 90,000 shares. Because the public offering is on a best efforts basis and there is no minimum number of shares to be sold, the underwriter is not obligated to purchase any shares if they are not sold to the public, and the underwriter is not required to sell any specific number or dollar amount of shares.

   The underwriter has informed us that it proposes to sell the common stock as selling agent for us--, subject to prior sale, when, as and if issued by us-, in part to the public at the public offering price set forth on the cover page of this prospectus and, in part, through certain selected dealers, who are members of the National Association of Securities Dealers, Inc., to customers of such selected dealers at the public offering price. Each selected dealer
will receive a commission of $     for each share that it sells. The
underwriter reserves the right to reject any order for the purchase of common stock through it in whole or in part.

   We will pay the underwriter a financial advisory/standby fee equal to one percent of the price of the rights offering shares sold in the rights offering, and a commission equal to six percent of the price of the public offering shares sold in the public offering.

   We will also pay the expenses of both the rights offering and the public offering, which we expect to be approximately $220,000.

   Neither the rights offering nor the public offering is contingent upon the occurrence of any event or the sale of a minimum or maximum number of shares of common stock. Funds received by the underwriter from investors in the public offering will be deposited with and held by the escrow agent in a non-interest bearing account until the closing of the public offering. Closing is expected
to occur on or about         , 2002.

   The underwriting agreement provides that we will indemnify the underwriter against certain liabilities, including liabilities under the Securities Act or contribute to payments the underwriter may be required to make in respect thereof.

   The underwriter has advised us that it may make a market in the common stock. The underwriter, however, is not obligated to make a market in the common stock. It also may discontinue any market making at any time without notice.

   The public offering price will be determined by negotiations between us and the underwriter. Among the factors that we will consider in determining the public offering price are our history and prospects, our past and present earnings and trend of such earnings, our prospects for future earnings, our current performance and prospects of the banking industry in which we compete, the general condition of the securities market at the time of the public offering and the prices of equity securities of comparable companies.

   The underwriter advised us on the structure of the rights offering. The rights offering price was determined by us after consultation with the Underwriter.

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

   We have agreed to indemnify the underwriter against certain civil liabilities, including liability under the Securities Act of 1933, as amended. In addition, we have agreed to pay the underwriter's legal fees and to reimburse the underwriter for up to $for costs of informational and due diligence meetings.

   In the event that the price of the shares offered in the public offering is less than $per share, subscribers to the rights offering will receive notification from us of their option to elect a rebate of their subscription.

   We have agreed to indemnify the underwriter against certain civil liabilities, including liability under the Securities Act of 1933, as amended.

                                 LEGAL MATTERS

   Gaeta & Glesener, P.A., Raleigh, North Carolina, will pass upon the legality of the securities offered by this prospectus for us. Certain legal matters will be passed upon for the underwriter by Williams Mullen, Richmond, Virginia.

                                    EXPERTS

   The audited financial statements of Crescent Financial Corporation as of December 31, 2001 and 2000, included in this prospectus, have been audited by Dixon Odom PLLC, independent public accountants, as indicated in their report with respect thereto and included herein in reliance upon the authority of said firm as experts in giving said report.

                      WHERE YOU CAN GET MORE INFORMATION

   At your request, we will provide you, without charge, a copy of any exhibits to our registration statement incorporated by reference in this prospectus. If you want more information, write or call us at:

                        Crescent Financial Corporation
                              Crescent State Bank
                             Post Office Box 5809
                          Cary, North Carolina 27513
                                (919) 460-7770

   We are subject to the informational requirements of the 1934 Act and as required by the 1934 Act we file reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by us may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, DC 20549 and at the SEC's regional offices located at New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Our SEC filings are also available to the public on the SEC Internet site at http://www.sec.gov.

   Prior to our formation as the holding company for Crescent State Bank in June 2001, Crescent State Bank was subject to the informational requirements of the 1934 Act and filed reports, proxy statements and other information with the FDIC. The Bank's filings with the FDIC may be inspected and copied, after paying a prescribed fee, at the FDIC's public reference facilities at the Registration, Disclosure and Securities Operations Unit, 550 17/th Street, NW, Room 6043, Washington, DC 20429. /

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

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

   Some of the statements in this prospectus discuss future expectations, contain projections of results of operations or financial condition or state other "forward-looking" information. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. We based the forward-looking information on various factors and the use of numerous assumptions.

   Important factors that may cause actual results to differ from those contemplated by forward-looking statements include, for example:

  .   the success or failure of our efforts to implement our business strategy;

  .   the effect of changing economic conditions;

  .   changes in government regulations, tax rates and similar matters;

  .   our ability to attract and retain quality employees; and

  .   other risks which may be described in our future filings with the SEC.

   We do not promise to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements other than material changes to such information.

                  CRESCENT FINANCIAL CORPORATION & SUBSIDIARY

                INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                                                                          Page
                                                                                          No.
                                                                                          ----
Independent Auditors' Report.............................................................  F-2
Consolidated Balance Sheets as of December 31, 2001 and 2000.............................  F-3
Consolidated Statements of Operations for the years ended December 31, 2001 and 2000.....  F-4
Consolidated Statements of Changes in Stockholders' Equity
  for the years ended December 31, 2001 and 2000.........................................  F-5
Consolidated Statements of Cash Flows for the years ended December 31, 2001 and 2000.....  F-6
Notes to Consolidated Financial Statements for the years ended December 31, 2001 and 2000  F-7
Consolidated Balance Sheets as of March 31, 2002 and December 31, 2001 (unaudited)....... F-21
Consolidated Statements of Operations for the three months ended
  March 31, 2002 and 2001 (unaudited).................................................... F-22
Consolidated Statements of Changes in Stockholders' Equity for the three months ended
  March 31, 2002 and 2001 (unaudited).................................................... F-23
Consolidated Statements of Cash Flows for the three months
  ended March 31, 2002 and 2001 (unaudited).............................................. F-24
Notes to Consolidated Financial Statements for the three months ended March 31, 2002 and 2001 (unaudited).............................................. F-25

                         INDEPENDENT AUDITORS' REPORT

To the Stockholders and the Board of Directors
Crescent Financial Corporation
Cary, North Carolina

   We have audited the accompanying consolidated balance sheets of Crescent Financial Corporation and Subsidiary as of December 31, 2001 and 2000, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Crescent Financial Corporation and Subsidiary at December 31, 2001 and 2000 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

  /s/ Dixon Odom PLLC

Sanford, North Carolina
January 24, 2002

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                          December 31, 2001 and 2000

                                                                                 2001         2000
                                                                             ------------  -----------
                                  ASSETS
Cash and due from banks..................................................... $ 10,094,763  $ 2,478,615
Interest-earning deposits with banks........................................    4,589,086      142,940
Federal funds sold..........................................................   10,319,000    6,260,000
Investment securities available for sale (Note C)...........................   22,832,741   13,589,493
Loans, net (Note D).........................................................   79,457,737   47,839,291
Accrued interest receivable.................................................      513,064      382,926
Federal Home Loan Bank stock, at cost.......................................      250,000      100,000
Premises and equipment (Note E).............................................      851,361    1,021,833
Other assets................................................................      266,692      202,053
                                                                             ------------  -----------
       Total Assets......................................................... $129,174,444  $72,017,151
                                                                             ============  ===========
                   LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
   Demand................................................................... $ 27,121,961  $ 8,422,160
   Savings..................................................................      682,803      484,493
   Money market and NOW.....................................................   39,251,263   23,882,335
   Time (Note F)............................................................   46,099,328   28,910,413
                                                                             ------------  -----------
       Total Deposits.......................................................  113,155,355   61,699,401
Federal Home Loan Bank advances (Note G)....................................    5,000,000           --
Accrued expenses and other liabilities......................................      569,368      323,703
                                                                             ------------  -----------
       Total Liabilities....................................................  118,724,723   62,023,104
                                                                             ------------  -----------
Stockholders' Equity (Note K)
   Common stock, 2001, $1 par value, 5,000,000 shares authorized; 1,289,527 shares issued and outstanding; 2000, $5 par value, 5,000,000 shares
     authorized, 1,146,246 shares issued and outstanding....................    1,289,527    5,731,230
   Additional paid-in capital...............................................    9,625,506    5,183,801
   Accumulated deficit......................................................     (652,891)    (959,879)
   Accumulated other comprehensive income...................................      187,579       38,895
                                                                             ------------  -----------
       Total Stockholders' Equity...........................................   10,449,721    9,994,047
                                                                             ------------  -----------
Commitments (Notes H and L).................................................
       Total Liabilities And Stockholders' Equity........................... $129,174,444  $72,017,151
                                                                             ============  ===========

                            See accompanying notes.

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                    Years Ended December 31, 2001 and 2000

                                                                   2001       2000
                                                                ---------- ----------
Interest and Fee Income
   Loans....................................................... $5,548,384 $3,130,022
   Investment securities available for sale....................  1,139,874    833,784
   Interest-earning deposits with banks........................    175,404      8,016
   Federal funds sold..........................................    299,490    123,780
                                                                ---------- ----------
       Total Interest and Fee Income...........................  7,163,152  4,095,602
                                                                ---------- ----------
Interest Expense
   Money market, NOW and savings deposits......................    894,535    643,624
   Time deposits...............................................  2,390,157  1,122,474
   Borrowings..................................................    116,773     20,154
                                                                ---------- ----------
       Total Interest Expense..................................  3,401,465  1,786,252
                                                                ---------- ----------
       Net Interest Income.....................................  3,761,687  2,309,350
Provision For Loan Losses (Note D).............................    502,498    388,800
                                                                ---------- ----------
       Net Interest Income After Provision For Loan Losses.....  3,259,189  1,920,550
                                                                ---------- ----------
Non-interest Income (Note J)...................................    489,402    164,386
                                                                ---------- ----------
Non-interest Expense
   Salaries and employee benefits..............................  1,698,205  1,119,859
   Occupancy and equipment.....................................    765,827    598,438
   Other (Note J)..............................................    977,571    816,787
                                                                ---------- ----------
       Total Non-interest Expense..............................  3,441,603  2,535,084
                                                                ---------- ----------
       Income (Loss) Before Income Taxes.......................    306,988   (450,148)
Income Taxes (Note I)..........................................         --         --
                                                                ---------- ----------
       Net Income (Loss)....................................... $  306,988 $ (450,148)
                                                                ========== ==========
Net Income (Loss) Per Common Share
   Basic and diluted........................................... $      .24 $     (.35)
                                                                ========== ==========
Weighted Average Common Shares Outstanding
   Basic and diluted...........................................  1,289,527  1,289,527
                                                                ========== ==========

                            See accompanying notes.

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                    Years Ended December 31, 2001 and 2000

                                                                                       Accumulated
                                            Common stock      Additional                  other
                                       ---------------------   paid-in    Accumulated comprehensive
                                        Shares     Amount      capital      deficit   income(loss)  Total equity
                                       --------- -----------  ----------  ----------- ------------- ------------
Balance at December 31, 1999.......... 1,042,041 $ 5,210,205  $5,704,819   $(509,731)   $(317,722)  $10,087,571
Comprehensive loss:
    Net loss..........................        --          --          --    (450,148)          --      (450,148)
    Unrealized holding gains on
     available-for-sale securities,
     net..............................        --          --          --          --      356,617       356,617
                                                                                                    -----------
Total comprehensive loss..............                                                                  (93,531)
                                                                                                    -----------
Ten percent stock split effected in
 the form of a stock dividend with
 cash dividends paid for fractional
 shares...............................   104,193     520,965    (521,042)         --           --           (77)
Sale of common stock..................        12          60          24          --           --            84
                                       --------- -----------  ----------   ---------    ---------   -----------
Balance at December 31, 2000.......... 1,146,246   5,731,230   5,183,801    (959,879)      38,895     9,994,047
Comprehensive income:
    Net income........................        --          --          --     306,988           --       306,988
    Unrealized holding gains on
     available-for-sale securities,
     net..............................        --          --          --          --      148,684       148,684
                                                                                                    -----------
Total comprehensive income............                                                                  455,672
                                                                                                    -----------
Formation of Crescent Financial
 Corporation (Note A).................        --  (5,158,108)  5,158,108          --           --            --
Twelve and one/half per cent stock
 split effected in the form of a
 stock dividend with cash paid for
 fractional shares....................   142,819     714,095    (718,249)         --           --        (4,154)
Sale of common stock..................       462       2,310       1,846          --           --         4,156
                                       --------- -----------  ----------   ---------    ---------   -----------
Balance at December 31, 2001.......... 1,289,527 $ 1,289,527  $9,625,506   $(652,891)   $ 187,579   $10,449,721
                                       ========= ===========  ==========   =========    =========   ===========

                            See accompanying notes.

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                    Years Ended December 31, 2001 and 2000

                                                                                   2001          2000
                                                                               ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)............................................................. $    306,988  $   (450,148)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
   Depreciation and amortization..............................................      296,370       194,147
   Provision for loan losses..................................................      502,498       388,800
   Deferred income taxes......................................................     (161,920)           --
   (Gain) loss on sale of investment securities available for sale............      (48,664)          246
   Gain on disposition of equipment...........................................           --          (349)
   Change in assets and liabilities:
       Increase in accrued interest receivable................................     (130,138)     (240,496)
       Increase in other assets...............................................      (20,416)     (152,095)
       Increase in accrued expenses and other liabilities.....................      245,665       154,025
                                                                               ------------  ------------
          Net cash provided (used) by operating activities....................      990,383      (105,870)
                                                                               ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of investment securities available for sale.......................  (16,717,736)   (2,252,057)
   Proceeds from maturities and repayments of investment securities available
     for sale.................................................................    3,235,607     1,461,643
   Proceeds from sale of investment securities available for sale.............    4,578,623       499,715
   Loan originations and principal collections, net...........................  (32,120,944)  (29,934,266)
   Purchases of premises and equipment........................................     (150,595)     (668,148)
   Proceeds from disposals of premises and equipment..........................           --         2,745
   Purchases of Federal Home Loan Bank stock..................................     (150,000)      (50,000)
                                                                               ------------  ------------
          Net cash used by investing activities...............................  (41,325,045)  (30,940,368)
                                                                               ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES
   Net increase in demand accounts............................................   34,267,039    21,380,164
   Net increase in time deposits..............................................   17,188,915    16,850,723
   Advances from the Federal Home Loan Bank of Atlanta........................    5,000,000            --
   Proceeds from sale of common stock.........................................        4,156            84
   Cash paid in lieu of fractional shares.....................................       (4,154)          (77)
                                                                               ------------  ------------
          Net cash provided by financing activities...........................   56,455,956    38,230,894
                                                                               ------------  ------------
          Net Increase In Cash And Cash Equivalents...........................   16,121,294     7,184,656
Cash And Cash Equivalents, Beginning..........................................    8,881,555     1,696,899
                                                                               ------------  ------------
Cash And Cash Equivalents, Ending............................................. $ 25,002,849  $  8,881,555
                                                                               ============  ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION
   Interest paid.............................................................. $  3,307,867  $  1,732,974
                                                                               ============  ============
   Income taxes paid.......................................................... $     25,000  $         --
                                                                               ============  ============
Supplemental Schedule of Noncash Investing and Financing Activities
   Increase in fair value of securities available for sale, net............... $    148,684  $    356,617
                                                                               ============  ============

                            See accompanying notes.

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          December 31, 2001 and 2000


NOTE A--ORGANIZATION AND OPERATIONS

   On June 29, 2001, Crescent Financial Corporation (the "Company") was formed as a holding company for Crescent State Bank (the "Bank"). Upon formation, one share of the Company's $1 par value common stock was exchanged for each of the then outstanding 1,289,527 shares of the Bank's $5 par value common stock. The Company currently has no operations and conducts no business on its own other than owning the Bank.

   The Bank was incorporated December 22, 1998 and began banking operations on December 31, 1998. The Bank is engaged in general commercial and retail banking in Wake and Johnston Counties, North Carolina, operating under the banking laws of North Carolina and the rules and regulations of the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks. The Bank undergoes periodic examinations by those regulatory authorities.

NOTE B--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

   The accompanying consolidated financial statements include the accounts and transactions of Crescent Financial Corporation and Crescent State Bank. All significant intercompany transactions and balances are eliminated in consolidation.

  Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans.

  Cash and Cash Equivalents

   For purposes of the statements of cash flows, cash and cash equivalents include cash and due from banks, federal funds sold and interest-earning deposits with banks.

  Securities Held to Maturity

   Bonds and notes for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity.

  Securities Available for Sale

   Available-for-sale securities are reported at fair value and consist of bonds and notes not classified as trading securities nor as held-to-maturity securities. Unrealized holding gains and losses on available-for-sale securities are reported as a net amount in other comprehensive income. Gains and losses on the sale of available-for-sale securities are determined using the specific-identification method. Declines in the fair value of individual

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

                          December 31, 2001 and 2000

held-to-maturity and available-for-sale securities below their cost that are other than temporary would result in write-downs of the individual securities to their fair value. Such write-downs would be included in earnings as realized losses. Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

  Loans

   Loans that management has the intent and ability to hold for the foreseeable future, or until maturity, are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans. Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan. The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

  Allowance for Loan Losses

   The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. The provision for loan losses is based upon management's best estimate of the amount needed to maintain the allowance for loan losses at an adequate level. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

   The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of the current status of the portfolio, historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral, and prevailing economic conditions. Because the Bank has been in existence for a relatively short time, and therefore has a limited history, management has also considered in applying its analytical methodology the loss experience and allowance levels of other community banks. Management segments the loan portfolio by loan type in considering each of the aforementioned factors and their impact upon the level of the allowance for loan losses.

   Loans are considered impaired when it is probable that all amounts due under the contractual terms of the loan will not be collected. The measurement of impaired loans that are collateral dependent is generally based on the present value of expected future cash flows discounted at the historical effective interest rate, or upon the fair value of the collateral if readily determinable. If the recorded investment in the loan exceeds the measure of fair value, a valuation allowance is established as a component of the allowance for loan losses. While management uses the best information available to make evaluations, future adjustments to the allowance may be necessary if conditions differ substantially from the assumptions used in making the evaluations. In addition, regulatory examiners may require the Bank to recognize changes to the allowance for loan losses based on their judgments about information available to them at the time of their examination.

  Bank Premises and Equipment

   Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets which are 3-10 years for furniture and

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

                          December 31, 2001 and 2000

equipment. Leasehold improvements are amortized over the terms of the respective leases or the estimated useful lives of the improvements, whichever is shorter. Repairs and maintenance costs are charged to operations as incurred, and additions and improvements to premises and equipment are capitalized. Upon sale or retirement, the cost and related accumulated depreciation are removed from the accounts and any gains or losses are reflected in current operations.

  Stock in Federal Home Loan Bank of Atlanta

   As a requirement for membership, the Bank invests in stock of the Federal Home Loan Bank of Atlanta ("FHLB"). This investment is carried at cost.

  Income Taxes

   Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. Deferred tax assets are also recognized for operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which the temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that the tax benefits will not be realized.

  Stock Compensation Plans

   Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, encourages all entities to adopt a fair value based method of accounting for employee stock compensation plans, whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, whereby compensation cost is the excess, if any, of the quoted market price of the stock at the grant date (or other measurement date) over the amount an employee must pay to acquire the stock. Stock options issued under the Bank's stock option plans have no intrinsic value at the grant date and, under Opinion No. 25, no compensation cost is recognized for them. The Bank has elected to continue with the accounting methodology in Opinion No. 25 and, as a result, has provided pro forma disclosures of net income and earnings per share and other disclosures as if the fair value based method of accounting had been applied.

  Per Share Results

   During 2001 and 2000, the Bank paid a 12 1/2% and 10% stock dividend, respectively. Basic and diluted net income (loss) per common share have been computed by dividing net income (loss) for each period by the weighted average number of shares of common stock outstanding during each period after retroactively adjusting for the stock dividend.

   Basic earnings per share represents income available to common stockholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflect additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Company relate solely to outstanding stock options and are determined using the treasury stock

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

                          December 31, 2001 and 2000

method. The Company's outstanding stock options did not have a dilutive effect on the computation of earnings per share; therefore, for 2001 and 2000, basic and diluted earnings per share are the same amounts.

  Comprehensive Income

   Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

   The components of other comprehensive income and related tax effects are as follows:

                                                                    2001       2000
                                                                  ---------  --------
Unrealized holding gains on available-for-sale securities........ $ 315,043  $356,371
Reclassification adjustment for (gains) losses realized in income   (48,664)      246
                                                                  ---------  --------
Net unrealized gains.............................................   266,379   356,617
Tax effect.......................................................  (117,695)       --
                                                                  ---------  --------
Net of tax amount................................................ $ 148,684  $356,617
                                                                  =========  ========

  Derivative Financial Instruments

   On January 1, 2001, the Company SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This Statement established accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. The Company has no derivative financial instruments and does not engage in any hedging activities; accordingly, the adoption of the statement did not affect the Company's financial statements.

  Recent Accounting Pronouncements

   In July 2001, the FASB issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires that all business combinations initiated after June 30, 2001 be accounted for using the purchase method. SFAS No. 142 changes the accounting for goodwill and certain other intangible assets from an amortization method to an impairment only approach. Since the Company does not have goodwill or other intangible assets, the adoption of SFAS Nos. 141 and 142 on January 1, 2002 is not expected to significantly affect the Company's financial statements.

   In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations, and in August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

   SFAS No. 143 requires that obligations associated with the retirement of tangible long-lived assets be recorded as a liability when those obligations are incurred, with the amount of liability initially measured at fair value. SFAS No. 143 will be effective for financial statements for fiscal years beginning after June 15, 2002, though early adoption is encouraged. The application of this statement is not expected to have a material impact on the Company's financial statements.

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

                          December 31, 2001 and 2000


   SFAS No. 144 supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. SFAS No. 144 applies to all long-lived assets including discontinued operations, and amends Accounting Principles Board Opinion No. 30, Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. SFAS No. 144 requires that long-lived assets that are to be disposed of by sale be measured at the lower of book or fair value less cost to sell. SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001 and its provisions are generally expected to be applied prospectively. The application of this statement is not expected to have a material impact on the Company's financial statements.

  Reclassifications

   Certain amounts in the 2000 financial statements have been reclassified to conform to the 2001 presentation. The reclassifications had no effect on net income (loss) or stockholders' equity as previously reported.

NOTE C--INVESTMENT SECURITIES

   The following is a summary of the securities portfolios by major classification:

                                                                      December 31, 2001
                                                       ------------------------------------------------
                                                                        Gross      Gross
                                                                      Unrealized Unrealized
                                                       Amortized Cost   Gains      Losses   Fair Value
                                                       -------------- ---------- ---------- -----------
Securities available for sale:
   U.S. government and obligations of U.S. government
     agencies.........................................  $ 3,760,498    $ 90,434   $   (577) $ 3,850,355
   Mortgage-backed....................................   18,489,262     260,692    (36,700)  18,713,254
   Municipal..........................................      277,707          --     (8,575)     269,132
                                                        -----------    --------   --------  -----------
                                                        $22,527,467    $351,126   $(45,852) $22,832,741
                                                        ===========    ========   ========  ===========

                                                                      December 31, 2000
                                                       ------------------------------------------------
                                                                        Gross      Gross
                                                                      Unrealized Unrealized
                                                       Amortized Cost   Gains      Losses   Fair Value
                                                       -------------- ---------- ---------- -----------
Securities available for sale:
   U.S. government and obligations of U.S. government
     agencies.........................................  $ 4,763,935    $ 24,017   $ (8,027) $ 4,779,925
   Mortgage-backed....................................    8,585,413      63,215    (41,356)   8,607,272
   Municipal..........................................      201,250       1,046         --      202,296
                                                        -----------    --------   --------  -----------
                                                        $13,550,598    $ 88,278   $(49,383) $13,589,493
                                                        ===========    ========   ========  ===========

   At December 31, 2001 and 2000, investment securities with a carrying value of $7,148,000 and $6,443,000, respectively, were pledged to secure public deposits, borrowings and for other purposes required or permitted by law.

   Proceeds from sales and maturities and repayments of investment securities during 2001 were approximately $4,579,000 and $3,236,000, respectively. Gross realized gains on sales of investment securities during 2001 were $48,664.

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

                          December 31, 2001 and 2000


   Proceeds from sales, maturities and repayments of investment securities during 2000 were approximately $500,000 and $1,462,000, respectively. Gross realized losses on sales of investment securities during 2000 were $246.

   The amortized cost and fair values of securities available for sale at December 31, 2001 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                              Amortized Cost Fair Value
                                              -------------- -----------
       Due within one year...................  $ 2,792,509   $ 2,823,551
       Due after one year through five years.   10,210,875    10,503,329
       Due after five years through ten years    7,962,069     7,952,319
       Due after ten years...................    1,562,014     1,553,542
                                               -----------   -----------
                                               $22,527,467   $22,832,741
                                               ===========   ===========

NOTE D--LOANS

   Following is a summary of loans at December 31, 2001 and 2000.

                                                 2001         2000
                                              -----------  -----------
        Real estate--commercial.............. $48,474,479  $29,346,724
        Real estate--residential.............   1,613,826      742,354
        Commercial and industrial loans......  19,392,539    9,573,605
        Home equity loans and lines of credit   8,423,692    7,493,404
        Loans to individuals.................   2,862,994    1,435,431
                                              -----------  -----------
        Total loans..........................  80,767,530   48,591,518
        Less:
           Deferred loan fees................    (193,993)    (122,027)
           Allowance for loan losses.........  (1,115,800)    (630,200)
                                              -----------  -----------
        Total................................ $79,457,737  $47,839,291
                                              ===========  ===========

   Loans are primarily made in the Triangle area of North Carolina, principally Wake and Johnston Counties. Real estate loans can be affected by the condition of the local real estate market. Commercial and consumer and other loans can be affected by the local economic conditions.

   There were $429,000 and $0 of nonaccrual, restructured or impaired loans at December 31, 2001 and 2000, respectively.

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

                          December 31, 2001 and 2000


   The Bank has granted loans to certain directors and executive officers of the Bank and their related interests. Such loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other borrowers and, in management's opinion, do not involve more than the normal risk of collectibility. All loans to directors and executive officers or their related interests are submitted to the Board of Directors for approval. A summary of loans to directors, executive officers and their interests follows:

   Loans to directors and officers as a group at December 31, 2000 $2,322,474
   Net disbursements during year ended December 31, 2001..........    361,872
                                                                   ----------
   Loans to directors and officers as a group at December 31, 2001 $2,684,346
                                                                   ==========

   At December 31, 2001, the Bank had pre-approved but unused lines of credit totaling $953,912 to executive officers, directors and their related interests. No additional funds are committed to be advanced at December 31, 2001.

   An analysis of the allowance for loan losses follows:

                                                 2001       2000
                                              ----------  --------
              Balance at beginning of year... $  630,200  $241,400
              Provision charged to operations    502,498   388,800
              Charge-offs....................    (16,898)       --
              Recoveries.....................         --        --
                                              ----------  --------
              Net charge-offs................    (16,898)       --
                                              ----------  --------
              Balance at end of year......... $1,115,800  $630,200
                                              ==========  ========

NOTE E--PREMISES AND EQUIPMENT

   Following is a summary of premises and equipment at December 31, 2001 and 2000:

                                              2001        2000
                                            ---------  ----------
              Leasehold improvements....... $ 535,126  $  493,666
              Furniture and equipment......   931,394     822,259
              Less accumulated depreciation  (615,159)   (294,092)
                                            ---------  ----------
              Total........................ $ 851,361  $1,021,833
                                            =========  ==========

   Depreciation and amortization amounting to $321,067 for the year ended December 31, 2001 and $217,003 for the year ended December 31, 2000 is included in occupancy and equipment expense.

NOTE F--DEPOSITS

   The weighted average cost of time deposits was 4.63% and 6.40% at December 31, 2001 and 2000, respectively.

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

                          December 31, 2001 and 2000


   At December 31, 2001, the scheduled maturities of certificates of deposit are as follows:

                                         Less than   $100,000
                                         $100,000    or more       Total
                                        ----------- ----------- -----------
     Three months or less.............. $ 8,735,037 $10,705,946 $19,440,983
     Over three months through one year  10,439,707   7,329,689  17,769,396
     Over one year through three years.   3,882,673   1,953,627   5,836,300
     Over three years..................   1,400,098   1,652,551   3,052,649
                                        ----------- ----------- -----------
     Total............................. $24,457,515 $21,641,813 $46,099,328
                                        =========== =========== ===========

NOTE G--FEDERAL HOME LOAN BANK ADVANCES

   At December 31, 2001, the Bank had available lines of credit totaling approximately $3.5 million for borrowing on a short-term and unsecured basis. Such lines are subject to annual renewals and are at varying interest rates. In addition, the Bank had available lines of credit totaling approximately $12.9 million at various financial institutions for borrowing on a secured basis. Such borrowings must be adequately collateralized.

   The Bank has an advance outstanding at December 31, 2001 in the amount of $5.0 million from the Federal Home Loan Bank of Atlanta. This advance, which is collateralized by investment securities, matures in July of 2011 and bears interest at 4.44%.

NOTE H--LEASES

   The Bank has entered into three non-cancelable operating leases for its main office and branch facilities. Future minimum lease payments under these leases for the years ending December 31 are as follows:

                             2002...... $  307,621
                             2003......    310,908
                             2004......    314,260
                             2005......    307,965
                             2006......    278,819
                             Thereafter  4,011,632
                                        ----------
                             Total..... $5,531,205
                                        ==========

   The leases contain renewal options for various additional terms after the expiration of the initial term of each lease. The cost of such rentals is not included above. Total rent expense for the years ended December 31, 2001 and 2000 amounted to $294,168 and $257,753, respectively.

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

                          December 31, 2001 and 2000


NOTE I--INCOME TAXES

   The significant components of the provision for income taxes for the periods ended December 31, 2001 and 2000 are as follows:

                                                                                     2001      2000
                                                                                   --------  ---------
Current tax provision............................................................. $161,920  $      --
Deferred tax benefit..............................................................  (63,445)  (178,027)
                                                                                   --------  ---------
Provision for income tax expense (benefit) before adjustment to deferred tax asset
  valuation allowance.............................................................   98,475   (178,027)
Increase (decrease) in valuation allowance........................................  (98,475)   178,027
                                                                                   --------  ---------
Net provision for income taxes.................................................... $     --  $      --
                                                                                   ========  =========

   The difference between the provision for income taxes and the amounts computed by applying the statutory federal income tax rate of 34% to income
(loss) before income taxes is summarized below:

                                                        2001      2000
                                                      --------  ---------
     Tax (benefit) computed at statutory rate of 34%. $104,376  $(153,050)
     Effect of state income taxes....................   13,968    (20,482)
     Other...........................................  (19,869)    (4,495)
     Change in deferred tax asset valuation allowance  (98,475)   178,027
                                                      --------  ---------
                                                      $     --  $      --
                                                      ========  =========

   Significant components of deferred taxes at December 31, 2001 and 2000 are as follows:

                                                                    2001       2000
                                                                  ---------  ---------
Deferred tax assets:
   Allowance for loan losses..................................... $ 376,486  $ 199,313
   Pre-opening costs and expenses................................    49,573     75,437
   Net operating loss............................................        --    116,771
   Premises and equipment........................................    51,618     16,011
   Rent abatement................................................    32,048     36,096
   Other.........................................................    48,192     50,844
                                                                  ---------  ---------
                                                                    557,917    494,472
   Valuation allowance...........................................  (395,997)  (494,472)
                                                                  ---------  ---------
       Net deferred tax assets...................................   161,920         --
Deferred tax liabilities:
   Net unrealized holding gains on available-for-sale securities.  (117,695)        --
                                                                  ---------  ---------
       Net recorded deferred tax asset........................... $  44,225  $      --
                                                                  =========  =========

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

                          December 31, 2001 and 2000


NOTE J--NON-INTEREST INCOME AND OTHER NON-INTEREST EXPENSE

   The major components of non-interest income for the years ended December 31, 2001 and 2000 are as follows:

                                                        2001     2000
                                                      -------- --------
        Mortgage loan origination fees............... $163,646 $ 46,178
        Service charges and fees on deposits accounts   90,434   36,827
        Customer service charges.....................  169,307   71,855
        Other........................................   66,015    9,526
                                                      -------- --------
        Total........................................ $489,402 $164,386
                                                      ======== ========

   The major components of other non-interest expense for the years ended December 31, 2001 and 2000 are as follows:

                                                    2001     2000
                                                  -------- --------
            Postage, printing and office supplies $136,206 $112,616
            Advertising and promotions...........  105,053   97,391
            Data processing expense..............  205,879  166,892
            Professional fees and services.......  246,080  113,216
            FDIC assessment......................   13,905    5,957
            Other................................  270,448  320,715
                                                  -------- --------
            Total................................ $977,571 $816,787
                                                  ======== ========

NOTE K--REGULATORY MATTERS

   The Company (on a consolidated basis) and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's and Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

   Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2001 and 2000, that the Company and the Bank met all capital adequacy requirements to which they are subject.

   As of December 31, 2001, the most recent notification from the Federal Deposit Insurance Corporation categorized Crescent State Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the following tables. There are no conditions or events since the

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

                          December 31, 2001 and 2000

notification that management believes have changed the Bank's category. The Banks' actual capital amounts and ratios as of December 31, 2001 and 2000 are presented in the table below.

                                                                           Minimum To Be
                                                                         Well Capitalized
                                                          Minimum For      Under Prompt
                                                        Capital Adequacy Corrective Action
                                             Actual         Purposes        Provisions
                                         -------------  ---------------  ----------------
                                         Amount  Ratio   Amount   Ratio   Amount    Ratio
                                         ------- -----  ------    -----  ------    -----
                                                      (Dollars in thousands)
As of December 31, 2001:
Total Capital (to Risk-Weighted Assets). $11,378 11.83% $7,694    8.00%  $9,617    10.00%
Tier I Capital (to Risk-Weighted Assets)  10,262 10.67%  3,847    4.00%   5,770     6.00%
Tier I Capital (to Average Assets)......  10,262  8.87%  4,629    4.00%   5,786     5.00%

                                                                           Minimum To Be
                                                                         Well Capitalized
                                                          Minimum For      Under Prompt
                                                        Capital Adequacy Corrective Action
                                             Actual         Purposes        Provisions
                                         -------------  ---------------  ----------------
                                         Amount  Ratio   Amount   Ratio   Amount    Ratio
                                         ------- -----  ------    -----  ------    -----
                                                      (Dollars in thousands)
As of December 31, 2000:
Total Capital (to Risk-Weighted Assets). $10,585 16.80% $5,042    8.00%  $6,302    10.00%
Tier I Capital (to Risk-Weighted Assets)   9,955 15.80%  2,521    4.00%   3,781     6.00%
Tier I Capital (to Average Assets)......   9,955 15.78%  2,524    4.00%   3,155     5.00%

NOTE L--OFF-BALANCE SHEET RISK

   The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

   Commitments to extend credit are agreements to lend to a customer as long as there is no violation of conditions established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank, upon extension of credit is based on management's credit evaluation of the borrower. Collateral obtained varies but may include real estate, stocks, bonds, and certificates of deposit.

   A summary of the contract amount of the Bank's exposure to off-balance sheet credit risk as of December 31, 2001 is as follows (amounts in thousands):

  Financial instruments whose contract amounts represent credit risk:
     Commitments to extend credit.................................... $15,490
     Undisbursed lines of credit.....................................   9,404
     Undisbursed letters of credit...................................      30

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

                          December 31, 2001 and 2000


NOTE M--DISCLOSURES ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS

   Financial instruments include cash and due from banks, interest-earning deposits with banks, federal funds sold, investment securities, loans, Federal Home Loan Bank stock, deposit accounts, and Federal Home Loan Bank advances. Fair value estimates are made at a specific moment in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank's entire holdings of a particular financial instrument. Because no active market readily exists for a portion of the Bank's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

   The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

  Cash and Due from Banks, Interest-Earning Deposits With Banks, and Federal Funds Sold

      The carrying amounts for cash and due from banks, interest-earning deposits with banks, and federal funds sold approximate fair value because of the short maturities of those instruments.

  Investment Securities

   Fair value for investment securities equals quoted market price if such information is available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

  Federal Home Loan Bank Stock

   The carrying value of Federal Home Loan Bank stock approximates fair value based on the redemption provisions of the Federal Home Loan Bank.

  Loans

   For certain homogenous categories of loans, such as residential mortgages, fair value is estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

  Deposits

   The fair value of demand deposits is the amount payable on demand at the reporting date. The fair value of time deposits is estimated using the rates currently offered for instruments of similar remaining maturities.

  Federal Home Loan Bank Advances

   The fair value of advances from the Federal Home Loan Bank is based upon the discounted value when using current rates at which borrowings of similar maturity could be obtained.

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

                          December 31, 2001 and 2000


   The carrying amounts and estimated fair values of the Bank's financial instruments, none of which are held for trading purposes, are as follows at December 31, 2001 and 2000:

                                                   2001                     2000
                                         ------------------------- -----------------------
                                           Carrying    Estimated    Carrying   Estimated
                                            Amount     Fair Value    Amount    Fair Value
                                         ------------ ------------ ----------- -----------
Financial assets:
   Cash and due from banks.............. $ 10,094,763 $ 10,094,763 $ 2,478,615 $ 2,478,615
   Interest-earning deposits with banks.    4,589,086    4,589,086     142,940     142,940
   Federal funds sold...................   10,319,000   10,319,000   6,260,000   6,260,000
   Investment securities................   22,832,741   22,832,741  13,589,493  13,589,493
   Federal Home Loan Bank stock.........      250,000      250,000     100,000     100,000
   Loans................................   79,457,737   80,075,000  47,839,291  47,807,000
Financial liabilities:
   Deposits.............................  113,155,355  110,864,000  61,699,401  59,753,000
   Federal Home Loan
     Bank advances......................    5,000,000    4,827,185          --          --

NOTE N--EMPLOYEE AND DIRECTOR BENEFIT PLANS

  Stock Option Plans

   During 1999 the Company adopted, with shareholder approval, an Employee Stock Option Plan (the "Employee Plan") and a Director Stock Option Plan (the "Director Plan"). Each plan makes available options to purchase 123,750 shares of the Company's common stock for an aggregate number of common shares reserved for options of 247,500. The weighted-average exercise price of all options granted to date is $8.92. Certain of the options granted under the Director Plan vested immediately at the time of grant. All other options granted vested twenty-five percent at the grant date, with the remainder vesting over a three-year period. All unexercised options expire ten years after the date of grant. A summary of the Company's option plans as of and for the year ended December 31, 2001 is as follows:

                                                 Outstanding Options
                                                 --------------------
                                                             Weighted
                                Shares Available             Average
                                   for Future      Number    Exercise
                                     Grants      Outstanding  Price
                                ---------------- ----------- --------
          At December 31, 1999.      29,895        217,605    $8.89
             Options granted...     (10,125)        10,125       --
             Options forfeited.          --             --       --
                                    -------        -------    -----
          At December 31, 2000.      19,770        227,730     8.89
             Options granted...     (22,938)        22,938     9.26
             Options forfeited.       4,602         (4,602)    8.98
                                    -------        -------    -----
          At December 31, 2001.       1,434        246,066    $8.92
                                    =======        =======    =====

   There were 202,298 and 168,471 exercisable options outstanding at December 31, 2001 and 2000, respectively, with weighted average exercise prices of $8.92 and $8.89, respectively.

   No compensation cost is recognized by the Company when stock options are granted because the exercise price equals the market price of the underlying common stock on the date of grant. If the Company had used the

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

                          December 31, 2001 and 2000

fair value-based method of accounting for stock options for 2001 and 2000, its pro forma net income (loss) and net income (loss) per common share would have been $227,620 and $.18 in 2001 and $(557,173) and $(.43) in 2000. Fair values were estimated on the dates of grant using the Black-Scholes option pricing model, assuming risk-free interest rates of 3.00% in 2001 and 6.00% in 2000, dividend yields of 0%, volatility of 38.2% in 2001 and 33.8% in 2000, and expected lives of six years.

  Employment Agreements

   The Company has entered into employment agreements with two of its executive officers to ensure a stable and competent management base. The agreements provide for benefits as spelled out in the contracts and cannot be terminated by the Board of Directors, except for cause, without prejudicing the officers' rights to receive certain vested rights, including compensation. In the event of a change in control of the Company, as outlined in the agreements, the acquirer will be bound to the terms of the contracts.

NOTE O--PARENT COMPANY FINANCIAL DATA

   Following is the condensed financial statement of Crescent Financial Corporation as of and for the year ended December 31, 2001:

                  Condensed Statements of Financial Condition

        Assets:
           Investment in Crescent State Bank.............. $10,449,721
                                                           ===========
        Liabilities and Stockholders' Equity:
           Stockholders' Equity:
               Common stock............................... $ 1,289,527
               Additional paid-in capital.................   9,625,506
               Accumulated deficit........................    (652,891)
               Accumulated other comprehensive income.....     187,579
                                                           -----------
               Total stockholders' equity................. $10,449,721
                                                           ===========

                      Condensed Statements of Operations

                   Equity in earnings of subsidiary $306,988
                   Management fees.................    6,290
                   Other operating expenses........   (6,290)
                                                    --------
                      Net income................... $306,988
                                                    ========

                      Condensed Statements of Cash Flows

Cash Flows from Operating Activities:
   Net income.................................................................... $ 306,988
                                                                                  ---------
   Adjustments to reconcile net income to net cash used by operating activities:
       Equity in earnings of Crescent State Bank.................................  (306,988)
                                                                                  ---------
       Net increase in cash and cash equivalents.................................        --
                                                                                  ---------
Cash and cash equivalents, beginning.............................................        --
                                                                                  ---------
Cash and cash equivalents, ending................................................ $      --
                                                                                  =========

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                                              March 31, 2002 December 31, 2001*
                                                                              -------------- ------------------
                                                                               (Unaudited)
                                                                                   (Dollars in thousands,
                                                                                   except per share data)
                                   ASSETS
Cash and due from banks......................................................    $  4,469         $ 10,095
Interest-earning deposits with banks.........................................         768            4,589
Federal funds sold...........................................................       6,074           10,319
Investment securities available for sale at fair value.......................      21,932           22,833
Loans........................................................................      93,559           80,574
Allowance for loan losses....................................................      (1,329)          (1,116)
                                                                                 --------         --------
       Net Loans.............................................................      92,230           79,458
Accrued interest receivable..................................................         548              513
Federal Home Loan Bank stock.................................................         250              250
Bank premises and equipment..................................................         780              851
Other assets.................................................................         839              266
                                                                                 --------         --------
       Total Assets..........................................................    $127,890         $129,174
                                                                                 ========         ========
                    LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits
   Demand....................................................................    $ 20,505         $ 27,122
   Savings...................................................................       1,142              683
   Money market and NOW......................................................      39,786           39,251
   Time......................................................................      50,480           46,099
                                                                                 --------         --------
       Total Deposits........................................................     111,913          113,155
Federal Home Loan Bank advances..............................................       5,000            5,000
Accrued expenses and other liabilities.......................................         428              569
                                                                                 --------         --------
       Total Liabilities.....................................................     117,341          118,724
                                                                                 --------         --------
Stockholders' Equity
Preferred stock, no par value, 5,000,000 shares authorized, none outstanding;          --               --
Common stock, $1 par value, 20,000,000 shares authorized; 1,289,527 shares
  issued and outstanding.....................................................       1,290            1,290
   Additional paid-in capital................................................       9,625            9,625
   Accumulated deficit.......................................................        (438)            (653)
   Accumulated other comprehensive income....................................          72              188
                                                                                 --------         --------
       Total Stockholders' Equity............................................      10,549           10,450
                                                                                 --------         --------
Commitments (Note B).........................................................
       Total Liabilities and Stockholders' Equity............................    $127,890         $129,174
                                                                                 ========         ========

--------
* Derived from audited financial statements.

                            See accompanying notes.

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

               CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

                                                                   Three Months Ended
                                                                        March 31,
                                                                 ----------------------
                                                                    2002        2001
                                                                 ----------  ----------
                                                                 (Dollars in thousands,
                                                                 except per share data)
Interest Income
   Loans........................................................ $    1,476  $    1,233
   Investment securities available for sale.....................        340         230
   Federal funds sold and interest-bearing deposits.............         32         173
                                                                 ----------  ----------
       Total Interest Income....................................      1,848       1,636
                                                                 ----------  ----------
Interest Expense
   Deposits.....................................................        617         830
   Borrowings...................................................         57          --
                                                                 ----------  ----------
       Total Interest Expense...................................        674         830
                                                                 ----------  ----------
       Net Interest Income......................................      1,174         806
Provision for Loan Losses.......................................        213         131
                                                                 ----------  ----------
       Net Interest Income after Provision for Loan Losses......        961         675
                                                                 ----------  ----------
Non-interest Income.............................................        160          81
                                                                 ----------  ----------
Non-interest Expense
   Salaries and employee benefits...............................        466         388
   Occupancy and equipment......................................        195         183
   Data processing..............................................         60          48
   Other........................................................        214         176
                                                                 ----------  ----------
       Total Non-interest Expense...............................        935         795
                                                                 ----------  ----------
       Income (Loss) Before Income Taxes........................        186         (39)
Income Tax Expense (Benefit)....................................        (29)         --
                                                                 ----------  ----------
       Net Income (Loss)........................................ $      215  $      (39)
                                                                 ==========  ==========
       Basic and Diluted Net Income (Loss) Per Common Share..... $      .15  $     (.03)
                                                                 ==========  ==========
       Weighted Average Common Shares Outstanding Basic.........  1,450,718   1,450,718
                                                                 ==========  ==========
       Weighted Average Common Shares Outstanding Diluted.......  1,479,638   1,450,718
                                                                 ==========  ==========

                            See accompanying notes.

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (Unaudited)

                                                                              Accumulated
                                       Common Stock   Additional                 Other         Total
                                     ----------------  Paid-in   Accumulated Comprehensive Stockholders'
                                      Shares   Amount  Capital     Deficit   Income(Loss)     Equity
                                     --------- ------ ---------- ----------- ------------- -------------
                                                (Dollars in thousands, except per share data)
Balance at December 31, 2001........ 1,289,527 $1,290   $9,625      $(653)       $ 188        $10,450
                                                                                              -------
Comprehensive income:
   Net income.......................        --     --       --        215           --            215
   Unrealized holding gains
     (losses) on available-for-sale
     securities.....................        --     --       --         --         (116)          (116)
                                                                                              -------
       Total comprehensive
         income.....................                                                               99
                                     --------- ------   ------      -----        -----        -------
Balance at March 31, 2002........... 1,289,527 $1,290   $9,625      $(438)       $  72        $10,549
                                     ========= ======   ======      =====        =====        =======
Balance at December 31, 2000........ 1,146,246 $5,731   $5,184      $(960)       $  39        $ 9,994
                                                                                              -------
Comprehensive income:
Net income..........................        --     --       --        (39)          --            (39)
   Unrealized holding gains on
     available-for-sale securities..        --     --       --         --          225            225
                                                                                              -------
       Total comprehensive
         income.....................                                                              186
                                     --------- ------   ------      -----        -----        -------
Balance at March 31, 2001........... 1,146,246 $5,731   $5,184      $(999)       $ 264        $10,180
                                     ========= ======   ======      =====        =====        =======

                            See accompanying notes.

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

               CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

                                                                              Three Months Ended
                                                                                  March 31,
                                                                            ---------------------
                                                                               2002       2001
                                                                             --------   --------
                                                                            (Dollars in thousands
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss).......................................................... $    215    $    (39)
                                                                             --------   --------
Adjustments to reconcile net loss to net cash used by operating activities:
   Depreciation............................................................       77          75
   Provision for loan losses...............................................      213         131
   Deferred income taxes...................................................      (99)         --
   (Gain)/loss on sale of securities.......................................       --          (2)
   Net amortization of premiums on securities..............................       (2)         (7)
   Change in assets and liabilities:
       (Increase) in accrued interest receivable...........................      (35)        (59)
       (Increase) in other assets..........................................      (53)         (1)
       Increase in accrued interest payable................................        5          41
       (Decrease) in other liabilities.....................................     (146)        (85)
                                                                             --------   --------
          Total Adjustments................................................      (40)         93
                                                                             --------   --------
          Net Cash Provided By Operating Activities........................      175          54
                                                                             --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of securities available for sale.................................     (529)     (3,818)
Proceeds from sales of securities available for sale.......................       --       1,004
Maturities of securities available for sale................................      600       1,000
Principal repayments of securities available for sale......................      643         168
Net increase in loans......................................................  (13,333)    (10,091)
Purchases of bank premises and equipment...................................       (6)        (51)
                                                                             --------   --------
          Net Cash Used By Investing Activities............................  (12,625)    (11,788)
                                                                             --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES
Net increase in deposits:
   Noninterest-bearing demand..............................................   (6,617)      2,184
   Savings.................................................................      459          96
   Money market and NOW....................................................      534      21,224
   Time deposits...........................................................    4,382      12,056
                                                                             --------   --------
          Net Cash Provided (Used) by Financing Activities.................   (1,242)     35,560
                                                                             --------   --------
Net Increase (Decrease) In Cash and Cash Equivalents.......................  (13,692)     23,826
Cash and Cash Equivalents, Beginning Of Period.............................   25,003       8,882
                                                                             --------   --------
Cash and Cash Equivalents, End of Period................................... $ 11,311    $ 32,708
                                                                             ========   ========

                            See accompanying notes.

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            March 31, 2001 and 2000


NOTE A--BASIS OF PRESENTATION

   The consolidated financial statements include the accounts of Crescent Financial Corporation and its wholly owned subsidiary, Crescent State Bank. All intercompany transactions and balances have been eliminated in consolidation. In management's opinion, the financial information, which is unaudited, reflects all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the financial information as of and for the three month periods ended March 31, 2002 and 2001, in conformity with accounting principles generally accepted in the United States of America.

   The preparation of financial statements requires management to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements, as well as the amounts of income and expense during the reporting period. Actual results could differ from those estimates. Operating results for the three-month period ended March 31, 2002 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2002.

   The organization and business of Crescent Financial Corporation (the "Company"), accounting policies followed by the Company and other relevant information are contained in the notes to the financial statements filed as part of the Company's 2001 annual report on Form 10-KSB. This quarterly report should be read in conjunction with such annual report.

NOTE B--INVESTMENT SECURITIES

   The following is a summary of the securities portfolios by major classification at the dates indicated:

                                                                            March 31, 2002
                                                                ---------------------------------------
                                                                            Gross      Gross
                                                                Amortized Unrealized Unrealized  Fair
                                                                  Cost      Gains      Losses    Value
                                                                --------- ---------- ---------- -------
                                                                        (Dollars in thousands)
Securities available for sale:
   U.S. government and obligations of U.S. government agencies.  $ 3,040     $ 68      $  --    $ 3,108
   Mortgage-backed.............................................   17,970      220       (159)    18,031
   Municipal...................................................      806       --        (13)       793
                                                                 -------     ----      -----    -------
                                                                 $21,816     $288      $(172)   $21,932
                                                                 =======     ====      =====    =======


                                                                           December 31, 2001
                                                                ---------------------------------------
                                                                            Gross      Gross
                                                                Amortized Unrealized Unrealized  Fair
                                                                  Cost      Gains      Losses    Value
                                                                --------- ---------- ---------- -------
                                                                        (Dollars in thousands)
Securities available for sale:
   U.S. government and obligations of U.S. government agencies.  $ 3,761     $ 90       $ --    $ 3,851
   Mortgage-backed.............................................   18,489      261        (37)    18,713
   Municipal...................................................      278       --         (9)       269
                                                                 -------     ----       ----    -------
                                                                 $22,528     $351       $(46)   $22,833
                                                                 =======     ====       ====    =======

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

                            March 31, 2002 and 2001


NOTE C--LOANS

   Following is a summary of loans at each of the balance sheet dates presented:

                                                   At          At
                                                March 31, December 31,
                                                  2002        2001
                                                --------- ------------
                                                (Dollars in thousands)
          Real estate--commercial..............  $59,423    $48,474
          Real estate--residential.............    1,830      1,614
          Commercial and industrial loans......   18,629     19,393
          Home equity loans and lines of credit   11,051      8,424
          Loans to individuals.................    2,852      2,863
                                                 -------    -------
          Total loans..........................   93,785     80,768
          Less:
             Deferred loan fees................     (226)      (194)
             Allowance for loan losses.........   (1,329)    (1,116)
                                                 -------    -------
          Total................................  $92,230    $79,458
                                                 =======    =======

   Loan commitments at March 31, 2002 include commitments to extend credit of $6.2 million and amounts available under home equity credit lines, other credit lines and standby letters of credit of $11.1 million, $7.8 million and $30,000, respectively.

   An analysis of the allowance for loan losses for the three months ended March 31, 2002 and 2001 follows:

                                                 2002       2001
                                                ------    ----
                                             (Dollars in thousands)
             Balance at beginning of period. $1,116       $630
             Provision charged to operations    213        131
             Charge-offs....................     --         --
             Recoveries.....................     --         --
                                                ------      ----
             Net charge-offs................     --         --
                                                ------      ----
             Balance at end of period....... $1,329       $761
                                                ======      ====

NOTE D--PREMISES AND EQUIPMENT

   Following is a summary of premises and equipment at March 31, 2002 and December 31, 2001:

                                                2002        2001
                                               -----        -----
                                             (Dollars in thousands)
               Leasehold improvements....... $ 535        $ 535
               Furniture and equipment......   937          931
               Less accumulated depreciation  (692)        (615)
                                               -----        -----
               Total........................ $ 780        $ 851
                                               =====        =====

   Depreciation and amortization amounting to $77,000 for the three months ended March 31, 2002 and $75,000 for the three months ended March 31, 2001 is included in occupancy and equipment expense.

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

                            March 31, 2002 and 2001

NOTE E--DEPOSITS

   Time deposits in denominations of $100,000 or more were approximately $24.5 million and $21.6 million at March 31, 2002 and December 31, 2001, respectively.

NOTE F--FEDERAL HOME LOAN BANK ADVANCES

   At March 31, 2002, the Bank had available lines of credit totaling approximately $3.5 million for borrowing on a short-term and unsecured basis. Such lines are subject to annual renewals and are at varying interest rates. In addition, the Bank had available lines of credit totaling approximately $14.1 million at various financial institutions for borrowing on a secured basis. Such borrowings must be adequately collateralized.

   The Bank has an advance outstanding at March 31, 2002 and December 31, 2001 in the amount of $5.0 million from the Federal Home Loan Bank of Atlanta. This advance, which is collateralized by investment securities, matures in July of 2011 and bears interest at 4.44%.

NOTE G--NON-INTEREST INCOME AND OTHER NON-INTEREST EXPENSE

   The major components of non-interest income for the three months ended March 31, 2002 and 2001 are as follows:

                                                       2002        2001
                                                    ----         ----
                                                    (Dollars in thousands)
      Mortgage loan origination fees............... $ 64         $30
      Service charges and fees on deposits accounts   27          18
      Customer service charges.....................   64          29
      Other........................................    5           4
                                                       ----      ---
      Total........................................ $160         $81
                                                       ====      ===

   The major components of other non-interest expense for the three months ended March 31, 2002 and 2001 are as follows:

                                               2002        2001
                                            ----        ----
                                            (Dollars in thousands)
             Printing and office supplies.. $ 25        $ 28
             Advertising and promotions....   25          23
             Professional fees and services   91          74
             FDIC assessment...............    4           2
             Other.........................   69          49
                                               ----        ----
             Total......................... $214        $176
                                               ====        ====

                 CRESCENT FINANCIAL CORPORATION AND SUBSIDIARY

                            March 31, 2002 and 2001


NOTE H--PER SHARE RESULTS

   The Company effected stock splits in the form of 12 1/2% stock dividends in both 2002 and 2001. Basic and diluted net income (loss) per common share have been computed by dividing net income (loss) for each period by the weighted average number of shares of common stock outstanding during each period after retroactively adjusting for these stock splits.

   Basic earnings per share represents income available to common stockholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflect additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Company relate solely to outstanding stock options and are determined using the treasury stock method.

================================================================================

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE YOU WRITTEN INFORMATION OTHER THAN THIS PROSPECTUS OR TO MAKE REPRESENTATIONS AS TO MATTERS NOT STATED IN THIS PROSPECTUS. YOU MUST NOT RELY ON UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL THOSE SECURITIES OR OUR SOLICITATION OF YOUR OFFER TO BUY THE SECURITIES IN ANY JURISDICTION WHERE THAT WOULD NOT BE PERMITTED OR LEGAL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALES MADE HEREUNDER AFTER THE DATE OF THIS PROSPECTUS SHALL CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THE AFFAIRS OF THE COMPANY HAVE NOT CHANGED SINCE THE DATE HEREOF.

                               -----------------

                               TABLE OF CONTENTS

              Prospectus Summary.............................   1
              Risk Factors...................................   5
              The Rights Offering............................   8
              Use of Proceeds................................   8
              Capitalization.................................   9
              Dilution.......................................  10
              Market for the Common Stock....................  13
              Dividend Policy................................  14
              Business.......................................  15
              Management's Discussion and Analysis of
                Financial Condition and Results of Operations  23
              Management.....................................  43
              Supervision and Regulation.....................  49
              Description of Capital Stock...................  56
              Underwriting...................................  60
              Legal Matters..................................  61
              Experts........................................  61
              Where You Can Get More Information.............  61
              Special Note Regarding Forward-Looking
                Statements...................................  62
              Index to Consolidated Financial Statements..... F-1

================================================================================
================================================================================

[LOGO]
                                    CRESCENT
                             FINANCIAL CORPORATION

                                600,000 Shares

                               -----------------

                                  PROSPECTUS

                               -----------------

                                       , 2002

                           McKinnon & Company, Inc.

================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

   Sections 55-8-50 through 55-8-58 of the North Carolina General Statutes permit a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or nonstatutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative, because of the fact that such person was a director, officer, agent or employee of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses incurred in connection with a proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, agent or employee
(i) conducted himself in good faith, (ii) reasonably believed (a) that any action taken in his official capacity with the corporation was in the best interest of the corporation or (b) that in all other cases his conduct at least was not opposed to the corporation's best interest, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Whether a director has met the requisite standard of conduct for the type of indemnification set forth above is determined by the Board of Directors, a committee of directors, special legal counsel or the shareholders in accordance with Section 55-8-55. A corporation may not indemnify a director under the statutory scheme in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding in which a director was adjudged liable on the basis of having received an improper personal benefit.

   In addition to, and separate and apart from the indemnification described above under the statutory scheme, Section 55-8-57 of the North Carolina General Statutes permits a corporation to indemnify or agree to indemnify any of its directors, officers, employees or agents against liability and expenses (including attorney's fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. The Bylaws of Crescent Financial Corporation provide for indemnification to the fullest extent permitted under North Carolina law for persons who serve as directors or officers of Crescent Financial Corporation, or at the request of Crescent Financial Corporation serve as an officer, director, agent, partner, trustee, administrator or employee for any other foreign or domestic entity, except to the extent such activities were at the time taken known or believed by the potential indemnities to be clearly in conflict with the best interests of Crescent Financial Corporation. Accordingly, Crescent Financial Corporation may indemnify its directors, officers or employees in accordance with either the statutory or non-statutory standards.

   Sections 55-8-52 and 55-8-56 of the North Carolina General Statutes require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was a party. Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification as provided in Sections 55-8-54 and 55-8-56.

   Finally, Section 55-8-57 of the North Carolina General Statutes provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such persons, whether or not the corporation is otherwise authorized by the NCBCA to indemnify such party. Crescent Financial Corporation has purchased a standard directors' and officers liability policy which will, subject to certain limitations, indemnify Crescent Financial Corporation and its officers and directors for damages they become legally obligated to pay as a result of any negligent act, error, or omission committed by directors or officers while acting in their capacity as such. Crescent Financial Corporation may also purchase such a policy.

   As permitted by North Carolina law, Article 5 of Crescent Financial Corporation's Articles of Incorporation limits the personal liability of directors for monetary damages for breaches of duty as a director arising out of any legal action whether by or in the right of Crescent Financial Corporation or otherwise, provided that such limitation will not apply to (i) acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of Crescent Financial Corporation, (ii) any liability under Section 55-8-33 of the General Statutes of North Carolina, or (iii) any transaction from which the director derived an improper personal benefit (which does not include a director's reasonable compensation or other reasonable incidental benefit for or on account of his service as a director, officer, employee, independent contractor, attorney, or consultant of Crescent Financial Corporation).

Item 25.  Other Expenses of Issuance and Distribution.

              Registration Fee........................... $    638
              NASD Fee...................................    1,175
              Nasdaq SmallCap Application and Listing Fee   19,500
              Printing and Engraving Expenses*...........   40,000
              Legal Fees and Expenses*...................  110,000
              Accounting Fees and Expenses*..............   35,000
              Blue Sky Fees and Expenses*................    8,450
              Miscellaneous*.............................    5,000
                                                          --------
                 Total................................... $219,763
                                                          ========

--------
* Estimated
Item 26.  Recent Sales of Unregistered Securities.

   With the exception of shares of common stock issued as part of a bank holding company reorganization effected on June 29, 2001, the Registrant has sold no unregistered securities since it was chartered on April 27, 2001.

   On June 29, 2001, the Registrant issued 1,146,246 shares of its $1.00 par value common stock to the shareholders of Crescent State Bank as part of a bank holding company reorganization, effected pursuant to the Bank Holding Company Act of 1956. This sale of securities was exempt from registration pursuant to the provisions of Section 3(a)(12) of the Securities Act of 1933.

Item 27.  Index to Exhibits.

   The following exhibits are filed with this Registration Statement:

Exhibit
Number  Description
------  -----------

  1.1   Form of Underwriting Agreement

  1.2   Form of Selected Dealer Agreement

  1.3   Form of Subscription Agreement

  3.1   Articles of Incorporation of Crescent Financial Corporation*

  3.2   Bylaws of Crescent Financial Corporation*

    4   Specimen Common Stock Certificate*

    5   Form of opinion of Gaeta & Glesener, P.A. regarding the legality of the securities being registered

 10.1   1999 Incentive Stock Option Plan**

 10.2   1999 Nonstatutory Stock Option Plan**

 10.3   Employment Agreement with Michael G. Carlton dated December 31, 1998***

 10.4   Employment Agreement with Bruce W. Elder dated December 31, 2001

   21   Subsidiaries of Crescent Financial Corporation

 23.1   Consent of Dixon Odom PLLC

 23.2   Consent of Gaeta & Glesener, P.A. (contained in Exhibit 5 hereto)

   24   Power of Attorney

--------
* Incorporated by reference to the Annual Report on Form 10-KSB of Crescent Financial Corporation for the fiscal year ended December 31, 2001, as filed with the Securities and Exchange Commission on March 27, 2002.
** Incorporated by reference to Registration Statement on Form S-8, as filed with the Securities and Exchange Commission on September 5, 2001.
*** Incorporated by reference to the Annual Report on Form 10-KSB of Crescent
    State Bank for the year ended December 31, 2000 filed with the FDIC.

Item 28.  Undertakings

   (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

   In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   (b) The Registrant will supplement the Prospectus, after the end of the subscription period, to include the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities that the underwriters will sell on behalf of the Registrant on a best efforts basis and the terms of any later reoffering. If the underwriters make any public offering of the securities on terms different from those on the cover page of the prospectus, the registrant will file a post effective amendment to state the terms of such offering.

   (c) The Registrant hereby undertakes:

      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on May 3, 2002.

                                               CRESCENT FINANCIAL CORPORATION

                                               By:    /s/  MICHAEL G. CARLTON
                                                   -----------------------------
                                                        Michael G. Carlton
                                                   President and Chief Executive
                                                              Officer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on May 3, 2002 by the following persons in the capacities indicated.

          Signature                       Title                Date
          ---------                       -----                ----

   /s/  MICHAEL G. CARLTON    President and Chief Executive May 3, 2002
-----------------------------   Officer
     Michael G. Carlton

     /s/  BRUCE W. ELDER      Senior Vice President and     May 3, 2002
-----------------------------   Chief Financial Officer
       Bruce W. Elder

   /s/  BRENT D. BARRINGER    Director                      May 3, 2002
-----------------------------
     Brent D. Barringer

 /s/  JOSEPH S. COLSON, JR.   Director                      May 3, 2002
-----------------------------
    Joseph S. Colson, Jr.

    /s/  BRUCE I. HOWELL      Director                      May 3, 2002
-----------------------------
       Bruce I. Howell

     /s/  JAMES A. LUCAS      Director                      May 3, 2002
-----------------------------
       James A. Lucas

    /s/  KENNETH A. LUCAS     Director                      May 3, 2002
-----------------------------
      Kenneth A. Lucas

    /s/  SHEILA HALE OGLE     Director                      May 3, 2002
-----------------------------
      Sheila Hale Ogle

    /s/  LARRY W. PEGRAM      Director                      May 3, 2002
-----------------------------
       Larry W. Pegram

      /s/  JON S. RUFTY       Director                      May 3, 2002
-----------------------------
        Jon S. Rufty

          Signature                       Title                Date
          ---------                       -----                ----

  /s/  HARRY D. STEPHENSON    Director                      May 3, 2002
-----------------------------
     Harry D. Stephenson

   /s/  STEPHEN K. ZAYTOUN    Director                      May 3, 2002
-----------------------------
     Stephen K. Zaytoun


By: * /s/  MICHAEL G. CARLTON
    -------------------------
       Michael G. Carlton
        Attorney-in-Fact